As filed with the U.S. Securities and Exchange Commission on July 25, 2025.

Registration No. 333-288289

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Liminatus Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	6770	93-2710748
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6 Centerpointe Drive #625

La Palma, California 90623

Tel: (213) 273-5453

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Kim

6 Centerpointe Drive #625

La Palma, California 90623

Tel: (213) 273-5453

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum
Giovanni Caruso
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Telephone: (212) 407-4000

Approximate date of commencement of proposed sale to public: From time to time after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to Section 8(a) of the Securities Act, may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED JULY 25, 2025

LIMINATUS PHARMA, INC.

20,454,961 Shares of Common Stock

6,900,000 Shares of Common Stock Underlying Public Warrants

Liminatus Pharma, Inc. (formerly known as Iris Parent Holding Corp.), a Delaware corporation (the “Company,” “ParentCo” or “we”) is registering for resale by certain selling securityholders named herein (the “Selling Securityholders”) up to 20,454,961 shares of our common stock, $0.0001 par value per share (“Common Stock”), consisting of

(a) 10,169,406 shares of Common Stock issued as merger consideration shares in connection with the Liminatus Merger (as defined below), which shares were issued at a deemed value of $10.00 per share pursuant to the terms of the Business Combination Agreement (as defined below);

(b) 6,900,000 shares of Common Stock issued to the Sponsor (as defined below) upon conversion of the founder shares issued to the Sponsor prior to the IPO (as defined below), which shares were purchased by the Sponsor at a price per share of $0.004;

(c) 1,500,000 shares of Common Stock issued to PIPE Investor (as defined below) pursuant to the PIPE Equity Subscription Agreement (as defined below);

(d) 835,555 shares of Common Stock issuable upon the exercise of 835,555 private warrants (the “Private Warrants”), which were originally issued concurrently with the IPO in a private placement to Cantor (as defined below) at a price of $1.50 per warrant, with each warrant exercisable for one share of Common Stock at $11.50 per share;

(e) up to 700,000 shares of Common Stock issued to Cantor in settlement of $7.0 million in deferred underwriting fees; and

(f) up to 350,000 shares of Common Stock issued to Alta Partners, LLC (“Alta”) pursuant to a settlement and release agreement. See “Selling Securityholders” for the details of these securities.

In addition, this prospectus relates to the issuance by us of up to 6,900,000 shares of Common Stock that are issuable upon the exercise of the public warrants at an exercise price per share of $11.50 (the “Public Warrants,” and together with the Private Warrants, the “Warrants”) contained in the units sold at a price of $10.00 per unit in the IPO.

The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of their Common Stock. On July 23, 2025, the last reported sales price of our Common Stock was $6.47. The exercise price per share of the Warrants is $11.50, which is higher than the current market price of our Common Stock and accordingly, Warrant holders may not be able to exercise their Warrants at this time. Cash proceeds associated with the exercises of the Warrants are dependent on our stock price and given the recent price volatility of our Common Stock and relative lack of liquidity in our stock, we may not receive any cash proceeds in relation to such Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of Common Stock. See “Plan of Distribution.”

Our Common Stock is listed on The Nasdaq Global Market under the symbol “LIMN”. Our Public Warrants are listed on The Nasdaq Capital Market under the symbol “LIMNW”. On July 23, 2025, the last reported sales price of our Common Stock was $6.47 per share and the last reported sales price of our Public Warrants was approximately $0.2775 per warrant.

The shares of Common Stock being registered for resale in this prospectus will constitute a considerable percentage of our “public float” (defined as the number of our outstanding shares of Common Stock held by non-affiliates). In addition, a portion of the shares of Common Stock being registered for resale hereunder were purchased by the Selling Securityholders at prices below the current market price of our Common Stock. Given the substantial amount of redemptions in connection with the Business Combination (see “Prospectus Summary”), and the relative lack of liquidity in our stock, sales of our Common Stock under the registration statement of which this prospectus is a part could result in a significant decline in the market price of our securities.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 14 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is  __________, 2025.

No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Registrant,” the “Company” and “ParentCo” refer to Liminatus Pharma, Inc. (formerly known as Iris Parent Holding Corp.), a Delaware corporation, after giving effect to the Business Combination (as defined below), and where appropriate, our wholly-owned subsidiaries (including Liminatus Pharma, LLC) following the Closing Date (as defined below). Furthermore, unless otherwise stated or unless the context otherwise requires, references to “Iris” refer to Iris Acquisition Corp (formerly known as Tribe Capital Growth Corp I), a Delaware corporation, prior to the Closing Date, and references to “Liminatus” refer to Liminatus Pharma, LLC, a Delaware limited liability company, prior to the Closing Date. All references herein to the “Board” refer to the board of directors of the Company. In addition, in this prospectus:

●	“Business Combination” means the Transactions contemplated by the Business Combination Agreement and the related agreements.
●	“Business Combination Agreement” means the Business Combination Agreement, dated as of November 30, 2022, as amended, by and among Iris, ParentCo, SPAC Merger Sub, Liminatus Merger Sub and Liminatus.
●	“Bylaws” or “ParentCo Bylaws” means the amended and restated bylaws of ParentCo adopted on April 30, 2025.
●	“Cantor” means Cantor Fitzgerald & Co.
●	“CD47 Product” means any past and future product developed and to be developed using CD47 antibody drugs.
●	“Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of Iris.
●	“Closing” means the closing of the Transactions.
●	“Closing Date” means April 30, 2025, the date on which the Business Combination was consummated.
●	“Code” means the Internal Revenue Code of 1986, as amended and restated from time to time.
●	“Common Stock” or “ParentCo Common Stock” means the common stock, par value $0.0001 per share, of the Company.
●	“DGCL” means the General Corporation Law of the State of Delaware.
●	“Effective Time” means the effective time of the Mergers.
●	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
●	“Incentive Plan” means the Liminatus Pharma, Inc. 2025 Omnibus Equity Incentive Plan.
●	“InnoBation License” means the License and Development Agreement entered into as of March 30, 2022, by and between InnoBation Bio Co., Ltd., a Korean company, as licensor (“InnoBation”) and Valetudo Therapeutics LLC, a Delaware company, as licensee (“Valetudo”) covering the license of certain patents and know-how with respect to the CD47 Products, which license was assigned by Valetudo to Liminatus pursuant to the Valetudo Assignment.
●	“IPO” means Iris’s initial public offering, consummated on March 9, 2021, in which Iris sold 27,600,000 Iris Units at $10.00 per Iris Unit.
●	“Iris Board” means the board of directors of Iris.
●	“Iris Class A Common Stock” or “Iris Class A Shares” means the Class A common stock, par value $0.0001 per share, of Iris.

●	“Iris Units” means the securities offered in Iris’s initial public offering, which consist of one share of Iris Class A Common Stock and one-quarter of one Public Warrant.
●	“IRS” means the U.S. Internal Revenue Service.
●	“Liminatus” means Liminatus Pharma, LLC, a Delaware limited liability company.
●	“Liminatus assets” means Liminatus’s CD47 immune checkpoint inhibitor product candidates.
●	“Liminatus Merger” means the merger of Liminatus Merger Sub with and into Liminatus with Liminatus being the surviving company in the merger and a wholly-owned subsidiary of ParentCo.
●	“Liminatus Merger Sub” means Liminatus Pharma Merger Sub, Inc., a Delaware corporation.
●	“Lock-Up Agreement” means that certain Lock-Up Agreement, dated November 30, 2022, by and among ParentCo, the Sponsor and certain former members of Liminatus.
●	“Mergers” means, collectively, the SPAC Merger and the Liminatus Merger.
●	“Merger Subs” means, collectively, the SPAC Merger Sub and the Liminatus Merger Sub.
●	“Nasdaq” means The Nasdaq Stock Market LLC.
●	“ParentCo Board” means the board of directors of ParentCo following the consummation of the Business Combination.
●	“ParentCo Certificate of Incorporation” means ParentCo’s amended and restated certificate of incorporation filed with the Secretary of State of the State of Delaware on April 30, 2025.
●	“PIPE Equity Investment” means the PIPE Investor’s commitment to purchase 1,500,000 shares of ParentCo Common Stock at a purchase price per share of $10.00, for an aggregate purchase price of $15,000,000.
●	“PIPE Equity Subscription Agreement” means that certain Equity Subscription Agreement, dated November 30, 2022, as amended, by and among ParentCo, Iris, and PIPE Investor.
●	“PIPE Investor” means the accredited investor who is a party to the PIPE Equity Subscription Agreement.
●	“private placement” means the private sale of private placement warrants that occurred simultaneously with the consummation of our IPO.
●	“SEC” means the U.S. Securities and Exchange Commission.
●	“Securities Act” means the Securities Act of 1933, as amended.
●	“SPAC Merger” means the merger of SPAC Merger Sub with and into Iris, with Iris being the surviving corporation in the merger and a wholly-owned subsidiary of ParentCo.
●	“SPAC Merger Sub” means SPAC Merger Sub, Inc., a Delaware corporation.
●	“Special Meeting” means the Special Meeting of stockholders of Iris.
●	“Sponsor” means Iris Acquisition Holdings LLC, a Delaware limited liability company.

●	“Sponsor Forfeiture Agreement” means the agreement between the Sponsor and Iris and Liminatus, pursuant to which the Sponsor has agreed to forfeit 4,177,778 of its Private Placement Warrants upon the consummation of the Business Combination.
●	“Sponsor Support Agreement” means that certain Sponsor Support Agreement, dated November 30, 2022, by and among Iris, Liminatus, and Sponsor.
●	“TDT” means Targeted Diagnostics & Therapeutics, Inc.
●	“TDT License” means the License Agreement with an effective date of June 10, 2018, by and between TDT, and the Company, granting exclusive worldwide rights to Develop and Commercialize the CAR T Product in the Field and non-exclusive worldwide rights to Develop and Commercialize the Companion Diagnostics to the CAR T Products in the Field (such italicized terms bearing the meanings ascribed to them in the TDT License).
●	“Transactions” means, collectively, the Mergers, the Business Combination and the other transactions contemplated by the Business Combination Agreement.
●	“Transfer Agent” or “Continental” means Continental Stock Transfer & Trust Company, a New York corporation.
●	“Treasury regulations” means the regulations promulgated by the U.S. Treasury Department under the Code.
●	“Trust Account” means the trust account into which the net proceeds of our IPO and the private placement were deposited for the benefit of the public stockholders.
●	“Trust Agreement” means that certain Investment Management Trust Account Agreement, dated March 4, 2021, between Iris and Continental Stock Transfer & Trust Company.
●	“Valetudo” means Valetudo Therapeutics LLC.
●	“Valetudo Assignment” means that that certain Assignment of Contract entered into as of October 1, 2022, as amended, by and between Valetudo and the Company.
●	“Viral Gene” means Viral Gene, Inc.
●	“Viral Gene Assignment” means that certain Assignment of Contract by and between Viral Gene, and the Company, dated as of April 10, 2020.
●	“Viral Gene License” means the License and Development Agreement dated as of September 8, 2016, as amended, by and between Viral Gene and Targeted Diagnostics & Therapeutics, Inc., as may have been amended, granting exclusive worldwide rights to Develop and Commercialize the Vaccine Product in the Field and non‑exclusive worldwide rights to Develop and Commercialize the Companion Diagnostics to the Vaccine Products in the Field (such italicized terms bearing the meanings ascribed to them in the Viral Gene License).
●	“Warrant Agreement” means that certain Warrant Agreement, dated as of March 4, 2021, by and between Iris and Continental Stock Transfer & Trust Company, as warrant agent.
●	“Warrant Amendment” means the Assumption of Warrant Agreement, entered into at Closing, by and among Iris, ParentCo and Continental Stock Transfer & Trust Company, as warrant agent.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the Company or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of the Company, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by the Company and the following:

●	changes in the competitive industries and markets in which the Company operates or plans to operate;
●	changes in applicable laws or regulations affecting the Company’s business;
●	the Company’s ability to implement business plans, forecasts, and other expectations after the completion of the Business Combination, and identify and realize additional opportunities;
●	risks related to the Company’s potential inability to achieve or maintain profitability and generate significant revenue;
●	current and future conditions in the global economy, including as a result of economic uncertainty, and its impact on the Company, its business and the markets in which it operates;
●	the Company’s potential inability to manage growth effectively;
●	the Company’s ability to recruit, train and retain qualified personnel;
●	estimates for the prospects and financial performance of the Company’s business may prove to be incorrect or materially different from actual results;
●	costs related to the Business Combination and the failure to realize anticipated benefits of the Business Combination;
●	risks related to the Company’s marketing and growth strategies;
●	the effects of competition on the Company’s business;
●	expectations with respect to future operating and financial performance and growth, including when the Company will generate positive cash flow from operations;
●	the Company’s ability to raise funding on reasonable terms as necessary to develop its products in the timeframe contemplated by its business plan;
●	the inability to maintain the listing of the Company’s common stock and warrants on Nasdaq following the Business Combination;

●	other risks and uncertainties indicated in this prospectus, including those under “Risk Factors” beginning on page 14 of this prospectus and other filings that have been made or will be made with the SEC by the Company.

In addition, there may be events that the Company’s management is not able to predict accurately or over which the Company has no control.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of the Company proves incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Company or other matters addressed in this prospectus and attributable to the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements included elsewhere in this prospectus.

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Registrant,” the “Company” and “ParentCo” refer to Liminatus Pharma, Inc. (formerly known as Iris Parent Holding Corp.), a Delaware corporation, after giving effect to the Business Combination, and where appropriate, our wholly-owned subsidiaries (including Liminatus Pharma, LLC) following the Closing Date. Furthermore, unless otherwise stated or unless the context otherwise requires, references to “Iris” refer to Iris Acquisition Corp (formerly known as Tribe Capital Growth Corp I), a Delaware corporation, prior to the Closing Date, and references to “Liminatus” refer to Liminatus Pharma, LLC, a Delaware limited liability company, prior to the Closing Date. All references herein to the “Board” refer to the board of directors of the Company.

The Company

Liminatus Pharma, Inc. is a pre-clinical stage life sciences and pre-revenue company developing a next generation CD47 checkpoint inhibitor under a license agreement. In October 2022, the Company was assigned a license and development agreement, as amended, with InnoBation Bio Co. Ltd (the “CD47 License”), whereby, effective March 31, 2023, the Company received an exclusive license to develop and commercialize products for the CD47 immune checkpoint inhibitor to treat solid cancers, and companion diagnostics used to monitor treatment with CD47 products (collectively, “CD47 Products”), from Curis Biotech Holdings LLC, the parent company of Valetudo Therapeutics LLC (“Valetudo”), a related party of the Company.

On April 30, 2025, the Company completed the Business Combination contemplated by the Business Combination Agreement, dated as of November 30, 2022 (as amended), by and among Iris, ParentCo, Liminatus Merger Sub, SPAC Merger Sub and Liminatus.

Our principal executive offices are located at 6 Centerpointe Drive #625, La Palma, California 90623 and our telephone number is (213) 273-5453.

Completion of the Mergers

As previously reported on the Current Report on Form 8-K filed by Iris with the SEC on March 10, 2025, Iris held a special meeting of stockholders on March 4, 2025 (the “Special Meeting”). At the Special Meeting, Iris’ stockholders approved the proposals outlined in the proxy statement/prospectus, including, among other things, adoption of the Business Combination Agreement and approval of the transactions contemplated by the Business Combination Agreement, including: (a) the merger of Liminatus Merger Sub with and into Liminatus, with Liminatus surviving the Liminatus Merger as a direct wholly-owned subsidiary of ParentCo, and (b) simultaneously with the Liminatus Merger, the merger of SPAC Merger Sub with and into Iris, with Iris surviving the SPAC Merger as a direct wholly-owned subsidiary of ParentCo, and the issuance of the Company’s securities as consideration thereunder.

On the Closing Date, (i) Iris effected the SPAC Merger by filing a certificate of merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL, and (ii) the Company effected the Liminatus Merger by filing a certificate of merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the Delaware Limited Liability Company Act, with each of the Mergers being consummated and effective simultaneously as of April 30, 2025.

In connection with the Business Combination, the Company filed an amended and restated certificate of incorporation, which, among other things, changed the Company’s name to “Liminatus Pharma, Inc.”

On the Closing Date, the Business Combination, among other transactions contemplated by the Business Combination Agreement, was completed (the “Closing”).

Effect of the Business Combination on Existing Iris Equity

Pursuant to the Business Combination Agreement:

(i)

immediately prior to the effective time of the Mergers, every issued and outstanding Iris Unit automatically separated into its constituent parts and the holder thereof were deemed to hold one share of Iris Class A Common Stock and one-fourth of one whole redeemable warrant that was included as part of each Iris Unit;

(ii)

at the Effective Time, each issued and outstanding Iris Class A Share converted automatically into one share of ParentCo Common Stock, following which all Iris Class A Shares were automatically cancelled and ceased to exist and be outstanding;

(iii)

at the Effective Time, each issued and outstanding Public Warrant, in accordance with the terms of the Warrant Agreement, immediately and automatically converted into the right to purchase shares of ParentCo Common Stock on the same terms and conditions as are set forth in the Warrant Agreement;

(iv)

at the Effective Time, each issued and outstanding non-redeemable warrant of Iris that was issued by Iris in a private placement at the time of the consummation of its initial public offering, entitling the holder thereof to purchase one Iris Class A Share at $11.50 per share, except those issued to Cantor Fitzgerald & Co., were forfeited; and

(v)

at the Effective Time and in accordance with the Warrant Agreement, each Private Placement Warrant issued to Cantor immediately and automatically converted into the right to purchase shares of ParentCo Common Stock on the same terms and conditions as are set forth in the Warrant Agreement.

At the Effective Time, each share of common stock of SPAC Merger Sub outstanding immediately prior to the Effective Time converted into an equal number of shares of common stock of Iris each of which is held by ParentCo, with the same rights, powers and privileges as the shares so converted, and such shares constituted the only outstanding shares of capital stock of Iris.

Merger Consideration

At the Closing, pursuant to the terms of the Business Combination Agreement, the aggregate consideration paid in the Transactions to the direct or indirect owners of Liminatus consisted of 17.5 million shares of ParentCo Common Stock (based on a deemed price of $10.00 per share of ParentCo Common Stock).

Sponsor Forfeiture

In connection with the Business Combination, pursuant to the terms of the Sponsor Forfeiture Agreement, the Sponsor forfeited 4,177,778 Private Placement Warrants effective immediately prior to the Closing.

PIPE Equity Investment

Concurrently with the Closing of the Business Combination, pursuant to the terms of the PIPE Equity Subscription Agreement, the Company completed its PIPE Equity Investment, issuing and selling 1,500,000 shares of ParentCo Common Stock in a private placement to an accredited investor (the “PIPE Investor”), at a purchase price per share of $10.00, for an aggregate purchase price of $15,000,000, issued in reliance on the exemption provided by Section 4(a)(2) of the Securities Act.

Risk Factors Summary

Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our securities. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. Set forth below is a summary of some of the principal risks we face:

Risks Related to Liminatus’s Limited Operating History, Financial Condition and Capital Requirements

●	Liminatus is a pre-clinical stage biotechnology company with a history of losses. Therapeutic drug development is a highly speculative undertaking and involves a substantial degree of risk. Liminatus expects to continue to incur significant losses for the foreseeable future and may never achieve or maintain profitability. Liminatus has not taken a product through to commercialization.

●	Liminatus has incurred losses since inception, and expects to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future. Liminatus has not generated any revenue from the Liminatus assets and may never generate revenue or become profitable.
●	Liminatus’s recurring losses from operations and financial condition could raise substantial doubt about its ability to continue as a going concern.
●	Clinical development includes a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results.
●	Liminatus will need substantial additional funds to advance development of its CD47 immune checkpoint inhibitor, and it cannot guarantee that it will have sufficient funds available in the future to develop and commercialize its current or potential future product candidates and technologies.
●	If Liminatus is unable to raise capital when needed, or on acceptable terms, it may be forced to delay, reduce and/or eliminate one or more of its development programs or future commercialization efforts.
●	Liminatus’s business relies on certain intellectual property rights that can be terminated in certain circumstances.
●	Liminatus’s business, operations and clinical development plans and timelines could be adversely affected by health crises, including business interruptions, staffing shortages and supply chain issues arising from the pandemic on the manufacturing, clinical trial and other business activities performed by Liminatus or by third parties with whom it may conduct business, including its anticipated contract manufacturers, contract research organizations (“CROs”), suppliers, shippers and others.

Risks Related to Liminatus’s Product Development

●	Liminatus has never successfully completed the regulatory approval process for any product candidates and it may be unable to do so for any product candidates it acquires or develops.
●	Liminatus is substantially dependent on the success of the Liminatus assets, and its anticipated clinical trials of the Liminatus assets may not be successful.
●	The results of preclinical testing and early clinical trials may not be predictive of the success of Liminatus’s later clinical trials, and the results of its clinical trials may not satisfy the requirements of the FDA, EMA, or other comparable foreign regulatory authorities.
●	Liminatus may develop the Liminatus assets in combination with other therapies, which exposes Liminatus to additional risks related to other agents or active pharmaceutical or biological ingredients used in combination with its product candidates.
●	The Liminatus assets may have a safety profile that could prevent regulatory approval, marketing approval or market acceptance, or limit their commercial potential.
●	Even if Liminatus is able to commercialize any product candidate, such product candidate may become subject to unfavorable pricing regulations or third-party coverage and reimbursement policies, which would harm its business.

Risks Related to Liminatus’s Commercial Operations

●	Liminatus faces substantial competition, which may result in others discovering, developing, licensing or commercializing products before or more successfully than Liminatus does.
●	Public health crises such as pandemics or similar outbreaks have affected and could continue to seriously and adversely affect Liminatus’s preclinical studies and anticipated clinical trials, business, financial condition and results of operations.
●	Liminatus’s business, operations, financial position and clinical development plans and timelines could be materially adversely affected by the continuing military action in Ukraine.

Risks Related to Liminatus’s Business and Operations

●	Liminatus is dependent on its key personnel and anticipates hiring new key personnel. If Liminatus is not successful in attracting and retaining qualified personnel, including consultants, it may not be able to successfully implement its business strategy.
●	Liminatus relies on third parties, including consultants, independent clinical investigators and CROs to conduct and sponsor some of the clinical trials of its product candidates. Any failure by a third party to meet its obligations with respect to the clinical development of Liminatus’s product candidates may delay or impair its ability to obtain regulatory approval for its product candidates.
●	In order to successfully implement its plans and strategies, Liminatus will need to grow the size of its organization and may experience difficulties in managing this growth.
●	Liminatus may, in the future, form or seek collaborations or strategic alliances or enter into licensing arrangements, and may not realize the benefits of such collaborations, alliances or licensing arrangements.
●	Liminatus has identified a material weakness in its internal control over financial reporting, which may result in material misstatements of Liminatus’s consolidated financial statements or cause Liminatus to fail to meet its periodic reporting obligations.

Risks Related to Liminatus’s Intellectual Property

●	Liminatus may not have patent rights or other proprietary rights sufficient to maintain exclusivity of its products, and may not be able to prevent competitive products, including generic/biosimilar products, from capturing the market.
●	Liminatus enjoys only limited geographical protection with respect to certain licenses of patents and may not be able to protect its intellectual property rights throughout the world.
●	If Liminatus does not obtain a patent term extension in the United States under the Hatch-Waxman Act and in foreign countries under similar legislation, thereby potentially extending the term of its marketing exclusivity for the Liminatus assets, its business may be materially harmed.
●	Other companies or organizations may challenge Liminatus’s intellectual property rights or may assert intellectual property rights that prevent Liminatus from developing and commercializing the Liminatus assets which could result in substantial costs and liability.
●	Liminatus licenses all or essentially all of its intellectual property rights. If Liminatus or its licensors are unable to obtain, maintain, protect, defend or enforce patent protection with respect to its product candidates and other intellectual property and any product candidates and intellectual property it develops, Liminatus’s business, financial condition, results of operations and prospects could be materially harmed.

Risks Related to Government Regulations and Other Legal Compliance Matters

●	The regulatory approval processes of the FDA, EMA, and other comparable foreign regulatory authorities are complex, time-consuming and inherently unpredictable. If Liminatus is not able to obtain, or if there are delays in obtaining, required regulatory approvals for the Liminatus assets, it may not be able to commercialize, or may be delayed in commercializing, the Liminatus assets, and its ability to generate revenue will be materially impaired.
●	Liminatus will be subject to extensive ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense and Liminatus may be subject to penalties if it fails to comply with regulatory requirements or experiences unanticipated problems with the Liminatus assets.
●	Liminatus’s business operations and current and future arrangements with investigators, healthcare professionals, consultants, third-party payors, patient organizations and customers will be subject to applicable healthcare regulatory laws, which could expose it to penalties.

●	Healthcare legislative reform discourse and potential or enacted measures may have a material adverse impact on Liminatus’s business and results of operations and legislative or political discussions surrounding the desire for and implementation of pricing reforms may adversely impact its business.
●	Liminatus is subject to laws and regulations related to privacy, data protection, information security and consumer protection across different markets where it conducts its business. Liminatus’s actual or perceived failure to comply with such obligations could harm its business.

Risks Related to Our Securities

●	There may not be enough liquidity in our securities to enable stockholders to sell their securities.
●	The market price of our equity securities may be volatile, and you could lose a significant part of your investment.
●	The requirements of being a public company may strain the Company’s resources and distract management and we will incur substantial costs as a result of being a public company.
●	We do not intend to pay any cash dividends in the foreseeable future.
●	If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

THE OFFERING

Issuer	Liminatus Pharma, Inc.

Shares of Common Stock offered by the Selling Securityholders

We are registering for resale by the Selling Securityholders up to (a) 10,169,406 shares of Common Stock issued as merger consideration shares in connection with the Liminatus Merger; (b) 6,900,000 shares of Common Stock issued to the Sponsor upon conversion of the founder shares prior to the IPO; (c) 1,500,000 shares of Common Stock issued to the PIPE Investor; (d) 835,555 shares of Common Stock issuable upon the exercise of 835,555 Private Warrants; (e) up to 700,000 shares of Common Stock issued to Cantor in settlement of $7.0 million in deferred underwriting fees; and (f) up to 350,000 shares of Common Stock issued to Alta pursuant to a settlement and release agreement.

Securities registered for primary issuance	We are registering the primary issuance of an aggregate of up to 6,900,000 shares of Common Stock underlying the Public Warrants.

Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the shares of Common Stock registered under this prospectus for resale. See “Plan of Distribution.”

Shares outstanding prior to this offering	27,064,633

Shares outstanding after this offering	34,800,188 (assuming the exercise for cash of outstanding Warrants to purchase 7,735,555 shares of Common Stock).

Use of proceeds

We will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Securityholders except with respect to amounts received by us due to the cash exercise of the Warrants. On July 23, 2025, the last reported sales price of our Common Stock was $6.47. The exercise price per share of the Warrants is $11.50, which is higher than the current market price of our Common Stock and accordingly, Warrant holders may not be able to exercise their Warrants at this time. Cash proceeds associated with the exercises of the Warrants are dependent on our stock price and given the recent price volatility of our Common Stock and relative lack of liquidity in our stock, we may not receive any cash proceeds in relation to such outstanding warrants. We expect to use the proceeds received from the exercise of such warrants, if any, for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors

You should carefully read the “Risk Factors” beginning on page 14 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

Nasdaq ticker symbols	Our Common Stock is listed on The Nasdaq Global Market under the symbol “LIMN” and our Public Warrants are listed on The Nasdaq Capital Market under the symbol “LIMNW”.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. The following discussion should be read in conjunction with Liminatus’s financial statements and notes thereto included herein. You should carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Unless the context otherwise requires, all references in this subsection to “Liminatus,” “we,” “us” or “our” refer to the business of Liminatus Pharma, LLC, prior to Closing, which has become the business of Liminatus Pharma, Inc. following Closing.

Risks Related to Liminatus’s Limited Operating History, Financial Condition and Capital Requirements

Liminatus is in the early stages of pre-clinical drug development and has a limited operating history and no products approved for commercial sale, which may make it difficult for investors to evaluate its current business and predict its future success and viability.

Liminatus is an early pre-clinical stage biopharmaceutical company with a limited operating history. Liminatus was formed in Delaware and commenced operations on April 12, 2018. Therapeutic drug development is a highly speculative undertaking and involves a substantial degree of risk. To become and remain profitable, Liminatus must develop and eventually commercialize a product or products with significant market potential. This will require Liminatus to be successful in a range of challenging activities, including establishing its business model and key third-party relationships with payers, completing preclinical studies and clinical trials of its product candidates, obtaining marketing approval for these product candidates, manufacturing, marketing, selling those products for which Liminatus may obtain marketing approval and satisfying any post-marketing requirements.

Liminatus has no products approved for commercial sale and has not generated any revenue from commercial product sales. Its operations to date have been limited to performing research and development activities in support of its product development and licensing efforts, hiring personnel, raising capital to support and expand such activities, providing general and administrative support for these operations, developing potential product candidates, conducting preclinical studies and clinical trials, and entering into, and performing its obligations under, licensing arrangements that have resulted in additional product candidates in clinical development or commercialization by its licensees. All of its wholly owned programs are in preclinical or research development. Liminatus has not yet demonstrated its ability to successfully complete any large-scale pivotal clinical trials, obtain marketing approvals, manufacture a drug on a commercial scale or arrange for a third party to do so on its behalf, or conduct sales and marketing activities. In addition, none of Liminatus’s licensees has obtained marketing approvals for product candidates it has out-licensed. As a result, it may be more difficult for investors to accurately predict Liminatus’s future success or viability than it would be if Liminatus had a longer operating history.

In addition, as a business with a limited operating history, Liminatus may encounter unforeseen expenses, difficulties, complications, delays, and other known and unknown factors and risks frequently experienced by early-stage biopharmaceutical companies in rapidly evolving fields. Liminatus also would need to transition from a company with a research and development focus to a company capable of supporting commercial activities after approval of any of its product candidates. Liminatus has not yet demonstrated an ability to successfully overcome such risks and difficulties, or to make such a transition. If it does not adequately address these risks and difficulties or successfully make such a transition, Liminatus’s business will suffer.

Liminatus has incurred net losses since inception and expects to continue to incur significant net losses for the foreseeable future.

Liminatus has incurred net losses since inception, has not generated any significant revenue to date, and has financed its operations prior to this business combination primarily through the issuance of bonds, warrants, common stock, proceeds from collaborative research and development and out-license agreements, certain non-dilutive funding sources, and borrowings under debt arrangements. Liminatus’s net loss was $0.3 million for the three months ended March 31, 2025, $3.5 million for the year ended December 31, 2024, and $5.0 million for the year ended December 31, 2023.

As of March 31, 2025, we had an accumulated deficit of $29.0 million. Liminatus’s internal programs are in preclinical or research development. As a result, Liminatus expects that it will be several years, if ever, before Liminatus generates revenue from product sales. Even if Liminatus succeeds in receiving marketing approval for and commercializing one or more of its product candidates, it expects that it will continue to incur substantial research and development and other expenses in order to develop and market additional potential products.

Liminatus’s audited financial statements for the three months ended March 31, 2025 and for the year ended December 31, 2024, included herein, have been prepared assuming it will continue as a going concern. As a development stage company, Liminatus expects to incur significant and increasing losses until regulatory approval is granted for a product candidate. Regulatory approval is not guaranteed and may never be obtained. As a result, these conditions raise substantial doubt about Liminatus’s ability to continue as a going concern.

Liminatus expects to continue to incur significant expenses and increasing operating losses for the foreseeable future after the Business Combination. The net losses Liminatus incurs may fluctuate significantly from quarter-to-quarter such that a period-to-period comparison of its results of operations may not be a good indication of its future performance. The size of Liminatus’s future net losses will depend, in part, on the rate of future growth of its expenses and its ability to generate revenue. Liminatus’s expected future losses will continue to have an adverse effect on its working capital and its ability to achieve and maintain profitability.

Liminatus has identified a material weakness in its internal control over financial reporting as of December 31, 2024, which remain unremediated as of March 31, 2025. If Liminatus is unable to develop and maintain an effective system of internal control over financial reporting, it may not be able to accurately report its financial results in a timely manner, which may adversely affect investor confidence in Liminatus and materially and adversely affect its business and operating results.

Liminatus identified a material weakness in its internal control over financial reporting as of December 31, 2024 related to its lack of: (i) a formalized control environment, (ii) oversite of controls over financial reporting, and (iii) segregation of duties. This material weakness remains unremediated at March 31, 2025.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented, or detected and corrected on a timely basis.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the identified material weaknesses. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.

If we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.

Liminatus has no products approved for commercial sale and have not generated any revenue from product sales.

Liminatus’s ability to become profitable depends upon our ability to generate revenue. To date, it has not generated any revenue from product sales, and it does not expect to generate any revenue from the sale of products in the near future. Liminatus’s business depends entirely on the successful development and commercialization of its product candidates. Liminatus currently generates no revenue from commercial sales of any products. Liminatus has no products approved for commercial sale and, after the business combination, it does not anticipate generating any revenue from product sales unless and until sometime after it has successfully completed clinical development and received marketing approval for the commercial sale of a product candidate, if ever. Liminatus’s ability to generate revenue and achieve profitability depends significantly on its ability to achieve a number of objectives, including:

●	successful and timely completion of preclinical and clinical development of current and any future product candidates;
●	timely receipt of marketing approvals from applicable regulatory authorities for current and any future product candidates for which it successfully completes clinical development;
●	the extent of any required post-marketing approval commitments to applicable regulatory authorities;

●	developing an efficient and scalable manufacturing process for current and any future product candidates, including establishing and maintaining commercially viable supply and manufacturing relationships with third parties to obtain finished products that are appropriately packaged for sale;
●	successful launch of commercial sales following any marketing approval, including the development of a commercial infrastructure, whether in-house or with one or more partners or collaborators;
●	a continued acceptable safety profile following any marketing approval;
●	commercial acceptance of current and any future product candidates as viable treatment options by patients, the medical community, and third-party payors;
●	addressing any competing technological and market developments;
●	identifying, assessing, acquiring, and developing new product candidates;
●	obtaining and maintaining patent protection, regulatory exclusivity, and other intellectual property-related protection, both in the United States and internationally;
●	enforcing and defending Liminatus’s rights in its intellectual property portfolio, including its licensed intellectual property;
●	negotiating favorable terms in any partnership, collaboration, licensing, or other arrangements that may be necessary to develop, manufacture, or commercialize its product candidates; and
●	attracting, hiring, and retaining qualified personnel.

Liminatus may never be successful in achieving its objectives and, even if it does, may never generate revenue that is significant or large enough to achieve profitability. If it does achieve profitability, it may not sustain or increase profitability on a quarterly or annual basis. Liminatus’s failure to become and remain profitable would decrease the value of the company and could impair its ability to maintain or further its research and development efforts, raise additional necessary capital, grow its business, and/or continue its operations.

Liminatus will require substantial additional capital to finance its operations. If Liminatus is unable to raise such capital when needed, or on acceptable terms, it may be forced to delay, reduce, and/or eliminate one or more of its research and drug development programs or future commercialization efforts.

Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is a very time-consuming, expensive, and uncertain process that takes years to complete. Liminatus expects its expenses to increase in connection with its ongoing activities, particularly as it conducts clinical trials of, and seeks marketing approval for its product candidates. In addition, if it obtains marketing approval for any of its product candidates, Liminatus expects to incur significant commercialization expenses related to drug sales, marketing, manufacturing, and distribution. Commencing upon the closing, Liminatus also expects to incur additional costs associated with operating as a public company. Accordingly, Liminatus will need to obtain substantial additional funding in order to maintain its continuing operations. If Liminatus is unable to raise capital when needed or on acceptable terms, it may be forced to delay, reduce, and/or eliminate one or more of its research and drug development programs or future commercialization efforts. Changing circumstances, some of which may be beyond its control, could cause it to consume capital significantly faster than it currently anticipates, and Liminatus may need to seek additional funds sooner than planned.

Liminatus plans to continue to use its cash on hand to fund the development of its CD47 immune checkpoint inhibitor and for other research and development activities, working capital, and other general corporate purposes. This may include additional research, hiring additional personnel, capital expenditures, and the costs of ParentCo operating as a public company. Advancing the development of its current and any future product candidates will require a significant amount of capital. The cash and cash equivalents available to Liminatus upon closing will not be sufficient to fund all of the actions that are necessary to complete the development of its product candidate. Liminatus and/or ParentCo will be required to obtain further funding through public or private equity offerings, debt financings, partnerships, collaborations, and licensing arrangements or other sources, which may dilute ParentCo’s stockholders or restrict its operating activities. Adequate additional financing may not be available on acceptable terms, or at all. Liminatus and/or

ParentCo’s failure to raise capital as and when needed would have a negative impact on their financial condition and ability to pursue their business strategy.

In order to successfully implement Liminatus’s plans and strategies, it will need to grow the size of its organization, and it may experience difficulties in managing this growth.

As of March 31, 2025, Liminatus had one full-time employee, its CEO, Chris Kim. Liminatus also engaged several third party contractors who were engaged in research and development activities. In order to successfully implement its development and commercialization plans and strategies, and as ParentCo transitions into operating as a public company after closing, Liminatus expects to need additional managerial, operational, sales, marketing, financial, and other personnel. Future growth would impose significant added responsibilities on members of management, including:

●	identifying, recruiting, integrating, maintaining, and motivating additional employees;
●	managing internal development efforts effectively, including the clinical and FDA and EMA review process for current and any future product candidates, while complying with any contractual obligations to contractors and other third parties Liminatus may have; and
●	improving operational, financial and management controls, reporting systems and procedures.

Liminatus’s future financial performance and its ability to successfully develop and, if approved, commercialize its current and any future product candidates will depend, in part, on its ability to effectively manage any future growth, and its management may also have to divert a disproportionate amount of its attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities.

Liminatus currently relies, and for the foreseeable future will continue to rely, in substantial part on certain independent organizations, advisors and consultants to provide certain services, including substantially all aspects of clinical management and manufacturing. Liminatus cannot assure you that the services of independent organizations, advisors and consultants will continue to be available to it on a timely basis when needed, or that it can find qualified replacements. In addition, if Liminatus is unable to effectively manage its outsourced activities or if the quality or accuracy of the services provided by third party service providers is compromised for any reason, Liminatus’s clinical trials may be extended, delayed or terminated, and it may not obtain marketing approval of its current and any future product candidates or otherwise advance its business. Liminatus cannot assure you that it will manage its existing third-party service providers or find other competent outside contractors and consultants on economically reasonable terms, or at all.

If Liminatus is not able to effectively expand its organization by hiring new employees and/or engaging additional third-party service providers, it may not successfully implement the tasks necessary to further develop and commercialize its current and any future product candidates and, accordingly, may not achieve its research, development, and commercialization goals.

Risks Related to the Discovery, Development, and Commercialization of Liminatus’s Product Candidates

Liminatus is dependent on the success of its product candidates. If Liminatus is unable to obtain approval for and commercialize its product candidates for one or more indications in a timely manner, its business will be materially harmed.

Liminatus’s success is dependent on its ability to timely complete clinical trials and obtain marketing approval for, and then successfully commercialize, its product candidates for one or more indications. Liminatus’s product candidate is in the early stages of development and Liminatus is investing the majority of its efforts and financial resources in the research and development of its CD47 immune checkpoint inhibitor, both directly through its own efforts and indirectly through clinical collaboration arrangements, including investigator- and cooperative group-sponsored trials (“ISTs”). Liminatus’s product candidate will require additional clinical development, preclinical and manufacturing activities, marketing approval from government regulators, substantial investment, and significant marketing efforts before it generates any revenue from licensing arrangements. Liminatus is not permitted to market or promote any product candidates, in a jurisdiction before receiving marketing approval from the relevant regulatory authority, including, for example, the FDA for marketing in the United States and the European Medicines Agency (“EMA”) for marketing in the European Union, and it may never receive such marketing approvals.

The success of Liminatus’s product candidate will depend on numerous factors, including the following:

●	successful and timely completion of its ongoing preclinical studies;
●	initiation and successful patient enrollment and completion of clinical trials on a timely basis;
●	efficacy, safety and tolerability profiles that are satisfactory to the FDA, EMA or any comparable foreign regulatory authority for marketing approval;
●	raising additional funds necessary to complete the clinical development of and to commercialize product candidates;
●	timely receipt of marketing approvals for product candidates from applicable regulatory authorities;
●	the extent of any required post-marketing approval commitments to applicable regulatory authorities;
●	the maintenance of existing or the establishment of new supply arrangements with third-party drug product suppliers and manufacturers;
●	the maintenance of existing or the establishment of new scaled production arrangements with third-party manufacturers to obtain finished products that are appropriately packaged for sale;
●	obtaining and maintaining patent protection, trade secret protection and regulatory exclusivity, both in the United States and internationally;
●	protection of Liminatus’s rights in its intellectual property portfolio, including its licensed intellectual property;
●	successful launch of commercial sales following any marketing approval;
●	a continued acceptable safety profile following any marketing approval;
●	commercial acceptance by patients, the medical community, and third-party payors; and
●	Liminatus’s ability to compete with other therapies.

Liminatus does not have complete control over many of these factors, including certain aspects of clinical development and the regulatory submission process, including trial design, implementation, and timely provision of data in its collaboration based clinical trials and ISTs; potential threats to its intellectual property rights; and the manufacturing, marketing, distribution, and sales efforts of any future collaborator. If Liminatus is unable to achieve one or more of the objectives set forth above, its business will be materially harmed.

The outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and the results of Liminatus’s clinical trials may not satisfy the requirements of the FDA, EMA or other comparable foreign regulatory authorities.

Liminatus will be required to demonstrate with substantial evidence through well-controlled clinical trials that its product candidates are safe and effective for use in a diverse population before it can seek marketing approvals for their commercial sale. Preclinical and clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the preclinical study and clinical trial processes, and, because Liminatus’s product candidates are in early stages of developments, there is a high risk of failure and Liminatus may never succeed in developing marketable products.

The results of preclinical studies may not be predictive of the results of clinical trials of Liminatus’s product candidates. Moreover, the results of early clinical trials may not be predictive of the results of later-stage clinical trials. Although product candidates may demonstrate promising results in preclinical studies and early clinical trials, they may not prove to be safe or effective in subsequent clinical trials. Favorable results from certain animal studies may not accurately predict the results of other animal studies or of human trials, due to the inherent biologic differences in species, the differences between testing conditions in animal studies and human trials, and the particular goals, purposes, and designs of the relevant studies and trials.

There is typically an extremely high rate of attrition from the failure of product candidates proceeding through preclinical studies and clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy profile despite having progressed through preclinical studies and initial clinical trials. Likewise, early, smaller-scale clinical trials may not be predictive of eventual safety or effectiveness in large-scale pivotal clinical trials. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their drugs. A number of companies in the biopharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy, insufficient durability of efficacy or unacceptable safety issues, notwithstanding promising results in earlier trials. Most product candidates that commence preclinical studies and clinical trials are never approved as products. The development of Liminatus’s product candidates and Liminatus’s stock price may also be impacted by inferences, whether correct or not, that are drawn between the success or failure of preclinical studies or clinical trials of Liminatus’s competitors or other companies in the biopharmaceutical industry, in addition to Liminatus’s own preclinical studies and clinical trials.

In some instances, there can be significant variability in safety and efficacy results between different clinical trials of the same product candidate due to numerous factors, including changes in trial protocols, differences in size and type of the patient populations, differences in and adherence to the dose and dosing regimen and other trial protocols and the rate of dropout among clinical trial participants. Patients treated with Liminatus’s product candidates may also be undergoing surgical, radiation and chemotherapy treatments and may be using other approved products or investigational new drugs, which can cause side effects or adverse events that are unrelated to Liminatus’s product candidates. As a result, assessments of efficacy can vary widely for a particular patient, and from patient to patient and site to site within a clinical trial. This subjectivity can increase the uncertainty of, and adversely impact, Liminatus’s clinical trial outcomes.

Any preclinical studies or clinical trials that Liminatus conducts may not demonstrate the safety and efficacy necessary to obtain regulatory approval to market its product candidates. If the results of Liminatus’s ongoing or future preclinical studies and clinical trials are inconclusive with respect to the safety and efficacy of its product candidates, if it does not meet the clinical endpoints with statistical and clinically meaningful significance, or if there are safety concerns associated with its product candidates, Liminatus may be prevented or delayed in obtaining marketing approval for such product candidates. In some instances, there can be significant variability in safety or efficacy results between different preclinical studies and clinical trials of the same product candidate due to numerous factors, including changes in trial procedures set forth in protocols, differences in the size and type of the patient populations, changes in and adherence to the clinical trial protocols and the rate of dropout among clinical trial participants.

Liminatus does not know whether any preclinical studies or clinical trials it may conduct will demonstrate consistent or adequate efficacy and safety sufficient to obtain approval to market any of its product candidates.

Liminatus’s clinical trials may reveal serious adverse events, toxicities, or other side effects of its current and any future product candidates that result in a safety profile that could inhibit regulatory approval or market acceptance of its product candidates.

In order to obtain marketing approval for its current or any future product candidates, Liminatus must demonstrate the safety and efficacy of the product candidate for the relevant clinical indication or indications through preclinical studies and clinical trials as well as additional supporting data. If Liminatus’s product candidates are associated with undesirable side effects in preclinical studies or clinical trials, or have unexpected characteristics, it may need to interrupt, delay, or abandon their development or limit development to more narrow uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe, or more acceptable from a risk-benefit perspective.

Although Liminatus has conducted various preclinical studies and has data from various early-stage clinical trials, it does not know the predictive value of these studies and trials for future clinical trials, and it cannot guarantee that any positive results in preclinical studies or previous clinical trials will successfully translate to patients in its future clinical trials. It is not uncommon to observe results in clinical trials that are unexpected based on preclinical testing or previous clinical trials, and many product candidates fail in clinical trials despite promising preclinical or early-stage clinical results. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval for their products.

Liminatus expects that subjects in its future clinical trials for its product candidates may suffer adverse events (“AEs”), series adverse events (“SAEs”) or other side effects, including those not observed in its preclinical studies or previous clinical trials. Results of these trials could reveal a high and unacceptable severity and prevalence of side effects or unexpected characteristics. Undesirable side effects caused by Liminatus’s product candidates could result in the delay, suspension, or termination of clinical trials by Liminatus or the FDA, EMA or comparable foreign regulatory authority for a number of reasons. Additionally, a number of the subjects in these clinical trials are expected to die during a trial due to the cancers they suffer and any of the treatment regimens they may have previously experienced, which could impact the development of Liminatus’s product candidates. If Liminatus elects or is required to delay, suspend, or terminate any clinical trial, the commercial prospects of its product candidates will be harmed and its ability to generate product revenue from this product candidate will be delayed or eliminated. SAEs observed in clinical trials could hinder or prevent market acceptance of its drug candidates. Any of these occurrences may harm Liminatus’s business, prospects, financial condition, and results of operations significantly.

Even in circumstances in which Liminatus does not believe that an AE is related to its product candidates, the investigation into the circumstances of such AE may be time-consuming or inconclusive. In particular, patients may face serious medical issues associated with the underlying cancer indications that Liminatus’s product candidates target, as well as AEs from toxicities and other complications related to other study drugs administered alongside or in combination with its product candidates in clinical trials. As a result, while not directly associated with its product candidates, there are attendant risks with the space in which its product candidates operate, and any related investigations may interrupt its development and commercialization efforts, delay its regulatory approval process or impact and limit the type of regulatory approvals its product candidates receive or maintain.

If SAEs or other side effects are observed in any of Liminatus’s clinical trials, it may have difficulty recruiting patients to future clinical trials, patients may discontinue treatment or withdraw from its trials or it may be required to abandon the trials or its development efforts of that product candidate altogether. Liminatus, the FDA, the EMA, other applicable regulatory authorities or an Institutional Review Board (“IRB”)/Ethics Committee may suspend clinical trials of a product candidate at any time for various reasons, including a belief that subjects in such trials are being exposed to unacceptable health risks or adverse side effects. Some potential therapeutics developed in the biotechnology industry that initially showed therapeutic promise in early-stage studies have later been found to cause side effects that prevented their further development. Even if the side effects do not preclude a drug from obtaining or maintaining marketing approval, undesirable side effects may inhibit market acceptance of the approved product due to its tolerability versus other therapies. Any of these developments could materially harm Liminatus’s business, financial condition, and prospects.

Further, if any of Liminatus’s product candidates obtain marketing approval, toxicities associated with its product candidates may also develop after such approval and lead to a requirement to conduct additional clinical safety trials, additional warnings being added to the labeling, significant restrictions on the use of the product, or the withdrawal of the product from the market. Liminatus cannot predict whether its product candidates will cause toxicities in humans that would preclude or lead to the revocation of regulatory approval based on preclinical studies or early-stage clinical testing.

If Liminatus experiences delays or difficulties in the enrollment of patients in clinical trials, its receipt of necessary marketing approvals could be delayed or prevented.

Liminatus may not initiate, continue or complete clinical trials for its product candidates if it is unable to locate and enroll a sufficient number of eligible patients to participate in these trials as required by the FDA, EMA, or comparable foreign regulatory authorities.

Patient enrollment is a significant factor in the timing of clinical trials, and Liminatus’s ability to enroll eligible patients may be limited or may result in slower enrollment than it anticipates. Patient enrollment may also be affected by other factors, including:

●	size and nature of the patient population;
●	severity of the disease under investigation;
●	availability and efficacy of approved drugs for the disease under investigation;
●	patient eligibility criteria for the trial in question;
●	efforts to facilitate timely enrollment in clinical trials;

●	patient referral practices of physicians;
●	clinicians’ and patients’ awareness of, and perceptions as to the potential advantages and risks of, Liminatus’s product candidates in relation to other available therapies, including any new drugs that may be approved for the indications it is investigating;
●	the ability to monitor patients adequately during and after treatment;
●	competing ongoing clinical trials for the same indications as Liminatus’s product candidates;
●	proximity and availability of clinical trial sites for prospective patients;
●	whether Liminatus becomes subject to a partial or full clinical hold on any of its clinical trials; and continued enrollment of prospective patients by clinical trial sites, including delays due to pandemics, wars etc. that can impact patient willingness to participate and travel for investigative therapy and reductions in clinical trial site staff and services.

Liminatus’s inability to enroll a sufficient number of patients for its clinical trials would result in significant delays or may require it to abandon one or more of its clinical trials altogether. Enrollment delays in Liminatus’s clinical trials may result in increased development costs for its product candidates and jeopardize its ability to obtain marketing approval for the sale of its product candidates.

The clinical trials of Liminatus’s current and any future product candidates may not demonstrate safety and efficacy to the satisfaction of regulatory authorities or otherwise be timely conducted or produce positive results.

Before obtaining marketing approval from regulatory authorities for the sale of its product candidates, Liminatus must complete preclinical development and then conduct extensive clinical trials to demonstrate the safety and efficacy of its product candidates. Clinical testing is expensive, difficult to design and implement, can take many years to complete, and its ultimate outcome is uncertain. A failure of one or more clinical trials can occur at any stage of the process. The outcome of preclinical studies and early-stage clinical trials may not be predictive of the success of later clinical trials. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their drugs.

Liminatus does not know whether its future clinical trials will begin on time or enroll patients on time, or whether its ongoing and/or future clinical trials will be completed on schedule or at all. Clinical trials can be delayed for a variety of reasons, including delays related to:

●	obtaining regulatory approval to commence a trial;
●	delays in reaching, or the inability to reach, agreement on acceptable terms with prospective CROs, clinical trial sites, laboratory service providers, companion diagnostic development partners, contract manufacturing organizations (CMOs), and other service providers Liminatus may engage to support the conduct of its clinical trials;
●	obtaining IRB approval at each clinical trial site;
●	recruiting a sufficient number of suitable patients to participate in a trial;
●	patients failing to comply with trial protocol or dropping out of a trial, rendering them not evaluable for study endpoints;
●	clinical trial sites deviating from trial protocol or dropping out of a trial;
●	the availability of any applicable combination therapies;
●	developments in the safety and efficacy of any applicable combination therapies;
●	the need to add new clinical trial sites; or

●	delays in the testing, validation and manufacturing of product candidates and the delivery of these product candidates to clinical trial sites.

Liminatus may experience numerous unforeseen events during, or as a result of, clinical trials that could delay or prevent receipt of marketing approval or its ability to commercialize its product candidates, including:

●	receipt of feedback from regulatory authorities that requires Liminatus to modify the design of its clinical trials;
●	negative or inconclusive clinical trial results that may require Liminatus to conduct additional clinical trials or abandon certain drug development programs;
●	regulators or IRBs may not authorize Liminatus, its collaborators, or its investigators to commence a clinical trial or to conduct a clinical trial at a prospective site;
●	the number of patients required for clinical trials being larger than anticipated, enrollment in these clinical trials being slower than anticipated, or participants dropping out of these clinical trials at a higher rate than anticipated;
●	third-party contractors failing to comply with regulatory requirements or meet their contractual obligations to Liminatus in a timely manner, or at all;
●	the suspension or termination of Liminatus’ clinical trials for various reasons, including non-compliance with regulatory requirements, a finding that Liminatus’s product candidates have undesirable side effects, safety or efficacy concerns, or any particular combination therapy or other unexpected characteristics or risks;
●	the cost of clinical trials of Liminatus’s product candidates being greater than anticipated;
●	for clinical trials testing combination treatment of Liminatus’s product candidates with third-party drug products, delays in procuring such third-party drug products and the delivery of such third-party drug products to clinical trial sites, or the inability to procure such third-party drug products at all; and
●	regulators revising the requirements for approving Liminatus’s product candidates, including as a result of newly approved agents changing the standard of care of an indication.

Any unforeseen events may cause Liminatus to be required to conduct additional clinical trials or other testing of Liminatus’s product candidates beyond those that it currently contemplates, or to be unable to successfully complete clinical trials of Liminatus’s product candidates or other testing. Clinical trial or test results may also not be positive or may be only modestly positive or may have safety concerns. Any of the foregoing events may cause us to incur unplanned costs, be delayed in obtaining marketing approval, if ever, receive more limited or restrictive marketing approval, be subject to additional post-marketing testing requirements, or have the drug removed from the market after obtaining marketing approval.

The outcome of preclinical testing and early clinical trials that Liminatus obtains and that it publishes may not be predictive of the success of later clinical trials, and the results of its clinical trials may not satisfy the requirements of the FDA, EMA, or comparable foreign regulatory authorities.

Liminatus currently has no products approved for sale and it cannot guarantee that it will ever have marketable drugs. Clinical failure can occur at any stage of clinical development. Clinical trials may produce negative or inconclusive results, and Liminatus or any future collaborators may decide, or regulators may require it, to conduct additional clinical trials or preclinical studies. Liminatus will be required to demonstrate with substantial evidence through well-controlled clinical trials that its product candidates are safe and effective for use in a diverse population before it can seek marketing approvals for their commercial sale. Success in preclinical studies and early-stage clinical trials does not mean that future larger registration clinical trials will be successful. This is because product candidates in later-stage clinical trials may fail to demonstrate sufficient safety and efficacy to the satisfaction of the FDA, EMA, and other regulatory authorities despite having progressed through preclinical studies and early-stage clinical trials. In addition, the outcome of preclinical studies and early-stage clinical trials may not be predictive of the success of later-stage clinical trials. Liminatus does not know whether any clinical trials it may conduct will demonstrate consistent or adequate efficacy and safety results sufficient to obtain marketing approval to market its product candidates.

Summary or preliminary data from Liminatus’s clinical trials that it announces or publishes may change as new or revised patient data becomes available, and is subject to source verification procedures that could result in material changes in the final data.

As more patient data becomes available, Liminatus may publicly disclose new or revised preliminary data from its clinical trials. These preliminary updates are based on analyses of then-available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data related to the particular study or trial. Liminatus also makes assumptions, estimations, calculations and conclusions as part of its analyses of data, and it may not have received or had the opportunity to fully and carefully evaluate all data. As a result, the summary or preliminary results that Liminatus reports may differ from future results of the same studies, or different conclusions or considerations may qualify such results, once additional data has been received and fully evaluated. Summary or preliminary data also remains subject to source verification procedures that may result in the final data being materially different from the summary or preliminary data previously published. As a result, summary or preliminary data should be viewed with caution until the final data are available. In addition, Liminatus may report interim analyses of only certain endpoints rather than all endpoints. Preliminary data from clinical trials that Liminatus conducts may not be indicative of the final results of the trials and are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Adverse changes between preliminary data and final data could significantly harm Liminatus’s business and prospects. Further, additional disclosure of preliminary data by Liminatus or by its competitors in the future could result in volatility in the price of Liminatus’s common stock.

Further, others, including regulatory agencies, may not accept or agree with Liminatus’s assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of the particular product candidate, and Liminatus’s in general. In addition, the information Liminatus chooses to publicly disclose regarding a particular study or clinical trial is typically selected from a more extensive amount of available information. Interested parties may not agree with what Liminatus determines is the material or otherwise appropriate information to include in its disclosure, and any information Liminatus determines not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities, or otherwise regarding a particular product candidate or its business. If the preliminary or topline data that Liminatus reports differs from late, final or actual results, or if others, including regulatory authorities, disagree with the conclusions reached, Liminatus’s ability to obtain approval for, and commercialize, its product candidates may be harmed, which could harm its business, financial condition, results of operations, and prospects.

In some instances, there can be significant variability in safety and efficacy results between different clinical trials of the same product candidate due to numerous factors, including changes in trial protocols, differences in size and type of the patient populations, differences in and adherence to the dosing regimen and other trial protocols, use in combination with other therapies, and the rate of discontinuations by clinical trial participants. In addition, Liminatus may use patient-reported outcome assessments in some of its clinical trials, which involve patients’ subjective assessments of efficacy of the treatments they receive in the trial. Such assessments can vary widely from day to day for a particular patient, and from patient to patient and site to site within a clinical trial. This subjectivity can increase the uncertainty of, and adversely impact, Liminatus’s clinical trial outcomes.

The regulatory approval processes of the FDA, EMA and other comparable foreign regulatory authorities are lengthy, time consuming and inherently unpredictable. If Liminatus is ultimately unable to obtain regulatory approval of its product candidates, Liminatus will be unable to generate product revenue and its business will be substantially harmed.

Liminatus’s product candidates are and will continue to be subject to extensive governmental regulations relating to, among other things, research, testing, development, manufacturing, safety, efficacy, approval, recordkeeping, reporting, labeling, storage, packaging, advertising and promotion, pricing, marketing and distribution of drugs. Rigorous preclinical testing and clinical trials and an extensive regulatory approval process must be successfully completed in the United States and in many foreign jurisdictions before a new drug can be approved for marketing.

Obtaining approval by the FDA, EMA and other comparable foreign regulatory authorities is unpredictable, typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the type, complexity and novelty of the product candidates involved. In addition, approval policies, regulations or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions, which may cause delays in the approval or the decision not to approve an application. For example, FDA’s Oncology Center of Excellence initiated Project Optimus to reform the dose optimization and dose selection paradigm in oncology drug development and Project FrontRunner to help develop and implement strategies to support approvals in early clinical setting, among other goals. How the FDA plans to  implement these goals and their impact on specific clinical programs and the industry are unclear. Regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that Liminatus’s data are insufficient for approval and require additional preclinical, clinical or other data. Even if Liminatus eventually completes clinical testing and receives approval for Liminatus’s product candidates, the FDA, EMA and other comparable foreign regulatory authorities may approve its product candidates for a more limited indication or a narrower patient population than it originally requested or may impose other prescribing limitations or warnings that limit the product candidate’s commercial potential. Liminatus has not submitted for, or obtained, regulatory approval for any product candidate, and it is possible that none of its product candidates will ever obtain regulatory approval. Further, development of Liminatus’s product candidates and/or regulatory approval may be delayed for reasons beyond its control.

Applications for Liminatus’s product candidates could fail to receive regulatory approval for many reasons, including the following:

●	the FDA, EMA or other comparable foreign regulatory authorities may disagree with the design, implementation or results of Liminatus’s clinical trials;
●	the FDA, EMA or other comparable foreign regulatory authorities may determine that Liminatus’s product candidates are not safe and effective, are only moderately effective or have undesirable or unintended side effects, toxicities or other characteristics that preclude its obtaining marketing approval or prevent or limit commercial use;
●	the population studied in the clinical trial may not be sufficiently broad or representative to assure efficacy and safety in the full population for which Liminatus seeks approval;
●	the FDA, EMA or other comparable foreign regulatory authorities may disagree with Liminatus’s interpretation of data from preclinical studies or clinical trials;
●	Liminatus may be unable to demonstrate to the FDA, EMA or other comparable foreign regulatory authorities that a product candidate’s risk-benefit ratio for its proposed indication is acceptable;
●	the FDA, EMA or other comparable foreign regulatory authorities may fail to approve the manufacturing processes, test procedures and specifications or facilities of third-party manufacturers with which Liminatus contracts for clinical and commercial supplies;
●	the FDA, EMA or other comparable regulatory authorities may fail to approve companion diagnostic tests required for Liminatus’s product candidates; and
●	the approval policies or regulations of the FDA, EMA or other comparable foreign regulatory authorities may significantly change in a manner rendering Liminatus’s clinical data insufficient for approval.

This lengthy approval process, as well as the unpredictability of the results of clinical trials, may result in Liminatus failing to obtain regulatory approval to market any of its product candidates, which would significantly harm its business, results of operations and prospects.

Liminatus is also subject to numerous foreign regulatory requirements governing, among other things, the conduct of clinical trials, manufacturing and marketing authorization, pricing and third-party reimbursement. The foreign regulatory approval process varies among countries, and generally includes all of the risks associated with FDA approval described above as well as risks attributable to the satisfaction of local regulations in foreign jurisdictions. Moreover, the time required to obtain approval may differ from that required to obtain FDA approval.

Liminatus’s product candidates may not achieve adequate market acceptance among physicians, patients, healthcare payors, and others in the medical community necessary for commercial success.

Even if Liminatus’s product candidates receive regulatory approval, they may not gain adequate market acceptance among physicians, patients, healthcare payors, and others in the medical community. For example, current standard-of-care cancer treatments, such as existing chemotherapy and radiation therapy, are well established in the medical community, and doctors may continue to rely on these treatments. The degree of market acceptance of any of Liminatus’s approved product candidates, if approved for commercial sale, will depend on a number of factors, including:

●	the efficacy and safety profile as demonstrated in clinical trials;
●	the timing of market introduction of the product candidate as well as competitive products;
●	the approval of other new therapies for the same indications;
●	the clinical indications for which the product candidate is approved;
●	restrictions on the use of Liminatus’s products, if approved, such as boxed warnings, contraindications in labeling, or restrictions on use of Liminatus’s products together with other medications, or a risk evaluation and mitigation strategy (REMS), if any, which may not be required of alternative treatments and competitor products;
●	the potential and perceived advantages of product candidates over alternative treatments or in combination therapies;
●	the cost of treatment in relation to alternative treatments;
●	the availability of coverage and adequate reimbursement and pricing by third parties and government authorities;
●	relative convenience and ease of administration;
●	the effectiveness of sales and marketing efforts;
●	the willingness of the target population to try new therapies and of physicians to prescribe these therapies; and
●	unfavorable publicity relating to the product candidate.

If any product candidate is approved but does not achieve an adequate level of acceptance by physicians, hospitals, healthcare payors, and patients, Liminatus may generate less revenue from that product candidate than anticipated, which could harm its financial results.

The sizes of the patient populations suffering from some of the diseases Liminatus is targeting may be based on estimates that are inaccurate, may be small, or may be smaller than estimated.

Liminatus relies on estimates to project the incidence and prevalence of diseases it is targeting and the subset of patients with these diseases who have the potential to benefit from treatment with its product candidates. Liminatus derives these estimates from a variety of sources, including United States and global cancer databases, scientific literature, surveys of clinics, physician interviews, patient foundations, and market research, and they may prove to be incorrect. Further, new studies may change the estimated incidence or prevalence of these diseases. The number of patients may turn out to be lower than expected. Additionally, the potentially addressable patient population for its product candidates may be more limited than Liminatus originally estimated or may not be amenable to treatment with its product candidates, if and when approved. Even if Liminatus obtains significant market share for its product candidates, small potential target populations for certain indications means it may never achieve profitability without obtaining market approval for additional indications.

Many of Liminatus’s additional internal programs and our CD 47 immune checkpoint inhibitor are at early stages of development and may fail in development or suffer delays that adversely affect their commercial viability.

All of Liminatus’s internal programs are in preclinical development or at the research stage and may fail in development or suffer delays that adversely affect their commercial viability. These programs may fail to yield product candidates. A product candidate can unexpectedly fail at any stage of preclinical and clinical development. The historical failure rate for product candidates is high due to risks relating to safety, efficacy, clinical execution, changing standards of medical care, and other unpredictable variables. The results from preclinical testing or early clinical trials of a product candidate may not be predictive of the results that will be obtained in later-stage clinical trials of the product candidate. The success of any product candidates Liminatus may develop will depend on many factors, including the following:

●	generating sufficient data to support the initiation or continuation of clinical trials;
●	obtaining regulatory permission to initiate clinical trials;
●	contracting with the necessary parties to conduct clinical trials;
●	the successful enrollment of patients in, and the completion of, clinical trials;
●	the timely manufacture of sufficient quantities of the product candidate, and any combination therapy, for use in clinical trials; and
●	acceptable adverse profile in the clinical trials.

Even if Liminatus successfully advances any other product candidates into clinical development, their success will be subject to all of the clinical, regulatory and commercial risks described elsewhere in this “Risk Factors” section. Accordingly, Liminatus cannot assure you that it will ever develop, obtain regulatory approval of, commercialize, or generate significant revenue from any product candidate.

Any product candidates Liminatus develops may become subject to unfavorable third-party reimbursement practices and pricing regulations.

The availability and extent of coverage and adequate reimbursement by governmental and private payors is essential for most patients to afford the expense of therapeutics like our CD47 immune checkpoint inhibitor. Sales of any of Liminatus’s product candidates that receive marketing approval will depend substantially, both in the United States and internationally, on the extent to which the costs of its product candidates will be paid by health maintenance, managed care, pharmacy benefit, and similar healthcare management organizations or reimbursed by government health administration authorities, private health coverage insurers, and other third-party payors. If reimbursement is not available, or is available only to limited levels, Liminatus may not successfully commercialize its product candidates. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish or maintain pricing sufficient to realize an adequate return on investment. Coverage and reimbursement may impact the demand for, or the price of, any product candidate for which Liminatus obtains marketing approval. If coverage and reimbursement are not available or reimbursement is available only to limited levels, Liminatus may not successfully commercialize any product candidate for which it obtain marketing approval.

There is significant uncertainty related to insurance coverage and reimbursement of newly approved products. In the United States, principal decisions about reimbursement for new products are typically made by Centers for Medicare & Medicaid Services (“CMS”), an agency within the U.S. Department of Health and Human Services (“HHS”). CMS decides whether and to what extent a new product will be covered and reimbursed under Medicare, and private payors often follow CMS’s decisions regarding coverage and reimbursement to a substantial degree. However, one payor’s determination to provide coverage for a drug product does not assure that other payors will also provide coverage for the drug product. As a result, the coverage determination process is often time-consuming and costly. This process will require Liminatus to provide scientific and clinical support for the use of its products to each payor separately, with no assurance that coverage and adequate reimbursement will be applied consistently or obtained in the first instance.

Increasingly, third-party payors require that drug companies provide them with predetermined discounts from list prices and challenge the prices charged for medical products. Further, such payors increasingly challenge the price, examine the medical necessity and review the cost effectiveness of medical drug products. There may be especially significant delays in obtaining coverage and reimbursement for newly approved drugs. Third-party payors may limit coverage to specific drug products on an approved list, known as a formulary, which might not include all FDA-approved drugs for a particular indication. Liminatus may need to conduct expensive studies to demonstrate the medical necessity and cost-effectiveness of its products. Nonetheless, Liminatus’s product candidates may not be considered medically necessary or cost effective. Liminatus cannot be sure that coverage and reimbursement will be available for any product that it commercialize and, if reimbursement is available, what the level of reimbursement will be.

Outside the United States, international operations are generally subject to extensive governmental price controls and other market regulations, and Liminatus believes the increasing emphasis on cost-containment initiatives in Europe, Canada and other countries has and will continue to put pressure on the pricing and usage of therapeutics such as its product candidates. In many countries, particularly the countries of the European Union, medical product prices are subject to varying price control mechanisms as part of national health systems. In these countries, pricing negotiations with governmental authorities can take considerable time after a product receives marketing approval. To obtain reimbursement or pricing approval in some countries, Liminatus may be required to conduct a clinical trial that compares the cost-effectiveness of its product candidate to other available therapies. In general, product prices under such systems are substantially lower than in the United States. Other countries allow companies to fix their own prices for products, but monitor and control company profits.

Additional foreign price controls or other changes in pricing regulation could restrict the amount that Liminatus is able to charge for its product candidates. Accordingly, in markets outside the United States, the reimbursement for its products may be reduced compared with the United States and may be insufficient to generate commercially reasonable revenue and profits.

If Liminatus is unable to establish or sustain coverage and adequate reimbursement for any future product candidates from third-party payors, the adoption of those products and sales revenue will be adversely affected, which, in turn, could adversely affect the ability to market or sell those product candidates. Coverage policies and third-party reimbursement rates may change at any time. Even if Liminatus attains favorable coverage and reimbursement status for one or more products for which it receives regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.

If Liminatus’s competitors develop and market products that are more effective, safer, or less expensive than Liminatus’s product candidates, its commercial opportunities will be negatively impacted.

The biotechnology industry is highly competitive and subject to rapid and significant technological change. Moreover, the oncology field is characterized by strong and increasing competition, with a strong emphasis on intellectual property. Products Liminatus may develop in the future for the treatment of cancer and any other diseases are likely to face competition from other drugs and therapies, including those of which Liminatus may not currently be aware. In addition, Liminatus’s products may need to compete with off-label drugs used by physicians to treat the indications for which Liminatus seeks approval. This may make it difficult for Liminatus to replace existing therapies with its products.

Major multinational pharmaceutical and biotechnology companies, emerging and start-up companies, universities, and other research institutions, could focus their future efforts on developing competing therapies and treatments for any of the indications Liminatus is currently targeting or may target in the future. Many of these current and potential competitors have significantly greater financial, manufacturing, marketing, drug development, technical and human resources, and commercial expertise than Liminatus does. Large pharmaceutical and biotechnology companies, in particular, have extensive experience in clinical testing, obtaining regulatory approvals, recruiting patients, and manufacturing biotechnology products. These companies also have significantly greater research, development, and marketing capabilities than Liminatus does and may also have products that have been approved or are in late stages of development, and collaborative arrangements in Liminatus’s target markets with leading companies and research institutions. Established pharmaceutical and biotechnology companies may also invest heavily to accelerate discovery and development of novel compounds or to in-license novel compounds that could make the product candidates that Liminatus develops obsolete. As a result of any of these factors, Liminatus’s competitors may succeed in obtaining approval from the FDA, EMA, or foreign regulatory authorities or discovering, developing, and commercializing products in Liminatus’s field before or more successfully than it does.

Smaller and other early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These companies compete with Liminatus in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for planned clinical trials, as well as in acquiring technologies complementary to, or necessary for, its programs. In addition, the biotechnology industry is characterized by rapid technological change. If Liminatus fails to stay at the forefront of technological change, it may be unable to compete effectively.

Technological advances or products developed by Liminatus’s competitors may render its technologies or product candidates obsolete, less competitive or not economical.

Liminatus has limited resources and is currently focusing its efforts on developing the CD47 immune checkpoint inhibitor. As a result, Liminatus may fail to capitalize on other product candidates or indications that may ultimately have proven to be more profitable.

Liminatus is currently focusing its efforts on developing the CD47 immune checkpoint inhibitor. As a result, Liminatus may forego or delay pursuit of opportunities for other indications or with other product candidates that may have greater commercial potential. Liminatus’s resource allocation decisions may cause it to fail to capitalize on viable product candidates or profitable market opportunities. Liminatus’s spending on current and future research and development activities for specific indications may not yield any commercially viable drugs. If Liminatus does not accurately evaluate the commercial potential or target markets for a particular product candidate, it may relinquish valuable rights to that product candidate through collaboration, licensing, or other strategic arrangements in cases in which it would have been more advantageous for Liminatus to retain sole development and commercialization rights to such product candidate.

Liminatus may not succeed in its efforts to expand its pipeline of product candidates and develop marketable products.

Because Liminatus has limited financial and managerial resources, it focuses its pipeline research and development efforts to develop its product candidates. Liminatus’s business depends on its successful development and commercialization of the CD47 immune checkpoint inhibitor, and internal product candidates that may emerge from its preclinical research and development activities. Even if it continues to successfully expand its pipeline, development of the potential product candidates that Liminatus identifies will require substantial investment in clinical development, management of preclinical, clinical, and manufacturing activities, regulatory approval in multiple jurisdictions, obtaining manufacturing supply capability, building a commercial organization, and significant marketing efforts before Liminatus generates any revenue from product sales. Furthermore, such product candidates may not be suitable for clinical development, including as a result of their harmful side effects, limited efficacy, or other characteristics that indicate that they are unlikely to be products that will receive marketing approval and achieve market acceptance. If Liminatus cannot successfully develop and commercialize its product candidates based upon its approach, it may not obtain product or partnership revenue in future periods, which would adversely affect its business, prospects, financial condition, and results of operations.

Liminatus is developing some its product candidates for use in combination with standard-of-care as well as emerging or experimental cancer therapies, which exposes it to several risks beyond its control.

Liminatus is developing some of its product candidates, including the CD47 immune checkpoint inhibitor, for use in combination with current standard of care or other emerging or experimental cancer therapies. This exposes Liminatus to supply risk to the extent there is not an adequate supply of these therapies for use in combination with its product candidates, either in clinical trials or after any approval, as well as pricing risk if these combination therapies are expensive and the addition of its product candidates would be too costly to support reimbursement or payor coverage. In particular, providers of some of these emerging or experimental therapies have been contributing their therapies to use in combination trials at generally no or limited cost to Liminatus. If this were to change, Liminatus’s trial costs could increase substantially. Also, although combinations with an experimental agent that has not been approved may prove to be clinically beneficial, the experimental agent will still need to meet regulatory approval requirements for the combined therapy to become commercially available. In addition, if the standard of care were to evolve or change, the clinical utility of Liminatus’s product candidates could be diminished or eliminated. If any of these were to occur, Liminatus’s business could be materially harmed.

Liminatus may use companion diagnostics in the future in its development programs, and if such companion diagnostics for its product candidates are not successfully, and in a timely manner, validated, developed, or approved, Liminatus may not achieve marketing approval or realize the full commercial potential of its product candidates.

Liminatus may use companion diagnostics in its future product candidate development programs. If such companion diagnostics are developed in conjunction with clinical programs, the FDA, EMA, or comparable regulatory authority may require regulatory approval of a companion diagnostic as a condition to approval of the product candidate. For example, if Liminatus uses a diagnostic to test which patients are most likely to benefit from its product candidate for the treatment of a particular indication as a criterion for enrollment, then it will likely be required to obtain FDA approval or clearance of the companion diagnostic, concurrent with approval of its product candidate. Liminatus may also be required to demonstrate to the FDA the predictive utility of a companion diagnostic, i.e., that the diagnostic selects for patients in whom the therapy will be effective or more effective compared to patients not selected for by the diagnostic. Liminatus does not have experience or capabilities in developing or commercializing diagnostics and plan to rely in large part on third parties to perform these functions. Liminatus does not currently have any agreement in place with any third party to develop or commercialize companion diagnostics for any of its product candidates. Companion diagnostics are subject to regulation by the FDA, the EMA, and other foreign regulatory authorities as medical devices and require separate regulatory approval or clearance prior to commercialization.

If Liminatus or its partners, or any third party, are unable to successfully develop companion diagnostics in the future in its product candidates, or experience delays in doing so:

●	the development of Liminatus’s product candidates may be adversely affected if it is unable to appropriately select patients for enrollment in its planned clinical trials;
●	Liminatus’s product candidates may not receive marketing approval if their safe and effective use depends on a companion diagnostic; and
●	Liminatus may not realize the full commercial potential of any product candidates that receive marketing approval if, among other reasons, it is unable to appropriately identify patients targeted by its product candidates.

In addition, any future product candidates developed in conjunction with companion diagnostics may be perceived negatively compared to alternative treatments that do not require the use of companion diagnostics, either due to the additional cost of the companion diagnostic, the requirement of samples for testing, or the need to complete additional procedures to identify genetic markers prior to administering Liminatus’s product candidates. If any of these events were to occur, it would significantly harm Liminatus’s business, results of operations and prospects.

Liminatus’s business entails a significant risk of product liability, and if Liminatus is unable to obtain sufficient insurance coverage, the costs of product liability could have an adverse effect on its business and financial condition.

Liminatus’s business exposes it to significant product liability risks inherent in the development, testing, manufacturing, and marketing of therapeutic treatments. Product liability claims could delay or prevent completion of Liminatus’s development programs. If Liminatus succeeds in marketing products, such claims could result in an FDA, EMA, or other regulatory investigation of the safety and effectiveness of its products, its manufacturing processes and facilities, or its marketing programs. Such regulatory investigation could potentially lead to a recall of Liminatus’s products or more serious enforcement action, limitations on the approved indications for which they may be used, or suspension or withdrawal of approvals. Regardless of the merits or eventual outcome, liability claims may also result in decreased demand for Liminatus’s products, injury to its reputation, costs to defend the related litigation, a diversion of management’s time and resources, and substantial monetary awards to trial participants or patients. Liminatus would expect to obtain product liability insurance prior to marketing any of its product candidates. Any insurance Liminatus has now or that it may obtain may not provide sufficient coverage against potential liabilities. Furthermore, clinical trial and product liability insurance is becoming increasingly expensive. As a result, Liminatus may be unable to obtain sufficient insurance at a reasonable cost to protect it against losses caused by product liability claims that could have an adverse effect on its business and financial condition.

Risks Related to Regulatory Approval and Other Legal Compliance Matters for Liminatus’s Product Candidates

The regulatory approval processes of the FDA, EMA, and comparable foreign regulatory authorities are lengthy, time-consuming and inherently unpredictable. If Liminatus is ultimately unable to obtain regulatory approval for its product candidates, Liminatus will be unable to generate product revenue and its business will be substantially harmed.

The time required to obtain approval by the FDA, EMA, and comparable foreign regulatory authorities is unpredictable, typically takes many years following the commencement of clinical trials, and depends upon numerous factors, including the type, complexity, and novelty of the product candidates involved. In addition, approval policies, regulations, or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions, which may cause delays in the approval or the decision not to approve an application. Regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that Liminatus’s data is insufficient for approval and require additional preclinical, clinical, or other studies. Liminatus has not submitted for, or obtained regulatory approval for, any product candidate, and it is possible that none of its existing product candidates or any product candidates it may seek to develop in the future will ever obtain regulatory approval.

Applications for Liminatus’s product candidates could fail to receive regulatory approval in an initial or subsequent indication for many reasons, including the following:

●	the FDA, EMA, or comparable foreign regulatory authorities may disagree with the design, implementation, or results of Liminatus’s clinical trials;
●	the FDA, EMA, or comparable foreign regulatory authorities may determine that Liminatus’s product candidates are not safe and effective, only moderately effective, or have undesirable or unintended side effects, toxicities, or other characteristics that preclude it obtaining marketing approval or prevent or limit commercial use;
●	the population studied in the clinical program may not be sufficiently broad or representative to assure safety and efficacy in the full population for which Liminatus seeks approval, including, for example, due to biologic and genetic differences that might occur in subjects in certain populations such as defined by race or other factors;
●	Liminatus may be unable to demonstrate to the FDA, EMA, or comparable foreign regulatory authorities that a product candidate’s risk-benefit ratio when compared to the standard of care is acceptable;
●	the FDA, EMA, or comparable foreign regulatory authorities may disagree with Liminatus’s interpretation of data from preclinical studies or clinical trials;
●	the data collected from clinical trials of Liminatus’s product candidates may not be sufficient to support the submission of a Biologics License Application (“BLA”), New Drug Application (“NDA”), or other submission or to obtain regulatory approval in the United States or elsewhere;
●	Liminatus may be unable to demonstrate to the FDA, EMA, or comparable foreign regulatory authorities that a product candidate’s risk-benefit ratio for a proposed indication is acceptable;
●	the FDA, EMA, or comparable foreign regulatory authorities may fail to approve the manufacturing processes, test procedures and specifications, or facilities of third-party manufacturers with which Liminatus contracts for clinical and commercial supplies; and
●	the approval policies or regulations of the FDA, EMA, or comparable foreign regulatory authorities may significantly change in a manner rendering Liminatus’s clinical data insufficient for approval.

Further, development of Liminatus’s product candidates and/or regulatory approval may be delayed for reasons beyond its control. For example, a U.S. federal government shutdown, such as one that occurred during from December 2018 to January 2019, or other FDA priorities, such as responding to a pandemic, may result in significant reductions to, or demands on, the FDA’s budget, employees, and operations, which may lead to slower response times and longer review periods, potentially affecting Liminatus’s ability to progress development of its product candidates or obtain regulatory approval for its product candidates.

This lengthy approval process, as well as the unpredictability of the results of clinical trials, may result in Liminatus failing to obtain regulatory approval to market any of its product candidates, which would significantly harm its business, results of operations, and prospects.

Liminatus’s product candidates may cause undesirable side effects or have other properties that could prevent their regulatory approval or result in significant negative consequences.

Adverse events or other undesirable side effects caused by Liminatus’s product candidates could cause it or regulatory authorities to interrupt, delay, or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA, EMA, or other comparable foreign regulatory authorities. Drug-related side effects could affect patient recruitment, the ability of enrolled patients to complete the trial, and/or result in potential product liability claims. Regardless of merit or eventual outcome, product liability claims may result in impairment of Liminatus’s business reputation, withdrawal of clinical trial participants, costs due to related litigation, distraction of management’s attention from Liminatus’s primary business, initiation of investigations by regulators, substantial monetary awards to patients or other claimants, the inability to commercialize its product candidates, and decreased demand for Liminatus’s product candidates, if approved for commercial sale.

Additionally, if one or more of Liminatus’s product candidates receives marketing approval, and Liminatus or others later identify undesirable side effects or adverse events caused by such products, a number of potentially significant negative consequences could result, including:

●	regulatory authorities may withdraw approvals of such product and cause Liminatus to recall its products;
●	regulatory authorities may require additional warnings on the label or impose a more restrictive, narrower indication for use of the agent;
●	Liminatus may be required to change the way the product is administered or conduct additional clinical trials or post-approval studies;
●	Liminatus may be required to create a REMS plan, which could include a medication guide outlining the risks of such side effects for distribution to patients, a communication plan for healthcare providers, and/or other elements, such as boxed warning on the packaging, to assure safe use;
●	Liminatus could be sued and held liable for harm caused to patients; and
●	Liminatus’s reputation may suffer.

Any of these events could prevent Liminatus from achieving or maintaining market acceptance of the particular product candidate, if approved, and could significantly harm Liminatus’s business, financial condition, results of operations, and growth prospects.

For any current and future clinical trials for Liminatus’s product candidates outside the United States, the FDA, EMA, and applicable foreign regulatory authorities may not accept data from such trials.

Liminatus conducts clinical trials outside the United States, and may choose to conduct future clinical trials outside the United States. The acceptance of study data from clinical trials conducted outside the United States or another jurisdiction by the FDA, EMA, or applicable foreign regulatory authority may be subject to certain conditions. In cases where data from foreign clinical trials are intended to serve as the basis for marketing approval in the United States, the FDA will generally not approve the application on the basis of foreign data alone unless the data are applicable to the United States population and United States medical practice, and the trials were performed by clinical investigators of recognized competence and pursuant to Good Clinical Practice (“GCP”) regulations. Additionally, the FDA’s clinical trial requirements, including sufficient size of patient populations and statistical powering, must be met. Many foreign regulatory bodies have comparable approval requirements, including appropriate examination of the product in the country-specific population. In addition, such foreign trials would be subject to the applicable local laws of the foreign jurisdictions where the trials are conducted. There can be no assurance that the FDA, EMA, or any applicable foreign regulatory authority will accept data from trials conducted outside of the United States or the applicable jurisdiction. If the FDA, EMA, or any applicable foreign regulatory authority does not accept such data, it may result in the need for additional trials, which would be costly and time-consuming and delay aspects of Liminatus’s business plan, and may result in its product candidates not receiving approval or clearance for commercialization in the applicable jurisdiction.

Obtaining and maintaining regulatory approval of Liminatus’s product candidates in one jurisdiction does not mean that it will succeed in obtaining regulatory approval of its product candidates in other jurisdictions.

Obtaining and maintaining regulatory approval of Liminatus’s product candidates in one jurisdiction does not guarantee that it will obtain or maintain regulatory approval in any other jurisdiction, but a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in others. For example, even if the FDA, EMA, or comparable foreign regulatory authority grants marketing approval of a product candidate, comparable regulatory authorities in foreign jurisdictions must also approve the manufacturing, marketing, and promotion of the product candidate in those countries. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from those in the United States, including additional preclinical studies or clinical trials, as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that Liminatus intends to charge for its products is also subject to approval. Obtaining foreign regulatory approvals and compliance with foreign regulatory requirements could result in significant delays, difficulties, and costs for Liminatus and could delay or prevent the introduction of its products in certain countries. If Liminatus or any partner it works with fails to comply with the regulatory requirements in international markets or fails to receive applicable marketing approvals, its target market will be reduced, and its ability to realize the full market potential of its product candidates will be harmed.

Even if Liminatus applies for and obtains accelerated approval or Breakthrough Therapy, Fast Track or other designation intended to expedite, facilitate or reduce the cost pursuing development or regulatory review or approval with the FDA or other regulatory authorities for any of Liminatus’s product candidates, there is no guarantee that such designation would lead to faster development, regulatory review, or approval, nor would it increase the likelihood that any such product candidate will receive marketing approval.

If a product candidate is intended for the treatment of a serious condition and nonclinical or clinical data demonstrates the potential to address unmet medical need for such condition or a substantial improvement over available therapy for such condition, a product candidate sponsor may apply for FDA Fast Track or Breakthrough Therapy designation, and there may be other priority designations available under various regulatory bodies. In the future, Liminatus may apply for such priority designation depending on the results of its clinical trials. Even though Liminatus may apply for and receive a Fast Track, Breakthrough Therapy or other priority designations, such priority designation does not ensure that it will receive marketing approval or that approval will be granted within any particular timeframe. Liminatus may not experience a faster development or regulatory review or approval process with the priority designation compared to conventional FDA procedures. In addition, the FDA may withdraw Fast Track or Breakthrough Therapy designation if it believes that the designation is no longer supported by data from Liminatus’s clinical development program. Fast Track or Breakthrough Therapy designation alone does not guarantee qualification for the FDA’s priority review procedures. Further, even if any of Liminatus’s products obtain Fast Track or Breakthrough Therapy designation, this may not lead to earlier regulatory approval or commercialization of its products due to the extensive and time-consuming steps necessary to obtain FDA approval and commercialize a product candidate.

Even if Liminatus obtains regulatory approval for a product candidate, its products will remain subject to extensive regulatory scrutiny.

If any of Liminatus’s product candidates are approved, they will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping, conduct of post-marketing studies, and submission of safety, efficacy, and other post-market information, including both federal and state requirements in the United States and requirements of comparable foreign regulatory authorities.

Manufacturers and manufacturers’ facilities are required to comply with extensive requirements imposed by the FDA, EMA, and comparable foreign regulatory authorities, including ensuring that quality control and manufacturing procedures conform to Good Manufacturing Practice (“GMP”) regulations. As such, Liminatus and its contract manufacturers will be subject to continual review and inspections to assess compliance with GMP and adherence to commitments made in any BLA, NDA, or Marketing Authorization Application (“MAA”). Accordingly, Liminatus and others with whom it works must continue to expend time, money, and effort in all areas of regulatory compliance, including manufacturing, production, and quality control.

Any regulatory approvals that Liminatus receives for its product candidates will be subject to limitations on the approved indicated uses for which the product may be marketed and promoted or to the conditions of approval (including potentially the requirement to implement a Risk Evaluation and Mitigation Strategy), or contain requirements for potentially costly post-marketing testing. Liminatus will be required to report certain adverse reactions and production problems, if any, to the FDA, EMA, and comparable foreign regulatory authorities. Any new legislation addressing drug safety issues could result in delays in product development or commercialization, or increased costs to assure compliance. The FDA and other agencies, including the Department of Justice, closely regulate and monitor the post-approval marketing and promotion of products to ensure that they are manufactured, marketed, and distributed only for the approved indications and in accordance with the provisions of the approved labeling. Liminatus will have to comply with requirements concerning advertising and promotion for its products. Promotional communications with respect to prescription drugs are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product’s approved label. As such, Liminatus may not promote its products for indications or uses for which it does not have approval. The holder of an approved BLA, NDA, or MAA must submit new or supplemental applications and obtain approval for certain changes to the approved product, product labeling, or manufacturing process. Liminatus could also be asked to conduct post-marketing clinical trials to verify the safety and efficacy of its products in general or in specific patient subsets. If original marketing approval was obtained via the accelerated approval pathway, Liminatus could be required to conduct a successful post-marketing clinical trial to confirm clinical benefit for its products. An unsuccessful post-marketing study or failure to complete such a study could result in the withdrawal of marketing approval.

If a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, or disagrees with the promotion, marketing, or labeling of a product, such regulatory agency may impose restrictions on that product or Liminatus, including requiring withdrawal of the product from the market. If Liminatus fails to comply with applicable regulatory requirements, a regulatory agency or enforcement authority may, among other things:

●	issue warning letters that would result in adverse publicity;
●	impose civil or criminal penalties;
●	suspend or withdraw regulatory approvals;
●	suspend any of its ongoing clinical trials;
●	refuse to approve pending applications or supplements to approved applications submitted by Liminatus;
●	impose restrictions on Liminatus’s operations, including closing its contract manufacturers’ facilities;
●	seize or detain products; or
●	require a product recall.

Any government investigation of alleged violations of law could require Liminatus to expend significant time and resources in response, and could generate negative publicity. Any failure to comply with ongoing regulatory requirements may significantly and adversely affect Liminatus’s ability to commercialize and generate revenue from its products. If regulatory sanctions are applied or if regulatory approval is withdrawn, this would significantly harm Liminatus’s business, financial condition, results of operations, and growth prospects.

Healthcare legislative measures aimed at reducing healthcare costs may have a material adverse effect on Liminatus’s business and results of operations.

Third-party payors, whether domestic or foreign, or governmental or commercial, are developing increasingly sophisticated methods of controlling healthcare costs. In both the United States and certain foreign jurisdictions, there have been a number of legislative and regulatory changes to the healthcare system that could impact our ability to sell our products profitably. In particular, in 2010, the Patient Protection and Affordable Care Act (“ACA”) was enacted, which, among other things, subjected biologic products to potential competition by lower-cost biosimilars, addressed a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted, or injected, increased the minimum Medicaid rebates owed by most manufacturers under the Medicaid Drug Rebate Program, extended the Medicaid Drug Rebate Program to utilization of prescriptions of individuals enrolled in Medicaid managed care organizations, subjected manufacturers to new annual fees and taxes for certain branded prescription drugs, and provided incentives to programs that increase the federal government’s comparative effectiveness research. Changes in the U.S. presidential administration could lead to repeal of or changes in some or all of the ACA and complying with any new legislation or reversing changes implemented under the ACA could be time-intensive and expensive, resulting in a material adverse effect on our business. Moreover, litigation over the ACA is likely to continue, with unpredictable and uncertain results. Until there is more certainty concerning the future of the ACA, it will be difficult to predict its full impact and influence on our business.

There have been, and likely will continue to be, legislative and regulatory proposals at the foreign, federal and state levels directed at containing or lowering the cost of healthcare. Liminatus cannot predict the initiatives that may be adopted in the future. The continuing efforts of the government, insurance companies, managed care organizations and other payors of healthcare services to contain or reduce costs of healthcare and/or impose price controls may adversely affect:

●	the demand for our products after obtaining any regulatory approval;
●	Liminatus’s ability to receive or set a price that it believes is fair for its products;
●	Liminatus’s ability to generate revenue and achieve or maintain profitability;
●	the level of taxes that Liminatus is required to pay; and
●	the availability of capital.

Liminatus expects that the ACA, as well as other healthcare reform measures that may be adopted in the future, may result in additional reductions in Medicare and other healthcare funding, more rigorous coverage criteria, lower reimbursement and new payment methodologies. This could lower the price that Liminatus receives for any approved product. Any denial in coverage or reduction in reimbursement from Medicare or other government-funded programs may result in a similar denial or reduction in payments from private payors, which may prevent Liminatus from being able to generate sufficient revenue, attain profitability or commercialize its product candidates, if approved.

Liminatus’s employees, independent contractors, consultants, commercial partners and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

Liminatus is exposed to the risk of fraud, misconduct or other illegal activity by its employees, independent contractors, consultants, commercial partners and vendors. Misconduct by these parties could include intentional, reckless and negligent conduct that fails to:

●	comply with the laws of the FDA, EMA and other comparable foreign regulatory authorities;
●	provide true, complete and accurate information to the FDA, EMA and other comparable foreign regulatory authorities;
●	comply with manufacturing standards Liminatus has established;
●	comply with healthcare fraud and abuse laws in the United States and similar foreign fraudulent misconduct laws; or
●	report financial information or data accurately or to disclose unauthorized activities to Liminatus.

If Liminatus obtains FDA approval of any of its product candidates and begins commercializing those products in the United States, its potential exposure under such laws will increase significantly, and its costs associated with compliance with such laws are also likely to increase. In particular, research, sales, marketing, education and other business arrangements in the healthcare industry are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, educating, marketing and promotion, sales and commission, certain customer incentive programs and other business arrangements generally. Activities subject to these laws also involve the improper use of information obtained in the course of patient recruitment for clinical trials, which could result in regulatory sanctions and cause serious harm to Liminatus’s reputation. Liminatus plans to adopt a code of business conduct and ethics, but it is not always possible to identify and deter misconduct by employees and third parties, and the precautions it takes to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting it from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws. If any such actions are instituted against Liminatus, and it is not successful in defending itself or asserting its rights, those actions could have a significant impact on its business, including the imposition of significant fines or other sanctions.

If Liminatus fails to comply with healthcare laws, it could face substantial penalties and its business, operations, and financial conditions could be adversely affected.

If Liminatus obtains FDA approval for any of its product candidates and begin commercializing those products in the United States, its operations will be subject to various federal and state fraud and abuse laws. The laws that may impact its operations include the following:

●	The federal healthcare program anti-kickback statute (the “Anti-Kickback Statute”) prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering, or paying any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce, or in return for, either the referral of an individual, or the purchase, lease, order, or recommendation of any good, facility, item, or service for which payment may be made, in whole or in part, under a federal healthcare program, such as the Medicare and Medicaid programs. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act.
●	Federal civil and criminal false claims laws and civil monetary penalty laws, including the False Claims Act, impose criminal and civil penalties, including through civil actions, against individuals or entities from knowingly presenting, or causing to be presented, claims for payment or approval from Medicare, Medicaid or other third-party payors that are false or fraudulent, or knowingly making a false statement to improperly avoid, decrease or conceal an obligation to pay money to the federal government. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of these statutes or specific intent to violate them in order to have committed a violation.
●	The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) created new federal criminal statutes that prohibit knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing, or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters.
●	HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”) and their respective implementing regulations, impose requirements on certain covered healthcare providers, health plans, and healthcare clearinghouses as well as their respective business associates that perform services for them that involve the use, or disclosure of, individually identifiable health information, relating to the privacy, security, and transmission of individually identifiable health information without appropriate authorization.
●	The federal Physician Payment Sunshine Act, created under the ACA, and its implementing regulations, require manufacturers of drugs, devices, biologicals, and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program to report annually to the HHS under the Open Payments Program, information related to payments or other transfers of value made to physicians and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members.
●	Federal consumer protection and unfair competition laws broadly regulate marketplace activities and activities that potentially harm consumers.
●	Analogous state and foreign laws and regulations, such as state and foreign anti-kickback, false claims, consumer protection, and unfair competition laws may apply to pharmaceutical business practices, including research, distribution, sales, and marketing arrangements, as well as submitting claims involving healthcare items or services reimbursed by any third-party payor, including commercial insurers.
●	State laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government that otherwise restricts payments that may be made to healthcare providers and other potential referral sources.

●	State laws also require drug manufacturers to file reports with states regarding pricing and marketing information, such as the tracking and reporting of gifts, compensations, and other remuneration, and items of value provided to healthcare professionals and entities.
●	State and foreign laws also govern the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of Liminatus’s business activities could, despite its efforts to comply, be subject to challenge under one or more of such laws. Efforts to ensure that Liminatus’s business arrangements will comply with applicable healthcare laws may involve substantial costs. It is possible that governmental and enforcement authorities will conclude that Liminatus business practices may not comply with current or future statutes, regulations or case law interpreting applicable fraud and abuse or other healthcare laws and regulations. If any such actions are instituted against Liminatus, and it is not successful in defending itself or asserting its rights, those actions could have a significant impact on its business, including the imposition of civil, criminal and administrative penalties, damages, disgorgement, monetary fines, possible exclusion from participation in Medicare, Medicaid, and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of its operations, any of which could adversely affect its ability to operate its business and its results of operations. In addition, the approval and commercialization of any of Liminatus’s product candidates outside the United States will also likely subject it to foreign equivalents of the healthcare laws mentioned above, among other foreign laws. Further, achieving and sustaining compliance with applicable federal and state privacy, security, and fraud laws may prove costly.

If we or any clinical collaborators, CROs, contract manufacturers, or other contractors and suppliers that we engage fail to comply with environmental, health, and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on our business.

We and any clinical collaborators, CROs, contract manufacturers, or other contractors and suppliers that we engage are subject to numerous federal, state, and local environmental, health and safety laws, regulations, and permitting requirements, including:

●	those governing laboratory procedures;
●	the generation, handling, use, storage, treatment and disposal of hazardous and regulated materials and wastes;
●	the emission and discharge of hazardous materials into the ground, air and water; and
●	employee health and safety.

Our operations involve the use of hazardous and flammable materials, including chemicals and biological and radioactive materials. Our operations also produce hazardous waste. We generally contract with third parties for the disposal of these materials and wastes. We cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from our use of hazardous materials, we could be held liable for any resulting damages, and any liability could exceed our resources. Under certain environmental laws, we could be held responsible for costs relating to any contamination at our current or past facilities and at third-party facilities. We also could incur significant costs associated with civil or criminal fines and penalties.

Compliance with applicable environmental laws and regulations may be expensive, and current or future environmental laws and regulations may impair our research, product development, and manufacturing efforts. In addition, we cannot entirely eliminate the risk of accidental injury or contamination from these materials or wastes. Although we maintain workers’ compensation insurance to cover us for costs and expenses, we may incur due to injuries to our employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities. We do not carry specific biological or hazardous waste insurance coverage, and our property, casualty, and general liability insurance policies specifically exclude coverage for damages and fines arising from biological or hazardous waste exposure or contamination. Accordingly, in the event of contamination or injury, we could be held liable for damages or be penalized with fines in an amount exceeding our resources, and our clinical trials or regulatory approvals could be suspended, which could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Our business activities may be subject to the FCPA and similar anti-bribery and anti-corruption laws.

Our business activities may be subject to the Foreign Corrupt Practices Act (“FCPA”) and similar anti-bribery or anti-corruption laws, regulations, or rules of other countries in which we operate, including the U.K. Bribery Act. The FCPA generally prohibits offering, promising, giving, or authorizing others to give anything of value, either directly or indirectly, to a non-U.S. government official in order to influence official action, or otherwise obtain or retain business. The FCPA also requires public companies to make and keep books and records that accurately and fairly reflect the transactions of the corporation and to devise and maintain an adequate system of internal accounting controls. Our business is heavily regulated and therefore involves significant interaction with public officials, including officials of non-U.S. governments. Additionally, in many other countries, the researchers with whom we conduct clinical trials, and the healthcare providers who prescribe pharmaceuticals, are employed by their government, and the purchasers of pharmaceuticals are government entities. As a result, our dealings with these researchers, prescribers, and purchasers are subject to regulation under the FCPA. Recently the SEC and Department of Justice have increased their FCPA enforcement activities with respect to biotechnology and pharmaceutical companies. There is no certainty that all of our employees, agents, contractors or collaborators, or those of our affiliates, will comply with all applicable laws and regulations, particularly given the high level of complexity of these laws. Violations of these laws and regulations could result in fines, criminal sanctions against us, our officers or our employees, the closing down of our facilities, requirements to obtain export licenses, cessation of business activities in sanctioned countries, implementation of compliance programs and prohibitions on the conduct of our business. Any such violations could include prohibitions on our ability to offer our products in one or more countries and could materially damage our reputation, our brand, our international expansion efforts, our ability to attract and retain employees, and our business, prospects, operating results and financial condition.

Failure to comply with privacy and data protection laws, regulations, or contractual obligations could lead to government enforcement actions (which could include civil or criminal penalties), private disputes and litigation, and/or adverse publicity and could negatively affect our operating results and business.

We receive, generate, and store significant and increasing volumes of sensitive information, such as employee, personal, patient and collaborator data. In addition, we actively seek access to medical information, including patient data, through research and development partnerships and collaborations or otherwise. We have legal and contractual obligations regarding the protection of confidentiality and appropriate use of personal data. We and our partners may be subject to federal, state, and foreign data protection laws and regulations (i.e., laws and regulations that address privacy and data security). These data protection laws and regulations continue to evolve and may result in ever-increasing public scrutiny and escalating levels of enforcement and sanctions and increased costs of compliance.

In the United States, numerous federal and state laws and regulations, including state data breach notification laws, state health information privacy laws, and federal and state consumer protection laws (e.g., Section 5 of the FTC Act), that govern the collection, use, disclosure and protection of health-related and other personal information could apply to our operations or the operations of our partners, including during our clinical trials. In addition, we may obtain health information from third parties (including research institutions from which we obtain clinical trial data) that are subject to privacy and security requirements under HIPAA, as amended by HITECH, which establish privacy and security standards that limit the use and disclosure of individually identifiable health information and require the implementation of administrative, physical, and technological safeguards to protect the privacy of individually identifiable health information and ensure the confidentiality, integrity, and availability of electronic protected health information. Determining whether individually identifiable health information has been handled in compliance with applicable privacy standards and our contractual obligations can require complex factual and statistical analyses and may be subject to changing interpretation. Depending on the facts and circumstances, we could be subject to civil and criminal penalties if we knowingly obtain, use, or disclose individually identifiable health information maintained by a HIPAA-covered entity in a manner that is not authorized or permitted by HIPAA. Enforcement activity can result in financial liability and reputational harm, and responses to such enforcement activity can consume significant internal resources. We cannot be sure how these regulations will be interpreted, enforced, or applied to our operations. In addition to the risks associated with enforcement activities and potential contractual liabilities, our ongoing efforts to comply with evolving laws and regulations at the federal and state level may be costly and require ongoing modifications to our policies, procedures and systems. Failure to comply with any of these laws could result in enforcement action against us, including fines, imprisonment of company officials and public censure, claims for damages by customers and other affected individuals, damage to our reputation, and loss of goodwill (both in relation to existing and prospective customers), any of which could have a material adverse effect on our business, financial condition, results of operations, or prospects.

Although we take measures to protect sensitive data from unauthorized access, use or disclosure, our information technology and infrastructure may be vulnerable to attacks by hackers or viruses or breached due to employee error, malfeasance, or other malicious or inadvertent disruptions. Any such breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, manipulated, publicly disclosed, lost or stolen. Any such access, breach or other loss of information could result in legal claims or proceedings, and liability under federal or state laws that protect the privacy of personal information, such as HIPAA and HITECH, and regulatory penalties. Notice of breaches must be made to affected individuals, the Secretary of the HHS, and for extensive breaches, notice may need to be made to the media or State Attorneys General. Such a notice could harm our reputation and our ability to compete. The HHS has the discretion to impose penalties without attempting to resolve violations through informal means. In addition, state attorneys general are authorized to bring civil actions seeking either injunctions or damages in response to violations that threaten the privacy of state residents. Although we have implemented security measures to prevent unauthorized access to patient data, such data is currently accessible through multiple channels, and there is no guarantee we can protect our data from breach. Unauthorized access, loss, or dissemination could also damage our reputation or disrupt our operations, including our ability to conduct our analyses, deliver test results, process claims and appeals, provide customer assistance, conduct research and development activities, collect, process and prepare company financial information, provide information about our tests and other patient and physician education and outreach efforts through our website, and manage the administrative aspects of our business.

We may collect, process, use or transfer personal information from individuals located in the European Union in connection with our business, including in connection with conducting clinical trials in the European Union. Additionally, if any of our product candidates are approved, we may seek to commercialize those products in the European Union. The collection and use of personal health data in the European Union are governed by laws, regulations, and directives, including the General Data Protection Regulation (EU) 2016/679 (“GDPR”). This legislation imposes requirements relating to having legal bases for processing personal information relating to identifiable individuals and transferring such information outside of the European Economic Area, including to the United States, providing details to those individuals regarding the processing of their personal information, keeping personal information secure, having data processing agreements with third parties who process personal information, responding to individuals’ requests to exercise their rights in respect of their personal information, reporting security breaches involving personal data to the competent national data protection authority and affected individuals, appointing data protection officers, conducting data protection impact assessments and record-keeping. This legislation imposes significant responsibilities and liabilities in relation to personal data that we process, and we may be required to put in place additional mechanisms ensuring compliance. In particular, with respect to cross-border transfers of personal data, judicial and regulatory developments in the European Union have created uncertainty. In a decision issued by the Court of Justice of the European Union (“CJEU”) on July 16, 2020, the CJEU invalidated one mechanism for cross-border personal data transfer, the EU-U.S. Privacy Shield, and imposed additional obligations on companies, including us, relying on standard contractual clauses (“SCCs”) issued by the European Commission for cross-border personal data transfers. The European Commission released new SCCs designed to address the CJEU concerns on June 4, 2021. We have undertaken certain efforts to conform transfers of personal data from the European Economic Area (“EEA”) to the United States to our understanding of current regulatory obligations and guidance of data protection authorities, but the CJEU’s decision, the revised SCCs, regulatory guidance and opinions, and other developments relating to cross-border data transfer may require us to implement additional contractual and technical safeguards for any personal data transferred out of the EEA, which may increase compliance costs, lead to increased regulatory scrutiny or liability, may require additional contractual negotiations, and may adversely impact our business, financial condition and operating results. Any actual or alleged failure to comply with the requirements of the GDPR or other laws, regulations, and directives of the member states of the European Union may result in substantial fines, other administrative penalties and civil claims being brought against us, which could have a material adverse effect on our business, financial condition and results of operations.

In addition, U.S. states are adopting new laws or amending existing laws and regulations, requiring attention to frequently changing regulatory requirements applicable to data related to individuals. For example, California has enacted the California Consumer Privacy Act (“CCPA”). The CCPA gives California residents expanded rights to access and delete their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used by requiring covered companies to provide new disclosures to California consumers (as that term is broadly defined and which can include any of our current or future employees who may be California residents or any other California residents whose data we collect or process) and provide such residents new ways to opt out of certain sales of personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. As we expand our operations and trials (both preclinical or clinical), the CCPA may increase our compliance costs and potential liability. Additionally, a new privacy law, the California Privacy Rights Act (CPRA), was approved by California voters in the election on November 3, 2020. The CPRA creates obligations relating to consumer data beginning on January 1, 2022, and comes fully into force on January 1, 2023, with enforcement beginning July 1, 2023. The CPRA modifies the CCPA significantly, potentially resulting in further uncertainty and requiring us to incur additional costs and expenses in an effort to comply. Additionally, other U.S. states continue to propose, and in certain cases adopt, privacy-focused legislation such as Colorado, Virginia, and Utah. Aspects of these state laws remain unclear, resulting in further uncertainty and potentially requiring us to modify our data practices and policies and to incur substantial additional costs and expenses in an effort to comply.

Failure to comply with U.S. and international data protection laws and regulations could result in government enforcement actions (which could include civil or criminal penalties), private litigation, and/or adverse publicity and could negatively affect our operating results and business. Moreover, patients about whom we or our partners obtain information, as well as the providers who share this information with us, may contractually limit our ability to use and disclose the information. Claims that we have violated individuals’ privacy rights, failed to comply with data protection laws or breached our contractual obligations, even if we are not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm our business.

If we or third parties fail to adequately safeguard confidential personal, employee, or patient data, or if such information or data are wrongfully used by us or third parties or disclosed to unauthorized persons or entities, our reputation could suffer and we could be subject to claims for damages or other liabilities, regulatory investigations and enforcement action, litigation, the imposition of fines or other penalties, and significant costs for remediation. Any of these risks could have a material adverse effect on our business, financial condition, results of operations, or prospects.

Risks Related to Liminatus’s Employee Matters, Managing Growth and Other Risks Related to Liminatus’s Business

Our success is highly dependent on our ability to attract, hire and retain highly skilled executive officers and employees.

Liminatus currently has a small team focused on research and development. Our ability to discover and develop any product candidates is dependent on our chemists. To succeed, we must recruit, hire, retain, manage and motivate qualified clinical, scientific, technical and management personnel, and we face significant competition for experienced personnel. Following the closing of the Business Combination, Liminatus will be highly dependent on the principal members of its management and scientific and medical staff, particularly Mr. Chris Kim, our the President and Chief Executive Officer, Mr. Scott Dam, our Chief Financial Officer, Mr. Byong C Yoo, our Chief Science Officer, Mr. Sang-jin Daniel Lee, our Head of Research and Development, and Mr. Beom K. Choi, our Chief Technology Officer. If we do not succeed in attracting and retaining qualified personnel, particularly at the management level, it could adversely affect our ability to execute our business plan and harm our operating results. In particular, the loss of one or more of Liminatus’s executive officers could be detrimental to Liminatus if it cannot recruit suitable replacements in a timely manner. We do not maintain “Key Person” insurance for any of our executives or other employees. Liminatus could in the future have difficulty attracting and retaining experienced personnel and may be required to expend significant financial resources in its employee recruitment and retention efforts.

Many of the other biotechnology companies that Liminatus competes against for qualified personnel have greater financial and other resources, different risk profiles and a longer history in the industry than Liminatus does. They also may provide higher compensation, more diverse opportunities and better prospects for career advancement. Some of these characteristics may be more appealing to high-quality candidates than what Liminatus has to offer. If we are unable to continue to attract and retain high-quality personnel, the rate and success at which we can discover, develop and commercialize our product candidates will be limited and the potential for successfully growing our business will be harmed.

Liminatus’s scientific and clinical advisors and consultants typically will not enter into non-compete agreements with it. If a conflict of interest arises between their work for Liminatus and their work for another entity, Liminatus may lose their services. Furthermore, Liminatus’s advisors may have arrangements with other companies to assist those companies in developing products or technologies that may compete with Liminatus’s. In particular, if Liminatus is unable to maintain consulting or employment relationships with its scientific founders and other scientific and clinical advisors and consultants, or if they provide services to Liminatus’s competitors, Liminatus’s development and commercialization efforts will be impaired and its business will be significantly harmed.

Many members of Liminatus’s management team have joined our company following the closing of the Business Combination and will need to be successfully integrated in order to effectively execute our business plan.

Certain members of Liminatus’s management team are currently employed by other entities. These management team members will not continue to serve at the other entities after the Business Combination and have joined our company full time following the closing of the Business Combination. Such executive officers will need to be successfully integrated in order to effectively execute our business plan and developmental strategies. Our management team has limited historical experience with our clients, our business and our industry and the process of transitioning our new members into our business is complex and time consuming. This may impact our ability to collectively respond to issues in a quick and efficient manner. If our management team is unable to develop a business strategy that can be executed in a successful manner, it could materially adversely impact our business and our revenue.

If we are unable to establish sales or marketing capabilities or enter into agreements with third parties to sell or market our product candidates after any approvals, we may not successfully sell or market our product candidates that obtain regulatory approval.

We currently do not have and have never had a marketing or sales team for the marketing, sales and distribution of any of our product candidates that may obtain regulatory approval in the future. In order to commercialize any product candidates, we must build marketing, sales, distribution, managerial, and other non-technical capabilities or make arrangements with third parties to perform these services for each of the territories in which we may have approval to sell or market our product candidates. We may not be successful in accomplishing these required tasks.

Establishing an internal sales or marketing team with technical expertise and supporting distribution capabilities to commercialize our product candidates will be expensive and time-consuming, and will require significant attention of our executive officers to manage. Any failure or delay in the development of our internal sales, marketing, and distribution capabilities could adversely impact the commercialization of any of our product candidates that we obtain approval to market, if we do not have arrangements in place with third parties to provide such services on our behalf. Alternatively, if we choose to collaborate, either globally or on a territory-by-territory basis, with third parties that have direct sales forces and established distribution systems, either to augment our own sales force and distribution systems or in lieu of our own sales force and distribution systems, we will be required to negotiate and enter into arrangements with such third parties relating to the proposed collaboration. If we are unable to enter into such arrangements when needed on acceptable terms, or at all, we may not successfully commercialize any of our product candidates that receive regulatory approval or any such commercialization may experience delays or limitations. If we are unable to successfully commercialize our approved product candidates, either on our own or through collaborations with one or more third parties, our future product revenue will suffer and we may incur significant additional losses.

Our international operations may expose us to business, regulatory, political, operational, financial, pricing, and reimbursement risks associated with doing business outside of the United States.

Our business strategy incorporates potential international expansion as we seek to obtain regulatory approval for, and commercialize, our current and any future product candidates in patient populations outside the United States. If our product candidates are approved, we may hire sales representatives and conduct physician and patient association outreach activities outside of the United States. Doing business internationally involves a number of risks, including:

●	multiple, conflicting, and changing laws and regulations such as privacy regulations, tax laws, export and import restrictions, employment laws, regulatory requirements, and other governmental approvals, permits and licenses;
●	failure by us to obtain and maintain regulatory approvals for the use of our products in various countries;
●	rejection or qualification of foreign clinical trial data by the competent authorities of other countries;
●	additional potentially relevant third-party patent rights;
●	complexities and difficulties in obtaining protection and enforcing our intellectual property;
●	difficulties in staffing and managing foreign operations;
●	complexities associated with managing multiple payor reimbursement regimes, government payors, or patient self-pay systems;
●	limits in our ability to penetrate international markets;
●	financial risks, such as longer payment cycles, difficulty collecting accounts receivable, the impact of local and regional financial crises on demand and payment for our products, and exposure to foreign currency exchange rate fluctuations;

●	natural disasters, political and economic instability, including wars, terrorism, and political unrest, outbreak of disease, boycotts, curtailment of trade, and other business restrictions;
●	certain expenses including, among others, expenses for travel, translation, and insurance; and
●	regulatory and compliance risks that relate to anti-corruption compliance and record-keeping that may fall within the purview of the FCPA, its accounting provisions or its anti-bribery provisions, or provisions of anti-corruption or anti-bribery laws in other countries.

Any of these factors could significantly harm our future international expansion and operations and, consequently, our results of operations.

Risks Related to Liminatus’s Intellectual Property

The Business Combination may give counterparties to the license agreements to which we are party (or by which we are otherwise affected) the ability to exercise rights and remedies under such agreements which, if exercised, may have material adverse consequences.

There is ambiguity as to whether the transactions contemplated by the Business Combination, including the Liminatus Merger, may be considered a change of control under certain intellectual property and technology licenses that are important to our business, including the CD47 License with InnoBation, entitling the counterparty or beneficiary to exercise certain rights and remedies. If the Business Combination is deemed to be a change of control for purposes of these agreements, the counterparty or beneficiary could have the ability, depending on the arrangement, to, among other things, make Liminatus’ exclusive license to become a non-exclusive license, declare a breach of, or default under, any assignment provision or change of control provision of the agreements, or terminate the agreements, unless they otherwise provide consent to the deemed change of control. We have not obtained the consent of the counterparties or beneficiaries of such agreements with respect to the Business Combination. We intend to enter into discussions with the counterparties where appropriate to seek a waiver under, or amendment of, the agreements to avoid or minimize any potential adverse consequences. We cannot assure you that we will be successful in avoiding or minimizing the adverse consequences which, individually or collectively, may have a material adverse effect on our ability to successfully develop and, if approved, commercialize our current and any future product candidates or implement our plans and strategies (which do not reflect the impact of any such adverse consequences, financial or otherwise), and we could be adversely affected.

Liminatus’s proprietary rights may not adequately protect our intellectual property and potential products, and if Liminatus cannot obtain adequate protection of its intellectual property and potential products, it may not be able to successfully market its potential products.

Liminatus’s commercial success will depend in part on obtaining and maintaining intellectual property protection for our products, formulations, processes, methods and other technologies. Liminatus will only be able to protect these technologies and products from unauthorized use by third parties to the extent that valid and enforceable intellectual property rights, including patents, cover them, or other market exclusionary rights apply. The patent positions of pharmaceutical companies, like Liminatus, can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in such companies’ patents has emerged to date in the United States. The general environment for pharmaceutical patents outside the United States also involves significant uncertainty. Accordingly, we cannot predict the breadth of claims that may be allowed (if any are allowed at all) or enforced, or that the scope of these patent rights could provide a sufficient degree of future protection that could permit us to gain or keep our competitive advantage with respect to these products and technology. For example, we cannot predict:

●	the degree and range of protection any patents will afford us against competitors, including whether third parties will find ways to make, use, sell, offer to sell or import competitive products without infringing our patents;
●	if and when patents will issue;
●	whether or not others will obtain patents claiming inventions similar to those covered by our patents and patent applications; or

●	whether we will need to initiate or defend litigation or administrative proceedings in connection with patent rights, which may be costly whether we win or lose, and the outcome of which is unpredictable.

Changes in either the patent laws or in the interpretations of patent laws in the United States or other countries may diminish the value of our intellectual property.

In addition, others may independently develop similar or alternative products and technologies that may be outside the scope of our intellectual property. Furthermore, others may have invented technology claimed by our patents before we or our licensors did so, and they may have filed patents claiming such technology before we did so, weakening our ability to obtain and maintain patent protection for such technology. Should third parties obtain patent rights to similar products or technology, this may have an adverse effect on our business.

We may also rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or obtainable. Trade secrets, however, are difficult to protect. While we believe that we will use reasonable efforts to protect our trade secrets, our own or our strategic partners’ employees, consultants, contractors or advisors may unintentionally or willfully disclose our information to competitors. Such disclosure could adversely affect our ability to prevent further disclosures of our trade secrets. We seek to protect this information, in part, through the use of non-disclosure and confidentiality agreements with employees, consultants, advisors and others. These agreements may be breached, and we may not have adequate remedies for a breach. In addition, we cannot ensure that those agreements will be enforceable, provide adequate protection for our trade secrets, know-how or other proprietary information, or prevent their unauthorized use or disclosure.

To the extent that consultants or key employees apply technological information independently developed by them or by others to our potential products, disputes may arise as to the proprietary rights in such information, which may not be resolved in our favor. Consultants and key employees who work with our confidential and proprietary technologies are required to assign all intellectual property rights in their discoveries to us. However, these consultants or key employees may terminate their relationship with us, and we cannot preclude them indefinitely from dealing with our competitors. If our trade secrets become known to competitors with greater experience and financial resources, the competitors may copy or use our trade secrets and other proprietary information in the advancement of their products, methods or technologies. If we were to prosecute a claim that a third party had illegally obtained and was using our trade secrets, it could be expensive and time consuming and the outcome could be unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets than courts in the United States. Moreover, if our competitors independently develop equivalent knowledge, we would lack any legal or contractual claim to prevent them from using such information, and our business could be harmed.

If we are unable to obtain, maintain or protect intellectual property rights in any products that we develop or if the scope of the intellectual property protection obtained is not sufficiently broad, third parties could develop and commercialize products and technology similar or identical to ours, and we may not compete effectively in our market.

Our success depends in significant part on our and our licensors’ ability to obtain, maintain and protect patents and other intellectual property rights and operate without infringing, misappropriating, or otherwise violating the intellectual property rights of others. If we or our licensors are unable to obtain or maintain patent protection with respect to such inventions and technology, our business, financial condition, results of operations, and prospects could be materially harmed.

The patent prosecution process is expensive, time-consuming, and complex, and we and our current or future licensors may not prepare, file, prosecute, maintain, and enforce all necessary or desirable patent applications at a reasonable cost or in a timely manner. Patents may be invalidated and patent applications may not be granted for a number of reasons, including known and unknown prior art, deficiencies in the patent applications or the lack of novelty of the underlying inventions or technology. It is also possible that we or our current and future licensors will fail to identify patentable aspects of inventions made in the course of research, development and commercialization activities in time to obtain patent protection. Although we enter into non-disclosure and confidentiality agreements with parties who have access to confidential or patentable aspects of our research, development, and commercialization activities, such as our employees, collaborators, CROs, consultants, advisors and other third parties, any of these parties may breach the agreements and disclose such activities before a patent application is filed, thereby jeopardizing our ability to seek patent protection. In addition, publications of discoveries in the scientific literature often lag behind actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, we cannot be certain that we or our current or future licensors were the first to make the inventions claimed in our owned or any licensed patents or patent applications, or that we or our current or future licensors were the first to file for patent protection of such inventions.

The patent position of biotechnology companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our and our current or future licensors’ patent rights are highly uncertain. Our and our current or future licensors’ pending and future patent applications may not result in patents being issued which protect the technology or products we use, in whole or in part, or which effectively prevent others from commercializing competitive technologies and products. Moreover, the patent examination process may require us or our current and future licensors to narrow the scope of the claims of our or our current and future licensors’ pending and future patent applications, which may limit the scope of patent protection that may be obtained. Additionally, the scope of patent protection can be reinterpreted after issuance. Even if our or our current or future licensors’ pending and future patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors or other third parties from competing with us, or otherwise provide us with any competitive advantage. Any patents that we apply for any products that we may develop may be challenged, narrowed, circumvented, or invalidated by third parties in court or in patent offices in the United States and abroad. Our licensors’ patent applications cannot be enforced against third parties practicing the technology claimed in such applications unless and until a patent issues from such applications, and then only to the extent the issued claims cover the technology. Our competitors or other third parties may also circumvent our licensor’s patents by developing similar or alternative technologies or products in a non-infringing manner.

We cannot assure you that we have found all of the potentially relevant prior art relating to our patents and patent applications. If such prior art exists, it can invalidate a patent or prevent a patent from issuing from a pending patent application. Even if our patents do issue and even if such patents cover our product candidates, third parties may initiate oppositions, interferences, re-examinations, post-grant reviews, inter partes reviews, nullification or derivation actions in court or before patent offices, or similar proceedings challenging the inventorship, validity, enforceability or scope of such patents, which may result in the patent claims being narrowed or invalidated. An adverse determination in any such proceeding or litigation could reduce the scope of, or invalidate, the patent rights we own or license, allow third parties to commercialize the technology or products we use and compete directly with us, without payment to us.

Moreover, we, or our current or future licensors, may have to participate in interference or derivation proceedings declared by the United States Patent and Trademark Office (USPTO) to determine priority of invention or in post-grant challenge proceedings, such as oppositions in a foreign patent office, that challenge priority of invention or other features of patentability. Such challenges may result in loss of patent rights, loss of exclusivity, or in patent claims being narrowed, invalidated, or held unenforceable, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of the technology and product candidates we use. Such proceedings also may result in substantial cost and require significant time from our scientists and management, even if the eventual outcome is favorable to us. Consequently, we do not know whether any of the technology or product candidates we use will be protectable or remain protected by valid and enforceable patents.

Because patent applications in the United States and most other countries are confidential for a period of time after filing, and some remain so until issued, we cannot be certain that we or our current and future licensors were the first to file any patent application related to a product candidate. Furthermore, if third parties have filed such patent applications on or before March 15, 2013, an interference proceeding in the United States can be initiated by such third parties to determine who was the first to invent any of the subject matter covered by the patent claims of our applications. If third parties have filed such applications after March 15, 2013, a derivation proceeding in the United States can be initiated by such third parties to determine whether our invention was derived from theirs. Even where we have a valid and enforceable patent, we may not exclude others from practicing our invention where the other party can show that they used the invention in commerce before our filing date or the other party benefits from a compulsory license.

We may not protect our intellectual property rights throughout the world.

Filing, prosecuting, enforcing, and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and our or our current and future licensors’ intellectual property rights may not exist in some countries outside the United States or may be less extensive in some countries than in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we and our current and future licensors may not prevent third parties from practicing our and our current or future licensors’ inventions in all countries, or from selling or importing products made using our and our current or future licensors’ inventions in and into all jurisdictions. Competitors may use our and our current or future licensors’ technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we and our current and future licensors have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our product candidates, and our and our current or future licensors’ patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets, and other intellectual property protection, particularly those relating to biotechnology, which could make it difficult for us and our current and future licensors to stop the infringement of our and our current or future licensors’ patents or marketing of competing products in violation of our and our current or future licensors’ intellectual property and proprietary rights generally. Proceedings to enforce our and our current or future licensors’ intellectual property and proprietary rights in foreign jurisdictions could result in substantial costs and divert our and our current or future licensors’ efforts and attention from other aspects of our business, could put our and our current or future licensors’ patents at risk of being invalidated or interpreted narrowly, could put our and our current or future licensors’ patent applications at risk of not issuing, and could provoke third parties to assert claims against us or our current and future licensors. We or our current and future licensors may not prevail in any lawsuits that we or our current and future licensors initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Some jurisdictions may refuse to honor intellectual property rights due to legislation or geopolitical reasons, such as Russia recently stating that it will not honor patent rights of companies from countries that have imposed sanctions on Russia in response to the war in Ukraine. Accordingly, our and our current and future licensors’ efforts to enforce intellectual property and proprietary rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or our current and future licensors are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business, financial condition, results of operations, and prospects may be adversely affected.

Changes in patent law could diminish the value of patents in general, thereby impairing our ability to protect our product candidates.

Obtaining and enforcing patents in the biopharmaceutical industry involves both technological and legal complexity and is therefore costly, time-consuming, and inherently uncertain. Changes in either the patent laws or interpretation of the patent laws in the United States could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. Patent reform legislation in the United States and other countries, including the Leahy-Smith America Invents Act (Leahy-Smith Act), could increase those uncertainties and costs. The Leahy-Smith Act includes provisions that affect the way patent applications are prosecuted, redefine prior art, and provide more efficient and cost-effective avenues for competitors to challenge the validity of patents, and may also affect patent litigation. These include allowing third-party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including post-grant review, inter partes review, and derivation proceedings. In addition, assuming that other requirements for patentability are met, prior to March 15, 2013, in the United States, the first to invent the claimed invention was entitled to the patent, while outside the United States, the first to file a patent application was entitled to the patent. After March 15, 2013, under the Leahy-Smith Act, the United States transitioned to a first inventor to file system in which, assuming that the other statutory requirements are met, the first inventor to file a patent application will be entitled to the patent on an invention regardless of whether a third party was the first to invent the claimed invention. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations, and prospects.

In addition, the U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. This combination of events has created uncertainty with respect to the validity and enforceability of patents, once obtained. Depending on future actions by the U.S. Congress, the U.S. courts, the USPTO and the relevant law-making bodies in other countries, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment, and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees, and various other government fees on any issued patent or patent application are due to be paid to the USPTO and various government patent agencies outside of the United States in several stages over the lifetime of our owned or licensed patents and applications. The USPTO and various non-U.S. governmental patent agencies require compliance with a number of procedural, documentary, fee payment, and other similar provisions during the patent application process. While an inadvertent lapse can, in some cases, be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which non-compliance can result in abandonment or lapse of the patent or patent application, resulting in a partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include failure to respond to official actions within prescribed time limits, non-payment of fees, and failure to properly legalize and submit formal documents. If we or our current and future licensors fail to maintain the patents and patent applications covering our product candidates, our patent protection could be reduced or eliminated and our competitors might be better able to enter the market with competing products or technology, which could have a material adverse effect on our business, financial condition, results of operation, and prospects.

If we fail to comply with our obligations in the agreements under which we license intellectual property rights from third parties or otherwise experience disruptions to our business relationships with our licensors, we could lose the ability to continue the development and commercialization of our product candidates.

We are a party to a number of intellectual property and technology licenses that are important to our business. All assets are in-licensed. The CD 47 License originates with a Korean company InnoBation Bio Co. Ltd. If we, or our licensors, fail to comply with our, or their, obligations under these license agreements, including payment and diligence terms, or other specified events occur such as our insolvency or change of control, the licensors may have the right to terminate these agreements or may reduce or eliminate our rights under these agreements, in which event we may not develop, manufacture, market or sell any product that is covered by these agreements or may face other penalties under the agreements. Such an occurrence could adversely affect the value of the technology or product candidate being developed or licensed under any such agreement. Termination of these agreements or reduction or elimination of our rights under these agreements may result in our having to negotiate new or reinstated agreements, which may not be available to us on equally favorable terms, or at all, or cause us to lose our rights under these agreements, including our rights to intellectual property or technology important to our development programs.

Disputes may arise regarding intellectual property subject to a licensing agreement, including:

●	the scope of rights granted under the license agreement and other interpretation-related issues;
●	the extent to which the technology and processes we use infringe on intellectual property of the licensor that is not subject to the licensing agreement;
●	the sublicensing of patent and other rights under our existing collaborative development relationships and any collaboration relationships we might enter into in the future;
●	our diligence obligations under the license agreement and what activities satisfy those diligence obligations;
●	the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our current and future licensors and us; and
●	the priority of invention of patented technology.

In addition, the agreements under which Liminatus licenses intellectual property or technology from third parties are generally complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, result of operations, and prospects. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates, which could have a material adverse effect on our business, financial conditions, results of operations, and prospects.

We may not succeed in obtaining necessary rights to any product candidates we may develop through acquisitions and in-licenses.

A third party may hold intellectual property, including patent rights, that are important or necessary to the development of our current or future product candidates. In order to avoid infringing these third-party patents, we may find it necessary or prudent to obtain licenses from such third-party intellectual property holders. Moreover, we may need to obtain additional licenses from our existing licensors and others to advance our research or allow commercialization of product candidates we may develop. In addition, with respect to any patents we may co-own with third parties, we may require licenses to such co-owners’ interest to such patents. However, we may be unable to secure such licenses or otherwise acquire or in-license any compositions, methods of use, processes, or other intellectual property rights from third parties that we identify as necessary for product candidates we develop. The licensing or acquisition of third-party intellectual property rights is a competitive area, and several more established companies may pursue strategies to license or acquire third-party intellectual property rights that we may consider attractive or necessary. These established companies may have a competitive advantage over us due to their size, capital resources and greater clinical development or commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us. As a result, we may be unable to obtain any such licenses at a reasonable cost or on reasonable terms, if at all. In that event, we may be required to expend significant time and resources to redesign the technology we use, product candidates, or the methods for manufacturing them, or to develop or license replacement technology, all of which may not be feasible on a technical or commercial basis. If we are unable to do so, we may be unable to develop or commercialize the affected product candidates, which could harm our business, financial condition, results of operations, and prospects significantly. In addition, even if we obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us, and it could require us to make substantial licensing and royalty payments, which could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Moreover, some of our owned and in-licensed patents and patent applications are, and may in the future be, co-owned with third parties. If we are unable to obtain an exclusive license to any such third-party co-owners’ interest in such patents or patent applications, such co-owners may license their rights to other third parties, including our competitors, and such third parties could market competing products and technology. In addition, we may need the cooperation of any such co-owners of our patents in order to enforce such patents against third parties, and such cooperation may not be provided to us. Any of the foregoing could have a material adverse effect on our competitive position, business, financial conditions, results of operations, and prospects.

Third parties may initiate legal proceedings against us alleging that we infringe, misappropriate, or otherwise violate their intellectual property rights, or we may initiate legal proceedings against third parties to challenge the validity or scope of intellectual property rights controlled by third parties, the outcome of which would be uncertain and could have an adverse effect on the success of our business.

Our commercial success depends upon our ability to develop, manufacture, market and sell our product candidates and use our and our current or future licensors’ proprietary technologies without infringing, misappropriating, or otherwise violating the intellectual property rights of third parties. The biotechnology and pharmaceutical industries are characterized by extensive litigation regarding patents and other intellectual property rights. Third parties may initiate legal proceedings against us or our current and future licensors alleging that we or our current and future licensors infringe, misappropriate, or otherwise violate their intellectual property rights. In addition, we or our current and future licensors may initiate legal proceedings against third parties to challenge the validity or scope of intellectual property rights controlled by third parties, including in oppositions, interferences, reexaminations, inter partes reviews, or derivation proceedings in the United States or other jurisdictions. These proceedings can be expensive and time-consuming, and many of our or our current and future licensors’ adversaries in these proceedings may have the ability to dedicate substantially greater resources to prosecuting these legal actions than we or our current and future licensors.

Third parties that currently hold patents, have patent applications pending or may submit patent applications in the future may allege that our product candidates, including our CD47 immune checkpoint inhibitor, infringe these patents. Parties making infringement, misappropriation, or other intellectual property claims against us may obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize one or more of our product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of management and employee resources from our business. In addition, even if we believe any third-party intellectual property claims are without merit, there is no assurance that a court would find in our favor on questions of validity, enforceability, priority, or non-infringement. A court of competent jurisdiction could hold that such third-party patents are valid, enforceable, and infringed, which could materially and adversely affect our ability to commercialize any of our products or technologies covered by the asserted third-party patents. In order to successfully challenge the validity of any such third-party U.S. patents in federal court, we would need to overcome a presumption of validity. As this burden is a high one requiring us to present clear and convincing evidence as to the invalidity of any such U.S. patent claim, there is no assurance that a court of competent jurisdiction would invalidate the claims of any such U.S. patent. An unfavorable outcome could require us or our current and future licensors to cease using the related technology or developing or commercializing our product candidates, or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us or our current and future licensors a license on commercially reasonable terms or at all. Even if we or our current and future licensors obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us or our current and future licensors, and it could require us to make substantial licensing and royalty payments. In addition, we could be found liable for monetary damages, including treble damages and attorneys’ fees, if we are found to have willfully infringed a patent. A finding of infringement, misappropriation, or other violation of third-party intellectual property could prevent us from commercializing our product candidates or force us to cease some of our business operations, which could harm our business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar material adverse effect on our business, financial condition, results of operations, and prospects.

We may be subject to claims by third parties asserting that we or our employees, consultants, or advisors have misappropriated their intellectual property, or claiming ownership of what we regard as our own intellectual property.

Many of our employees, consultants, and advisors, including our senior management, were previously employed at other biopharmaceutical companies, including our competitors or potential competitors. Some of these employees executed proprietary rights, non-disclosure, and/or non-competition agreements in connection with such previous employment. Although we try to ensure that our employees, consultants, and advisors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or these individuals have used or disclosed confidential information or intellectual property, including trade secrets or other proprietary information, of any such individual’s current or former employer. Litigation may be necessary to defend against these claims. If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Such intellectual property rights could be awarded to a third party, and we could be required to obtain a license from such third party to commercialize the technology or products we use. Such a license may not be available on commercially reasonable terms, or at all. Even if we successfully prosecute or defend against such claims, litigation could result in substantial costs and distract management.

In addition, while it is our policy to require our employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own. The assignment of intellectual property rights may not be self-executing, or the assignment agreements may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. Such claims could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Our inability to protect our confidential information and trade secrets would harm our business and competitive position.

In addition to seeking patents for some of the technology and products we use, we also rely on trade secrets, including unpatented know-how, technology and other proprietary information to maintain our competitive position. Trade secrets can be difficult to protect. We seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees, corporate collaborators, outside scientific collaborators, CROs, contract manufacturers, consultants, advisors, and other third parties. We also enter into confidentiality agreements with our employees and consultants. We cannot guarantee that we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary technology and processes. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not obtain adequate remedies for such breaches. Misappropriation or unauthorized disclosure of our trade secrets could significantly affect our competitive position and may have a material adverse effect on our business. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. Some courts both within and outside the United States may be less willing or unwilling to protect trade secrets. Furthermore, trade secret protection does not prevent competitors from independently developing substantially equivalent information and techniques and we cannot guarantee that our competitors will not independently develop substantially equivalent information and techniques. If a competitor lawfully obtained or independently developed any of our trade secrets, we would have no right to prevent such competitor from using that technology or information to compete with us. Failure on our part to adequately protect our trade secrets and our confidential information would harm our business and our competitive position.

Issued patents covering one or more of our product candidates or technologies could be found invalid or unenforceable if challenged in court.

To protect our competitive position, we may from time to time need to resort to litigation in order to enforce or defend any patents or other intellectual property rights owned by or licensed to us, or to determine or challenge the scope or validity of patents or other intellectual property rights of third parties. Enforcement of intellectual property rights is difficult, unpredictable, and expensive, and many of our or our licensors’ or collaboration partners’ adversaries in these proceedings may have the ability to dedicate substantially greater resources to prosecuting these legal actions than we or our licensors or collaboration partners can. Accordingly, despite our or our licensors’ or collaboration partners’ efforts, we or our licensors or collaboration partners may not prevent third parties from infringing upon or misappropriating intellectual property rights we own or control, particularly in countries where the laws may not protect those rights as fully as in the European Union and the United States. We may fail in enforcing our rights — in which case our competitors may be permitted to use the technology we use without being required to pay us any license fees. In addition, however, litigation involving our patents carries the risk that one or more of our patents will be held invalid (in whole or in part, on a claim-by-claim basis) or held unenforceable. Such an adverse court ruling could allow third parties to commercialize our products, including our CD47 immune checkpoint inhibitor, and then compete directly with us, without payment to us.

If we or one of our licensors were to initiate legal proceedings against a third party to enforce a patent covering one of our products, the defendant could counterclaim that such patent is invalid or unenforceable. In patent litigation in the United States or in Europe, defendant counterclaims alleging invalidity or unenforceability are commonplace. A claim for a validity challenge may be based on failure to meet any of several statutory requirements, for example, lack of novelty, obviousness, or non-enablement. A claim for unenforceability could involve an allegation that someone connected with prosecution of the patent withheld relevant information from the European Patent Office or the USPTO or made a misleading statement, during prosecution. Third parties may also raise similar claims before the USPTO or an equivalent foreign body, even outside the context of litigation. Potential proceedings include re-examination, post-grant review, inter partes review, interference proceedings, derivation proceedings, and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings). Such proceedings could result in the revocation of, cancellation of, or amendment to our patents in such a way that they no longer cover the technology we use or any product candidates that we may develop. The outcome following legal assertions of invalidity and unenforceability during patent litigation is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art, of which we or our licensing partners and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of the patent protection on one or more of our product candidates. Such a loss of patent protection could have a material adverse impact on our business, financial condition, results of operations, and prospects. Further, litigation could result in substantial costs and diversion of management resources, regardless of the outcome, and this could harm our business and financial results. Patents and other intellectual property rights also will not protect the technology we use if competitors design around the protected technology we use without infringing our patents or other intellectual property rights.

We may become involved in disputes or lawsuits to protect or enforce our patents or other intellectual property, which could be expensive, time-consuming, unsuccessful, and lead to challenges to our intellectual property ownership.

Competitors and other third parties may infringe, misappropriate, or otherwise violate our issued patents or other intellectual property or the patents or other intellectual property of our licensors, or we or our licensors may be required to defend against claims of infringement, misappropriation, or other violation. In addition, our patents or the patents of our licensors may become involved in inventorship or priority disputes. Other disputes may arise related to intellectual property rights that we believe are derived from, or related to, our patents or technology.

To counter infringement, misappropriation, or other unauthorized use, we or our licensors may be required to negotiate a solution to such dispute or file infringement claims, either of which can be expensive and time-consuming. Any claims we or our licensors assert against perceived infringers could provoke these parties to assert counterclaims against us or our licensors alleging that we or our licensors infringe their patents or that our or our licensors’ patents are invalid or unenforceable. In a patent infringement proceeding, a court may decide that a patent of ours or one of our licensors’ is invalid or unenforceable, in whole or in part, construe the patent’s claims narrowly or refuse to stop the other party from using the technology at issue on the grounds that our or our licensors’ patents do not cover the technology. An adverse result in any litigation proceeding could put one or more of our owned or licensed patents at risk of being invalidated, held unenforceable, or interpreted narrowly.

We may find it impractical or undesirable to enforce our intellectual property against some third parties. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation.

Interference proceedings provoked by third parties or brought by us or declared by the USPTO or by an equivalent foreign body may be necessary to determine the priority of inventions with respect to our or our licensors’ patents or patent applications. If we or our licensors are unsuccessful in any interference proceedings to which we or they are subject, we may lose valuable intellectual property rights through the loss of one or more patents owned or licensed or our owned or licensed patent claims may be narrowed, invalidated, or held unenforceable. If we or our licensors are unsuccessful in any interference proceeding or other priority or inventorship dispute, we may be required to obtain and maintain licenses from third parties, including parties involved in any such interference proceedings or other priority of inventorship disputes. Such licenses may not be available on commercially reasonable terms or at all, or may be non-exclusive. If we are unable to obtain and maintain such licenses, we may need to cease the development, manufacture, and commercialization of one or more of the product candidates we may develop. The loss of exclusivity or narrowing of our owned or licensed patent claims could limit our ability to stop others from using or commercializing similar or identical technology and products.

Any of the foregoing intellectual property disputes or litigation could result in a material adverse effect on our business, financial condition, results of operations, or prospects.

Intellectual property litigation or proceedings could cause us to spend substantial resources and distract our personnel.

Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims could result in substantial costs and diversion of management resources, which could harm our business. In addition, the uncertainties associated with litigation could compromise our ability to raise the funds necessary to continue our clinical trials, continue our internal research programs or in-license needed technology or other product candidates. There could also be public announcements of the results of the hearing, motions or other interim proceedings or developments. If securities analysts or investors perceive those results to be negative, it could cause the price of shares of our common stock to decline. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing, or distribution activities. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Most of our competitors are larger than we are and have substantially greater resources. They are, therefore, likely to sustain the costs of complex patent litigation or proceedings more effectively than we can because of their greater financial resources and more mature and developed intellectual property portfolios. Accordingly, despite our efforts, we may not prevent third parties from infringing upon, misappropriating, or otherwise violating our intellectual property. Any of the foregoing events could harm our business, financial condition, results of operations, and prospects.

If we do not obtain patent term extension or data exclusivity for any product candidates we may develop, our business may be materially harmed.

Patents have a limited lifespan. Due to the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. filing date of a non-provisional patent application. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our product candidates are obtained, once the patent life has expired for a product, we may be open to competition from competitive medications, including biosimilar or generic medications. At the time of the expiration of the relevant patents, the underlying technology covered by such patents can be used by any third party, including competitors. Although the patent term extensions under the Drug Price Competition and Patent Term Restoration Action of 1984 (Hatch-Waxman Act) in the United States may be available to extend the patent term, we cannot provide any assurances that any such patent term extension will be obtained and, if so, for how long.

Depending upon the timing, duration and specifics of any FDA marketing approval of any product candidates we may develop, one or more of our U.S. patents may be eligible for limited patent term extension under the Hatch-Waxman Act. The Hatch-Waxman Act permits a patent term extension of up to five years as compensation for patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, only one patent may be extended, and only those claims covering the approved drug, a method for using it, or a method for manufacturing it may be extended. However, we may not be granted an extension because of, for example, failing to exercise due diligence during the testing phase or regulatory review process, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents, or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request. If we are unable to obtain patent term extension or term of any such extension is less than we request, our competitors may obtain approval of competing products following our patent expiration, and our business, financial condition, results of operations, and prospects could be materially harmed.

If our trademark and tradenames are not adequately protected, then we may not build name recognition in our markets and our business may be adversely affected.

We cannot assure you that competitors will not infringe our future trademarks or that we will have adequate resources to enforce such trademarks. We cannot assure you that any future trademark applications that we will file will be approved. During trademark registration proceedings, we may receive rejections and although we are given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, in proceedings before the USPTO and in proceedings before comparable agencies in many foreign jurisdictions, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. An opposition or cancellation proceeding may be filed against our trademarks and our trademarks may not survive such proceedings, which may force us to rebrand our name.

Intellectual property rights do not necessarily address all potential threats.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect our business or permit us to maintain our competitive advantage. For example:

●	others may make products that are similar to any product candidates we may develop or utilize similar technology but that are not covered by the claims of the patents that we license or may own in the future;
●	others may independently develop similar or alternative technologies or duplicate any of the technologies we use without infringing our owned or licensed intellectual property rights;
●	our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;
●	we may not develop additional proprietary technologies that are patentable; and
●	we may choose not to file a patent in order to maintain certain trade secrets or know-how, and a third party may subsequently file a patent covering such intellectual property.

Should any of these events occur, they could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Risks Related to Liminatus’s Dependence on Third Parties

Liminatus relies on third parties to conduct its clinical trials and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials, research and studies.

Liminatus does not have the ability to independently conduct its clinical trials. Liminatus currently relies on third parties to conduct clinical trials of its product candidates, including ISTs sponsored by third parties; these third parties also include CROs, clinical data management organizations, medical institutions and clinical investigators. Liminatus expects to continue to rely upon third parties to conduct additional clinical trials of Liminatus’s product candidates. Third parties have a significant role in the conduct of Liminatus’s clinical trials and the subsequent collection and analysis of data. These third parties are not Liminatus’s employees, and except for remedies available to Liminatus under Liminatus’s agreements, Liminatus has limited ability to control the amount or timing of resources that any such third party will devote to Liminatus’s clinical trials. In some cases, these third parties may not provide Liminatus with information about the ongoing clinical trials on a timely basis. The third parties may also violate the terms of the agreements governing such clinical trials in various ways, including asserting intellectual property rights that contractually belong to Liminatus. Some of these third parties may terminate their engagements with Liminatus at any time. If Liminatus needs to enter into alternative arrangements, it would delay Liminatus’s drug development activities.

Liminatus’s reliance on these third parties for research and development activities will reduce Liminatus’s control over these activities but will not relieve Liminatus of its regulatory responsibilities. For example, Liminatus will remain responsible for ensuring that each of its clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. Moreover, the FDA requires Liminatus to comply with GCP standards, regulations for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity, and confidentiality of trial participants are protected. The EMA also requires Liminatus to comply with similar standards. Regulatory authorities enforce these GCP requirements through periodic inspections of trial sponsors, principal investigators, and trial sites. If Liminatus or any of its CROs fail to comply with applicable GCP requirements, the clinical data generated in Liminatus’s clinical trials may be deemed unreliable and the FDA, EMA, or comparable foreign regulatory authorities may require Liminatus to perform additional clinical trials before approving its marketing applications. Liminatus cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of Liminatus’s clinical trials comply with GCP regulations. In addition, Liminatus’s clinical trials must be conducted with product produced under current GMP regulations. Liminatus’s failure or the failure of the third parties Liminatus engages to comply with these regulations may require Liminatus to repeat clinical trials, which would delay the marketing approval process. Liminatus also is required to register certain ongoing clinical trials and post the results of certain completed clinical trials on a government-sponsored database, ClinicalTrials.gov, within certain timeframes. Failure to do so can result in delays in being permitted to initiate patient recruitment at some trial sites, slowing the delivery of clinical trial data, which can lead to sanctions from scientific journals in which Liminatus would seek to publish its study results.

The third parties Liminatus relies on for these services may also have relationships with other entities, some of which may be Liminatus’s competitors. If these third parties do not successfully carry out their contractual duties, meet expected deadlines, or conduct Liminatus’s clinical trials in accordance with regulatory requirements or Liminatus’s stated protocols, Liminatus will not obtain, or may be delayed in obtaining, marketing approvals for its product candidates and will not be able to, or may be delayed in its efforts to, successfully commercialize its product candidates.

Liminatus contracts with third parties for the production of Liminatus’s product candidates for preclinical studies, and expects to continue to do so for clinical trials and ultimately for commercialization and for additional product candidates. This reliance on third parties increases the risk that Liminatus will not have sufficient quantities of its product candidates or drugs or such quantities at an acceptable cost, which could delay, prevent, or impair Liminatus’s development or commercialization efforts.

Liminatus does not currently have the infrastructure or internal capability to manufacture its product candidates for use in clinical development and commercialization. Liminatus relies, and expects to continue to rely, on third-party manufacturers for the production of Liminatus’s product candidates in compliance with GMP requirements for clinical trials under the guidance of members of Liminatus’s organization.

The manufacture of small molecule therapeutics is complex. It is anticipated that during development from early clinical trials to commercialization that changes to the manufacturing process or analytical methods will occur. These changes carry the risk that the intended goals of such changes are not achievable and that further development work may be needed to reach these goals, which may delay Liminatus’s ability to meet clinical or commercial supply needs.

If Liminatus were to experience an unexpected loss of supply of its product candidates for any reason, whether as a result of manufacturing, supply, or storage issues or otherwise, Liminatus could experience delays, disruptions, suspensions or terminations of, or be required to restart or repeat, any pending or ongoing clinical trials. Replacement of Liminatus’s current manufacturers for each product would likely result in substantial delay and could interrupt Liminatus’s clinical trials if Liminatus had not previously obtained enough supply of its product candidates.

Liminatus expects to continue to rely on third-party manufacturers for the commercial supply of any of its product candidates for which Liminatus obtains marketing approval. Liminatus may be unable to maintain or establish required agreements with third-party manufacturers or to do so on acceptable terms. Even if Liminatus is able to establish agreements with third-party manufacturers, reliance on third-party manufacturers entails additional risks, including:

●	the possible failure of the third party to manufacture Liminatus’s product candidates according to its specifications;
●	the possible failure of the third party to manufacture Liminatus’s product candidates according to Liminatus’s schedule, or at all, including if Liminatus’s third-party contractors give greater priority to the supply of other products over Liminatus’s product candidates or otherwise do not satisfactorily perform according to the terms of the agreements between Liminatus and them;
●	the possible failure of Liminatus’s third-party manufacturer to procure raw materials from third-party suppliers and potential exposure to supply chain issues impacting delivery dates, quality, quantity and pricing of;
●	raw materials, which may result in additional costs and delays in production of clinical trial materials, commercial product and regulatory approvals;
●	the possible termination or nonrenewal of agreements by Liminatus’s third-party contractors at a time that is costly or inconvenient for Liminatus;
●	the possible breach by the third-party contractors of Liminatus’s agreements with them;
●	the failure of third-party contractors to comply with applicable regulatory requirements;
●	the possible mislabeling of clinical supplies, potentially resulting in the wrong dose amounts being supplied or active drug or placebo not being properly identified;
●	the possibility of clinical supplies not being delivered to clinical sites on time, leading to clinical trial interruptions, or, following approval by regulatory authorities, of drug supplies not being distributed to commercial vendors in a timely manner, resulting in lost sales; and
●	the possible misappropriation of Liminatus’s proprietary information, including Liminatus’s trade secrets and know-how.

Liminatus does not have control over many aspects of the manufacturing process of and is dependent on its contract manufacturing partners for compliance with GMP regulations for manufacturing both active drug substances and finished drug products. Third-party manufacturers may not comply with GMP regulations or similar regulatory requirements outside of the United States. If Liminatus’s contract manufacturers cannot successfully manufacture material that conforms to Liminatus’s specifications and the strict regulatory requirements of the FDA, EMA, or others, they will not secure and/or maintain marketing approval for their manufacturing facilities. In addition, Liminatus does not have control over the ability of its contract manufacturers to maintain adequate quality control, quality assurance, and qualified personnel. If the FDA, EMA or a comparable foreign regulatory authority does not approve these facilities for the manufacture of Liminatus’s product candidates or if it withdraws any such approval in the future, Liminatus may need to find alternative manufacturing facilities, which would significantly impact Liminatus’s ability to develop, obtain marketing approval for, or market Liminatus’s product candidates, if approved. Liminatus’s failure, or the failure of its third-party manufacturers, to comply with applicable regulations could result in sanctions being imposed on Liminatus, including fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or drugs, operating restrictions, and criminal prosecutions, any of which could significantly and adversely affect supplies of Liminatus’s drugs and harm its business and results of operations.

Liminatus’s current and anticipated future dependence upon others for the manufacture of its product candidates or drugs may adversely affect its future profit margins and its ability to commercialize any drugs that receive marketing approval on a timely and competitive basis.

Liminatus may not gain the efficiencies it expects from further scale-up of manufacturing of its product candidates, and Liminatus’s third-party manufacturers may be unable to successfully scale up manufacturing in sufficient quality and quantity for Liminatus’s product candidates, which could delay or prevent the conducting of Liminatus’s clinical trials or the development or commercialization of Liminatus’s other product candidates.

Liminatus expects that third-party manufacturers will manufacture Liminatus’s product candidates at a scale and on a timeline that is sufficient for Liminatus to conduct its future clinical trials and, if Liminatus receives marketing approval, to commercialize Liminatus’s product candidates for the indications Liminatus is currently targeting. However, Liminatus may consider increasing the batch scale to gain cost efficiencies. If Liminatus’s current manufacturer or any other manufacturer Liminatus uses is unable to scale-up the manufacture of Liminatus’s product candidates at such time, Liminatus may not gain such cost efficiencies and may not realize the benefits that would typically be expected from further scale-up of manufacturing. In addition, quality or other technical issues may arise during scale-up activities. If Liminatus’s third-party manufacturers are unable to successfully scale up the manufacture of Liminatus’s product candidates in sufficient quality and quantity, the development, testing and clinical trials of that product candidate may be delayed or become infeasible, and marketing approval or commercial launch of any resulting product may be delayed or not obtained, which could significantly harm Liminatus’s business.

Changes in methods of product candidate manufacturing or formulation may result in additional costs or delay.

As product candidates progress through preclinical and late-stage clinical trials to marketing approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods and formulation, are altered along the way in an effort to optimize yield, manufacturing batch size, minimize costs and achieve consistent quality and results. Such changes carry the risk that they will not achieve these intended objectives. Any of these changes could cause Liminatus’s product candidates to perform differently and affect the results of planned clinical trials or other future clinical trials conducted with the altered materials. The FDA may not approve Liminatus’s third-party manufacturers’ processes or facilities. This could delay completion of clinical trials, require the conduct of bridging clinical trials or the repetition of one or more clinical trials, increase clinical trial costs, delay approval of Liminatus’s product candidates, and jeopardize its ability to commercialize its product candidates and generate revenue.

Liminatus has and may in the future enter into additional agreements with third parties under which those parties have or will be granted a license to develop product candidates. If any such programs are not successful or if disputes arise related to such programs, Liminatus may not realize the full commercial benefits from such programs.

A pipeline of several product candidates may be licensed to third parties, including larger global biopharmaceutical companies and mid-sized regional or China-focused companies. Liminatus’s likely counterparties for future licensing and collaboration arrangements include large and mid-size pharmaceutical companies, regional and national pharmaceutical companies, and biotechnology companies. Such arrangements generally allow the licensing parties to control the amount and timing of resources that they dedicate to the development or potential commercialization of any product candidates they develop from the technology Liminatus has licensed to them, subject to any territorial or field of use restrictions in the license.

Liminatus typically negotiates milestone payments and royalty fees from its licensees that will require various levels of success with their product candidate development program in order for Liminatus to generate revenue from them. Liminatus’s ability to generate revenue from these licensing arrangements will depend on Liminatus’s counterparties’ abilities to successfully develop and commercialize the product candidates they are developing. Liminatus cannot predict the success of any licensing program that Liminatus enters into or whether such program will lead to any meaningful milestone or royalty revenue to Liminatus.

Licensing programs involving third-party development of product candidates derived from Liminatus’s licensed technology pose the following risks to Liminatus:

●	counterparties generally have significant discretion, if not total control, in determining the efforts and resources that they will apply to these development efforts;
●	counterparties may not properly or adequately obtain, maintain, enforce, or defend intellectual property or proprietary rights relating to Liminatus’s intellectual property or may use Liminatus’s proprietary information in such a way as to expose Liminatus to potential litigation or other intellectual property-related proceedings, including proceedings challenging the scope, ownership, validity, and enforceability of Liminatus’s intellectual property;
●	counterparties may own or co-own with Liminatus intellectual property covering their product candidates, and, in such cases, Liminatus typically will not have the exclusive right to commercialize such intellectual property or their product candidates based on the terms of the licensing agreement;
●	Liminatus may need the cooperation of these counterparties to enforce or defend any intellectual property Liminatus contributes to the program;
●	counterparties typically will control the interactions with regulatory authorities related to their product candidates, which may impact Liminatus’s ability to obtain and maintain regulatory approval of its own product candidates;

●	disputes may arise between the counterparties and Liminatus that result in the delay or termination of the research, development, or commercialization of Liminatus’s product candidates or research programs or that result in costly litigation or arbitration that diverts management attention and resources;
●	counterparties may decide to not pursue development and commercialization of any product candidates that are derived from Liminatus’s licensed technology, or may elect not to continue or renew development or commercialization programs based on clinical trial results, changes in the counterparties’ strategic focus or available funding or external factors such as an acquisition that diverts resources or creates competing priorities, or counterparties may elect to fund or commercialize a competing product;
●	counterparties could independently develop, or develop with third parties, products that compete directly or indirectly with Liminatus’s product candidates or research programs if the collaborators believe that competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than Liminatus’s;
●	counterparties may not commit sufficient resources to the marketing and distribution of their product candidates, resulting in lower royalties to Liminatus;
●	counterparties may grant sublicenses to Liminatus’s technology or undergo a change of control, and the sublicensees or new owners may decide to pursue a strategy with respect to the program which is not in Liminatus’s best interest;
●	counterparties may become bankrupt, which may significantly delay Liminatus’s research or development programs, or may cause Liminatus to lose access to valuable technology, know-how, or intellectual property of the counterparty relating to Liminatus’s technology in relation to the terms of the licensing agreement;
●	if these counterparties do not satisfy their obligations under Liminatus’s agreements with them, or if they terminate Liminatus’s licensing agreements with them, Liminatus may be adversely impacted; and
●	licensing agreements may not lead to development or commercialization of product candidates in the most efficient manner or at all.

There can be no assurance that any of Liminatus’s pending in-licensed patent applications will be approved and patents issue. Furthermore, there can be no assurance that Liminatus will benefit from any patent term extension or favorable adjustments to the term of any of Liminatus’s in-licensed issued patents or patents that are issued in the future. The applicable authorities, including the FDA, may not agree with Liminatus’s assessment of whether such patent term extensions should be granted, and, if granted, they may grant more limited extensions than Liminatus requests. Liminatus also relies upon know-how, continuing technological innovation and potential in-licensing opportunities to develop and maintain Liminatus’s competitive position. Liminatus seeks to protect Liminatus’s proprietary information, in part, using confidentiality and invention assignment agreements with Liminatus’s commercial partners, collaborators, employees, and consultants. These agreements are designed to protect Liminatus’s proprietary information and, in the case of invention assignment agreements, to grant Liminatus ownership of technologies that are developed through a relationship with an employee or a third party. These agreements may be breached, and Liminatus may not have adequate remedies for any such breach. To the extent that Liminatus’s commercial partners, collaborators, employees and consultants use intellectual property owned by others in their work for Liminatus, disputes may arise as to the rights in related or resulting know-how and inventions.

Many of the risks relating to product development, intellectual property, regulatory approval, and commercialization described in this “Risk Factors” section also apply to the activities of Liminatus’s licensees and any negative impact on these counterparties and their product development programs may adversely affect Liminatus.

If Liminatus seeks to establish additional collaborations, but are unable to do so, Liminatus may have to alter its development and commercialization plans.

Liminatus’s drug development programs and the potential commercialization of Liminatus’s product candidates will require substantial additional cash to fund expenses. Liminatus may seek to selectively form collaborations to expand its capabilities, potentially accelerate research and development activities, and provide for commercialization activities by third parties.

Liminatus faces significant competition in seeking appropriate collaborators. Whether Liminatus reaches a definitive agreement for a collaboration will depend, among other things, upon Liminatus’s assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration, and the proposed collaborator’s evaluation of a number of factors. Those factors may include the design or results of clinical trials, the likelihood of approval by the FDA, EMA, or comparable foreign regulatory authorities, the potential market for the subject product candidate, the costs and complexities of manufacturing and delivering such product candidate to patients, the potential of competing drugs, the existence of uncertainty with respect to Liminatus’s ownership of intellectual property and industry and market conditions generally. The potential collaborator may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on and whether such a collaboration could be more attractive than the one with Liminatus for Liminatus’s product candidate.

Collaborations are complex and time-consuming to negotiate and document. In addition, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators. Even if Liminatus successfully enters into a collaboration, the terms and conditions of that collaboration may restrict Liminatus from entering into future agreements on certain terms with potential collaborators.

If and when Liminatus seeks to enter into collaborations, Liminatus may not negotiate collaborations on a timely basis, on acceptable terms, or at all. If Liminatus is unable to do so, Liminatus may have to curtail the development of a product candidate, reduce or delay its development program or one or more of Liminatus’s other development programs, delay its potential commercialization, or reduce the scope of any sales or marketing activities, or increase Liminatus’s expenditures and undertake development or commercialization activities at Liminatus’s own expense.

If Liminatus engages in acquisitions or strategic partnerships or collaborations, this may increase Liminatus’s capital requirements, dilute Liminatus’s stockholders, cause Liminatus to incur debt or assume contingent liabilities, and subject Liminatus to other risks.

Liminatus may evaluate various acquisition opportunities and strategic partnerships or collaborations, including licensing or acquiring complementary products, intellectual property rights, technologies or businesses. Any potential acquisition or strategic partnership may entail numerous risks, including:

●	exposure to unknown liabilities;
●	increased operating expenses and cash requirements;
●	the assumption of additional indebtedness or contingent liabilities;
●	the issuance of Liminatus’s equity securities;
●	assimilation of operations, intellectual property, and products of an acquired company, including costs and difficulties associated with integrating new personnel;
●	the diversion of Liminatus’s management’s attention from Liminatus’s existing product programs and initiatives in pursuing such a strategic merger or acquisition;
●	retention of key employees, the loss of key personnel, and uncertainties in Liminatus’s ability to maintain key business relationships;
●	impairment of relationships with key collaborators and other counterparties of any acquired businesses due to changes in management and ownership;
●	risks and uncertainties associated with the other party to such a transaction, including the prospects of that party and their existing products or product candidates and marketing approvals; and
●	Liminatus’s inability to generate revenue from acquired technology and/or products sufficient to meet Liminatus’s objectives in undertaking the acquisition or even to offset the associated acquisition and maintenance costs.

In addition, if Liminatus undertakes acquisitions, Liminatus may issue dilutive securities, assume or incur debt obligations, incur large one-time expenses, and acquire intangible assets that could result in significant future amortization expense. Moreover, Liminatus may not locate suitable acquisition opportunities, and this inability could impair Liminatus’s ability to grow or obtain access to technology or products that may be important to the development of Liminatus’s business.

Other General Risks Applicable to Liminatus

Health epidemics and other outbreaks could adversely impact Liminatus’s business including Liminatus’s ongoing and planned preclinical research and clinical trials.

Liminatus could experience disruptions that could severely impact its business, current and planned preclinical research and clinical trials due to health epidemics or other outbreaks, including:

●	delays or difficulties in enrolling and retaining subjects in Liminatus’s ongoing preclinical research and Liminatus’s future clinical trials;
●	delays or difficulties in clinical site initiation, including due to difficulties in staffing and recruiting at clinical sites;
●	difficulties interpreting data from Liminatus’s clinical trials due to the possible effects of health epidemics, on subjects;
●	diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as Liminatus’s clinical trial sites and hospital staff supporting the conduct of clinical trials;
●	interruption of key clinical trial activities, such as clinical trial site monitoring, due to limitations on travel imposed or recommended by federal or state governments, employers and others;
●	limitations in resources, including Liminatus’s employees, that would otherwise be focused on the conduct of Liminatus’s business or its current or planned clinical trials or preclinical research, including because of sickness, the desire to avoid contact with large groups of people, or restrictions on movement or access to Liminatus’s facility as a result of government-imposed “shelter in place” or similar working restrictions;
●	delays in receiving approval from regulatory authorities to initiate Liminatus’s clinical trials;
●	interruptions in preclinical studies due to restricted or limited operations at the CROs conducting such studies;
●	interruptions or delays in the operations of the FDA or other domestic or foreign regulatory authorities, which may impact review and approval timelines;
●	delays in receiving the supplies, materials and services needed to conduct clinical trials and preclinical research;
●	changes in regulations as part of a response to a health epidemic or outbreak which may require Liminatus to change the ways in which Liminatus’s clinical trials are conducted, which may result in unexpected costs or require Liminatus to discontinue the clinical trial altogether;
●	interruptions or delays to Liminatus’s development pipeline;
●	delays in necessary interactions with regulators, ethics committees and other important agencies and contractors due to limitations in employee resources or forced furlough of government or contractor personnel; and
●	refusal of the FDA to accept data from clinical trials in affected geographies outside of the United States.

Liminatus’s internal computer systems, or those used by Liminatus’s third-party research institution collaborators, other contractors, or consultants, may fail or suffer other breakdowns, cyberattacks or information security breaches that could compromise the confidentiality, integrity and availability of such systems and data, result in material disruptions of Liminatus’s development programs and business operations, risk disclosure of confidential, financial or proprietary information, and affect Liminatus’s reputation.

Despite the implementation of security measures, Liminatus’s internal computer systems or those used by Liminatus’s third-party research institution collaborators, other contractors, or consultants, may be vulnerable to damage from computer viruses and unauthorized access. As the cyber-threat landscape evolves, attacks are growing in frequency, sophistication, and intensity, and are becoming increasingly difficult to detect. Such attacks could include the use of key loggers or other harmful and virulent malware, including ransomware or other denials of service, and can be deployed through malicious websites, the use of social engineering, and/or other means. If a breakdown, cyberattack, or other information security breach were to occur and cause interruptions in Liminatus’s operations, it could result in a misappropriation of confidential information, including Liminatus’s intellectual property or financial information, and a material disruption of Liminatus’s development programs and Liminatus’s business operations. For example, the loss of clinical trial data from completed, ongoing, or future clinical trials could result in delays in Liminatus’s regulatory approval efforts and significantly increase Liminatus’s costs to recover or reproduce the data. Likewise, Liminatus relies on Liminatus’s third-party research institution collaborators for research and development of Liminatus’s product candidates and other third parties for the manufacture of Liminatus’s product candidates and to conduct clinical trials, and similar events relating to their computer systems could also have a material adverse effect on Liminatus’s business. To the extent that any disruption or security breach were to result in a loss of, or damage to, Liminatus’s data or systems, or inappropriate disclosure of confidential, financial, or proprietary information, including data related to Liminatus’s personnel, Liminatus could incur liability or risk disclosure of confidential, financial, or proprietary information, and the further development and commercialization of Liminatus’s product candidates could be delayed. There can be no assurance that Liminatus and Liminatus’s business counterparties will be successful in efforts to detect, prevent, or fully recover systems or data from all breakdowns, service interruptions, attacks, or breaches of systems that could adversely affect Liminatus’s business and operations and/or result in the loss of critical or sensitive data, which could result in financial, legal, business, or reputational harm to Liminatus.

Business disruptions could seriously harm Liminatus’s future revenue and financial condition and increase Liminatus’s costs and expenses.

Liminatus’s operations, and those of Liminatus’s third-party research institution and pharmaceutical company collaborators, manufacturers, and other contractors and consultants, could be subject to earthquakes, power shortages, telecommunications failures, water shortages, floods, hurricanes, typhoons, fires, extreme weather conditions, medical or public health crises, and other natural or man-made disasters or business interruptions, including terrorism and war. In addition, for some of Liminatus’s clinical trials, Liminatus relies on third-party research institution collaborators for conducting research and development of Liminatus’s product candidates, and they may be affected by government shutdowns or withdrawn funding. The occurrence of any of these business disruptions could seriously harm Liminatus’s operations and financial condition and increase Liminatus’s costs and expenses. Liminatus relies on third-party manufacturers to produce and process its product candidates. Liminatus’s ability to obtain clinical supplies of Liminatus’s product candidates could be disrupted if the operations of these suppliers are affected by a man-made or natural disaster or other business interruption.

Damage or extended periods of interruption to Liminatus’s office, development or research facilities due to fire, natural disaster, power loss, communications failure, unauthorized entry or other events could cause Liminatus to cease or delay development of some or all of Liminatus’s product candidates. Although Liminatus maintains customary insurance coverage, Liminatus’s insurance might not cover all losses under such circumstances and Liminatus’s business may be seriously harmed by such delays and interruption.

Any legal proceedings or claims against Liminatus could be costly and time-consuming to defend and could harm Liminatus’s reputation regardless of the outcome.

Liminatus may in the future become subject to legal proceedings and claims that arise in the ordinary course of business, including intellectual property, collaboration, licensing agreement, product liability, employment, class action, whistleblower and other litigation claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, cause Liminatus to incur significant expenses or liability, or require Liminatus to change its business practices. In addition, the expense of litigation and the timing of this expense from period to period are difficult to estimate, subject to change, and could adversely affect Liminatus’s financial condition and results of operations. Because of the potential risks, expenses, and uncertainties of litigation, Liminatus may, from time to time, settle disputes, even where Liminatus has meritorious claims or defenses, by agreeing to settlement agreements. Any of the foregoing could adversely affect Liminatus’s business, financial condition, and results of operations.

Risks Related to Our Securities

Currently, our Common Stock and Public Warrants are listed on Nasdaq. However, there may not be enough liquidity in such market to enable stockholders to sell their securities.

Currently, our Common Stock and Public Warrants are listed on The Nasdaq Global Market and The Nasdaq Capital Market, respectively. If a public market for our securities does not develop, investors may not be able to re-sell their Common Stock or Warrants, rendering their securities illiquid and possibly resulting in a complete loss of their investment. We cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. The trading price of and demand for the Common Stock and the development and continued existence of a market and favorable price for the Common Stock will depend on a number of conditions, including the development of a market following, including by analysts and other investment professionals, the businesses, operations, results, and prospects of the Company, general market and economic conditions, governmental actions, regulatory considerations, legal proceedings, and developments or other factors. These and other factors may impair the development of a liquid market and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for the Common Stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise negatively affect the price and liquidity of the Common Stock. Many of these factors and conditions are beyond the control of the Company or the stockholders.

The requirements of being a public company may strain the Company’s resources and distract management and we will incur substantial costs as a result of being a public company.

Following the consummation of the Business Combination, the Company is subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the Securities Act. These rules, regulations and requirements are extensive. We will incur significant costs associated with our public company corporate governance and reporting requirements. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more corporate employees to comply with these requirements or engage outside consultants, which would increase our costs and expenses. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations. These applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on the Board or as executive officers.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

As a result of disclosure of information in this prospectus and in the filings that we are required to make as a public company, our business, operating results and financial condition have become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If any such claims are successful, our business, operating results and financial condition could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, operating results and financial condition.

Sales of a substantial amount of Common Stock in the public market, particularly sales by our executive officers, directors and significant stockholders, or the perception that these sales could occur, could cause the market price of Common Stock to decline.

Sales of a substantial number of shares of Common Stock in the public market, particularly sales by our executive officers, directors and principal stockholders, or the perception that these sales might occur, could cause the market price of Common Stock to decline. Some of our executive officers, directors and the holders of a substantial number of shares of Common Stock are subject to lock-up provisions prohibit them from offering for sale, selling, contracting to sell, granting any option for the sale of, transferring or otherwise disposing of any shares of Common Stock and of any securities convertible into or exercisable for Common Stock.

When the applicable lock-up periods expire, our security holders subject to lock-up provisions will be able to sell shares of Common Stock in the public market. Sales of a substantial number of such shares upon expiration of the lock-up provisions, the perception that such sales may occur or early release of these provisions could cause our market price to fall or make it more difficult for you to sell your shares of Common Stock at a time and price that you deem appropriate.

In addition, we may file a registration statement to register shares reserved for future issuance under our equity compensation plans. Subject to the satisfaction of applicable vesting requirements and expiration of the lock-up provisions referred to above, the shares issued upon exercise of outstanding stock options would be available for immediate resale in the open market.

A decline in the price of Common Stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of Common Stock could result in a reduction in the liquidity of the Common Stock and a reduction in our ability to raise capital. A decline in the price of Common Stock could be especially detrimental to our liquidity, operations and strategic plans. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new products and services and continue current operations. If our Common Stock’s price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about us or our business, our Common Stock price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, the trading price for our Common Stock would likely be negatively affected. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our securities or publish inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us, demand for our Common Stock could decrease, which might cause the share price and trading volume to decline.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

We have not paid any cash dividends on Common Stock and do not intend to pay cash dividends on Common Stock in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements which we may enter into with institutional lenders may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of the Board and will be dependent upon our financial condition, results of operations, capital requirements and any other factors that the Board decides is relevant. Therefore, any return on your investment in our capital stock must come from increases in the fair market value and trading price of the capital stock.

The market price of our equity securities may be volatile, and you could lose a significant part of your investment.

The stock markets, including the Nasdaq, on which certain of our securities are listed, have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for the Common Stock and our Public Warrants, the market price of the Common Stock and our Public Warrants may be volatile and could decline significantly.

We are registering for resale on behalf of the Selling Securityholders an aggregate of 19,619,406 shares of Common Stock, not including the shares underlying the Warrants. The Common Stock being registered for resale in this prospectus (excluding the shares underlying the Warrants) constitutes approximately 72.5% of our total outstanding shares. In addition, a portion of the Common Stock being registered for resale hereunder were purchased by the Selling Securityholders at prices below the current market price of our Common Stock.  Given the substantial amount of redemptions in connection with the Business Combination and the relative lack of liquidity in our stock, sales of our Common Stock under the registration statement of which this prospectus is a part could result in a significant decline in the market price of our securities.

On July 23, 2025, the last reported sales price of our Common Stock was $6.47. The exercise price of the Warrants is $11.50, which is higher than the current market price of our Common Stock and accordingly, Warrant holders may not be able to exercise their Warrants at this time. Cash proceeds associated with the exercises of the Warrants are dependent on our stock price and given the recent price volatility of our Common Stock and relative lack of liquidity in our stock, we may not receive any cash proceeds in relation to our outstanding warrants. In addition, the trading volume in our Common Stock and our Public Warrants may fluctuate and cause significant price variations to occur. We cannot assure you that the market price of the Common Stock and our Public Warrants will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

●	the Selling Securityholders generally purchased the securities being registered for resale hereunder at prices that are lower than the current market prices for such securities and, accordingly, may be or are incentivized to sell them under the registration statement of which this prospectus is a part (for example, the Sponsor purchased the founder at a price per share of $0.004);
●	the Selling Securityholders may be incentivized to sell their securities even if the prevailing trading price of such securities is at or significantly below the IPO price, because the prices at which they acquired their shares may be lower than prevailing market prices and/or the prices at which public investors purchased our securities in the open market, and therefore such Selling Securityholders may generate positive rates of return on their investment that would not be available to public shareholders that acquired their securities at higher prices. For example, based on the closing price of our Common Stock of $6.47 per share as of July 23, 2025, the shares purchased by the Sponsor would experience a potential profit of up to approximately $6.466 per share with respect to sales of the Common Stock received in consideration of the founder shares;
●	the Common Stock (excluding the shares underlying the Warrants) being registered for resale under this prospectus represents approximately 72.5% of the shares of Common Stock outstanding as of July 23, 2025, and sales of a significant number of such shares could materially adversely affect the trading prices of our securities;
●	the realization of any of the risk factors presented in this prospectus;
●	the concentration of the ownership of our shares by a limited number of affiliated stockholders may limit interest in our securities;
●	limited “public float” with a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for the Common Stock;
●	additions or departures of key personnel;
●	loss of a strategic relationship;
●	variations in operating results from the expectations of securities analysts or investors;
●	announcements of new products or services by us or our competitors;
●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
●	investor perception of our industry or prospects;
●	insider selling or buying;

●	investors entering into short sale contracts;
●	regulatory developments affecting our industry;
●	changes in our industry;
●	competitive pricing pressures;
●	our ability to obtain working capital financing;
●	our ability to execute our business plan;
●	operating results that fall below expectations;
●	revisions in securities analysts’ estimates or reductions in security analysts’ coverage; and
●	economic and other external factors.

Many of these factors are beyond our control and may decrease the market price of the Common Stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for the Common Stock will be at any time, including as to whether the Common Stock will sustain current market prices, or as to what effect that the sale of shares or the availability of the Common Stock for sale at any time will have on the prevailing market price. In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Common Stock.

In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If our common stock is no longer listed on a national securities exchange such as Nasdaq and if the price of our common stock is less than $5.00, our common stock may be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

We are a “smaller reporting company” and “emerging growth company” under the U.S. federal securities laws, and the reduced reporting requirements applicable to smaller reporting companies and emerging growth companies could make our common stock less attractive to investors.

We are a “smaller reporting company” and an “emerging growth company” under U.S. federal securities laws. For as long as we continue to be a smaller reporting company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. Furthermore, as an emerging growth company, we may take advantage of exemptions from certain reporting requirements including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and exemptions from the requirements of holding a non-binding advisory vote on executive compensation. Investors may not find our common stock attractive because we may rely on these exemptions and reduced disclosures. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO, (b) in which we have total annual gross revenue of at least $1.23 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Anti-takeover provisions contained in our certificate of incorporation and bylaws could impair a takeover attempt.

Our charter and bylaws afford certain rights and powers to our board of directors that could contribute to the delay or prevention of an acquisition that it deems undesirable, including:

●	the ability of our board of directors to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquiror;
●	the right of our board of directors to elect a director to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director, which may prevent stockholders from being able to fill vacancies on our board of directors;
●	the requirement that a special meeting of stockholders may be called only by our board of directors, the chairman of the board of directors, the chief executive officer or the president, which could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

We are also subject other provisions of Delaware law that limit the ability of stockholders in certain situations to effect certain mergers. Any of the foregoing provisions and terms that has the effect of delaying or deterring a change in control could limit the opportunity for stockholders to receive a premium for their shares of Common Stock, and could also affect the price that some investors are willing to pay for the Common Stock.

Our certificate of incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our charter requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought in the Court of Chancery in the State of Delaware or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware. These provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our charter. In addition, our charter and bylaws provide that, to the fullest extent permitted by law, claims made under the Securities Act must be brought in federal district court.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims and result in increased costs for investors to bring a claim. Alternatively, if a court were to find the choice of forum provision contained in our charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

USE OF PROCEEDS

All of the shares of Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We may receive up to an aggregate of approximately $79,350,000 from the exercise of the outstanding Public Warrants (each of which is generally exercisable for $11.50 per share), and approximately $9,608,900 from the exercise of the outstanding Private Warrants (each of which is generally exercisable for $11.50 per share), assuming the exercise in full of all such warrants for cash. There is no assurance that the holders of such warrants will elect to exercise any or all of their warrants. To the extent that Public Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Public Warrants will decrease, potentially to zero. On July 23, 2025, the last reported sales price of our Common Stock was $6.47. The exercise price per share of the Warrants is $11.50, which is higher than the current market price of our Common Stock and accordingly, Warrant holders may not be able to exercise their Warrants at this time. Cash proceeds associated with the exercises of the Warrants are dependent on our stock price and given the recent price volatility of our Common Stock and relative lack of liquidity in our stock, we may not receive any cash proceeds in relation to such outstanding warrants.

We expect to use the net proceeds received from the exercise of such warrants, if any, for working capital and general corporate purposes. Our management will have broad discretion over the use of proceeds from the exercise of such warrants. See “Plan of Distribution.”

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this registration statement, unless defined below. As used in this unaudited pro forma combined financial information, “Liminatus” refers to Liminatus Pharma, LLC, a Delaware limited liability company, “ParentCo” refers to Iris Parent Holding Corp. (now known as Liminatus Pharma, Inc.), a Delaware corporation, and “Iris” refers to Iris Acquisition Corp (formerly Tribe Capital Growth Corp I) prior to the Business Combination.

The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of Iris, Liminatus, and ParentCo, adjusted to give effect to the Business Combination and the other events contemplated by the Business Combination Agreement. Unless otherwise indicated or the context otherwise requires, references to the “Combined Company” refer to ParentCo and its consolidated subsidiaries after giving effect to the Business Combination.

The unaudited pro forma combined balance sheet as of March 31, 2025 combines the historical balance sheets of Iris, ParentCo, and Liminatus on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement had been consummated on March 31, 2025. The unaudited pro forma combined statement of operations for the three months ended March 31, 2025 and the year ended December 31, 2024, combines the historical statements of operations of Iris, Liminatus and ParentCo on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement had been consummated on January 1, 2024, the beginning of the earliest period presented.

The unaudited pro forma combined balance sheet as of March 31, 2025 and unaudited pro forma combined statement of operations for the three months ended March 31, 2025 has been derived from and should be read in conjunction with the following:

●	the historical unaudited financial statements of Iris as of March 31, 2025 and for the three months ended March 31, 2025 and the related notes, which are included elsewhere in this filing;
●	the historical unaudited financial statements of ParentCo as of March 31, 2025 and for the three months ended March 31, 2025 and the related notes, which are included in ParentCo’s Quarterly Report on Form 10-Q filed with the SEC on June 2, 2025 (the “ParentCo 10-Q”) and further which are included elsewhere in this filing; and
●	the historical unaudited financial statements of Liminatus as of March 31, 2025 and for the three months ended March 31, 2025 and the related notes, which are included elsewhere in this filing.

The unaudited pro forma combined statement of operations for the year ended December 31, 2024 has been derived from and should be read in conjunction with the following:

●	the historical audited financial statements of Iris as of and for the year ended December 31, 2024 and the related notes, which are included in Iris’s Annual Report on Form 10-K filed with the SEC on April 16, 2025 (the “Iris 2024 10-K”), which is included elsewhere in this filing;
●	the historical audited financial statements of ParentCo as of and for the year ended December 31, 2024 and the related notes, which are included elsewhere in this filing; and
●	the historical audited financial statements of Liminatus as of and for the year ended December 31, 2024 and the related notes, which are included elsewhere in this filing.

The unaudited pro forma combined financial information should also be read together with the sections of the financial statements of Iris as of and for the three months ended March 31, 2025, the financial statements of Iris as of and for the year ended December 31, 2024, the financial statements of ParentCo as of and for the three months ended March 31, 2025, the financial statements of ParentCo as of and for the year ended December 31, 2024, the financial statements of Liminatus as of and for the three months ended March 31, 2025, the financial statements of Liminatus as of and for the year ended December 31, 2024 and the sections of this filing entitled “Iris’s

Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Liminatus’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other financial information included elsewhere in this filing.

Business Combination Agreement

On November 30, 2022, Iris entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time), by and among Iris, ParentCo, Liminatus, Liminatus Pharma Merger Sub Inc. and SPAC Merger Sub, Inc.

Pursuant to the Business Combination Agreement, on the Closing, in sequential order: (a) Liminatus Merger Sub merged with and into Liminatus, with Liminatus continuing as the surviving company and a wholly owned subsidiary of ParentCo (the “Liminatus Merger”) and (b) simultaneously with the Liminatus Merger, SPAC Merger Sub merged with and into Iris (the “SPAC Merger”, together with the Liminatus Merger (the “Mergers”)), with Iris surviving the SPAC Merger as a direct wholly-owned subsidiary of ParentCo.

In connection with the Business Combination, the cash held in the Trust Account after giving effect to any redemption of shares by Iris’ public stockholders will be used to pay certain fees and expenses in connection with the Business Combination, and for working capital and general corporate purposes.

Business Combination Consideration

Due to the Business Combination being completed, each issued and outstanding Iris Class A Share converted automatically into the right to receive one share of ParentCo Common Stock.

The total merger consideration received by securityholders of ParentCo at the Closing was the issue of ParentCo Common Stock with an aggregate value equal to approximately $175 million. The number of shares comprising the equity consideration was determined originally based on a deemed price of $10.00 per share of the ParentCo Common Stock.

Accounting for the Business Combination

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby Iris was treated as the acquired company and Liminatus was treated as the acquirer, which is now a wholly owned subsidiary of ParentCo. Accordingly, for accounting purposes, the financial statements of the Combined Company represent a continuation of the financial statements of Liminatus, with the Business Combination treated as the equivalent of Liminatus issuing stock for the net assets of Iris, accompanied by a recapitalization. The net assets of Iris are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Liminatus. Liminatus has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

●	Liminatus’s existing shareholders have a majority of the voting power;
●	the Combined Company’s board consists of four directors, three of whom can be designated by Liminatus and one of whom can be designated by Iris;
●	all of Liminatus’s existing management will continue in their key positions in the management team of the Combined Company; and
●	Liminatus’s operations prior to the Business Combination comprise the ongoing operations.

Basis of Pro Forma Presentation

The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the Combined Company upon consummation of the Business Combination and the other events contemplated by the Business Combination Agreement in accordance with GAAP.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma combined financial information are described in the accompanying notes. The unaudited pro forma combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. Further, the unaudited pro forma combined financial information does not purport to project the future operating results or financial position of the Combined Company following the consummation of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma combined financial information and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma combined financial information contained herein illustrates the consummation of the Business Combination, which closed on April 30, 2025. Pursuant to the Iris Certificate of Incorporation, the Iris public stockholders could have elected to redeem their Iris common shares upon the closing of the Business Combination for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account.

The below unaudited pro forma combined balance sheet and statement of operations do not include adjustments for the outstanding private warrants issued in connection with Iris’s initial public offering, as such these securities are not exercisable until 30 days after the Closing.

The following summarizes the pro forma common shares issued and outstanding immediately after the consummation of the Business Combination:

	Pro Forma Combined
	Shares	%
Iris public stockholders	114,633	0.4%
Sponsor and independent directors	6,900,000	25.8%
Deferred underwriting commissions	700,000	2.6%
Equity PIPE Investor	1,500,000	5.6%
Liminatus Members	17,500,000	65.6%
Pro Forma Capitalization	26,714,633	100.0%

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF MARCH 31, 2025

(Dollars in Thousands)

				Transaction
				Accounting
	Liminatus	Iris	ParentCo	Adjustments		Pro Forma
	(Historical)	(Historical)	(Historical)	(Note 2)		Combined
Assets
Cash	$35	$62	$—	$3,627	(a)	$11,256
				1,345	(b)
				(500)	(d)
				(4,322)	(e)
				(2,995)	(e)
				15,000	(f)
				(300)	(m)
				(500)	(o)
				(196)	(p)
Loan receivable	4,244	—	—	200	(a)	—
				(4,444)	(n)
Restricted cash - held in Trust Account	—	702	—	(702)	(c)	—

Due from Sponsor	—	—	—			—
Deferred transaction costs	1,513	—	—	(1,513)	(e)	—
Prepaid and other current assets	206	7	—	196	(p)	409
Total current assets	5,998	771	—	4,896		11,665
Cash and Investments held in Trust Account	—	1,345	—	(1,345)	(b)	—

Due from related party, non-current	126	—	—			126
Property, plant and equipment, net	1	—	—			1
Total assets	$6,125	$2,116	$—	$3,551		$11,792

Liabilities
Accounts payable and accrued expenses	$1,717	$2,889	$1	$(1,205)	(e)	$1,889
				(1,513)	(e)
Class A Common stock pending redemption	—	702	—	(702)	(c)	—
Income taxes payable	—	5	—			5
Excise tax payable	—	180	—			180
Accrued interest, related parties	1,071	—	—			1,071
Due to research and development partner	1,782	—	—			1,782
Due to related parties	177	75	—			252
Short-term debt	360	—	—			360
Short-term debt, related parties	20,686	—	—	3,627	(a)	24,313
Promissory note - related party, net of debt discount	—	1,454	—	(300)	(m)	1,154
Promissory note - Liminatus	—	4,244	—	200	(a)	—
				(4,444)	(n)
Total current liabilities	25,793	9,549	1	(4,337)		31,006
Deferred underwriting fee payable	—	9,660	—	(9,160)	(d)	500
Warrant liability	—	379	—	(69)	(k)	261
				(49)	(l)
Total liabilities	25,793	19,588	1	(13,615)		31,767

Redeemable equity
Class A common stock subject to possible redemption	—	1,090	—	(1,090)	(g)	—
Stockholders’ equity (deficit)/ Members’ deficit
Iris Preferred Stock	—		—			—
Iris Common Stock
Class A common stock	—	1	—	(1)	(h)	—
Class B common stock	—	—	—	—		—
Liminatus Member Units
Class A member units	4,547	—	—	(4,547)	(i)	—
Class B member units	167	—	—	(167)	(i)	—
ParentCo Common Stock	—	—	—	—	(d)	3
				—	(f)
				—	(g)
				1	(h)
				2	(i)
Extension deposits due from Sponsor		(192)	—			(192)
Additional paid-in capital	4,611	46	—	7,000	(d)	9,207
				1,660	(d)
				(4,322)	(e)
				15,000	(f)
				1,090	(g)
				4,712	(i)
				(20,208)	(j)
				69	(k)
				49	(l)
				(500)	(o)
Stock subscription receivable	—	—	—			—
Accumulated deficit	(28,993)	(18,417)	(1)	(1,790)	(e)	(28,993)
				20,208	(j)
Total stockholders equity / Members’ deficit	(19,668)	(18,562)	(1)	18,256		(19,975)
Total liabilities and stockholders’ equity/ Members’ deficit	$6,125	$2,116	$—	$3,551		$11,792

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

(Dollars In Thousands, Except Share and Per Share Amounts)

				Transaction
	Liminatus	Iris	ParentCo	Accounting		Pro Forma
	(Historical)	(Historical)	(Historical)	Adjustments		Combined
Operating expenses:
General and administrative	$264	$712	$—			$976
Research and development	—	—	—			—
Total operating expenses	264	712	—	—		976
Loss from operations	(264)	(712)	—	—		(976)
Other income (expense), net:
Interest expense, related parties	(116)	—	—			(116)
Interest expense	—	(57)	—			(57)
Interest income	52	—	—			52
Unrealized gain on fair value of warrant liabilities	—	(22)	—	18	(cc)	(4)
Interest income on marketable securities held in Trust Account	—	17	—	(17)	(aa)	—
Other expense	—	—	—	(1,790)	(dd)	(1,790)
Total other income (expense), net	(64)	(62)	—	(1,789)		(1,915)
Income (loss) before provision for income taxes	(328)	(774)	—	(1,789)		(2,891)
Provision of income taxes	—	2	—	(2)	(ff)	—
Net income (loss)	$(328)	$(776)	$—	$(1,787)		$(2,891)

Basic and diluted weighted average units/ shares outstanding - Class A	95,555,554	7,055,859	—
Basic and diluted net income (loss) per unit/ share - Class A	$—	$(0.13)	$—
Basic and diluted weighted average units/ shares outstanding - Class B	16,666,666	—	—
Basic and diluted net income (loss) per unit/ share - Class B	$(0.01)	$—	$—
Basic and diluted weighted average shares outstanding - ParentCo	$—	$—	100
Basic and diluted net income (loss) per share ParentCo	$—	$—	$(2.55)
Basic and diluted weighted average shares outstanding						26,714,633
Basic and diluted net income (loss) per share						$(0.11)

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(Dollars In Thousands, Except Share and Per Share Amounts)

				Transaction
	Liminatus	Iris	ParentCo	Accounting		Pro Forma
	(Historical)	(Historical)	(Historical)	Adjustments		Combined
Operating expenses:
General and administrative	$645	$2,906	$—			$3,551
Research and development	2,685	—	—			2,685
Total operating expenses	3,330	2,906	—	—		6,236
Loss from operations	(3,330)	(2,906)	—	—		(6,236)
Other income (expense), net:
Interest expense, related parties	(339)	(1)	—			(340)
Interest expense	—	(137)	—			(137)
Interest income	123	—	—			123
Unrealized gain on fair value of warrant liabilities	—	19	—	(4)	(bb)	—
				(15)	(cc)
Unrealized gain on fair value of derivative liability	—	2	—	(2)	(ee)	—
Interest income on marketable securities held in Trust Account	—	138	—	(138)	(aa)	—
Other expense	—	—	—	(2,044)	(dd)	(2,044)
Total other income (expense), net	(216)	21	—	(2,203)		(2,398)
Income (loss) before provision for income taxes	(3,546)	(2,885)	—	(2,203)		(8,634)
Provision of income taxes	—	19	—	(19)	(ff)	—
Net income (loss)	$(3,546)	$(2,904)	$—	$(2,184)		$(8,634)

Basic and diluted weighted average units/ shares outstanding - Class A	95,555,554	7,191,610	—
Basic and diluted net income (loss) per unit/ share - Class A	$(0.02)	$(0.40)	$—
Basic and diluted weighted average units/ shares outstanding - Class B	16,666,666	—	—
Basic and diluted net income (loss) per unit/ share - Class B	$(0.11)	$—	$—
Basic and diluted weighted average shares outstanding - ParentCo	$—	$—	100
Basic and diluted net income (loss) per share ParentCo	$—	$—	$(4.05)
Basic and diluted weighted average shares outstanding						26,714,633
Basic and diluted net income (loss) per share						$(0.32)

Notes to Unaudited Pro Forma Combined Financial Statements

1.Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby Iris was treated as the “acquired” company. Accordingly, for accounting purposes, the financial statements of the Combined Company represent a continuation of the financial statements of Liminatus, and the Business Combination was treated as the equivalent of Liminatus issuing stock for the net assets of Iris, accompanied by a recapitalization. The net assets of Iris are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Liminatus.

The unaudited pro forma combined balance sheet as of March 31, 2025 gives pro forma effect to the Business Combination and other events contemplated by the Business Combination Agreement as if they had been consummated on March 31, 2025. The unaudited pro forma combined statement of operations for the three months ended March 31, 2025 and year ended December 31, 2024 gives pro forma effect to the Business Combination and the other events contemplated by the Business Combination Agreement as if they had been consummated on January 1, 2024.

The unaudited pro forma combined balance sheet as of March 31, 2025 and unaudited pro forma combined statement of operations for the three months ended March 31, 2025 has been derived from and should be read in conjunction with the following:

●	the historical unaudited financial statements of Iris as of March 31, 2025 and for the three months ended March 31, 2025 and the related notes, which are included elsewhere in this filing;
●	the historical unaudited financial statements of ParentCo as of March 31, 2025 and for the three months ended March 31, 2025 and the related notes, which are included the ParentCo 10-Q and further which are included elsewhere in this filing; and
●	the historical unaudited financial statements of Liminatus as of March 31, 2025 and for the three months ended March 31, 2025 and the related notes, which are included elsewhere in this filing.

The unaudited pro forma combined statement of operations for the year ended December 31, 2024 has been derived from and should be read in conjunction with the following:

●	the historical audited financial statements of Iris as of and for the year ended December 31, 2024 and the related notes, which are included in the Iris 2024 10-K, which is included elsewhere in this filing;
●	the historical audited financial statements of ParentCo as of and for the year ended December 31, 2024 and the related notes, which are included elsewhere in this filing; and
●	the historical audited financial statements of Liminatus as of and for the year ended December 31, 2024 and the related notes, which are included elsewhere in this filing.

The unaudited pro forma combined financial information should also be read together with the sections of the financial statements of Iris as of and for the three months ended March 31, 2025, the financial statements of Iris as of and for the year ended December 31, 2024, the financial statements of ParentCo as of and for the three months ended March 31, 2025, the financial statements of ParentCo as of and for the year ended December 31, 2024 the financial statements of Liminatus as of and for the three months ended March 31, 2025, the financial statements of Liminatus as of and for the year ended December 31, 2024 and the sections of this filing entitled “Iris’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Liminatus’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other financial information included elsewhere in this filing.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

Certain transactions, specifically the transaction expenses recognized by Iris and Liminatus in the pro forma transaction accounting adjustments for the three months ended March 31, 2025 and the year ended December 31, 2024 are not expected to recur in the statement of operations of the combined entity subsequent to the consummation of the business combination. Furthermore, while the Combined Company would be subject to tax at the corporate level subsequent to the consummation of the Business Combination, the Company would be in a net loss position which would result in a deferred tax asset which has been determined to not be more likely than not to be realized. Thus, the Combined Company would not have an income tax benefit. Accordingly, no adjustments for the income tax impact of any transaction accounting adjustments have been reflected.

2.Transaction Accounting Adjustments to Unaudited Pro Forma Combined Financial Information

Transaction Accounting Adjustments to Unaudited Pro Forma Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma combined balance sheet as of March 31, 2025, are as follows:

(a)	To record additional advances under the Liminatus promissory note and additional related party loans received by Liminatus of approximately $0.2 million and approximately $3.6 million, respectively, that occurred after March 31, 2025.
(b)	Reflects the liquidation and reclassification of cash and investments held in the Trust Account (as defined in this filing) that became available for general corporate use following the Business Combination.
(c)	Reflects the disbursement of cash restricted in the Trust Account for amounts owed to holders of 59,844 public shares of Iris related to the redemption of such public shares on March 4, 2025.
(d)	Reflects the settlement of $9.2 million in deferred underwriting fees, of which $7.0 million was settled in Iris common shares (700,000 shares based on a deemed price of $10.00 per share), $0.5 million was settled in cash and $1.7 million was waived and no longer payable and was reflected as an increase to additional paid-in capital, as it would be eliminated upon execution of the Business combination due to the elimination of historical Iris equity. The remaining deferred underwriting fee of $0.5 million will be settled upon the earlier of the consummation of the Company’s next share offering, or in six months from the date of the business combination.
(e)	Represents the incremental transaction costs incurred by Liminatus and Iris of $4.3 million and $2.9 million, respectively, for legal, financial advisory and other professional fees. The Iris transaction costs exclude the deferred underwriting fees described in Note 2(d) above and the Benjamin Securities fees described in Note 2(p) below.

For the Liminatus transaction costs:

●	$1.5 million was capitalized in deferred transaction costs and accrued in accounts payable and accrued expenses as of March 31, 2025; and
●	$4.3 million was reflected as a reduction of cash and capitalized and offset against the proceeds from the Business Combination as a decrease to additional paid-in capital.

For the Iris transaction costs:

●	$1.2 million was accrued by Iris in accounts payable and accrued expenses and recognized in expense as of March 31, 2025;
●	$1.9 million was recognized in expense and paid as of March 31, 2025;
●	$3.0 million was reflected as a reduction in cash; and
●	$1.9 million was reflected as an adjustment to accumulated deficit as of March 31, 2025 which represents estimated Iris transaction costs less $1.2 million previously recognized in expense by Iris as of March 31, 2025. The costs expensed through accumulated deficit are included in the unaudited pro forma combined statement of operations for the three months ended March 31, 2025 as discussed in Note 2(dd) below.
(f)	Represents the PIPE Financing issuance of 1.5 million common shares at $10.00 per share with a par value of $0.0001, generating gross proceeds of $15.0 million.
(g)	Reflects the transfer of Iris’s Class A common shares subject to possible redemptions as of March 31, 2025 to permanent equity.
(h)	Represents the conversion of each issued and outstanding share of Iris common stock for ParentCo Common Stock in the SPAC Merger.
(i)	Reflects the recapitalization of Liminatus Class A and Class B Member Units into 17,500,000 ParentCo common shares.
(j)	Reflects the elimination of Iris’s historical accumulated deficit after recording the transaction costs to be incurred by Iris as described in Note 2(e) above.
(k)	Reflects the reclassification of the public warrants’ derivative warrant liability of $0.1 million to equity as Iris’s public warrants are expected to be equity classified upon consummation of the Business Combination.
(l)	Reflects the forfeiture of 4,177,778 private warrants held by the Sponsor immediately prior to the Business Combination resulting in a net decrease to the derivative warrant liability of $0.1 million with an offset to additional paid-in capital. The remaining outstanding private warrants issued in connection with Iris’s initial public offering, are not exercisable until 30 days after the Closing, as such, the warrant liability has not been adjusted for these private warrants.
(m)	Represents the partial settlement of Iris’s related party promissory note, including the associated derivative liability, upon the consummation of the Business Combination, in cash.
(n)	Reflects the settlement of the promissory note between Iris and Liminatus upon the closing of the Business Combination
(o)	Represent fees to be paid to Benjamin Securities, Inc. pursuant to a Capital Markets Advisory Agreement whereby Benjamin Securities, Inc. will assist ParentCo in meeting the initial listing standards of Nasdaq. This adjustment has been shown as a reduction in additional paid-in capital, as it is a cost of issuing equity securities.
(p)	Reflects the payment made by upon the consummation of the Business Combination for D&O insurance, which will be utilized by the post-combination Company.

Transaction Accounting Adjustments to Unaudited Pro Forma Combined Statement of Operations

The transaction accounting adjustments included in the unaudited pro forma combined statement of operations for the three months ended March 31, 2025 and the year ended December 31, 2024 are as follows:

(aa)	Reflects an adjustment to eliminate interest income related to the Trust Account.
(bb)

Reflects the elimination of the change in fair value of the public warrants for the year ended December 31, 2024, which are expected to be reclassified to permanent equity upon the closing of the Business Combination, as discussed in Note 2(k) above. There were no such changes in fair value for the three months ended March 31, 2025.

(cc)	Reflects the elimination of the change in fair value of the 4,177,778 forfeited private warrants.

(dd)

Reflects preliminary estimated Iris transaction costs that were expensed upon the closing of the business combination, as discussed in Note 2(e) above. These costs are reflected as if incurred on January 1, 2024, the date of the business combination is deemed to have occurred for the purposes of the unaudited pro forma combined statements of operations. This is a non-recurring item.

(ee)

Reflects the elimination of change in fair value of derivative liability for the year ended December 31, 2024, which is expected to be settled upon the closing of the Business Combination, as discussed in Note 2(l) above. There were no such changes in fair value for the three months ended March 31, 2025.

(ff)	Reflects an adjustment to eliminate income taxes due to interest income related to the Trust Account.
3.	Loss per Share

The following represents the net loss per share calculated using the historical weighted average shares of Liminatus exchanged common shares outstanding, and the issuance of additional shares in connection with the Business Combination and other related events, assuming the shares were outstanding since January 1, 2024. As the Business Combination and other related events are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire period presented. No unexercised stock options and warrants, which are discussed elsewhere in this filing, were included in the earnings per share calculation as they would be anti-dilutive.

	Three Months Ended March 31, 2025	Year Ended December 31, 2024

	Pro Forma Combined
Pro forma net loss (dollars in thousands)	$(2,891)	$(8,634)
Pro forma weighted average shares outstanding, basic and diluted	26,714,633	26,714,633
Pro forma net loss per share, basic and diluted	$(0.11)	$(0.32)

Pro forma weighted average shares calculation, basic and diluted
Iris public stockholders	114,633	114,633
Sponsor and independent directors	6,900,000	6,900,000
Deferred underwriting commissions	700,000	700,000
Equity PIPE Investor	1,500,000	1,500,000
Liminatus Members	17,500,000	17,500,000
Pro forma weighted average Class A shares calculation, basic and diluted	26,714,633	26,714,633

MARKET INFORMATION OF OUR SECURITIES

Market Information

Our Common Stock and Public Warrants are listed on The Nasdaq Global Market and The Nasdaq Capital Market, respectively, and began trading on Nasdaq under the symbols “LIMN” and “LIMNW,” respectively, on May 1, 2025. On July 23, 2025, the last reported sales price of our Common Stock was $6.47 per share and the last reported sales price of our Public Warrants was approximately $0.2775 per warrant. As of July 23, 2025, there were approximately 7 holders of record of our Common Stock, 1 holder of record of the Public Warrants, and 1 holder of the Private Warrants. Such numbers do not include beneficial owners holding our securities through nominee names.

Dividend Policy

We have not paid any cash dividends on our Common Stock to date. The payment of cash dividends by us in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our board of directors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF LIMINATUS

Unless the context otherwise requires, for purposes of this section, the terms “we,” “us,” “our,” “the Company” or “Liminatus” refer to Liminatus Pharma, LLC prior to the consummation of the Business Combination and to Liminatus Pharma, Inc. following the Business Combination. You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere herein, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks, uncertainties, and assumptions. As a result of many factors, including those set forth in the “Risk Factors” section of this filing, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a pre-clinical stage life sciences and pre-revenue company developing a next generation CD47 checkpoint inhibitor under a license agreement. In October 2022, we were assigned a license and development agreement, as amended, with InnoBation Bio Co. Ltd (the “CD47 License”), whereby, effective March 31, 2023, the Company received an exclusive license to develop and commercialize products for the CD47 immune checkpoint inhibitor to treat solid cancers, and companion diagnostics used to monitor treatment with CD47 products (collectively, “CD47 Products”), from Curis Biotech Holdings LLC, the parent company of Valetudo Therapeutics LLC (“Valetudo”), a related party of the Company.

Liminatus Pharma, LLC was formed in Delaware on April 12, 2018.

Since our inception, our operations have focused on raising capital and entering into license and development agreements for conducting research and development activities for our products. We do not have any product candidates approved for sale and have not generated any revenue from product sales. We have funded our operations through the sale of equity, raising an aggregate of $4.5 million of gross proceeds from the sale of membership interests, and debt, issuing $10.0 million of bonds and $10.7 million of notes through March 31, 2025. Subsequent to March 31, 2025, the Company raised additional gross proceeds of $3.6 million of notes with Prophase Sciences LLC (“Prophase”), which is a related party of the Company.

Since our inception, we have incurred significant operating losses. Our net loss was $0.3 million and $1.8 million for each of the three months ended March 31, 2025 and 2024, respectively. As of March 31, 2025, we had an accumulated deficit of $29.0 million. We anticipate that our expenses will increase significantly in connection with our ongoing activities, as we:

●	conduct clinical trials for our CD47 product, as well as initiate and complete additional trials of future potential product candidates;
●	seek regulatory approval for any product candidates that successfully complete clinical trials;
●	scale up our clinical and regulatory capabilities;
●	manufacture materials for clinical trials or potential commercial sales;
●	establish a commercialization infrastructure and scale up manufacturing and distribution capabilities to commercialize any product candidates for which we may obtain regulatory approval;
●	adapt our regulatory compliance efforts to incorporate requirements applicable to marketed products;
●	maintain, expand, and protect our intellectual property portfolio;

●	hire additional clinical, manufacturing quality control, regulatory, manufacturing, and scientific and administrative personnel;
●	add operational, financial and management information systems and personnel, including personnel to support our product development and planned future commercialization efforts; and
●	incur additional legal, accounting, and other expenses in operating as a public company.

Business Combination

On November 30, 2022, Iris Acquisition Corporation, a Delaware corporation (“Iris”), Iris Parent Holding Corp. (“ParentCo”), Liminatus Pharma, LLC, Liminatus Pharma Merger Sub, Inc. (“Liminatus Merger Sub”) and SPAC Merger Sub, Inc. (“SPAC Merger Sub”) entered into a business combination agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”).

On April 30, 2025, ParentCo consummated the business combination contemplated by the Business Combination Agreement, whereby (a) Liminatus Merger Sub merged with and into Liminatus (the “Liminatus Merger”), with Liminatus Pharma, LLC surviving the Liminatus Merger as a direct wholly-owned subsidiary of ParentCo, and (b) simultaneously with the Liminatus Merger, SPAC Merger Sub merged with and into Iris (the “SPAC Merger” and, together with the Liminatus Merger, the “Mergers”), with Iris surviving the SPAC Merger as a direct wholly-owned subsidiary of ParentCo (the transactions contemplated by the foregoing clauses (a) and (b) the “Business Combination”). Upon the closing of the Business Combination, the combined company was named “Liminatus Pharma, Inc.”

Pursuant to the Business Combination Agreement, among other matters, at the effective time of the Business Combination (the “Effective Time”), (i) every issued and outstanding security issued by Iris during its initial public offering (each, an “Iris Unit”) was automatically separated and broken out into its constituent parts and the holder thereof was deemed to hold one share of Iris Class A Common Stock, par value $0.0001 per share (the “Iris Class A Shares”) and one-fourth of one whole redeemable warrant that was included as part of each Iris Unit (the “Public Warrants”), and such underlying constituent securities of Iris were converted in accordance with the applicable terms of the Business Combination Agreement, (ii) at the Effective Time, each issued and outstanding Iris Class A Share was converted automatically into and thereafter represent the right to receive one share of common stock, par value $0.0001 per share (“Common Stock”), of ParentCo, following which all Iris Class A Shares ceased to be outstanding and were automatically canceled and ceased to exist, (iii) at the Effective Time, each issued and outstanding Public Warrant immediately and automatically represented the right to purchase shares of Common Stock on the same terms and conditions as are set forth in the applicable warrant agreement, (iv) at the Effective Time, each issued and outstanding non-redeemable warrant of Iris that was issued by Iris in a private placement at the time of the consummation of its initial public offering, entitling the holder thereof to purchase one Iris Class A Share at $11.50 per share, except those issued to Cantor Fitzgerald & Co. (“Cantor”), were forfeited, and (v) the private placement warrants issued to Cantor immediately and automatically represented the right to purchase shares of Common Stock.

Upon the consummation of the Business Combination, the Iris Class A Shares, Iris Units and Public Warrants ceased trading on the OTC Pink Marketplace, and the Common Stock and Public Warrants began trading on The Nasdaq Stock Market (“Nasdaq”) under the trading symbols “LIMN” and “LIMNW,” respectively, on May 1, 2025

In connection with the closing of the Business Combination, pursuant to the terms of the Business Combination Agreement, our securityholders received 17,500,000 newly issued shares of ParentCo’s Common Stock (based on a deemed price of $10.00 per share of Common Stock).

License Agreements

TDT Licenses

In June 2018, we entered into a license and development agreement with TDT (the “CAR-T License”), whereby we received an exclusive license to develop and commercialize CAR-T products and a non-exclusive license to develop and commercialize companion diagnostics used to monitor treatment with a CAR-T product (the “CAR-T Diagnostics”). Under the CAR-T License, we made an upfront payment recorded as research and development expenses in the year ended December 31, 2018 and fund all of the development costs for the CAR-T products and the CAR-T Diagnostics which began with an additional upfront payment made during the year ended December 31, 2018 of $5.0 million, recorded as advances for research and development in the balance sheet.

On April 10, 2020, we were assigned a license and development agreement with TDT (the “Vaccine License”), whereby we received an exclusive license to develop and commercialize vaccine products and a non-exclusive license to develop and commercialize companion diagnostics used to monitor treatment with a vaccine product, from Viral Gene, Inc. (“Viral Gene”), our related party due to the fact that Viral Gene and Liminatus share a mutual Chief Executive Officer. Under the Vaccine License, we were responsible for all of the developmental costs for the Vaccine products after the upfront payment of $4.0 million, which was paid by Viral Gene to TDT.

Upon the assignment of the Vaccine License on April 10, 2020, we recorded advances for research and development of $1.8 million for the remaining amount of the upfront payment to TDT to be used on research and development costs and short-term debt of $0.4 million and accrued interest of $18,000 for the outstanding loan and related interest due to TDT for the annual fee that was not paid by Viral Gene, with an offset of $1.0 million recorded to additional paid-in capital in the balance sheet.

On August 11, 2024, the Company received notice from TDT, exercising its right to terminate the License and Development Agreement, dated June 10, 2018, by and between TDT and Liminatus. As of August 2024, the CAR-T License and Vaccine License have been terminated.

As of March 31, 2025, the Company and TDT are engaged in negotiations associated with the amounts due to TDT of $2.2 million, which has been accrued on the Company’s condensed balance sheet. Due to the termination of the License and Development Agreement between the Company and TDT, the Company is uncertain as to amounts it will be required to pay to TDT, if any. As of March 31, 2025, no agreement has been reached between the parties, and the amount remains fully accrued until a final agreement has been executed between the two parties in accordance with Accounting Standards Codification (“ASC”) 450-30, Contingencies - Gain Contingencies.

CD47 License with InnoBation

On October 1, 2022, we signed an agreement, as amended (the “CD47 Assignment Agreement”), to be assigned the License and Development Agreement by and between InnoBation Bio Co. Ltd. and Valetudo Therapeutics LLC (“Valetudo”), our related party and an entity under common control with us, effective March 31, 2023 (the “CD47 License”). Under the CD47 Assignment Agreement, we received exclusive worldwide rights to develop and commercialize the CD47 immune checkpoint inhibitor to treat solid cancers, and companion diagnostics used to monitor treatment with CD47 products (collectively, “CD47 Products”). On March 31, 2023, we issued 78,555,554 shares of our Class A member units to Curis Biotech Holdings LLC, the parent company of Valetudo, as consideration for the CD47 Assignment Agreement. The license was recorded at Valetudo’s costs basis of zero, thus we recorded class A membership interest of $0.8 million, for the par value of the units issued, with an offset to additional paid-in capital in our balance sheet. We will also pay license fees and management fees to be mutually agreed with InnoBation from time to time.

We have not paid and do not owe any license fees, management fees, developmental or regulatory milestone payments or royalty payments under the CD47 License to date.

Components of Results of Operations

Revenue

To date, we have not generated any revenue from any sources, including from product sales, and we do not expect to generate any revenue from the sale of products in the foreseeable future. If our development efforts for our product candidates are successful and result in regulatory approval or license agreements with third parties, we may generate revenue in the future from product sales. However, there can be no assurance as to when we will generate such revenue, if at all.

Operating Expenses

Research and Development Expenses

Research and development costs primarily consist of costs incurred by TDT who was performing our preclinical and clinical trials for our products in accordance with the license agreements with TDT and the annual fee paid to TDT. Research and development expenses are recognized as incurred and payments made prior to costs being incurred are capitalized until the costs are incurred. Costs incurred in obtaining technology licenses through asset acquisitions are charged to research and development expense if the licensed technology has not reached technological feasibility and has no alternative future use. Research and development expenses could include:

●	external research and development expenses incurred under agreements with clinical research to conduct our preclinical studies, including:
●	labor costs for TDT employees involved in research and development efforts;
●	costs related to manufacturing material for preclinical studies and clinical trials, including fees paid to contract manufacturing organizations;
●	laboratory supplies and research materials;
●	costs related to compliance with regulatory requirements; and
●	allocated expenses for facilities, depreciation, and other allocated cost.

Research and development activities are central to our business model. Product candidates in later stages of clinical development generally have higher development costs than those in earlier stages of clinical development, primarily due to the increased size and duration of later-stage clinical trials. We plan to substantially increase our research and development expenses for the foreseeable future as we develop our product candidates and manufacturing processes and conduct discovery and research activities for our preclinical and clinical programs. We cannot determine with certainty the timing of initiation, the duration or the completion costs of current or future preclinical studies and clinical trials of our product candidate due to the inherently unpredictable nature of preclinical and clinical development. Clinical and preclinical development timelines, the probability of success and development costs can differ materially from expectations. We anticipate that we will make determinations as to how we pursue our product candidate and how much funding to direct to each program on an ongoing basis in response to the results of future preclinical studies and clinical trials, regulatory developments, and our ongoing assessments as to commercial potential. We will need to raise substantial additional capital in the future. Our clinical development costs are expected to increase significantly as we commence, continue, and expand our clinical trials. Our future expenses may vary significantly each period based on factors such as:

●	per patient clinical trial costs, including based on the number of doses that patients receive;
●	the number of patients who enroll in each clinical trial;
●	the number of clinical trials required for approval;
●	the number of sites included in the clinical trials;
●	the countries in which the clinical trials are conducted;
●	the length of time required to enroll eligible patients;
●	the drop-out or discontinuation rates of patients;
●	potential additional safety monitoring requested by regulatory agencies;
●	the duration of patient participation in the clinical trials and follow-up;
●	the phase of development of the product candidate;
●	third party contractors failing to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all;

●	the cost of insurance, including product liability insurance, in connection with clinical trials;
●	regulators or institutional review boards requiring that we or our investigators suspend or terminate clinical development for various reasons, including noncompliance with regulatory requirements or a finding that the participants are being exposed to unacceptable health risks; and
●	the efficacy and safety profile of our product candidates.

General and Administrative Expenses

General and administrative expenses currently consist of consulting fees for the chief executive officer and professional fees for legal costs relating to our corporate matters, accounting and tax services and travel expenses. Other general and administrative expenses may also include professional fees for patents, insurance costs and board of directors’ expenses.

We anticipate that our general and administrative expenses will increase in the future as we continue to support research and development activities and incur increased costs of operating a public company. These costs include increased headcount to support expanded operations and infrastructure, and the initiation, continuation and expansion of our preclinical studies and clinical trials for our product candidates. Additionally, we anticipate increased costs associated with maintaining compliance with Nasdaq rules and SEC requirements such as accounting, audit, legal and consulting services, as well as director and officer liability insurance, investor, and public relations activities.

Results of Operations for the Three Months Ended March 31, 2025 and 2024

General and Administrative Expenses

General and administrative expenses were $0.3 million for the three months ended March 31, 2025 as compared to $0.1 million for the three months ended March 31, 2024. The increase of $0.2 million was primarily related to increases in accounting and legal costs related to the Business Combination and general corporate matters during the three months ended March 31, 2025 as compared to the three months ended March 31, 2024.

Research and Development Expenses

Research and development expenses were $0 for the three months ended March 31, 2025 as compared to $1.6 million for the three months ended March 31, 2024. The decrease of $1.6 million was related to the termination of the CAR-T License and Vaccine License in August 2024.

Other Income and Expenses

Interest expense was $0.1 million for the three months ended March 31, 2025 and 2024, respectively. The immaterial increase was primarily related to additional borrowings from related parties of the Company from March of 2024 through March of 2025.

Interest income was $0.1 million for the three months ended March 31, 2025 as compared to approximately $20 thousand for the three months ended March 31, 2024. The increase in interest income was primarily related to the additional issuances of loans to Iris from March of 2024 through March of 2025.

Results of Operations for the Years Ended December 31, 2024 and 2023

General and Administrative Expenses

General and administrative expenses were $0.6 million for the year ended December 31, 2024 as compared to $1.0 million for the year ended December 31, 2023. The decrease of $0.4 million was primarily related to decreases in accounting and legal costs related to the Business Combination and general corporate matters during the year ended December 31, 2024 as compared to the year ended December 31, 2023.

Research and Development Expenses

Research and development expenses were $2.7 million for the year ended December 31, 2024 as compared to $3.8 million for the year ended December 31, 2023. The decrease of $1.1 million was primarily related to decreased spending for preclinical and clinical trials for both the CAR-T products and the GCC vaccine products because of the termination of the CAR-T License and Vaccine License during the year ended December 31, 2024.

Other Income and Expenses

Interest expense was $0.3 million for the year ended December 31, 2024 as compared to $0.2 million for the year ended December 31, 2023. The increase of $0.1 million was primarily related to additional borrowings from Valetudo, Prophase, Hana Immunotherapeutics, LLC and Amantes during the year ended December 31, 2024. Interest income was $0.1 million for the year ended December 31, 2024 as compared to approximately $10,000 for the year ended December 31, 2023. The increase in interest income was primarily related to the issuance of $2.9 million in loans receivable to Iris during the year ended December 31, 2024.

Going Concern, Liquidity and Capital Resources as of March 31, 2025 and 2024

Overview

Since our inception, we have not generated any revenue and expect to continue to incur significant operating losses for the foreseeable future and may never become profitable. As of March 31, 2025, we had cash of approximately $35 thousand. We have funded our operations through the sale of equity, raising an aggregate of $4.5 million of gross proceeds from the sale of membership interests, and debt, issuing $10.0 million of bonds and $10.7 million of notes through March 31, 2025. Subsequent to March 31, 2025, the Company raised additional gross proceeds of $3.6 million of notes with Prophase, which is a related party of the Company.

Going Concern

The Company evaluated whether there are any conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern over the next twelve months after the unaudited condensed financial statements are issued.

The Company’s cash requirements include, but are not limited to, research and development costs, license fees and working capital requirements. Due to these cash requirements, the Company does not believe that it will have sufficient cash to fund operations for one year after the date that the accompanying unaudited condensed financial statements are issued.

Based on the above, the Company has concluded that there is substantial doubt about its ability to continue as a going concern within one year after the date that the accompanying unaudited condensed financial statements are issued. The Company’s financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Managements plans relating to the above matter include raising additional cash through equity and debt financings or other arrangements to fund operations. There can be no assurance that the Company will be able to raise adequate capital under acceptable terms, if at all. The sale of additional equity may dilute existing members and newly issued member units may contain senior rights and preferences compared to currently outstanding ordinary shares. Issued debt securities may contain covenants and limit the Company’s ability to pay dividends or make other distributions to members. If the Company is unable to obtain such additional financing, future operations would need to be reevaluated.

Capital Requirements

To date, we have not generated any revenue from any source, including the commercial sale of approved drug products, and we do not expect to generate revenue for at least the next few years. If we fail to complete the development of our product candidate in a timely manner or fail to obtain their regulatory approval, our ability to generate future revenue will be adversely affected. We do not know when, or if, we will generate any revenue from our product candidate, and we do not expect to generate revenue unless and until we obtain regulatory approval of, and commercialize, our product candidate.

We expect our expenses to increase significantly in connection with our ongoing activities, particularly as we continue the research and development of, and seek marketing approval for, our product candidate. In addition, if we obtain approval for our product candidate, we expect to incur significant commercialization expenses related to sales, marketing, manufacturing, and distribution. Furthermore, following the completion of the Business Combination, we expect to incur additional costs associated with operating as a public company.

We will also be required to pay all clinical trial costs and expenses in connection with the development of the CD47 Products.

We are also required to repay the following related party debt as of March 31, 2025, which is summarized as follows (in thousands):

Lender	Issuance Date	Maturity Date	Interest Rate	Original Principal	March 31, 2025
Feelux Co., Ltd	September 15, 2018	September 15, 2018	1%	$10,000	$10,000
CARTCellkor, Inc.	March 18, 2019	March 18, 2020	0%	800	800
Ewon Comfortech Co., Ltd	December 12, 2022	December 12, 2023	2%	5,000	2,000
Ewon Comfortech Co., Ltd	September 10, 2023	September 9, 2024	2%	200	200
Ewon Comfortech Co., Ltd	December 19, 2023	December 18, 2024	0%	1,000	1,000
Valetudo	December 1, 2022	June 1, 2023	0%	700	700
Valetudo	June 2, 2023	December 1, 2023	0%	300	300
Valetudo	June 28, 2023	December 27, 2023	0%	200	200
Valetudo	July 10, 2023	January 31, 2024	6%	250	250
Valetudo	August 1, 2023	January 31, 2024	6%	250	250
Valetudo	August 3, 2023	February 2, 2024	6%	150	150
Valetudo	November 27, 2023	January 26, 2024	6%	200	200
Valetudo	January 5, 2024	February 28, 2024	6%	600	600
Valetudo	January 22, 2024	February 28, 2024	6%	150	150
Prophase	February 26, 2024	June 1, 2024	6%	200	200
Prophase	March 6, 2024	June 1, 2024	6%	250	250
Prophase	April 1, 2024	June 1, 2024	6%	250	250
Prophase	May 1, 2024	June 1, 2024	6%	50	50
Prophase	May 13, 2024	June 1, 2024	6%	220	220
Prophase	May 30, 2024	July 1, 2024	6%	320	320
Prophase	May 31, 2024	July 1, 2024	6%	200	200
Prophase	July 15, 2024	September 14, 2024	6%	30	30
Prophase	July 25, 2024	September 24, 2024	6%	3	3
Prophase	July 30, 2024	September 29, 2024	6%	50	50
Prophase	August 13, 2024	October 12, 2024	6%	30	30
Prophase	August 14, 2024	October 13, 2024	6%	20	20
Prophase	February 12, 2025	April 11, 2025	6%	206	206
Prophase	March 7, 2025	June 6, 2025	6%	207	207
Hana Immunotherapeutics	August 1, 2024	September 30, 2024	6%	300	300
Hana Immunotherapeutics	August 27, 2024	October 26, 2024	6%	550	550
Amantes LLC	November 1, 2024	January 1, 2025	6%	400	400
Amantes LLC	November 27, 2024	January 26, 2025	6%	300	300
Amantes LLC	January 2, 2025	March 1, 2025	6%	250	250
Amantes LLC	January 23, 2025	March 22, 2025	6%	50	50
Total				$23,686	$20,686

Subsequent to March 31, 2025, we borrowed a total of $3.6 million from Prophase, a related party of the Company due to having common executives, pursuant to loan agreements between the Company and Prophase (the “Prophase April 2025 Loans”). The Prophase 2025 Loans bear interest at 6% per annum and are due in May 2025. Given that Prophase is a related party, the Company and Prophase have mutually agreed to defer repayment of the past due loans until a time that is mutually agreed upon by both parties.

As the Company’s loans are with related parties, the Company and its related parties have mutually agreed to defer repayment of the past due loans until the completion of the Business Combination. As such, the Company deems that it is not in default of its loan agreements. Such amounts were still due and payable subsequent to the closing of the Business Combination.

We therefore anticipate that we will need substantial additional funding in connection with our continuing operations. We intend to devote most of the net proceeds from the Business Combination to clinical development of our product candidates, repaying our debt, our public company compliance costs and certain of the milestone payments under the CAR-T License and the Vaccine License agreements, if any. Based on our current business plans, we believe that the net proceeds from the Business Combination will not enable us to fund our operating expenses and capital requirements through at least the next twelve months.

Because of the numerous risks and uncertainties associated with research, development, and commercialization of pharmaceutical drug products, we are unable to estimate the exact amount of our operating capital requirements. Our future funding requirements will depend on many factors, including, but not limited to:

●	the extent to which we develop, in-license or acquire other product candidates and technologies in our product candidate pipeline;
●	the costs and timing of process development and manufacturing scale-up activities associated with our product candidates and other programs as we advance them through clinical development;
●	the number and development requirements of product candidates that we may pursue;
●	the costs, timing, and outcome of regulatory review of our product candidates;
●	the timing and amount of our milestone and royalty payments to InnoBation under the CD47 License;
●	the costs and timing of future commercialization activities, including product manufacturing, marketing, sales, and distributions, for any of our product candidates for which we receive marketing approval;
●	the costs and timing of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending any intellectual property-related claims;
●	the revenue, if any, received from sales of our product candidates for which we receive marketing approval; and
●	the costs of operating as a public company.

Identifying potential product candidates and conducting preclinical studies and clinical trials is a time-consuming, expensive, and uncertain process that takes many years to complete, and we may never generate the necessary data or results required to obtain marketing approval and achieve product sales. In addition, our product candidate, if approved, may not achieve commercial success. Our commercial revenues, if any, will be derived from sales of our product candidates that we do not expect to be commercially available in the near term, if at all. Accordingly, we will need to continue to rely on additional financing to achieve our business objectives. Adequate additional financing may not be available to us on acceptable terms, or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the terms of these equity securities or this debt may restrict our ability to operate. Any future debt financing and equity financing, if available, may involve covenants limiting and restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, entering into profit-sharing or other arrangements or declaring dividends. If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or to grant licenses on terms that may not be favorable to us. If we are unable to raise capital when needed or on acceptable terms, we could be forced to delay, reduce or eliminate our research and development programs or future commercialization efforts.

Cash Flows

Operating Activities

Our net cash used in operating activities was $0.2 million for the three months ended March 31, 2025, as compared to $0.9 million for the three months ended March 31, 2024. The decrease in cash used in operating activities can be primarily attributed to a decrease in the Company’s net loss of $1.4 million offset by an increase in cash used in operating assets and liabilities of $0.7 million.

Investing Activities

Net cash used in investing activities was $0.6 million for the three months ended March 31, 2025 as compared to $0.7 million for the three months ended March 31, 2024 due to loans made to Iris.

Financing Activities

Net cash provided by financing activities for the three months ended March 31, 2025 of $0.7 million resulted from borrowings from Prophase of $0.7 million. Net cash provided by financing activities for the three months ended March 31, 2024 of $1.2 million resulted from borrowings from Valetudo and Prophase of $0.8 million and $0.4 million, respectively.

Going Concern, Liquidity and Capital Resources as of December 31, 2024 and 2023

Overview

Since our inception, we have not generated any revenue and expect to continue to incur significant operating losses for the foreseeable future and may never become profitable. As of December 31, 2024, we had cash of approximately $56,000. We have funded our operations through the sale of equity, raising an aggregate of $4.5 million of gross proceeds from the sale of membership interests, and debt, issuing $10.0 million of bonds and $10.0 million of notes through December 31, 2024. Subsequent to December 31, 2024, the Company raised additional gross proceeds of $0.7 million of notes with Amantes and Prophase, both of which are related parties of the Company.

Going Concern

The Company evaluated whether there are any conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern over the next twelve months after the financial statements are issued. The Company’s cash requirements include, but are not limited to, research and development costs, license fees and working capital requirements. Due to these cash requirements, the Company does not believe that it will have sufficient cash to fund operations for one year after the date that the accompanying financial statements are issued.

The Company has concluded that there is substantial doubt about its ability to continue as a going concern within one year after the date that the accompanying financial statements are issued. The Company’s financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company intends to raise additional cash through equity financings, debt financings or other arrangements to fund operations; however, there can be no assurance that the Company will be able to raise adequate capital under acceptable terms, if at all. The sale of additional equity may dilute existing members and newly issued member units may contain senior rights and preferences compared to currently outstanding ordinary shares. Issued debt securities may contain covenants and limit the Company’s ability to pay dividends or make other distributions to members. If the Company is unable to obtain such additional financing, future operations would need to be reevaluated.

Capital Requirements

To date, we have not generated any revenues from any source, including the commercial sale of approved drug products, and we do not expect to generate revenue for at least the next few years. If we fail to complete the development of our product candidate in a timely manner or fail to obtain their regulatory approval, our ability to generate future revenue will be adversely affected. We do not know when, or if, we will generate any revenue from our product candidate, and we do not expect to generate revenue unless and until we obtain regulatory approval of, and commercialize, our product candidate.

We expect our expenses to increase significantly in connection with our ongoing activities, particularly as we continue the research and development of, and seek marketing approval for, our product candidate. In addition, if we obtain approval for our product candidate, we expect to incur significant commercialization expenses related to sales, marketing, manufacturing, and distribution. Furthermore, following the completion of the Business Combination, we expect to incur additional costs associated with operating as a public company.

We will also be required to pay all clinical trial costs and expenses in connection with the development of the CD47 Products.

We are also required to repay our $10.0 million bonds (the “Feelux Bonds”) to Feelux Co., Ltd. (“Feelux”), our shareholder through its wholly owned subsidiary Car-Tcellkor, Inc. (“Car-Tcellkor”), issued in 2018 and the related interest of 1% per annum compounded annually which is expected to be settled through the issuance of ParentCo common shares, our $0.8 million loan issued in 2019 and due in May 2023, that does not bear interest, from Car-Tcellkor, our shareholder and a wholly owned subsidiary of Feelux, our loans with Valetudo, our related party, of $0.7 million (the “Valetudo Loan”) issued in December 2022 and due in June 2023, and which bears no interest, our loan with Ewon Comfortech Co., Ltd. (“Ewon”), our shareholder and related party, of $2.0 million (the “Ewon Loan”) issued in December 2022 and due in December 2023, and related interest of 2% per annum, our loans with Valetudo of $0.5 million issued in June 2023 and due in December 2023 that does not bear interest (the “Valetudo June 2023 Loans”), our additional loan with Valetudo of $0.3 million issued in July 2023 and due in January 2024, and related interest of 6% per annum (the “Valetudo July 2023 Loan”), our loans with Valetudo issued in August 2023 totaling $0.4 million, due in January and February 2024, and related interest of 6% per annum (the “Valetudo August 2023 Loans”), our additional loan with Ewon of $0.2 million issued in September 2023 and due in September 2024 and related part interest of 2% per annum (the “Ewon September 2023 Loan”), our additional loan with Valetudo of $0.2 million issued in November 2023, due in January 2024 and related interest of 6% per annum (the “Valetudo November 2023 Loan”), our other loan with Ewon of $1.0 million issued in December 2023, due in December 2024 that bears no interest (the “Ewon December 2023 Loan”), our loans with Valetudo issued in January 2024 totaling $0.8 million, due in February 2024, and related interest of 6% per annum (the “Valetudo January 2024 Loans”), our loan with Prophase Sciences LLC (“Prophase”) of $0.2 million issued February 2024 that bears 6% interest per annum and due June 1, 2024 (the “Prophase February 2024 Loan”), our loan with Prophase issued in March 2024 of $0.3 million that bears interest of 6% per annum and due June 1, 2024 (the “Prophase March 2024 Loan”), our loan with Prophase issued in April 2024 of $0.3 million that bears interest of 6% per annum and due June 1, 2024 (the “Prophase April 2024 Loan”), our loans with Prophase issued in May 2024 totaling $0.8 million that bears interest of 6% per annum and due June 1, 2024 and July 1, 2024 (the “Prophase May 2024 Loans”), our loans with Prophase issued in July 2024 of $0.1 million that bears interest of 6% per annum and due September 14, 2024, September 24, 2024 and September 29, 2024 (the “Prophase July 2024 Loans”), our loans with Prophase issued in August 2024 of $0.1 million that bears interest of 6% per annum and due October 12, 2024 and October 13, 2024 (the “Prophase August 2024 Loans”), our loan with Hana Immunotherapeutics, LLC (“Hana”) issued in August 2024 of $0.3 million that bears interest of 6% per annum and due September 30, 2024 (the “Hana Loan”), our loan with Hana issued in August 2024 of $0.6 million that bears interest of 6% per annum and due October 26, 2024 (the “Hana August 2024 Loan”), our loans with Amantes LLC (“Amantes”) issued November 2024 totaling $0.7 million that bear interest of 6% per annum and due January 1, 2025 (the “Amantes November 2024 Loans”), our loans with Amantes issued in January 2025 totaling $0.3 million that bear interest of 6% per annum and due March 1, 2025 and March 22, 2025 (the “Amantes January 2025 Loans”), our loan with Prophase issued in February 2025 of $0.2 million that bears interest of 6% per annum and due April 11, 2025 (the “Prophase February 2025 Loan”), our loan with Prophase issued in March 2025 of $0.2 million that bears interest of 6% per annum and due June 6, 2025 (the “Prophase March 2025 Loan”), and our loans with Prophase issued April 2025, totalling $3.6 million that bear interest at 6% per annum and are due May 2, 2025, May 13, 2025, and May 14, 2025 (the “Prophase April 2025 Loans”).

As the Company’s loans are with related parties, the Company and its related parties have mutually agreed to defer repayment of the past due loans until the completion of the Business Combination. As such, the Company deems that it is not in default of its loan agreements. Such amounts were still due and payable subsequent to the closing of the Business Combination.

We therefore anticipate that we will need substantial additional funding in connection with our continuing operations. After the completion of the Business Combination, on a pro forma basis, the Company had approximately $12.0 million in cash and cash equivalents. We intend to devote most of the net proceeds from the Business Combination to clinical development of our product candidates, repaying our debt, our public company compliance costs and certain of the milestone payments under the CAR-T License and the Vaccine License agreements, if any. Based on our current business plans, we believe that the anticipated net proceeds from the Business Combination will enable us to fund our operating expenses and capital requirements through at least the next twelve months. Our estimate as to how long we expect the net proceeds from the Business Combination to be able to fund our operating expenses and capital requirements is based on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. Changing circumstances, some of which may be beyond our control, could result in fewer cash and cash equivalents available to us or cause us to consume capital significantly faster than we currently anticipate, and we may need to seek additional funds sooner than planned.

Because of the numerous risks and uncertainties associated with research, development, and commercialization of pharmaceutical drug products, we are unable to estimate the exact amount of our operating capital requirements. Our future funding requirements will depend on many factors, including, but not limited to:

●	the extent to which we develop, in-license or acquire other product candidates and technologies in our product candidate pipeline;
●	the costs and timing of process development and manufacturing scale-up activities associated with our product candidates and other programs as we advance them through clinical development;
●	the number and development requirements of product candidates that we may pursue;
●	the costs, timing, and outcome of regulatory review of our product candidates;
●	the timing and amount of our milestone and royalty payments to InnoBation under the CD47 License;
●	the costs and timing of future commercialization activities, including product manufacturing, marketing, sales, and distributions, for any of our product candidates for which we receive marketing approval;
●	the costs and timing of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending any intellectual property-related claims;
●	the revenue, if any, received from sales of our product candidates for which we receive marketing approval; and
●	the costs of operating as a public company.

Identifying potential product candidates and conducting preclinical studies and clinical trials is a time-consuming, expensive, and uncertain process that takes many years to complete, and we may never generate the necessary data or results required to obtain marketing approval and achieve product sales. In addition, our product candidate, if approved, may not achieve commercial success. Our commercial revenues, if any, will be derived from sales of our product candidates that we do not expect to be commercially available in the near term, if at all. Accordingly, we will need to continue to rely on additional financing to achieve our business objectives. Adequate additional financing may not be available to us on acceptable terms, or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the terms of these equity securities or this debt may restrict our ability to operate. Any future debt financing and equity financing, if available, may involve covenants limiting and restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, entering into profit-sharing or other arrangements or declaring dividends. If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or to grant licenses on terms that may not be favorable to us. If we are unable to raise capital when needed or on acceptable terms, we could be forced to delay, reduce or eliminate our research and development programs or future commercialization efforts.

Cash Flows

Operating Activities

Our net cash used in operating activities was $1.5 million for the year ended December 31, 2024, as compared to $3.3 million for the year ended December 31, 2023. The decrease in cash used in operating activities can be primarily attributed to a decrease in the Company’s net loss of $1.4 million, offset by an increase in the Company’s amounts which are due to its research and development partner of $1.3 million which have yet to be paid, and an increase in cash caused by $0.8 million of changes in other operating assets and liabilities, offset by less advances to the Company for research and development of $1.7 million.

Investing Activities

Net cash used in investing activities was $2.9 million for the year ended December 31, 2024 as compared to $0.8 million for the year ended December 31, 2023 due to an increase in loans made to Iris.

Financing Activities

Net cash provided by financing activities for the year ended December 31, 2024 of $3.9 million resulted from borrowings from Valetudo, Prophase, Hana and Amantes of $0.8 million, $1.6 million, $0.8 million and $0.7 million, respectively. Net cash used in financing activities of $0.5 million for the year ended December 31, 2023 was from $3.4 million from borrowings with Valetudo, Prophase, and Ewon, offset by $3.9 million of repayments of short-term loans from Valetudo, Prophase, and Ewon.

Contractual Obligations and Other Commitments

See Capital Requirements, above for discussion of our commitments and contractual obligations. Additionally, in the future we may enter into agreements in the normal course of business with contract research organizations, contract manufacturing organizations and other vendors for research and development services for operating purposes, which are generally cancelable upon written notice. In addition, some third party CMOs have intellectual property, such as patents and/or know-how with an annual fee and royalty bearing license to its customers that forms part of the manufacturing agreement. These payments are therefore not included in our contractual obligations herein.

See Note 8 to our audited financial statements included elsewhere in this prospectus.

Critical Accounting Policies and Significant Judgments and Estimates

This Management’s Discussion and Analysis of Financial Condition and Results of Operations is based on our financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses, and the disclosure of contingent assets and liabilities, in our financial statements. In accordance with U.S. GAAP, we evaluate our estimates and judgments on an ongoing basis. We base our estimates on historical experience, known trends and events, and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We define our critical accounting policies as those accounting principles that require us to make subjective estimates and judgments about matters that are uncertain and are likely to have a material impact on our financial condition and results of operations, as well as the specific manner in which we apply those principles. While our significant accounting policies are more fully described in Note 2 to our audited financial statements appearing elsewhere in this report, we believe the following are the critical accounting policies used in the preparation of our financial statements that require significant estimates and judgments.

Research and Development

Research and development costs primarily consist of costs incurred for preclinical and clinical trials for our products. Research and development expenses are recognized as incurred and payments made prior to costs being incurred are capitalized until the costs are incurred. Costs incurred in obtaining technology licenses through asset acquisitions are charged to research and development expense if the licensed technology has not reached technological feasibility and has no alternative future use.

Recent Accounting Pronouncements

See Note 2 to our unaudited condensed financial statements included elsewhere in this prospectus for information about recent accounting pronouncements, the timing of their adoption, and our assessment, if any, of their potential impact on our financial condition and results of operations.

Emerging Growth Company and Smaller Reporting Company Status

In April 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Upon the closing of the Business Combination, we became an emerging growth company and delayed the adoption of certain accounting standards until those standards would otherwise apply to private companies. We elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In addition, as an emerging growth company, we have taken advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to present only two years of audited financial statements in addition to any required financial statements, with correspondingly reduced disclosure in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;
●	an exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;
●	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements;
●	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements; and
●	an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on financial statements.

We would cease to qualify as an emerging growth company on the date that is the earliest of: (i) December 31, 2026, (ii) the last day of the fiscal year in which we have more than $1.235 billion in total annual gross revenues, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our common shares that is held by non-affiliates exceeds $700.0 million as of the prior June 30th, or (iv) the date on which we have issued more than $1.0 billion of non-convertible debt over the prior three-year period. We may choose to take advantage of some but not all of these reduced reporting burdens. We have taken advantage of certain reduced reporting requirements in this filing. Accordingly, the information contained herein may be different than you might obtain from other public companies in which you hold equity interests.

DESCRIPTION OF LIMINATUS’ BUSINESS

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to the business and operations of Liminatus Pharma, LLC and its subsidiaries prior to the consummation of the Business Combination and to Liminatus Pharma, Inc. and its consolidated subsidiaries following the consummation of the Business Combination.

Executive Summary

Liminatus is a pre-clinical stage, single-asset biopharmaceutical company. Liminatus is developing novel cancer therapies that exploit the body’s immune system. The Company’s clinical candidate is a humanized anti CD47 monoclonal antibody. The next generation CD47 checkpoint inhibitor’s (code name: IBA101) initial indication is expected to be patients with advanced solid cancers including non-small cell lung cancer (“NSCLC”).

CD47 is a potent ‘do not eat me’ signal that enables cancer cells to evade detection by the immune system. CD47 blockade promotes uptake of tumor antigens and tumor cells by macrophages. The first generation of CD47 agents generally induced anemia and thrombocytopenia (deficiency of platelets in the blood) due to their binding to red blood cells (“RBCs”) and platelets. The Liminatus CD47 next generation antibody has shown to preferentially bind to immune cells, but not to red blood cells and platelets without inducing destruction of red blood cells which is a key differentiating feature. The next generation of anti CD47 monoclonal antibodies have catalysed a resurgence of interest in the field. Key preclinical studies, including CMC development and monkey toxicity studies, have already been completed, allowing for a swift preparation of the IND application and enabling a timely transition into the clinical trial phase.

CD47 immune checkpoint inhibitors are expected to penetrate the market primarily through combination therapy with already established PD-1/PD-L1 blockades rather than as standalone treatments. The global market for PD-1/PD-L1 blockades was estimated at $49.5 billion in 2023 and is projected to reach $123.3 billion by 2033. If CD47 immune checkpoint inhibitors are successfully brought to market, they are expected to grow alongside the PD-1/PD-L1 blockade market, potentially starting at 10-20% of the PD-1/PD-L1 market size by 2030 and rapidly expanding to reach the same market scale.

Global Market Size Projections for PD-1/PD-L1 Blockades (adapted from Future Market Insights)

Our asset targets patients with significant unmet need. Our vision is to develop a broad array of transformative therapies for cancer patients as a leading global biopharmaceutical company. We intend to do this through establishing a leadership position in immune-oncology and by strengthening the differentiation of the next generation anti-CD47 monoclonal antibody from IND enabling studies through to clinical development and broadening the portfolio through in-licensing highly promising and differentiated therapeutic assets.

Overview

Liminatus is a pre-clinical stage biopharmaceutical company developing novel cancer therapies. Our product candidate is exploiting CD47 antibodies to target cancer cells. Our product candidate has the potential to become cornerstones of treatment for solid cancers.

We are developing a next generation CD47 immune checkpoint inhibitor. CD47 is a potent ‘do not eat me’ signal that enables cancer cells to evade detection by the immune system. CD47 blockade promotes uptake of tumor antigens and tumor cells by macrophages. Anti-CD47 monoclonal antibodies (mAb) generally induce anemia and thrombocytopenia due to their binding to red blood cells and platelets. The Liminatus CD47 mAb has shown to preferentially bind to immune cells, but not to red blood cells and platelets and does not induce hemolysis. Our clinical candidate is currently in the late preclinical stage, with most of the necessary research completed. The next steps in the clinical process will include preparing the IND package required for the submission of a Phase 1 clinical trial approval application.

In the last two years, InnoBation (licensor to Liminatus) has actively invested in the CD47 asset following its licensing to Liminatus. Funds were allocated towards critical preclinical work, including CMC development and the monkey toxicity study, which were essential steps in advancing the CD47 asset. These studies were completed in collaboration with GenScript ProBio and Charles River Laboratories.

In addition to these developments, InnoBation conducted its own independent animal studies to explore the effects of long-term administration of the CD47 asset. During these studies, we discovered that the CD47 asset, in addition to its potential as an anti-cancer therapeutic, also shows promise in reducing chronic inflammation and inducing weight loss. This is likely due to the asset’s ability to enhance macrophage proliferation and differentiation, which improves the scavenging of apoptotic cells. This effect not only aids in cancer treatment by enhancing the immune response but also suggests potential applications in preventing or mitigating age-related diseases such as cardiovascular disease and obesity, which are often driven by chronic low-grade inflammation due to accumulated senescent cells.

Over the past two years, InnoBation’s ongoing research into the CD47 asset has uncovered these potential new therapeutic applications, expanding the scope of its utility.

The following overview shows our clinical plan after closing the business combination:

Candidate	Indication	Clinical trial	Notes
IBA101 Mono	Advanced solid cancers	2025	Phase 1 clinical trial is scheduled solely for safety confirmation. A global Phase 1 clinical trial in South Korea will focus on lung cancer patients.
IBA101 + Durvalumab or pembrolizumab	≥ stage III NSCLC	2027	Both PD-L1High and PD-L1Low patients. A global Phase 1 clinical trial in South Korea will focus on lung cancer patients.

Corporate History and Our Team

Liminatus was founded in 2018, having obtained an exclusive license for GCC CAR-T-related patents and know-how from Targeted Diagnostics & Therapeutics, Inc. (TDT), which licensed the GCC CAR-T intellectual property from Thomas Jefferson University, and assignment of a sub-license from Viral Gene for the GCC vaccine diagnostics. Subsequently, the Company was assigned the license to the CD47 immune checkpoint inhibitor from InnoBation Bio Co. Ltd. and Valetudo Therapeutics LLC. The TDT licenses have been terminated as of August 2024.

We believe that our leadership team’s extensive global experience within the biopharma industry, which spans all stages of development, commercialization and financing of pharmaceutical products, is a key competitive advantage for Liminatus in maximizing the full potential value of its pipeline. Members of our team have also been heavily involved in business development, capital formation and investor engagement across a range of industries. For further information and biographies of our management team, see “Management of ParentCo Following the Business Combination.”

Our Vision and Our Strategy

Our vision is to develop transformative therapies for cancer patients as a global biopharmaceutical company offering advanced, differentiated, best-in-class therapies that induce powerful and durable responses in patients resulting in quality survival and a chance for cure. To accomplish this goal, we plan to execute on the following:

●	Strengthen the differentiation of our anti-CD47 monoclonal antibody from IND enabling studies through to clinical development.

●	Maximize the value of our product candidate by selectively entering into strategic collaborations with world leading academic and industrial partners.
●	Build a leading immuno-oncology company while maintaining a strong culture of innovation, valuing diversity, and putting patients at the center of everything we do.
●	Maintain, deepen, and protect our intellectual property portfolio. We intend to continue extending our global intellectual property portfolio to protect our assets.
●	Pursue business development and strategic partnerships. We may seek to form strategic alliances, enter into licensing agreements, or collaborate with third parties with the aim of strengthening and aiding our research, development, and commercialization of our assets more broadly.
●	Broaden our portfolio. We are actively engaged in evaluating additional assets for in-licensing or partnership and may execute additional transactions to add to our pipeline. We believe that our leadership team has a proven track record for identifying and transacting upon de-risked clinical stage assets.

Our Approach to Cancer Immunotherapy

Our product candidate exploits the body’s immune system to recognize and attack cancer cells. Our product candidate has the potential to become a significant treatment option for cancer patients.

Checkpoint Inhibitor CD47

A critical feature of the immune system is its ability to distinguish between normal cells in the body and those deemed as “foreign” (such as germs and cancer cells). This allows the immune system to attack the foreign cells while leaving normal cells unharmed. The immune system does this, in part, by using “checkpoint” proteins on immune cells. The checkpoints act like switches that need to be turned on or off to start an immune response. But tumors can find ways to manipulate these on/off immune checkpoints to avoid being attacked by the immune system. Monoclonal antibodies targeting immune checkpoints are designed as therapies to forcefully activate the “on” switch of the immune response, allowing the immune system to mount an effective anti-tumor attack. These medicines, known as immune checkpoint inhibitors, work by targeting checkpoint proteins to block the tumor’s ability to shut down the immune response and thereby induce a potent anti-cancer effect. Rather than killing cancer cells directly, they aid the immune system to detect and mount an attack on cancer cells. Several therapeutics that target different checkpoint proteins have been approved to treat some types of cancer including PD-1 (Pembrolizumab, Merck & Co; Novolumab, BMS; Cemiplimab, Regeneron), PD-L1(Atezolizumab, Genentech; Avelumab EMD Serono & Pfizer; Durvalumab, AstraZeneca), CTLA-4 (Ipilumab, BMS; tremelimumab, AstraZeneca), and LAG-3 (Opdulag, BMS) inhibitors.

Although such therapies have revolutionized cancer treatment showing to be remarkably effective in certain subsets of patients with specific types of tumors, there are a significant number of cancer patients for whom these therapies are not effective. Another novel, yet well-established immune checkpoint is CD47 which plays a broad role in cancer immune evasion across multiple cancers. CD47 is a transmembrane protein, an integral membrane protein that spans the entirety of the cell membrane, and upon its interaction with SIRPα, which is expressed on macrophages, a “don’t eat me” signal is sent to the macrophages. This helps tumors achieve immune escape by stopping macrophages from acting on these tumor cells to undergo phagocytosis. Blockade of the interaction between CD47 and SIRPα could restore phagocytic activity and eliminate tumor cells. However, the first generation of anti-CD47 monoclonal antibodies have induced anemia and thrombocytopenia due to their binding to red blood cells and platelets. Our CD47 therapeutic candidate is a next generation anti-CD47 monoclonal antibody and has shown to preferentially bind to immune cells, but not to red blood cells and platelets and does not induce hemolysis (destruction of red blood cells). Furthermore, the CD47 mAb has been shown to synergistically enhance anti-tumor responses in combination with other immune-oncology therapies. The CD47 mAb has completed key preclinical studies and is now preparing for the IND application.

CD47 Immune Checkpoint Inhibitor Program

Overview

The CD47 therapeutic candidate is a high affinity humanized anti CD47 antibody that has the potential to translate into clinic for CD47 SIRPα blocking and restoring the anti-tumor function of innate immune cells without inducing hemagglutination or hemolysis.

Benefits

●	K D (equilibrium dissociation constant) value of 0.48 nM for human CD47 protein and effectively blocked the interaction of CD47 on cancer cells and soluble SIRPα protein, in vitro.
●	Did not bind to red blood cells and platelets and did not cause hemolysis.
●	In an animal tumor model, where MC38 murine colon adenocarcinoma cells expressing human CD47 were implanted in immune competent mice, the CD47 mAb (Hu3A5) completely suppressed the tumor in combination with an anti PD1 antibody.
●	CD47 mAb (Hu3A5) showed the expected moderate tumor suppression in the hCD47/hSIRPα knock-in mice model expressing human CD47 and human SIRPalpha, using MC38 cells expressing hCD47.

Pre-Clinical Development to Date

●	The anti-CD47 monoclonal antibody has been generated by immunizing mice with the extracellular domain of human CD47 protein. This antibody has been further humanized by CDR grafting and selecting the clone 3A5-V10 (Hu3A5) for further screening. Hu3A5 has a KD (equilibrium dissociation constant) value of 0.48 nM for human CD47 protein and has shown to effectively block the interaction of CD47 on cancer cells and soluble SIRPα protein, in vitro.
●	In vitro assay, Hu3A5 did not bind to red blood cells and platelets and did not cause hemolysis (destruction of red blood cells) in vitro.
●	In an animal tumor model, where MC38 murine colon adenocarcinoma cells expressing human CD47 — the only commercially available cancer cell line used in immune-competent animal models for human CD47 research — were implanted in immune-competent mice, the CD47 mAb (Hu3A5) completely suppressed the tumor in combination with an anti-PD1 antibody. Additionally, the Hu3A5 antibody demonstrated moderate tumor suppression in a mouse model that was engineered to express human CD47 and SIRPα, after being implanted with MC38 tumor cells. However, when combined with other treatments like anti-PD-1, anti-TIGIT blocking antibodies, or an agonistic anti-4-1BB antibody, the Hu3A5 antibody completely suppressed tumor growth. This result shows that Hu3A5 can work synergistically with various immune checkpoint inhibitors, highlighting its versatility as a potential cancer therapy. In addition, DSC analysis has shown good thermostability.
●	Further IND-enabling studies are underway in preparation for early-stage clinical testing. Based on the prepared data, a pre-IND meeting will be prioritized with the FDA. Since the primary indication for CD47 mAb (Hu3A5) is lung cancer, additional preclinical animal studies utilizing mouse lung cancer cell lines, such as LL/2, will be conducted if requested to evaluate efficacy in lung cancer models by the FDA. For this purpose, LL/2 expressing human CD47 has been prepared.

Toxicity-related experiments

●	CD47 mAb preferentially binds to CD47 on tumor and immune cells, but not to RBCs and platelets.
●	Murine 3A5, humanized 3A5 with human IgG1 Fc (Hu3A5-V10), and humanized 3A5 with human IgG4 (Hu3A5-G4) strongly bind to CD47-positive MCF-7 human cancer cells and most of immune cells including T/B lymphocytes and phagocytic cells, but not to human RBCs and platelets.
●	CD47 mAb does not induce hemolysis of RBCs in vitro.

●	Anti-CD47 blocking mAb (Hu3A5) typically induce hemolysis of RBCs and thus developing anemia.
●	However, Hu3A5 does not induce hemolysis of RBCs (perhaps due to the inability of binding to CD47 on RBCs).
●	CD47 mAb does not induce severe hematologic disorder.
●	Animal in vivo experiments using C57BL/6-hCD47/hSIRPα mice showed that although Hu3A5-G4 was binding to human CD47 over-expressed on mouse RBCs of C57BL/6-hCD47/hSIRPα mice, it did not induce hemolysis of mouse RBCs.
●	C57BL/6-hCD47/hSIRPα mice were repeatedly injected with Hu3A5-G4 mAb even in combination with anti-mPD-1 mAb, but they survived over the experimental period and their body weight barely changed compared with that of rat IgG-treated mice.
●	Anti-human CD47 mAb induces no/minimal inflammation in organs.
●	C57BL/6-hCD47/hSIRPα mice were subcutaneously engrafted with MC38-hCD47 tumor cells and were repeatedly injected with Hu3A5-G4 mAb and/or anti-mPD-1 mAb.
●	Lung, liver and kidney from each group of mice were collected 4th injection of Abs. H&E staining of organs showed that there was minimal or no inflammation in those organs.

A 4-week Toxicity Study in Cynomolgus Monkeys Followed by a 4-Week Recovery Period

●	Objective of monkey toxicity study
●	The objective of this study was to determine the potential toxicity of IBA101(Anti-CD47 mAb), a monoclonal antibody conjugated with IgG4 Fc, when administered as an intravenous bolus injection once weekly (Days 1, 8, 15, 22, and 29) to non-human primates and to evaluate the potential reversibility of any findings following a 4-Week recovery period. In addition, the toxicokinetic characteristics of IBA101(Anti-CD47 mAb) were determined. The study design was as follows:

					Main Study		Recovery Study
				Dose
		Dose Level	Dose Volume(a)	Concentration	No. of	No. of	No. of	No. of
Group No.	Test Article	(mg/kg/dose)	(mL/kg)	(mg/mL)	Males	Females	Males	Females
1	Vehicle Control	0		0	3	3	2	2
2		10	2	5	3	3	—	—
3	IBA101	30		15	3	3	—	—
4		100		50	3	3	2	2

●	Study design and standards
●	The 4-week toxicity study of IBA101 in Cynomolgus monkeys, conducted by Charles River Laboratories, was designed and analyzed according to GLP (Good Laboratory Practice) standards. This ensured the reliability and reproducibility of the data, adhering to rigorous quality standards throughout the study.
●	Parameters and endpoints of evaluation

Based on the most recent body weight measurement, the following parameters and endpoints were evaluated:

●	Mortality, clinical signs, body weight, ophthalmology, electrocardiographic examinations
●	Clinical pathology parameters (hematology, coagulation, clinical chemistry, and urinalysis)
●	Anti-drug antibody analysis, toxicokinetic parameters, organ weights, and macroscopic and microscopic examinations.

●	Conclusion: Toxicokinetic Analysis

Following once-weekly (Days 1, 8, 15, 22, and 29) intravenous dosing of IBA101 to Cynomolgus monkeys at 0, 10, 30, or 100 mg/kg/dose:

●	No significant IBA101-related effects were noted at any dose level, indicating that 100 mg/kg/dose was well-tolerated.
●	All study parameters, including body weight, clinical pathology results, and toxicokinetic measurements, were analyzed for statistical significance using standard statistical methods. At the highest dose tested (100 mg/kg), no statistically significant differences were observed in any parameter compared to the vehicle control group, supporting the determination of the No Observed Adverse Effect Level (NOAEL) at 100 mg/kg/ dose. Anti-drug antibody analysis, toxicokinetic parameters, organ weights, and macroscopic and microscopic examinations.

On Day 22, the combined sex mean C0, Cmax, and AUC0-168hr values of IBA101 at the NOAEL were:

●	No C0 (Initial Plasma Concentration): 4,310,000 ng/mL
●	Cmax (Maximum Plasma Concentration): 4,080,000 ng/mL
●	AUC0-168hr (Area Under the Concetration-Time Curve): 359,000,000 hr*ng/mL.
●	These toxicokinetic results suggest a good safety profile of IBA101 under the tested conditions and provide statistical evidence for its tolerability.

Efficacy-related studies

●	CD47 antibody blocks interaction of CD47 and SIRPα
●	A competitive ELISA assay demonstrated that the interaction between recombinant CD47 and recombinant SIRPα proteins was blocked by Hu3A5 in vitro.
●	CD47 antibody promotes phagocytosis of live tumor cells by human macrophages.
●	In vitro phagocytosis assay demonstrated that human macrophages promoted the uptake of live tumor cells in the presence of as low as > 0.1 micro grams/ml of CD47 mAb.
●	Exclusive blockade of human CD47 on tumor cells with Hu3A5 in combination with check-point inhibitors induces a limited synergistic suppression of tumor growth.
●	To assess how effectively CD47 blockade enhances anti-tumor responses, hCD47-expressing MC38 tumor cells were subcutaneously engrafted into normal C57BL/6 mice, and anti-human CD47 monoclonal antibodies were injected to specifically block the function of the hCD47 protein on tumor cells, allowing evaluation of the resulting increase in anti-tumor effects.
●	This induced moderate delayed tumor growth.
●	However, in combination with anti-PD-L1 and anti-TIGIT check-point inhibitors significant synergistic activity was observed where tumor growth was regressed and most of the mice became tumor-free.
●	Global blockade of human CD47 on tumor and immune cells induces significant reduction of tumor growth.
●	Investigated whether global effects of CD47 blockade would be beneficial if all cells including immune cells were expressing human CD47.

●	Instillation of Hu3A5 alone to C57BL/6-hCD47/hSIRPα knock-in mice engrafted with MC38- hCD47 tumor cells suppressed tumor growth.
●	When Hu3A5 treatment was combined with anti-mPD-1 mAb, tumor-free mice were generated.

New Aspects of the CD47 Asset and Expanded Indications

●	Chronic Inflammation: Hu3A5, an anti-CD47 antibody, plays a unique role in helping immune cells called macrophages develop and survive in the body. These cells are critical in fighting disease. IBA101 not only promotes the formation of these macrophages but also increases the number of a special type, called M1 macrophages, that actively destroy harmful cells.
●	Reducing Chronic Inflammation: As we age, our body becomes less effective at clearing out dead cells, leading to a buildup that contributes to chronic inflammation and diseases such as atherosclerosis (narrowing of arteries), obesity, and dementia. By enhancing the activity of macrophages, Hu3A5 could help reduce this buildup and, in turn, lower the risk of these inflammation-related diseases.
●	Animal Study: To explore this possibility, we conducted an experiment on mice fed a high-fat diet. These mice were given Hu3A5 — CD47 blockade to see if it could help reduce obesity and improve overall health. The early results were promising: mice treated with Hu3A5 showed significant reductions in obesity, along with improvements in fat tissue health.
●	Industry Context: Dr. Irving Weissman, a pioneer in CD47 research, founded a company called Forty Seven Inc. to develop CD47-targeted therapies for cancer. Though Gilead Sciences acquired the company for $4.9 billion in 2020, some of the clinical trials were stopped due to serious side effects. However, Dr. Weissman didn’t give up on CD47 research. He later founded Bitterroot in 2023, aiming to use CD47 blockers for cardiovascular diseases. This shift aligns with our own findings, suggesting that Hu3A5 could have broader applications, not only in cancer but also in reducing chronic inflammation and potentially treating diseases like obesity, heart disease, and dementia.

Manufacturing

We will rely upon established, large scale, GMP compliant, third-party manufacturers for our current and future manufacturing needs for both bulk drug substance and finished drug product. There are no current plans to build our own manufacturing capabilities.

Intellectual property

Our commercial success depends in large part on our ability to obtain and maintain patent protection for our assets, their uses, components, formulations, methods of manufacturing and methods of treatment in the U.S. and other countries; to operate without infringing valid and enforceable patents and proprietary rights of others; and to prevent others from infringing on our proprietary or intellectual property rights.

Our intellectual property strategy is, where appropriate, to file new patent applications in the U.S. and certain other regions/countries (including the EU) on inventions, including improvements to existing products/ candidate(s) and formulations, methods of treatment and processes to improve our competitive edge or to improve business opportunities. We continually assess and refine our intellectual property strategy to ensure appropriate protection and rights are obtained.

We rely on trade secrets and know-how to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection, and which are difficult to reverse engineer. We intend to take advantage of regulatory protection afforded through data exclusivity, market exclusivity and patent term extensions, where available.

Our asset is in-licensed. CD-47 originates with a Korean company, InnoBation Bio Co. Ltd. The Anti-CD47 antibody is covered by three early-stage applications. Additional work is being done to characterize the mechanisms and properties that differentiate the antibody. One is a published application directed to CDRs, which essentially define the target and specificity of the antibody. There is also an unpublished application to the humanized antibody, i.e., the therapeutic entity Hu3A5. There is also a separate application covering back-ups. If granted, the cases have a long duration of with a normal expiry of 2040 and 2041.

Liminatus will, where appropriate, seek to file on future IP opportunities that may arise, such as commercial formulations, dosing regimens, combination therapies, manufacturing methods, biomarkers, and new patient populations. The strategy going forward will be to file an International PCT application claiming priority from the U.S. or other provisional applications, with a view to ultimately entering the national/ regional phase in core pharmaceutical markets (such as US, Europe, Japan, China, etc.).

The life of a patent and the protection it affords is limited. For example, in the United States, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. In Europe the expiration of an invention patent is 20 years from its filing date.

In addition to patent protection there is regulatory protection for licensed products. Biologicals currently receive 12 years regulatory protection in the U.S. In Europe there is 8 years data exclusivity followed by 2 years market exclusivity, plus 1 year for further significant indications. This means that during the first 8 years from the grant of the first marketing authorization in the E.U., data exclusivity applies. After the initial 8 year period has expired, a generic company can make use of the pre-clinical and clinical trial data of the originator in their regulatory application in an application for regulatory approval, but they still cannot market their drug during the two year period of market exclusivity. This therefore provides a total 10-year period of exclusivity.

Liminatus is not currently aware of any third-party patent property that presents a barrier to the proposed commercialization of our therapeutic asset.

License Agreements

The InnoBation License

In December 2022, the Company entered into a Subscription Agreement In Kind (the “Metavagen License”) with Metavagen LLC, owned by Chris Kim (“Metavagen”), whereby the Company received the license rights initially granted from InnoBation Bio Co., Ltd., a Korean company (“InnoBation”) to Metavagen to develop, market and sell YN1203, InnoBation Bio CAR NK biomarkers, including devices, compounds and products used to detect analyte in body or tissue, in exchange for 40,000,000 shares of Class A membership interest in the Company. The Metavagen License transaction was consummated as the Company had the right to use the license, but the license was not transferred. In March 2023, the Metavagen License was cancelled, and the Company membership interest was returned.

On October 1, 2022, the Metavagen was assigned the License and Development Agreement dated as of March 30, 2022, by and between InnoBation Bio Co. Ltd. and Valetudo Therapeutics LLC, as may have been amended, granting exclusive worldwide rights to Develop and Commercialize the CD47 Product in the Field and exclusive worldwide rights to Develop and Commercialize the Companion Diagnostics to the CD47 Products in the Field (such italicized items bearing the meanings ascribed to them in the InnoBation License). Under the InnoBation License, the licensee is responsible for all of the developmental costs for the CD47 Products after the upfront payment of $8.2 million, which was paid by Viral Gene to TDT. The Company will also pay license fees and management fees to be mutually agreed with InnoBation from time to time.

The term of the InnoBation License expires on a licensed product-by-licensed product and country-by- country basis until the expiration of all royalty terms. “Royalty Term” means, on a royalty bearing CD47 product-by-royalty bearing CD47 Product and country-by-country basis, the period beginning upon commencement of the Patent Royalty Term in the applicable country and ending upon the expiration of Know-How Royalty Term in the applicable country. The License Agreement can be terminated (i) by either party if the other party remains in material breach of the license agreement following a cure period to remedy the breach, (ii) by us at will, or (iii) by either party, in its entirety, upon the other party’s bankruptcy or insolvency.

U.S. patent term restoration and marketing exclusivity

Depending upon the timing, duration and specifics of the FDA approval of a biological product, some of a sponsor’s U.S. patents may be eligible for limited patent term extension under the Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. However, patent term restoration cannot extend the remaining term of a patent for more than five years, or beyond a total of 14 years from the product’s approval date. The patent term restoration period is composed of a “testing phase” and a “review phase” (also referred to as an “approval phase”).

The testing phase begins on the effective date of an IND and ends on the date a BLA or a New Drug Application (“NDA”) is initially submitted to FDA. The review phase is the period between the initial submission of the BLA or NDA and approval. The term of a patent may be extended for a period that is the sum of one-half of the time in the testing phase, plus all the time in the review phase, and minus any of the regulatory review period that occurs prior to the patent grant or where the sponsor did not act with due diligence. Only one patent applicable to an approved biological product is eligible for the extension and the application for the extension must be submitted prior to the expiration of the patent. In addition, a patent can only be extended once and only for a single product. The USPTO, in consultation with the FDA, reviews and approves the application for any patent term extension or restoration.

Similar provisions for supplementary protection to compensate applicants for regulatory delays also exist in a number of territories, including Europe and Japan. Where possible we intend to apply for supplementary protection for out therapeutic assets.

Data and market exclusivity

The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or collectively the ACA, includes a subtitle called the Biologics Price Competition and Innovation Act of 2009, or BPCIA, which created an abbreviated approval pathway for biological products shown to be biosimilar to, or interchangeable with, an FDA-licensed reference biological product.

This amendment to the PHS Act attempts to minimize duplicative testing. Biosimilarity, which requires that there be no clinically meaningful differences between the biological product and the reference product in terms of safety, purity, and potency, can be shown through analytical studies, animal studies, and a clinical trial or trials. Interchangeability requires that a product is biosimilar to the reference product and the product must demonstrate that it can be expected to produce the same clinical results as the reference product and, for products administered multiple times, the biologic and the reference biologic may be switched after one has been previously administered without increasing safety risks or risks of diminished efficacy relative to exclusive use of the reference biologic. However, complexities associated with the large, and often complex, structure of biological products, as well as the process by which such products are manufactured, may pose significant hurdles to implementation.

At the present time, the FDA will not accept an application for a biosimilar or interchangeable product based on the reference biological product until four years after the date of first licensure of the reference product, and FDA will not approve an application for a biosimilar or interchangeable product based on the reference biological product until 12 years after the date of first licensure of the reference product.

“First licensure” typically means the initial date the particular product at issue was licensed in the U.S. Date of first licensure does not include the date of licensure of (and a new period of exclusivity is not available for) a biological product if the licensure is for a supplement for the biological product or for a subsequent application by the same sponsor or manufacturer of the biological product (or licensor, predecessor in interest, or other related entity) for a change (not including a modification to the structure of the biological product) that results in a new indication, route of administration, dosing schedule, dosage form, delivery system, delivery device or strength, or for a modification to the structure of the biological product that does not result in a change in safety, purity, or potency.

The BPCIA is complex and continues to be interpreted and implemented by the FDA. In addition, government proposals have sought to reduce the 12-year reference product exclusivity period. Other aspects of the BPCIA, some of which may impact the BPCIA exclusivity provisions, have also been the subject of recent litigation. As a result, the ultimate implementation and impact of the BPCIA is subject to significant uncertainty.

In Europe (EEA), upon receiving marketing authorization, innovative medicinal products generally receive eight years of data exclusivity and an additional two years of market exclusivity. If granted, data exclusivity prevents generic or biosimilar applicants from referencing the innovator’s pre-clinical and clinical trial data contained in the dossier of the reference product when applying for a generic or biosimilar marketing authorization in the EEA, during a period of eight years from the date on which the reference product was first authorized in the EEA. During the additional two-year period of market exclusivity, a generic or biosimilar marketing authorization application can be submitted, and the innovator’s data may be referenced, but no generic or biosimilar product can be marketed until the expiration of the market exclusivity. The overall ten-year period will be extended to a maximum of eleven years if, during the first eight years of those ten years, the marketing authorization holder obtains an authorization for one or more new therapeutic indications which, during the scientific evaluation prior to authorization, is held to bring a significant clinical benefit in comparison with existing therapies. There is no guarantee that a product will be considered by the EMA to be an innovative medicinal product, and products may not qualify for data exclusivity.

Another company may market another version of the product if such company obtained a marketing authorization based on a completely independent data package of pharmaceutical tests, preclinical tests and clinical trials.

Pediatric Development

A biological product can obtain pediatric market exclusivity in the U.S. Pediatric exclusivity, if granted, adds six months to existing exclusivity periods, including some regulatory exclusivity periods. This six-month exclusivity, which runs from the end of other exclusivity protection or patent term, may be granted based on the voluntary completion of a pediatric study in accordance with an FDA-issued “Written Request” for such a study. Similar provisions are also available in other territories, such as Europe.

In the EEA, companies developing a new medicinal product must agree upon a Pediatric Investigation Plan, or PIP, with the EMA’s pediatric committee, or PDCO. Products that are granted a marketing authorization with the results of the pediatric clinical trials conducted in accordance with the PIP are eligible for a six month extension of exclusivity.

Competition

We face competition with respect to our current product candidate and will face competition with respect to future product candidates from segments of the pharmaceutical, biotechnology and other related markets that pursue immune-oncology treatments. Specifically, there are many companies that commercialize or are developing immuno-oncology treatments for cancer including large pharmaceutical and biotechnology companies such as Amgen, AstraZeneca, BMS, Merck, Novartis, Pfizer, Roche, and its subsidiary Genentech. Some of these competitors and competitor assets could also be opportunities for combination opportunities which is an established method that all these pharma companies have employed and are constantly searching for highly promising Liminatus type assets for such opportunities.

CD47

There are currently several CD47-targeting drug candidates in development for various cancer treatments. Magrolimab, developed by Forty Seven (acquired by Gilead Sciences), has been one of the most advanced CD47/ SIRPα axis-targeting drug candidates in development for cancer treatment. Initially seen as a frontrunner, it was under investigation in Phase 3 clinical trials for indications such as acute myeloid leukemia (AML) and high-risk myelodysplastic syndromes (MDS), often in combination with Azacitidine. However, the program has faced substantial setbacks due to efficacy concerns and safety risks. Below is an update on Magrolimab’s current status:

●	Investigated ENHANCE-3 (AML): This trial evaluated a combination therapy of Magrolimab, Azacitidine, and Venetoclax. A futility analysis revealed a lack of therapeutic benefit and an increased risk of mortality, leading to the trial’s termination.
●	ENHANCE (High-Risk MDS): The Phase 3 ENHANCE trial compared Magrolimab plus Azacitidine versus placebo plus Azacitidine. On July 25, 2023, the trial was discontinued due to insufficient efficacy.
●	ENHANCE-2 (TP53-Mutated AML): This trial tested Magrolimab and Azacitidine against Venetoclax plus Azacitidine and other standard-of-care regimens in patients with TP53-mutated AML. It was terminated on September 26, 2023, again due to futility concerns.
●	Solid Tumor Studies (ELEVATE Program): Gilead placed a partial clinical hold on Magrolimab’s solid tumor studies, including Phase 2 trials for head and neck squamous cell carcinoma (NCT04854499), solid tumors (NCT04827576), triple-negative breast cancer (NCT04958785), and colorectal cancer (NCT05330429). Although enrollment is paused, patients already enrolled and deriving clinical benefit may continue treatment after re-consenting.

Despite its potential, Magrolimab’s clinical development has been significantly hampered by challenges such as anemia caused by red blood cell binding, which remains a major safety concern. These setbacks highlight the need for improved CD47-targeting strategies, emphasizing the importance of addressing both efficacy and safety issues to realize the therapeutic promise of this target.

In contrast, our CD47 program has been designed specifically to avoid RBC binding and prevent anemia, a common side effect seen with first-generation CD47 inhibitors. This key advantage has been initially demonstrated through in vitro experiments using human blood and in vivo toxicity studies in monkeys, further supporting its safety profile. In addition, the strong results from our preclinical in vivo studies show that when our CD47 antibody is combined not only with already marketed PD-1/PD-L1 blockades but also with T cell boosters like LAG-3, TIGIT, TIM-3, and ICOS blockades, which are currently in active clinical development, it demonstrates a powerful synergistic effect. This versatility suggests significant market expansion potential as it could enhance the efficacy of various immune checkpoint inhibitors across multiple indications.

Figure 4: Second generation anti-CD47 monoclonal antibodies leading immuno-oncology drug development targeting innate immunity

Anti-CD 47 Monoclonal Antibodies								
Compound	Hu5F9-G4	CC-90002	SRF231	AO-176	IBI188	TJC4	AK117	Hu3A5
Molecule	Humanized, IgG4	Humanized, IgG4	Human, IgG4	Humanized, IgG2	Human, IgG4	Human, IgG4	Humanized, IgG4	Humanized, IgG4
Clinical development startdate	August 2014	March 2015	March 2018	Feb 2019	Jan 2019	Apr 2019	Apr 2020	2023
Study phase	Phase III	Phase I	Phase I/Ib	Phase I/II	Phase I	Phase I/II	Phase I/II	Phase I
Number of clinical trials	15	2	2	2	6	5	8	1
Sponsor								
Redblood cell binding	Anemia	O	Negligible	Negligible	Negligible	Negligible	Negligible	Negligible
					Negligible	Negligible	Negligible	Negligible
Platelet binding	Thrombocyto-penia	?	?	Negligible	Manageable	Negligible	Negligible	Negligible

DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers and Directors

Our directors and executive officers are as follows:

Name	Age	Position
Chris Kim	65	Chief Executive Officer and Director
Scott Dam	46	Chief Financial Officer
Byong C. Yoo, PhD	53	Chief Science Officer
Sang-jin Daniel Lee, PhD	57	Head of Research & Development
Beom K. Choi	53	Chief Technology Officer
Eun Sook Lee, MD, PhD(1)(2)(3)	62	Independent Director
Nicholas Fernandez(1)(2)(3)	40	Independent Director
Ji Yeon Baek(1)(2)(3)	53	Independent Director
(1)	Member of the Audit Committee.
(2)	Member of the Nominating and Corporate Governance Committee.
(3)	Member of the Compensation Committee.

Executive Officers

Mr. Chris Kim, JD, LLM —Chief Executive Officer

Mr. Chris Kim has been Liminatus Pharma, LLC’s Chief Executive Officer and Managing Member since its founding in May 2018 and has been the Chief Executive Officer and Director of Liminatus Pharma, Inc. since November 23, 2022. From December 2016 to the present, he has also served as Chief Executive Officer of Viral Gene, Inc., Philadelphia, PA. From January 2007 to October 2017, he was Counsel for DeHeng Law Office NY, the largest law firm in China. Mr. Kim has over 30 years of experience in intellectual property law including patent, trademark, copyright, trade secret, unfair competition, and other related areas.

Mr. Kim is a graduate of University of Pennsylvania Law School, LLM, SJD (C), M&A, Corporate Financing, Investment. He completed Saïd Business School, University of Oxford, Oxford Entrepreneurship: Venture Finance Programme, Certificate, 2019 – 2020, and the Harvard University Business School, Entrepreneurs Essentials, Certificate, 2018 – 2019.

Mr. Scott Dam — Chief Financial Officer

Mr. Dam has been the Chief Financial Officer of Liminatus Pharma, Inc. since April 30, 2025. Since July 2020, Mr. Dam has been Head of Credit & Market Risk for NTT Data, a global innovator of IT and business services. From January 2018 to June 2020, Mr. Dam was a Business Partner of Thynk Digital. Mr. Dam’s prior professional experience includes working as an executive at Bank of America, Merrill Lynch and Wells Fargo and advisory to C-Level clients at Global Significant Investment Banks and Private Equity Firms.

Mr. Dam received a MBA from Queens University, McColl School of Business, and a Bachelor of Science in Business Administration from the University of North Carolina at Charlotte. He serves on the Board of Cleveland Diabetes Care and as Treasurer and on the Board of Directors for Hope Haven, a 501(c)3 Non Profit in Charlotte, North Carolina.

Mr. Byong Chul Yoo, PhD — Chief Science Officer

Dr. Yoo has been the Chief Science Officer of Liminatus Pharma, Inc. since April 30, 2025. Since March 2023, Dr. Yoo has been the Chief Executive Officer of InnoBation Bio Inc. From 2019 to 2023, Dr. Yoo was the Principal Scientist at the Division of Translational Science, National Cancer Center, Republic of Korea. From 2018 to 2023, he has also been an Adjunct Professor at Department of Cancer Biomedical Science, National Cancer Center Graduate School of Cancer Science and Policy, Republic of Korea. From 2013 to 2019, Dr. Yoo was a Senior Scientist at Colorectal Cancer Branch and the Biomarker Branch, Research Institute, National Cancer Center, Republic of Korea. From 2006 to 2013, he was an Associate Scientist in the Colorectal Cancer Branch.

Dr. Yoo received a PhD from the University of Vienna, Vienna, Austria. He did a one year post-doctorate program at Yale University. He received his Master of Science and Bachelor of Science degrees from Sung Kyun Kwan University, Graduate School, Republic of Korea.

Dr. Sang-jin Daniel Lee, PhD — Head of Research and Development

Dr. Lee has been the Head of Research and Development of Liminatus Pharma, Inc. since April 30, 2025. Dr. Lee has been Principal Scientist, National Cancer Center of Korea, Immunology Division, since 2017. From 2019 to 2021, Dr. Lee was the Head, Cancer Immunology Division, National Cancer Center. From 2014 to the present, he has been a Professor, Graduate School of Cancer Science and Policy. From 2010 to 2016, Dr. Lee was the Chief, Genitourinary Cancer Branch, National Cancer Center.

He received a Doctorate of Philosophy from the University of Virginia, Charlottesville, Virginia, a Master of Science from the University of Wisconsin, Madison, and a Bachelor of Science from Seoul National University, Seoul, Korea.

Dr. Beom K. Choi — Chief Technology Officer

Dr. Yoo has been the Chief Technology Officer of Liminatus Pharma, Inc. since April 30, 2025. Since 2022, Dr. Choi has been Chief Technology Officer for InnoBation Bio, Inc., based in Seoul, Republic of Korea. Since 2022, he has also been the Chief Executive Officer of Samda BioLab, which focuses on the efficacy of biopharmaceuticals. From 2018 to 2022, Dr. Choi was the QA manager, Biomedicine Production Branch, National Cancer Center. From 2012 to 2017, he was the Chief, Biomedicine Production Branch (cGMP facility for T cell therapeutics), National Cancer Center. From 2011 to 2019, Dr. Choi held the position of Senior Scientist, Cancer Immunology Branch, National Cancer Center.

Dr. Choi received his PhD in 2005 from Department of Immunology and Biomedicine, University of Ulsan, Ulsan, Korea. He received his Master of Science and Bachelor of Science degrees from the Department of Microbiology, College of Life Science, Hannam University, Daejeon, Korea. Dr. Choi is the author of numerous research papers and articles about cellular immunology and various treatments for cancer.

Independent Directors

Eun Sook Lee, MD, PhD

Dr. Lee has been a director of Liminatus Pharma, Inc. since April 30, 2025. Since 2020, Dr. Lee has been a surgeon at the Center for Breast Cancer, National Cancer Center, Korea. She is also currently Honorary Professor, Graduate School of Cancer Science and Policy National Cancer Center, Korea. From 2017 to 2020, she was the President of the National Cancer Center, Korea. From 2017 to 2020, Dr. Lee was also President of the National Cancer Center Graduate School of Cancer Science and Policy. From 2016 to 2017, she was the Head of the Program for Immunotherapy Research, National Cancer Center.

Dr. Lee received her MD and PhD from Korea University Graduate School, Seoul, Korea. She also received a master’s degree in Medicine from Medicine Korea University Graduate School. Dr. Lee received a Bachelor’s Degree from Korea University College of Medicine. She is a board member of numerous medical societies.

Nicholas Fernandez

Mr. Fernandez has been a director of Liminatus Pharma, Inc. since April 30, 2025. Mr. Fernandez has almost 20 years of experience across operations, accounting and finance. Mr. Fernandez has been with Athanor Capital, a hedge fund, since December 2019, most recently serving as Chief Operating Officer and Chief Financial Officer. Mr. Fernandez has chaired the Valuation Committee in addition to sitting on the Management Committee. Previously, he was the Chief Financial Officer of the Asset Management and Alternative Investments Divisions of Jeffries LLC, a global bulge bracket investment bank, from February 2017 to April, 2019. Prior to that, Mr. Fernandez worked at a variety of alternative investment managers in several capacities, progressing from a Fund Accountant to a Controller/Director of Operations. He started his career in public accounting with Ernst & Young in their Financial Services Office in New York, in their asset management practice with a concentration/serving Hedge, Private Equity and Venture Funds, as well as consulting. Mr. Fernandez earned a BS in Accounting and Finance with a minor in Business Administration from the University at Albany, SUNY. Mr. Fernandez holds an active Certified Public Accountant License in the state of New York. Mr. Fernandez serves on the Board of Iris Acquisition Corp.

Ji Yeon Baek, MD, PhD

Dr. Baek has been a director of Liminatus Pharma, Inc. since April 30, 2025. Dr. Baek has extensive clinical experience, combined with a track record of successfully leading impactful studies in colorectal and rectal cancer. Since March 2024, Dr. Baek has been a clinical professor at Korea University Guro Hospital. From 2009 to 2024, Dr. Baek was a research medical oncologist at National Cancer Center, Republic of Korea. From 2018 to 2019, she was a visiting investigator at Dana- Farber Cancer Center. Dr. Baek received her MD, MS and PhD at The Catholic University of Korea.

Family Relationships

There are no family relationships among any of ParentCo’s directors or executive officers.

Corporate Governance

Composition of the ParentCo Board

ParentCo’s business and affairs are organized under the direction of its board of directors. Chris Kim serves as Chair of the Board. The primary responsibilities of the ParentCo Board are to provide oversight, strategic guidance, counseling and direction to ParentCo’s management. The ParentCo Board will meet on a regular basis and additionally as required.

In accordance with the terms of the ParentCo Bylaws, the ParentCo Board may establish the authorized number of directors from time to time by resolution. The ParentCo Board consists of four (4) members. In accordance with the ParentCo Certificate of Incorporation, the ParentCo Board are divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. ParentCo’s directors are divided among the three classes as follows:

●	the Class I director is Mr. Nicholas Fernandez and Dr. Ji Yeon Baek, with a term that will expire at the annual meeting of stockholders to be held in 2026;
●	the Class II director is Dr. Eun Sook Lee, with a term that will expire at the annual meeting of stockholders to be held in 2027; and
●	the Class III director is Mr. Chris Kim, with a term that will expire at the annual meeting of stockholders to be held in 2028.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

The division of the ParentCo Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Director Independence

ParentCo is required to comply with the applicable rules of Nasdaq in determining whether a director is independent. ParentCo undertook a review of the independence of the individuals named above and has determined that each of Dr. Eun Sook Lee, Dr. Ji Yeon Baek and Nicholas Fernandez qualifies as “independent” as defined under the applicable Nasdaq rules.

Role of the Board in Risk Oversight

One of the key functions of the ParentCo Board is informed oversight of ParentCo’s risk management process. The ParentCo Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the ParentCo Board as a whole, as well as through various standing committees of the ParentCo Board that address risks inherent in their respective areas of oversight. In particular, the ParentCo Board is responsible for monitoring and assessing strategic risk exposure and ParentCo’s audit committee will have the responsibility to consider and discuss ParentCo’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements.

ParentCo’s compensation committee also assesses and monitors whether ParentCo’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Committees of the ParentCo Board

The ParentCo Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of the ParentCo Board are described below. Members serve on these committees until their resignation or until otherwise determined by the ParentCo Board. The ParentCo Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

ParentCo’s audit committee consists of Dr. Eun Sook Lee, Dr. Ji Yeon Baek and Nicholas Fernandez.

The ParentCo Board has determined that each member of the audit committee satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of the audit committee is Nicholas Fernandez. The ParentCo Board has determined that Nicholas Fernandez is qualified as an “audit committee financial expert” within the meaning of SEC regulations to serve on the ParentCo Board and the audit committee. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the ParentCo Board has examined each audit committee member’s scope of experience and the nature of their employment.

The primary purpose of the audit committee is to discharge the responsibilities of the ParentCo Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee ParentCo’s independent registered public accounting firm.

Specific responsibilities of our audit committee include:

●	helping the ParentCo Board oversee corporate accounting and financial reporting processes;
●	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit ParentCo’s consolidated financial statements;
●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, ParentCo’s interim and year-end operating results;
●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
●	reviewing related person transactions;
●	obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes ParentCo’s internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
●	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

The compensation committee consists of Dr. Eun Sook Lee. Dr. Ji Yeon Baek and Nicholas Fernandez. The chair of the compensation committee is Dr. Eun Sook Lee. The ParentCo Board has determined that each member of the compensation committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of the compensation committee is to discharge the responsibilities of the ParentCo Board in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the compensation committee include:

●	reviewing and approving the compensation of the chief executive officer, other executive officers and senior management;
●	reviewing and recommending to the ParentCo Board the compensation of directors;
●	administering the equity incentive plans and other benefit programs;
●	reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and
●	reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee consists of Dr. Eun Sook Lee, Dr. Ji Yeon Baek and Nicholas Fernandez. The chair of the nominating and corporate governance committee is Nicholas Fernandez. The ParentCo Board has determined that each member of the nominating and corporate governance committee is independent under the Nasdaq listing standards.

Specific responsibilities of the nominating and corporate governance committee include:

●	identifying and evaluating candidates, including the nomination of incumbent directors for re-election and nominees recommended by stockholders, to serve on the ParentCo Board;
●	considering and making recommendations to the ParentCo Board regarding the composition and chairmanship of the committees of the ParentCo Board;
●	developing and making recommendations to the ParentCo Board regarding corporate governance guidelines and matters, including in relation to corporate social responsibility; and
●	overseeing periodic evaluations of the performance of the ParentCo Board, including its individual directors and committees.

Code of Ethics

ParentCo has adopted a code of ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on ParentCo’s website. In addition, ParentCo has posted on its website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Ethics. The reference to the ParentCo website address does not constitute incorporation by reference of the information contained at or available through ParentCo’s website, and you should not consider it to be a part of this registration statement.

Compensation Committee Interlocks and Insider Participation

None of the intended members of ParentCo’s compensation committee has ever been an executive officer or employee of ParentCo. None of ParentCo’s executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the ParentCo Board or compensation committee.

Non-Employee Director Compensation

We do not intend to compensate our non-employee directors.

Limitation on Liability and Indemnification of Directors and Officers

The ParentCo Certificate of Incorporation limits a directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;
●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	for any unlawful payment of dividends or redemption of shares; or
●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and the amended and restated bylaws provide that ParentCo will, in certain situations, indemnify its directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, ParentCo has entered into separate indemnification agreements with its directors and officers. These agreements, among other things, require ParentCo to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of its directors or officers or any other company or enterprise to which the person provides services at ParentCo’s request.

ParentCo maintains a directors’ and officers’ insurance policy pursuant to which its directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the ParentCo Certificate of Incorporation and amended and restated bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

Unless the context requires otherwise, references to “Liminatus,” “we,” “us,” “our” and “the Company” in this section are to the business and operations of Liminatus prior to the Business Combination and the business and operations of the Company as directly or indirectly affected by Liminatus by virtue of the Company’s ownership of the business of Liminatus following the Business Combination.

This section discusses the material components of the executive compensation program for (i) the individual who served as our principal executive officer during fiscal years 2024 and 2023; and (ii) our next two most highly compensated executive officers who earned more than $100,000 during fiscal years 2024 and 2023 and were serving as executive officers as of December 31, 2024 or 2023. We refer to these individuals as our “named executive officers.”

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs.  Actual compensation programs that we adopt following the Business Combination may differ materially from the currently planned programs summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Summary Compensation Table – Years Ended December 31, 2024 and 2023

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2024 and 2023:

Non-Equity
Incentive
				Stock	Plan	Option	Other
		Salary	Bonus	Awards	Compensation	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
Chris Kim, Chief Executive Officer	12/31/2024		$—	—	—	—	—
	12/31/2023		$—	—	—	—	—
(1)	These amounts reflect the grant date market value as required by Regulation S-K Item 402(n)(2), computed in accordance with FASB ASC Topic 718.

Executive Compensation Arrangements

As of December 31, 2024 and 2023, the Company has $0.2 million due to Chris Kim, our Chief Executive Officer, for compensation under his compensation agreement.

Other than the compensation agreement described above, the Company has no other executive compensation, change in control or similar agreements or arrangements.

2025 Omnibus Equity Incentive Plan

The Company has adopted the 2025 Omnibus Equity Incentive Plan, which plan was approved by stockholders at the extraordinary general meeting. The purpose of the Incentive Plan is to help us attract, motivate and retain such persons with awards designed for the U.S. market and thereby enhance stockholder value.

Administration. The Incentive Plan will be administered by a committee designated by the Company Board (“Plan Committee”). The Plan Committee will have the power to determine, among other items, the terms of the awards granted under the Incentive Plan, including the exercise price, the number of shares subject to each award (and the class of shares), and the exercisability and vesting terms of the awards. The Plan Committee also will have the power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Incentive Plan. All decisions made by the Plan Committee pursuant to the provisions of the Incentive Plan will be final, conclusive and binding. To the extent desirable to qualify transactions under the Incentive Plan as exempt under Rule 16b-3 of the Exchange Act, the transactions contemplated under the Incentive Plan will be structured to satisfy the requirements for exemption under Rule 16b-3. Awards granted to participants who are insiders subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” of the Company Board (as defined in the regulations promulgated under Section 16 of the Exchange Act).

Grant of Awards; Shares Available for Awards.   The Incentive Plan provides for the grant of awards which are distribution equivalent rights, incentive share options, non-qualified share options, performance stock, performance units, restricted common stock, restricted stock units, share appreciation rights (“SARs”), tandem share appreciation rights, unrestricted common stock or any combination of the foregoing, to key management employees and non-employee directors of, and non-employee consultants of, Company or any of its subsidiaries (each a “Participant”) (however, solely Company employees or employees of Company subsidiaries are eligible for awards which are incentive share options). We have reserved a total of 2,000,000 shares of common stock for issuance as or under awards to be made under the Incentive Plan. To the extent that an award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any common stock subject to such award shall again be available for the grant of a new award. The Incentive Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it is adopted by the Company Board (except as to awards outstanding on that date). The Company Board in its discretion may terminate the Incentive Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the Incentive Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted. The number of shares of common stock for which awards which are options or SARs may be granted to a Participant under the Incentive Plan during any calendar year is limited to a number of shares equal to ten percent (10%) of the total number of shares of common stock of the Company outstanding on the last day of the prior calendar year.

Future new hires, non-employee directors and additional non-employee consultants are eligible to participate in the Incentive Plan as well. The number of awards to be granted to officers, non-employee directors, employees and non-employee consultants cannot be determined at this time as the grant of awards is dependent upon various factors such as hiring requirements and job performance.

Options.   The term of each share option shall be as specified in the option agreement; provided, however, that except for share options which are incentive share options (“ISOs”), granted to an employee who owns or is deemed to own (by reason of the attribution rules applicable under Code Section 424(d)) more than 10% of the combined voting power of all classes of our common stock or the capital stock of our subsidiaries (a “ten percent stockholder”), no option shall be exercisable after the expiration of ten (10) years from the date of its grant (five (5) years for an employee who is a ten percent stockholder).

The price at which a share may be purchased upon exercise of a share option shall be determined by the Plan Committee; provided, however, that such option price: (i) shall not be less than the fair market value of a share on the date such share option is granted, and (ii) shall be subject to adjustment as provided in the Incentive Plan. The Plan Committee or the Company Board shall determine the time or times at which or the circumstances under which a share option may be exercised in whole or in part, the time or times at which options shall cease to be or become exercisable following termination of the share option holder’s employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, and the methods by or forms in which common stock will be delivered or deemed to be delivered to Participants who exercise share options.

Options which are ISOs shall comply in all respects with Section 422 of the Code. In the case of ISOs granted to a ten percent stockholder, the per share exercise price under such ISO (to the extent required by the Code at the time of grant) shall be no less than 110% of the fair market value of a share on the date such ISO is granted. ISOs may only be granted to employees of Company or one of its subsidiaries. In addition, the aggregate fair market value of the shares subject to an ISO (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. And Option which specifies that it is not intended to qualify as ISOs or any Option that fails to meet the requirement of an ISO at any point in time will automatically be treated as a nonqualified option (“NQSO”) under the terms of the Plan.

Restricted Stock Awards.   A restricted stock award is a grant or sale of common stock to the Participant, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Committee or the Company Board may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Committee or the Company Board may determine at the date of grant or purchase or thereafter. Except to the extent restricted under the terms of the Incentive Plan and any agreement relating to the restricted stock award, a Participant who is granted or has purchased restricted stock shall have all of the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Committee or the Company Board or in the award agreement). During the restricted period applicable to the restricted stock, subject to certain exceptions, the restricted stock may not be sold, transferred, pledged, hypothecated, or otherwise disposed of by the Participant.

Unrestricted Stock Awards.   An unrestricted stock award is the award of common stock which are not subject to transfer restrictions. Pursuant to the terms of the applicable unrestricted stock award agreement, a holder may be awarded (or sold) common stock which are not subject to transfer restrictions, in consideration for past services rendered thereby to us or an affiliate or for other valid consideration.

Restricted Stock Unit Awards.   A restricted stock unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder. The Plan Committee shall set forth in the applicable restricted stock unit award agreement the individual service-based or performance-based vesting requirement which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the holder. The vesting restrictions under any restricted stock unit award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a restricted stock unit shall be entitled to receive a cash payment equal to the fair market value of a stock, or one (1) share, as determined in the sole discretion of the Plan Committee and as set forth in the restricted stock unit award agreement, for each restricted stock unit subject to such restricted stock unit award, if and to the extent the applicable vesting requirement is satisfied. Such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the restricted stock unit first becomes vested.

Performance Unit Awards.   A performance unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual and/or Company performance goals or objectives, based on the number of units awarded to the holder. The Plan Committee shall set forth in the applicable performance unit award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or Company would be required to satisfy before the holder would become entitled to payment, the number of units awarded to the holder and the dollar value assigned to each such unit. The vesting restrictions under any performance under award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance unit shall be entitled to receive a cash payment equal to the dollar value assigned to such unit under the applicable performance unit award agreement if the holder and/or Company satisfy (or partially satisfy, if applicable under the applicable performance unit award agreement) the performance goals and objectives set forth in such performance unit award agreement. If achieved, such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of Company’s fiscal year to which such performance goals and objectives relate.

Performance Stock Awards.   A performance stock award provides for distribution of common stock (or cash equal to the fair market value of shares) to the holder upon the satisfaction of predetermined individual and/or Company goals or objectives. The Plan Committee shall set forth in the applicable performance stock award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or Company would be required to satisfy before the holder would become entitled to the receipt of common stock pursuant to such holder’s performance stock award and the number of shares of common stock subject to such performance stock award. The vesting restrictions under any performance under award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code and, if such goals and objectives are achieved, the distribution of such common stock shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of our fiscal year to which such goals and objectives relate. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance stock award shall have no rights as an Company stockholder until such time, if any, as the holder actually receives common stock pursuant to the performance stock award.

Distribution Equivalent Rights.   A distribution equivalent right entitles the holder to receive bookkeeping credits, cash payment and/or share distributions equal in amount to the distributions that would be made to the holder had the holder held a specified number of common stock during the period the holder held the distribution equivalent rights. The Plan Committee shall set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional common stock or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such award becomes vested, the distribution of such cash or common stock shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of Iris’s fiscal year in which the holder’s interest in the award vests. Distribution equivalent rights awards may be settled in cash or in common stock, as set forth in the applicable distribution equivalent rights award agreement. A distribution equivalent rights award may, but need not be, awarded in tandem with another award other than an Option or SAR award, whereby, if so awarded, such distribution equivalent rights award shall terminate or be forfeited by the holder, as applicable, under the same conditions as under such other award. The distribution equivalent rights award agreement for a distribution equivalent rights award may provide for the crediting of interest on a distribution rights award to be settled in cash at a future date (but in no event later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of Iris’s fiscal year in which such interest was credited), at a rate set forth in the applicable distribution equivalent rights award agreement, on the amount of cash payable thereunder.

Share Appreciation Rights.   A SAR provides the Participant to whom it is granted the right to receive, upon its exercise, the excess of (A) the fair market value of the number of shares of common stock subject to the SAR on the date of exercise, over (B) the product of the number of shares of common stock subject to the SAR multiplied by the base value under the SAR, as determined by the Plan Committee or the Company Board. The base value of a SAR shall not be less than the fair market value of a share on the date of grant. If the Plan Committee grants a share appreciation right which is intended to be a tandem SAR, additional restrictions apply.

Recapitalization or Reorganization.   Subject to certain restrictions, the Incentive Plan provides for the adjustment of common stock underlying awards previously granted if, and whenever, prior to the expiration or distribution to the holder of common stock underlying an award theretofore granted, we shall effect a subdivision or consolidation of our common stock or the payment of a share dividend on common stock without receipt of consideration by us. If we recapitalize or otherwise change our capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted award, the holder shall be entitled to receive (or entitled to purchase, if applicable) under such award, in lieu of the number of shares of common stock then covered by such award, the number and class of shares and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the holder had been the holder of record of the number of shares of common stock then covered by such award. The Incentive Plan also provides for the adjustment of shares underlying awards previously granted by the Company Board in the event of changes to the outstanding common stock by reason of extraordinary cash dividend, reorganization, mergers, consolidations, combinations, split ups, spin offs, exchanges or other relevant changes in capitalization occurring after the date of the grant of any award, subject to certain restrictions.

Amendment and Termination.   The Incentive Plan shall continue in effect, unless sooner terminated pursuant to its terms, until the tenth (10th) anniversary of the date on which it is adopted by the Company Board (except as to awards outstanding on that date). The Company Board may terminate the Incentive Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the Incentive Plan’s termination shall not materially and adversely impair the rights of a holder with respect to any award theretofore granted without the consent of the holder. The Company Board shall have the right to alter or amend the Incentive Plan or any part hereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of our stockholders at which a quorum representing a majority of our common stock entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the Incentive Plan may: (i) materially increase the benefits accruing to holders, (ii) except as otherwise expressly provided in the Incentive Plan, materially increase the number of shares of common stock subject to the Incentive Plan or the individual award agreements, (iii) materially modify the requirements for participation, or (iv) amend, modify or suspend certain repricing prohibitions or amendment and termination provisions as specified therein. In addition, no change in any award theretofore granted may be made which would materially and adversely impair the rights of a holder with respect to such award without the consent of the holder (unless such change is required in order to exempt the Incentive Plan or any Award from Section 409A of the Code).

As of the date of this filing, no awards had been granted under the Incentive Plan.

Certain U.S. Federal Income Tax Consequences of the Incentive Plan

The following is a general summary of certain U.S. federal income tax consequences under current tax law to us and to Participants in the Incentive Plan who are individual citizens or residents of the United States for federal income tax purposes, or U.S. Participants, of share options which are ISOs, or share options which are not ISOs, or NQSOs, restricted shares, SARs, dividend equivalent rights, restricted stock units, performance stocks, performance units and unrestricted stock awards. It does not purport to cover all of the special rules that may apply, including special rules relating to limitations on our ability to deduct certain compensation, special rules relating to deferred compensation, golden parachutes, Participants subject to Section 16(b) of the Exchange Act or the exercise of a share option with previously-acquired common stock. This summary assumes that U.S. Participants will hold their common stock as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the foreign, state or local income or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the Incentive Plan, or shares of common stock issued pursuant thereto. Participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the Incentive Plan or shares of common stock issued thereto pursuant to the Incentive Plan.

A U.S. Participant generally does not recognize taxable income upon the grant of an NQSO. Upon the exercise of an NQSO, the U.S. Participant generally recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the common stock acquired on the date of exercise over the exercise price thereof, and Company will generally be entitled to a deduction for such amount at that time. If the U.S. Participant later sells common stock acquired pursuant to the exercise of an NQSO, the U.S. Participant recognizes a long-term or short-term capital gain or loss, depending on the period for which the common stock was held thereby. A long-term capital gain is generally subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations.

A U.S. Participant generally does not receive taxable income upon the grant of an ISO and, if the U.S. Participant disposes of the common stock acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the common stock to the U.S. Participant, the U.S. Participant generally recognizes a long-term capital gain or loss, and we will not be entitled to a deduction. However, if the U.S. Participant disposes of such common stock prior to the end of either of the required holding periods, the ISO will convert to a NQSO and the U.S. Participant’s gain will be treated as ordinary income, and Company will generally be entitled to deduct such amount. For purposes of the U.S. alternative minimum tax, or AMT, which is payable to the extent it exceeds the U.S. Participant’s regular income tax, upon the exercise of an ISO, the excess of the fair market value of the common stock subject to the ISO over the exercise price is a preference items for AMT purposes.

A U.S. Participant generally does not recognize income upon the grant of a SAR. The U.S. Participant recognizes ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and we will generally be entitled to a deduction for such amount.

A U.S. Participant generally does not recognize income on the receipt of a performance stock award, performance unit award, restricted stock unit award or dividend equivalent rights award until a cash payment or a distribution of shares of common stock is received thereby. At such time, the U.S. Participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares of common stock or cash received over any amount paid for the shares of common stock thereby, and Company will generally be entitled to deduct such amount at such time.

A U.S. Participant who receives a restricted stock award generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such common stock at the time the restriction lapses over any amount paid thereby for the common stock. Alternatively, the U.S. Participant may elect to be taxed on the fair market value of such shares of common stock at the time of this grant. Company will generally be entitled to a deduction at the same time and in the same amount as the income that is required to be included by the U.S. Participant.

A U.S. Participant who receives an unrestricted stock award generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such common stock on the date of grant. The Company will generally be entitled to a deduction for such amount.

Director Compensation

We intend to use monthly fees and stock option grants to attract and retain qualified candidates to serve on the Board. This compensation reflected the financial condition of the Company. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by our members of the Board.

We do not intend to compensate our non-employee directors.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information as of July 23, 2025 regarding the beneficial ownership of shares of our Common Stock by:

●	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of any class of our voting securities;
●	each of our current executive officers and directors; and
●	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of common stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person.

Subject to the paragraph above, percentage ownership of ParentCo Common Stock is based on 27,064,633 shares of ParentCo Common Stock outstanding as of the date of this prospectus. The table below does not include the shares of ParentCo Common Stock underlying the Warrants because these securities are not exercisable within 60 days of July 23, 2025.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them.

	Number of	% of
	Shares of Common Stock	Outstanding
Name and Address of Beneficial Owner(1)	Beneficially Owned	Common Stock
Directors and Executive Officers
Chris Kim(2)	6,169,406	22.8%
Scott Dam	—	—
Byong C Yoo	—	—
Sang-jin Daniel Lee	—	—
Beom K. Choi	—	—
Eun Sook Lee	—	—
Nicholas Fernandez	—	—
Ji Yeon Baek	—	—
All executive officers and directors as a group (8 individuals)	6,169,406	22.8%

5% or More Stockholders:
Iris Acquisition Holdings LLC(3)	6,900,000	25.5%
Valetudo Therapeutics LLC(4)	6,169,406	22.8%
Ewon Comfortech Co., Ltd.(5)	1,500,000	5.5%
KH Feelux Co., Ltd (6)	4,000,000	14.8%
Nongae Apple Association 1st(7)	1,470,000	5.4%
Red Peony Association 1st(8)	1,470,000	5.4%

* Less than 1%

(1)	Unless otherwise noted, the business address of each of the directors and executive officers is c/o Liminatus Pharma, Inc., 6 Centerpointe Dr. #625, La Palma, California 90623.
(2)

Consists of shares of ParentCo Common Stock held of record by Valetudo Therapeutics LLC. Mr. Chris Kim is the CEO and controlling member of Valetudo and has voting and dispositive power over, and may be deemed to be the beneficial owner of, the shares held by Valetudo. The business address of Valetudo is 6 Centerpointe Dr. #625, La Palma, CA 90623. Mr. Kim disclaims any beneficial ownership of any shares held by Valetudo except to the extent of his ultimate pecuniary interest therein.

(3)

Consists of shares of ParentCo Common Stock held of record by Iris Acquisition Holdings LLC (the “Sponsor”). Iris Equity Holdings LLC is the managing member of the Sponsor. Iris Equity Holdings LLC possesses sole voting and investment power over the shares held by the Sponsor. The natural person who has voting and/or investment power over the shares held by the Sponsor is Joon Seok Yoo.

(4)

Mr. Chris Kim is the CEO and controlling member of Valetudo and has voting and dispositive power over, and may be deemed to be the beneficial owner of, the shares held by Valetudo. The business address of Valetudo is 6 Centerpointe Dr. #625, La Palma, CA 90623.

(5)	The business address of Ewon Comfortech Co., Ltd. is 8 Cheomdan 1-ro Jeongeup, Jeonbuk, 56212 Republic of South Korea. Ewon Comfortech is a publicly traded company in Korea.
(6)

Consists of shares of ParentCo Common Stock held by KH Feelux Co., Ltd, a company formed in the Republic of Korea. The business address of Feelux is 624-8, Sukwoo-Ri, Gwangjuk-Myeon, Yangju-Gun, Yangju, Gyeonggi, South Korea. Feelux is a publicly traded company in Korea.

(7)

Consists of shares of ParentCo Common Stock held of record by Nongae Apple Association 1st. The natural person who has voting and/or investment power over the shares held by Nongae Apple Association 1st is Mary H. Song. The business address of Nongae Apple Association 1st is 42 147-gil (#2707) Unju-ro, Kangnam-gu, Seoul, Republic of Korea.

(8)

Consists of shares of ParentCo Common Stock held of record by Red Peony Association 1st. The natural person who has voting and/or investment power over the shares held by Red Peony Association 1st is Kyung Bok Hyun. The business address of Red Peony Association 1st is 353, Hyoryeong-ro, Seocho-dong, Seocho-gu, Seoul, Republic of Korea.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Iris’s Related Party Transactions

Private Placement

Simultaneously with the closing of the IPO, the Sponsor and Cantor purchased an aggregate of 5,013,333 Private Warrants at a price of $1.50 per Private Warrant, for an aggregate purchase price of $7,520,000, in a private placement. Each Private Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share. A portion of the proceeds from the private placement was added to the proceeds from the IPO held in the Trust Account.

Under the Sponsor Forfeiture Agreement between the Sponsor and Iris and Liminatus, the Sponsor has forfeited 4,177,778 of its Private Placement Warrants at Closing.

The Private Warrants are identical to the public warrants included as part of the Units sold in the IPO except that they will be non-redeemable and exercisable on a cashless basis for as long as the Private Warrants are held by the Sponsor or Cantor, the representative of the underwriters, or its permitted transferees.

Additionally, for so long as the Private Warrants are held by Cantor or its designees or affiliates, they may not be exercised after five years from the commencement of sales of the IPO.

Founder Shares

In December 2020, the Sponsor paid $25,000, or approximately $0.004 per share, to cover certain offering costs in consideration for 5,750,000 Class B Common Stock, par value $0.0001 (the “Founder Shares”). In February 2021, Iris effected a stock dividend of 0.2 shares for each share of Class B Common Stock outstanding, resulting in the Sponsor holding an aggregate of 6,900,000 Founder Shares (up to an aggregate of 900,000 of which were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option was exercised). All shares and associated amounts have been retroactively restated to reflect the stock dividend. As a result of the underwriters’ election to fully exercise their over-allotment option, the 900,000 shares were no longer subject to forfeiture. On September 25, 2023, the Sponsor converted all of its Class B common stock on a one-for-one basis into Class A common stock. The Sponsor will not have any redemption rights in connection with the Converted Shares, and the Converted Shares will be subject to the restrictions on transfer entered into by the Sponsor in connection with the IPO.

The Sponsor has agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination and (B) the date on which Iris completes a liquidation, merger, capital stock exchange or other similar transaction after the initial business combination that results in all of its stockholders having the right to exchange their Iris Class A Common Stock for cash, securities or other property (the “lock-up”). Notwithstanding the foregoing, if the closing price of the Iris Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, the Founder Shares will be released from the lock-up.

Promissory Note — Related Party

On May 27, 2022, the Sponsor agreed to loan Iris up to $300,000 for working capital purposes. These loans are non-interest bearing, unsecured and are due by December 31, 2022. As of December 31, 2024 and December 31, 2023, the outstanding note is due on demand.

On October 10, 2022, Iris issued an unsecured promissory note in the aggregate principal amount up to $550,000 to Iris Acquisition Holdings LLC, Iris’s Sponsor. Pursuant to the note, the Sponsor agreed to loan to Iris an aggregate amount up to $550,000 payable on demand. The note does not bear interest. In the event that Iris does not consummate a business combination, the note will be repaid only from amounts remaining outside of the Trust Account, if any. The proceeds of the note will be used by Iris for working capital purposes. As of December 31, 2024 and December 31, 2023, Iris’s outstanding balance was $540,000 under this loan.

On December 20, 2022, Iris issued an unsecured promissory note in the aggregate principal amount up to $750,000 to the Sponsor. Pursuant to the note, the Sponsor agreed to loan to Iris an aggregate amount up to $750,000, which was due the earlier of six months or the consummation of a business combination. As of December 31, 2024 and December 31, 2023, the note is due and payable on demand.

The note does not bear interest. Upon the closing of a business combination, Iris shall pay an amount equal to 150% of the principal amount. In the event that Iris does not consummate a business combination, the note will be repaid only from amounts remaining outside of the Trust Account, if any. The proceeds of the note will be used by Iris for working capital purposes. As of December 31, 2024 and December 31, 2023, Iris’s outstanding balance was $613,720 under this loan. For the years ended December 31, 2024 and December 31, 2023, $28,463 and $120,515 of the total $613,720 outstanding balance was used for extension payments to the Trust Account, and the remaining balance was advanced for working capital purposes.

Related Party Loans

In addition, in order to fund working capital deficiencies or finance transaction costs in connection with an intended business combination, the Sponsor or an affiliate of the Sponsor, or certain of Iris’s officers and directors may, but are not obligated to, loan Iris funds as may be required on a non-interest bearing basis (“Working Capital Loans”). If Iris completes the initial business combination, Iris would repay the Working Capital Loans. In the event that the initial business combination does not close, Iris may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans, but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Warrants. As of December 31, 2024, Iris had no borrowings under the Working Capital Loans.

Administrative Support Agreement

On March 11, 2024, Iris entered into an administrative support agreement with Arrow. Pursuant to the agreement, Arrow will provide certain office space, utilities and secretarial and administrative support (the “Services”) to Iris. In exchange for the Services, Iris will pay to Arrow $10,000 per month, beginning January 1, 2024, and continuing until the earlier of the consummation by Iris of an initial business combination or Iris’ liquidation. On August 30, 2024, Iris amended the agreement with Arrow. In exchange for the Services mentioned above, Iris will pay to Arrow $30,000 per month, beginning September 1, 2024, and continuing until the earlier of the consummation by Iris of an initial business combination or Iris’ liquidation. Upon completion of the initial business combination or Iris’ liquidation, Iris will cease paying these monthly fees. For the year ended December 31, 2024, Iris incurred $200,000 for the administrative support agreement, which is included in formation and operating costs on the statements of operations.

Loan

On July 24, 2024, Hana Immunotherapeutics, LLC, an affiliate of Chris Kim, the Chief Executive Officer of Liminatus, agreed to loan Gaius Investment Partners (“Gaius”), the buyer of the managing member of Iris’s Sponsor, Columbass Limited (“Columbass”), approximately $1.216 million to facilitate Gaius’ acquisition of Columbass. As a result of the Acquisition, the former managing member, Columbass Limited, resigned as managing member of the Sponsor on October 30, 2024, and Iris Equity Holdings LLC was appointed as managing member of the Sponsor.

Advances

On October 4, 2023, Iris issued an unsecured promissory note in the aggregate principal amount up to $1,500,000 to Liminatus. Pursuant to the note, Liminatus agreed to loan to Iris an aggregate amount up to $1,500,000 payable following the earlier of (i) closing of the Business Combination, or (ii) thirty (30) days following the termination of the Business Combination Agreement; provided, however, in the event Iris commences liquidation proceedings, this note shall be cancelled and all amounts due, including all principal and accrued interest, shall be forgiven.

Interest on the note compounds annually and accrues on each unpaid advance made under this note at the rate of 5% per annum. On February 28, 2024, the Liminatus unsecured promissory note was amended and restated to increase the aggregate principal amount to up to $2,500,000, and add advances that occurred under the note. On August 2, 2024, the Liminatus unsecured promissory note was amended and restated to increase the aggregate principal amount to up to $3,500,000, and add advances that occurred under the note. On November 27, 2024, the Liminatus unsecured promissory note was amended and restated to increase the aggregate principal amount to up to $5,000,000, and add advances that occurred under the note. As of December 31, 2024 and December 31, 2023, Iris’ outstanding balance was $3,668,500 and $818,500, respectively. For the years ended December 31, 2024 and December 31, 2023, Iris recorded interest expense of $119,843 and $8,265, respectively, which is included within interest expense on the statements of operations and accounts payable and accrued expenses on the balance sheets. For the year ended December 31, 2024, total outstanding accrued interest is $128,108.

Underwriting Agreement

On October 11, 2023, Iris executed a fee reduction agreement with the underwriters to reduce the deferred underwriting discount of $9,660,000 to $8,000,000, of which $7,000,000 will be paid in shares of ParentCo Common Stock. The share price is subject to adjustment based on the five day volume-weighted average price prior to the filing of a resale registration statement covering such shares. As of April 30, 2025, Iris and ParentCo amended the fee reduction agreement with the underwriters to limit the total number of shares of ParentCo Common Stock issuable to the underwriters to 1,750,000. Following the filing of this registration statement, the Company issued 700,000 shares of ParentCo Common Stock to Cantor pursuant to the fee reduction agreement, as amended, based on a deemed price of $10.00 per share.

Ancillary Agreements

In connection with the consummation of the Business Combination, ParentCo entered into a Lock-Up Agreement, Sponsor Support Agreement, Sponsor Forfeiture Agreement, Amended and Restated Registration Rights Agreement and Warrant Amendment (together the “Ancillary Agreements”) with certain parties, including the Sponsor as contemplated by the Business Combination.

Liminatus Pharma, Inc. (formerly known as Iris Parent Holding Corp.)

In November 2022, the Company issued 100 shares of the Company’s common stock for an aggregate purchase price of $10 to Chris Kim, the Company’s Chief Executive Officer. Such shares on the date of issuance were duly and validly authorized and issued. Each outstanding share of stock has voting power equal to one vote on each matter submitted at any stockholder’s meeting. As of the date of these unaudited condensed consolidated financial statements, no consideration has been received from Mr. Kim for the issuance of these shares. Accordingly, the Company has recorded a “Stock subscription receivable” within the stockholder’s deficit section on its unaudited condensed consolidated balance sheet as of March 31, 2025 and December 31, 2024.

Indemnification

The Company’s charter and bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. In addition, the Company has entered into indemnification agreements with its directors and executive officers.

Policies and Procedures for Related Persons Transactions

Pursuant to its Audit Committee charter, the Audit Committee will have the responsibility to review related party transactions. A “related person transaction” is a transaction, arrangement or relationship in which the post-combination company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000 (or, for so long as we remain a “smaller reporting company” the lesser of (i) $120,000 and (ii) 1% of our average total assets of the two completed fiscal years), and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

●	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or directors;
●	any person who is known by the post-combination company to be the beneficial owner of more than 5% of the Company voting stock;
●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Company’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company’s voting stock; and
●	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

Director Independence

Nasdaq listing standards require that a majority of the Company’s board of directors be independent. For a description of the director independence, see “Directors and Executive Officers” for additional information.

DESCRIPTION OF OUR SECURITIES

The following summary of certain provisions of ParentCo securities does not purport to be complete and is subject to the ParentCo Certificate of Incorporation, the ParentCo Bylaws and the provisions of applicable law. Copies of the ParentCo Certificate of Incorporation and the ParentCo Bylaws are attached to this registration statement as Exhibits 3.1 and 3.2, respectively.

Authorized Capitalization

General

ParentCo has 501,000,000 shares of authorized capital stock, which consists of: (i) 500,000,000 shares of ParentCo Common Stock, and (ii) 1,000,000 shares of preferred stock, par value of $0.0001 per share (the “Preferred Stock”).

Preferred Stock

The ParentCo Certificate of Incorporation provides that shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Preferred Stock authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the ParentCo Board pursuant to authority so to do which is expressly vested in the ParentCo Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The ParentCo Board will be able to, without stockholder approval, issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of ParentCo Common Stock and could have anti-takeover effects. The ability of the ParentCo Board to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of ParentCo or the removal of existing management. Each series of shares of Preferred Stock: (i) may have such voting rights or powers, full or limited, if any; (ii) may be subject to redemption at such time or times and at such prices, if any; (iii) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock, if any; (iv) may have such rights upon the voluntary or involuntary liquidation, winding-up or dissolution of, upon any distribution of the assets of, or in the event of any merger, sale or consolidation of, ParentCo, if any; (v) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of ParentCo (or any other securities of ParentCo) at such price or prices or at such rates of exchange and with such adjustments, if any; (vi) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts, if any; (vii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of ParentCo or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by ParentCo or any subsidiary of, any outstanding shares of ParentCo, if any; (viii) may be subject to restrictions on transfer or registration of transfer, or on the amount of shares that may be owned by any person or group of persons; and (ix) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, if any; all as shall be stated in said resolution or resolutions of the ParentCo board providing for the designation and issue of such shares of Preferred Stock.

Common Stock

ParentCo has 500,000,000 shares of ParentCo Common Stock, par value $0.0001 per share.

Voting Rights

The ParentCo Certificate of Incorporation provides that holders of ParentCo Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

Dividend Rights

The ParentCo Certificate of Incorporation provides that subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the ParentCo Common Stock with respect to the payment of dividends, dividends of cash or property may be declared and paid on the ParentCo Common Stock out of the assets of ParentCo that are by law as determined by the ParentCo Board.

Liquidation Rights

The ParentCo Certificate of Incorporation provides that, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of ParentCo, after payment or provision for payment of the debts and other liabilities of ParentCo and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, if any, the holders of all outstanding shares of ParentCo Common Stock will be entitled to receive all the remaining assets of ParentCo available for distribution ratably in proportion to the number of shares of ParentCo Common Stock.

Action by Written Consent

The ParentCo Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders of ParentCo must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to the Preferred Stock, which holders may take any action by written consent for any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, to the extent expressly so provided by the applicable Certificate of Designation relating to such series of Preferred Stock, with the consent of not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such consent shall be delivered to ParentCo by delivery to its registered office in the State of Delaware, its principal place of business, or an agent of ParentCo having custody of the book in which proceedings of meetings of the ParentCo stockholders are recorded.

Anti-Takeover Provisions

The ParentCo Certificate of Incorporation expressly provides that ParentCo will not be subject to the provisions of Section 203 of the DGCL, which, subject to certain exceptions, would otherwise prohibit a company from engaging in specified business combinations with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless the business combination or transaction in which such stockholder became an interested stockholder is approved in a prescribed manner.

Limitations on Liability and Indemnification of Officers and Directors

The ParentCo Certificate of Incorporation provides that ParentCo shall indemnify, to the full extent permitted by applicable law as it presently exists or may thereafter be amended, any person who was or is a party or is threatened to be made a party to or otherwise involved any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of ParentCo or, while a director or officer of ParentCo, is or was serving at the request of ParentCo as a director, officer, employee, agent or trustee of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and expenses, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of ParentCo, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. To the extent not prohibited by applicable law, expenses (including attorneys’ fees) incurred by a covered person in appearing at, participating in or defending any covered proceeding for which such person may be entitled to indemnification thereunder shall be paid by ParentCo in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by ParentCo.

The ParentCo Certificate of Incorporation provides that, to the full extent permitted by the DGCL, no director will be personally liable to ParentCo or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless they violated their duty of loyalty to ParentCo or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors.

Exclusive Jurisdiction of Certain Actions

Each of the ParentCo Certificate of Incorporation and ParentCo Bylaws provides that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court or federal district court located within the State of Delaware) is the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on behalf of ParentCo; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of ParentCo’s current or former directors, officers, or other employees to ParentCo or its stockholders; (iii) any action or proceeding asserting a claim against ParentCo or any of its current or former directors, officers or other employees arising out of or pursuant to any provision of the ParentCo Certificate of Incorporation, ParentCo Bylaws, or DGCL; and (iv) any action or proceeding asserting a claim against ParentCo or any of its current or former directors, officers, or other employees that is governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, or the Securities Act. In addition, to prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, each of the ParentCo Certificate of Incorporation and ParentCo Bylaws provides that, unless ParentCo consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. However, as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, there is uncertainty as to whether a court would enforce such provision.

Transfer Agent

The transfer agent for ParentCo Common Stock is Continental Stock Transfer & Trust Company.

Warrants

Public Warrants

In connection with the consummation of the Transaction, Iris, ParentCo and Continental have entered into the Warrant Amendment. Pursuant to the Warrant Amendment, Iris will assign all of its right, title and interest in and to the Warrant Agreement to ParentCo. The Warrant Amendment also amends the Warrant Agreement such that, among other things, (i) all references to Iris in the Warrant Agreement (including all exhibits thereto) shall be references to ParentCo; and (ii) all references to “Common Stock” in the Warrant Agreement (including all exhibits thereto) shall be references to shares of ParentCo Common Stock. The Warrant Amendment also amends the notice provisions of the Warrant Agreement to contemplate notice to ParentCo under such agreement.

From and after the Effective Time, each whole warrant will entitle the registered holder to purchase one share of ParentCo Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 30 days after the completion of the Business Combination, provided that we have an effective registration statement under the Securities Act covering the shares of ParentCo Common Stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of ParentCo Common Stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any ParentCo Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the ParentCo Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a share of ParentCo Common Stock upon exercise of a warrant unless the share of ParentCo Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of ParentCo Common Stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the ParentCo Common Stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of ParentCo Common Stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the ParentCo Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants

Once the warrants become exercisable, we may call the warrants for redemption for cash:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and
●	if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before we send to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us for cash, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ParentCo Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of ParentCo Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of ParentCo Common Stock equal to the quotient obtained by dividing (x) the product of the number of ParentCo Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of our ParentCo Common Stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the ParentCo Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of ParentCo Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the ParentCo Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of ParentCo Common Stock is increased by a share capitalization payable in shares of ParentCo Common Stock, or by a split-up of common stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of ParentCo Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase ParentCo Common Stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of ParentCo Common Stock equal to the product of (i) the number of shares of ParentCo Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for ParentCo Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of ParentCo Common Stock paid in such rights offering and divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of ParentCo Common Stock, in determining the price payable for ParentCo Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of ParentCo Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the ParentCo Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of ParentCo Common Stock on account of such ParentCo Common Stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of ParentCo Common Stock in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of ParentCo Common Stock in respect of such event.

If the number of outstanding shares of ParentCo Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of ParentCo Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of ParentCo Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding share of ParentCo Common Stock.

Whenever the number of shares of ParentCo Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of ParentCo Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of ParentCo Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding ParentCo Common Stock (other than those described above or that solely affects the par value of such ParentCo Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding ParentCo Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the ParentCo Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of ParentCo Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of ParentCo Common Stock in such a transaction is payable in the form of ParentCo Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least a majority of the then outstanding public warrants, and, solely with respect to any amendment to the terms of the private placement warrants, a majority of the then outstanding private placement warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive ParentCo Common Stock. After the issuance of ParentCo Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of ParentCo Common Stock to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Warrants

As of the date hereof, there are 835,555 Private Warrants outstanding held by Cantor. Each Private Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share.

Pursuant to the Sponsor Forfeiture Agreement between the Sponsor and Iris and Liminatus, the Sponsor has forfeited 4,177,778 of its Private Warrants at Closing.

The Private Warrants are identical to the Public Warrants except that they will be non-redeemable and exercisable on a cashless basis for as long as the Private Warrants are held by Cantor, the representative of the underwriters, or its permitted transferees. Additionally, for so long as the Private Warrants are held by Cantor or its designees or affiliates, they may not be exercised after five years from the closing of the IPO.

MATERIAL U.S. FEDERAL INCOME TAX

CONSIDERATIONS TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations of the ownership, and disposition of our Common Stock acquired in this offering to “non-U.S. holders” (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings, and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and do not intend to seek, any ruling from the U.S. Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any non-U.S., state, or local jurisdiction, under U.S. federal gift and estate tax rules, or under any applicable tax treaty. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies, or other financial institutions;
●	regulated investment companies or real estate investment trusts;
●	persons subject to the alternative minimum tax or the Medicare contribution tax on net investment income;
●	tax-exempt accounts, organizations, or governmental organizations;
●	pension plans and tax-qualified retirement plans;
●	controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;
●	brokers or dealers in securities or currencies;
●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
●	persons that own, or are deemed to own, more than 5% (by vote or value) of our Common Stock (except to the extent specifically set forth below);
●	certain former citizens or long-term residents of the United States;
●	partnerships (or entities or arrangements classified as such for U.S. federal income tax purposes), other pass-through entities, and investors therein;
●	persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction,” or other risk reduction transaction;
●	persons who hold or receive our Common Stock pursuant to the exercise of any option or otherwise as compensation;
●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an “applicable financial statement” as defined in Section 451(b) of the Code;
●	persons who do not hold our Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, as property held for investment); or
●	persons deemed to sell our Common Stock under the constructive sale provisions of the Code.

In addition, if a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) or other flow-through entity holds our Common Stock, the tax treatment of a partner in the partnership or owner of other such entity generally will depend on the status of the partner or owner and upon the activities of the partnership or other such entity. A partner in a partnership, or owner of other such entity, that will hold our Common Stock should consult his, her, or its own tax advisor regarding the tax consequences of the ownership and disposition of our Common Stock through the partnership or other such entity, as applicable.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership, and disposition of our Common Stock arising under the U.S. federal gift or estate tax rules or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

For purposes of this discussion, you are a “non-U.S. holder” if you are a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is not a partnership (including any entity or arrangement treated as a partnership and the equity holders therein) and is not:

●	an individual who is a citizen or resident of the United States;
●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, or otherwise treated as such for U.S. federal income tax purposes;
●	an estate whose income is subject to U.S. federal income tax regardless of its source; or
●	a trust (1) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (2) that has made a valid election under applicable Treasury Regulations to be treated as a “United States person” within the meaning of the Code.

Distributions on Common Stock

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our Common Stock to date. However, if we make distributions on our Common Stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our Common Stock (determined separately with respect to each share of our Common Stock), but not below zero, and then will be treated as gain from the sale of stock as described below in “—Gain on Disposition of Common Stock.”

Subject to the discussions below on effectively connected income and in “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act (FATCA),” any dividend paid to you generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. Under applicable Treasury Regulations, the applicable withholding agent may withhold up to 30% of the gross amount of the entire distribution even if the amount constituting a dividend, as described above, is less than the gross amount. In order to receive a reduced treaty rate, you must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. If you hold our Common Stock through a financial institution or other agent acting on your behalf, you generally will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. You should consult your tax advisor regarding your entitlement to benefits under any applicable tax treaty.

Dividends received by you that are treated as effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussions below in “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act (FATCA).” In order to obtain this exemption, you must provide the applicable withholding agent with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are taxed at the same rates applicable to U.S. persons, net of certain deductions and credits and subject to an applicable income tax treaty providing otherwise. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States) may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. You should consult your tax advisor regarding any applicable tax treaties that may provide for different rules.

Gain on Disposition of Common Stock

Subject to the discussions in “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act (FATCA),” you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock unless:

●	the gain is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States);
●	you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or
●	our Common Stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding your disposition of our Common Stock or your holding period for our Common Stock, or the applicable testing period.

If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the gain derived from the sale or other disposition of our Common Stock (net of certain deductions and credits) under regular U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be subject to tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale or other disposition of our Common Stock, which gain may be offset by U.S. source capital losses for the year, provided you have timely filed U.S. federal income tax returns with respect to such losses. You should consult your tax advisor regarding any applicable income tax or other treaties that may provide for different rules.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other business assets, there can be no assurance that we will not become a USRPHC in the future. However, even if we are or become a USRPHC, our Common Stock will not constitute a United States real property interest if our Common Stock is regularly traded on an established securities market and you hold no more than 5% of our outstanding Common Stock, directly, indirectly, or constructively, at all times during the applicable testing period. If we are a USRPHC at any time within the applicable testing period and either our Common Stock are not regularly traded on an established securities market or you hold more than 5% of our outstanding Common Stock directly, indirectly, or constructively, at any time during the applicable testing period, you will generally be taxed on any gain realized upon the sale or other disposition of our Common Stock in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. If we are a USRPHC at any time within the applicable testing period and our Common Stock is not regularly traded on an established securities market, your proceeds received on the disposition of shares will also generally be subject to withholding at a rate of 15%. You are encouraged to consult your own tax advisors regarding the possible consequences to you if we are, or were to become, a USRPHC.

Foreign Account Tax Compliance Act (FATCA)

Subject to the following paragraph, the Foreign Account Tax Compliance Act, Treasury Regulations issued thereunder and official IRS guidance with respect thereto, or, collectively, FATCA, generally impose a U.S. federal withholding tax of 30% on dividends on and the gross proceeds from a sale or other disposition of our Common Stock paid to a “foreign financial institution” (as specially defined under these rules), unless otherwise provided by the Treasury Secretary or such institution (i) enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (ii) otherwise establishes an exemption. Subject to the following paragraph, FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and the gross proceeds from a sale or other disposition of our Common Stock paid to a “non-financial foreign entity” (as specially defined under these rules), unless otherwise provided by the Treasury Secretary or such entity provides the withholding agent with a certification identifying the substantial direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners, or otherwise establishes an exemption. The withholding tax will apply regardless of whether the payment otherwise would be exempt from U.S. nonresident and backup withholding tax, including under the other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Prospective investors should consult with their own tax advisors regarding the application of FATCA withholding to their investment in, and ownership and disposition of, our Common Stock.

The U.S. Treasury Department has issued proposed Treasury Regulations that, if finalized in their present form, would eliminate withholding under FATCA with respect to payments of gross proceeds from a sale or other disposition of our Common Stock. In the preamble to such proposed Treasury Regulations, the Treasury Secretary stated that taxpayers may generally rely on the proposed Treasury Regulations until final regulations are issued or until such proposed regulations are rescinded.

Backup Withholding and Information Reporting

Generally, we or the applicable agent must report annually to the IRS the amount of dividends paid to you, your name, your address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our Common Stock made to you may also be subject to backup withholding (currently at a rate of 24%) and additional information reporting unless you establish an exemption, for example, by certifying your non-U.S. status on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local, and non-U.S. tax considerations of purchasing, holding, and disposing of our Common Stock, including the consequences of any proposed change in applicable laws.

SELLING SECURITYHOLDERS

The Selling Securityholders may offer and sell, from time to time, any or all of the shares of Common Stock being offered for resale by this prospectus, which consist of:

●	an aggregate of 10,169,406 shares of Common Stock issued as merger consideration shares in connection with the Liminatus Merger, which shares were issued at a deemed value of $10.00 per share pursuant to the terms of the Business Combination Agreement;
●	an aggregate of 6,900,000 shares of Common Stock issued to the Sponsor upon conversion of founder shares prior to the IPO, which shares were purchased by the Sponsor at a price per share of $0.004;
●	an aggregate of 1,500,000 shares of Common Stock issued to the PIPE Investor pursuant to the PIPE Equity Subscription Agreement;
●	an aggregate of 835,555 shares of Common Stock issuable upon the exercise of 835,555 Private Warrants, which were originally issued concurrently with the IPO in a private placement to Cantor at a price of $1.50 per Warrant, with each warrant exercisable for one share of Common Stock at $11.50 per share;
●	up to 700,000 shares of Common Stock issued to Cantor in settlement of $7.0 million in deferred underwriting fees; and
●	up to 350,000 shares of Common Stock issued to Alta pursuant to a settlement and release agreement.

In addition, this prospectus relates to the issuance of up to 6,900,000 shares of Common Stock that are issuable upon the exercise of the Public Warrants, at an exercise price per share of $11.50, contained in the units sold at a price of $10.00 per unit in the IPO.

The Common Stock being registered for resale in connection with this offering will constitute a considerable percentage of our outstanding shares of Common Stock.

We are registering for resale on behalf of the Selling Securityholders an aggregate of 19,619,406 shares of Common Stock, not including the shares underlying the Warrants. The shares of Common Stock being registered for resale in this prospectus (excluding the shares underlying the Warrants) constitutes approximately 72.5% of our total outstanding shares. The Selling Securityholders, including Chris Kim, Liminatus’ Founder and our Chief Executive Officer, the beneficial owner of approximately 23.1% of our outstanding shares of Common Stock, will be able to sell all of their shares for so long as the registration statement of which this prospectus forms a part is available for use. Given the substantial amount of redemptions in connection with the Business Combination and the relative lack of liquidity in our stock, sales of our Common Stock under the registration statement of which this prospectus is a part could result in a significant decline in the market price of our securities.

In addition, a portion of the Common Stock being registered for resale hereunder were purchased by the Selling Securityholders at prices below the current market price of our Common Stock and, accordingly, may be or are incentivized to sell them under the registration statement of which this prospectus is a part (for example, the Sponsor purchased the founder shares at a price per share of $0.004).  The Selling Securityholders may be incentivized to sell their securities even if the prevailing trading price of such securities is at or significantly below the IPO price, because the prices at which they acquired their shares may be lower than prevailing market prices and/or the prices at which public investors purchased our securities in the open market, and therefore such Selling Securityholders may generate positive rates of return on their investment that would not be available to public shareholders that acquired their securities at higher prices. For example, based on the closing price of our Common Stock of $6.47 per share as of July 23, 2025, the shares purchased by the Sponsor would experience a potential profit of up to approximately $6.466 per share with respect to sales of the Common Stock received in consideration of the founder shares.

The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of our shares of Common Stock of each Selling Securityholder, the number of shares of Common Stock that may be sold by each Selling Securityholders under this prospectus and that each Selling Securityholders will beneficially own after this offering. We have based percentage ownership on 27,064,633 shares of Common Stock outstanding as of the date of this prospectus.

Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholder and further assumed that the Selling Securityholder will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

Unless otherwise indicated below, the address of each Selling Securityholder listed in the tables below is c/o Liminatus Pharma, Inc., 6 Centerpointe Drive #625, La Palma, California 90623.

	Number		Number
	Beneficially	Number	Beneficially	Percent
	Owned	Registered	Owned	Owned
	Prior to	for Sale	After	After
Name	Offering	Hereby	Offering	Offering
Valetudo Therapeutics LLC(1)	6,169,406	6,169,406	—	—
KH Feelux Co., Ltd(2)	4,000,000	4,000,000	—	—
Iris Acquisition Holdings LLC(3)	6,900,000	6,900,000	—	—
Ewon Comfortech Co., Ltd.(4)	1,500,000	1,500,000	—	—
Cantor Fitzgerald & Co.(5)	2,585,555	2,585,555	—	—
Alta Partners, LLC	1,392,743	350,000	—	—

* Less than 1%

(1)

Consists of shares of Common Stock held of record by Valetudo Therapeutics LLC. Mr. Chris Kim is the CEO and controlling member of Valetudo and has voting and dispositive power over, and may be deemed to be the beneficial owner of, the shares held by Valetudo. The business address of Valetudo Therapeutics LLC is 2064 Christie St., Fullerton, CA 92833.

(2)

Consists of shares of Common Stock held of record by KH Feelux Co., Ltd. KH Feelux Co., Ltd is a company formed in the Republic of Korea. The business address of Feelux is 2F, Jbuilding , 32, Eonji-ro, 71-gil, Gangnam-gu, Seoul, 06226, Republic of Korea. Feelux is a publicly traded company in Korea.

(3)

Consists of shares of Common Stock held of record by Iris Acquisition Holdings LLC. The business address of Iris Acquisition Holdings LLC is 3rd Floor Zephyr House, 122 Mary Street, George Town, PO Box 10085, Grand Cayman KY1-1001, Cayman Islands. Iris Equity Holdings LLC is the managing member of Iris Acquisition Holdings LLC  and is controlled by Gaius Investment Partners Co Ltd. The natural persons who have voting and/or investment power over the shares held by the Sponsor are Joon Seok Yoo and Joon Young Yoo.

(4)

Consists of shares of Common Stock held of record by Ewon Comfortech Co., Ltd. The business address of Ewon Comfortech Co., Ltd. is 8 Cheomdan 1-ro Jeongeup-si, Jeonbuk-do, 56212 Republic of South Korea. Ewon Comfortech is a publicly traded company in Korea.

(5)

Consists of (i) 835,555 shares of Common Stock issuable upon the exercise of Private Warrants and (ii) up to (ii) 700,000 shares of Common Stock issued to Cantor in settlement of $7.0 million in deferred underwriting fees. Cantor Fitzgerald & Co. (“CF&CO”) is the record owner of the securities reported herein. The business address of CF&CO is 110 East 59th Street, New York, NY 10022. Cantor Fitzgerald Securities (“CFS”) controls the managing general partner of CF&CO. Cantor Fitzgerald, L.P. (“CFLP”) indirectly controls each of CFS and CF&CO. CFLP is controlled by CF Group Management, Inc. (“CFGM”), its managing general partner. Mr. Howard W. Lutnick is the trustee of the sole stockholder of CFGM and therefore controls CFGM. As such, each of CFS, CFLP, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the securities directly held by CF&CO. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. On May 16, 2025, Howard W. Lutnick, in his capacity as trustee of a trust, entered into agreements to sell to trusts controlled by Brandon G. Lutnick all of the voting shares of CFGM. Following the closing of the transactions contemplated by such agreements, Brandon G. Lutnick will be deemed to have voting or dispositive power over the shares reported herein, and Howard W. Lutnick will no longer have voting or dispositive power over such shares.

(6)

Includes 1,042,743 shares of Common Stock issuable upon the exercise of 1,042,743 warrants. These securities are held of record by Alta Partners, LLC. The business address of Alta Partners, LLC is1205 Franklin Ave., Suite 320, Garden City, NY 11530. Steven Cohen is the Managing Member of Alta Partners, LLC and has voting and dispositive power over the securities held by Alta Partners, LLC.

PLAN OF DISTRIBUTION

The Selling Securityholders, which includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares of Common Stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of shares of Common Stock or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the Selling Securityholders to sell a specified number of such Common Stock at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our shares of Common Stock or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The Selling Securityholders may also sell our shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge the shares of Common Stock to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker- dealer or other financial institution of shares of Common Stock offered by this prospectus, which shares of Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Securityholders that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, our shares of Common Stock to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Common Stock in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of Common Stock offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

EXPERTS

The financial statements of Liminatus Pharma, Inc. (successor to Iris Parent Holding Corp.) and Liminatus Pharma, LLC as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, included in this prospectus, have been included in reliance on the report of WithumSmith+Brown PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Iris Acquisition Corp (formerly known as Tribe Capital Growth Corp I) as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, appearing in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Iris Acquisition Corp to continue as going concern as described in Note 1 to the financial statements) appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Loeb and Loeb LLP.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the shares of Common stock offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

In addition, we file annual and current reports, and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. Through our website, we make available, free of charge, annual and current reports, and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Unaudited Financial Statements of Liminatus Pharma, LLC
Condensed Balance Sheets as of March 31, 2025 (unaudited) and December 31, 2024	F-19
Unaudited Condensed Statement of Operations for the three months ended March 31, 2025 and 2024	F-20
Unaudited Condensed Statements of Changes in Members’ Deficit for the three months ended March 31, 2025 and 2024	F-21
Unaudited Condensed Statements of Cash Flows for the three months ended March 31, 2025 and 2024	F-22
Notes to Unaudited Condensed Financial Statements	F-23

Unaudited Financial Statements of Iris Acquisition Corp
Condensed Balance Sheets as of March 31, 2025 (unaudited) and December 31, 2024	F-53
Unaudited Condensed Statement of Operations for the three months ended March 31, 2025 and 2024	F-54
Unaudited Condensed Statements of Changes in Stockholders’ Deficit for the three months ended March 31, 2025 and 2024	F-55
Unaudited Condensed Statements of Cash Flows for the three months ended March 31, 2025 and 2024	F-56
Notes to Unaudited Condensed Financial Statements	F-57

Liminatus Pharma, Inc.

(Succesor to Iris Parent Holding Corp.)

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2025	2024
	(Unaudited)
Assets
Total Assets	$—	$—

Liabilities and stockholder’s deficit
Current liabilities:
Accrued expenses	$1,060	$805
Total liabilities	1,060	805
Commitments and Contingencies (Note 4)

Stockholder’s deficit
Common stock, $0.0001 par value; 1,000 shares authorized; 100 shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Additional paid-in capital	10	10
Stock subscription receivable	(10)	(10)
Accumulated deficit	(1,060)	(805)
Total stockholder’s deficit	(1,060)	(805)
Total liabilities and stockholder’s deficit	$—	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Liminatus Pharma, Inc.

(Succesor to Iris Parent Holding Corp.)

Condensed Consolidated Statements of Operations

(Unaudited)

	For the three months ended March 31,
	2025	2024
Franchise tax expense	$255	$247
Loss from operations	(255)	(247)

Net loss	$(255)	$(247)

Weighted average shares outstanding - basic and diluted	100	100

Basic and diluted net loss per share	$(2.55)	$(2.47)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Liminatus Pharma, Inc.

(Succesor to Iris Parent Holding Corp.)

Condensed Consolidated Statements of Changes in Stockholder’s Deficit

(Unaudited)

For the Three Months Ended March 31, 2025 and 2024

	Common Stock
			Additional Paid in	Stock Subscription		Stockholder’s
	Shares	Amount	Capital	Receivable	Accumulated Deficit	Deficit
December 31, 2023	100	$—	$10	$(10)	$(400)	$(400)
Net loss	—	—	—	—	(247)	(247)
March 31, 2024	100	—	10	(10)	(647)	(647)

	Common Stock
			Additional Paid in	Stock Subscription		Stockholder’s
	Shares	Amount	Capital	Receivable	Accumulated Deficit	Deficit
December 31, 2024	100	—	10	(10)	(805)	$(805)
Net loss	—	—	—	—	(255)	(255)
March 31, 2025	100	$—	$10	$(10)	$(1,060)	$(1,060)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Liminatus Pharma, Inc.

(Succesor to Iris Parent Holding Corp.)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the three months ended March 31,
	2025	2024
Cash Flows from Operating Activities:

Net loss	$(255)	$(247)
Changes in current assets and liabilities:
Accrued expenses	255	247
Net cash provided by operating activities	—	—

Net change in cash	—	—
Cash - beginning of the period	—	—
Cash - end of the period	$—	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

LIMINATUS PHARMA, INC.

(SUCCESSOR TO IRIS PARENT HOLDING CORP.)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of Organization and Business Operations

Liminatus Pharma, Inc. (successor to Iris Parent Holding Corp) (“Pharma” or the “Company”) was incorporated in the State of Delaware on November 23, 2022. The purpose of the Company is to facilitate the Business Combination, as further described below.

The Company selected December 31 as its fiscal year end.

Wholly-owned Subsidiaries

As of March 31, 2025, the Company has two wholly-owned subsidiaries, Liminatus Pharma Merger Sub, Inc., a Delaware corporation (“Liminatus Merger Sub”), and SPAC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“SPAC Merger Sub”). The purpose of these two wholly-owned subsidiaries is to facilitate the Business Combination.

Business Combination

On November 30, 2022, Iris Acquisition Corp, a Delaware corporation (“Iris”), the Company, Liminatus Pharma, LLC, a Delaware limited liability company (“Liminatus”), Liminatus Merger Sub and SPAC Merger Sub entered into a business combination agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”).

On March 4, 2025, Iris held a special meeting of stockholders. At the special meeting, Iris’s stockholders voted to approve the Business Combination and adopt the Business Combination Agreement, among other items. In connection with the special meeting, stockholders holding 59,844 Iris Class A Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.74 per share, subject to adjustment for taxes payable from the trust account, for an aggregate redemption amount of approximately $702,359.

On April 30, 2025 (the “Closing Date”), the Company consummated the business combination contemplated by the Business Combination Agreement, pursuant to which (a) Liminatus Merger Sub merged with and into Liminatus (the “Liminatus Merger”), with Liminatus surviving the Liminatus Merger as a direct wholly-owned subsidiary of the Company, and (b) simultaneously with the Liminatus Merger, SPAC Merger Sub merged with and into Iris (the “SPAC Merger” and, together with the Liminatus Merger, the “Mergers”), with Iris surviving the SPAC Merger as a direct wholly-owned subsidiary of the Company (the transactions contemplated by the foregoing clauses (a) and (b) the “Business Combination”), and in connection therewith the Company changed its name from “Iris Parent Holding Corp.” to “Liminatus Pharma, Inc.”

Pursuant to the Business Combination Agreement, among other matters, at the effective time of the Business Combination (the “Effective Time”), (i) every issued and outstanding security issued by Iris during its initial public offering (each, an “Iris Unit”) was automatically separated and broken out into its constituent parts and the holder thereof was deemed to hold one share of Iris Class A common stock, par value $0.0001 per share (the “Iris Class A Shares”) and one-fourth of one redeemable warrant that was included as part of each Iris Unit (the “Public Warrants”), and such underlying constituent securities of Iris were converted in accordance with the applicable terms of the Business Combination Agreement, (ii) at the Effective Time, each issued and outstanding Iris Class A Share was converted automatically into and thereafter represent the right to receive one share of common stock, par value $0.0001 per share (“Common Stock”), of the Company, following which all Iris Class A Shares ceased to be outstanding and were automatically canceled and ceased to exist, (iii) at the Effective Time, each issued and outstanding Public Warrant immediately and automatically represented the right to purchase shares of Common Stock on the same terms and conditions as are set forth in the applicable warrant agreement, (iv) at the Effective Time, each issued and outstanding non-redeemable warrant of Iris that was issued by Iris in a private placement at the time of the consummation of its initial public offering, entitling the holder thereof to purchase one Iris Class A Share at $11.50 per share, except those issued to Cantor Fitzgerald & Co. (“Cantor”), were forfeited, and (v) the private placement warrants issued to Cantor immediately and automatically represented the right to purchase shares of Common Stock.

Upon the consummation of the Business Combination, the Iris Class A Shares, Iris Units and Public Warrants ceased trading on the OTC Pink Marketplace, and the Common Stock and Public Warrants began trading on The Nasdaq Stock Market (“Nasdaq”) under the trading symbols “LIMN” and “LIMNW,” respectively, on May 1, 2025.

Liquidity and Capital Resources

As discussed above, the Company currently has no substantive operations, and the purpose of the Company is to facilitate the Business Combination. Although the Business Combination was completed on April 30, 2025, the Company does not believe the funds of the combined company will be sufficient to allow the company to continue as a going concern twelve months from the issuance date of these unaudited condensed consolidated financial statements. As such, this raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities as reported within these unaudited condensed consolidated financial statements.

Note 2. Significant Accounting Policies

Basis of Presentation

The Company’s unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as determined by the FASB ASC and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The unaudited condensed consolidated financial statements include the accounts of the Company and its consolidated subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. The unaudited condensed consolidated financial statements do not include all of the disclosures required by U.S. GAAP for annual financial statements and should be read in conjunction with the audited financial statements of the Company for the year ended December 31, 2024 (the “Annual Financial Statements”). In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary to fairly present its financial position as of March 31, 2025, its results of operations for the three months ended March 31, 2025 and 2024, its cash flows for the three months ended March 31, 2025 and 2024, and its changes in stockholder’s deficit for the three months ended March 31, 2025 and 2024. Results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year ending December 31, 2025 or any future period. The condensed consolidated balance sheet as of December 31, 2024 was derived from the Annual Financial Statements but does not contain all of the footnote disclosures from the Annual Financial Statements.

Emerging Growth Company Status

After the closing of the Business Combination, the Company has elected to be an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of expenses during the reporting periods. Actual results may differ materially and adversely from these estimates. The Company is not aware of any significant estimates that required management to exercise significant judgment.

Segments

The Company’s chief operating decision maker (“CODM”), the Chief Executive Officer, manages the Company’s business activities as a single operating and reportable segment. Accordingly, the Company’s CODM uses net income/loss to measure the Company’s single segment’s performance and allocate resources. Further, the CODM reviews and utilizes functional expenses to manage the Company’s operations. The Company’s functional expenses are solely related to franchise tax expense.

Franchise Taxes

The Company is incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis. Franchise tax liabilities and related interest and penalties incurred are recorded in accrued expenses on the unaudited condensed consolidated balance sheet. For the three months ended March 31, 2025 and 2024, the Company recorded $255 and $247, respectively, of franchise tax expense and related penalties and interest. As of March 31, 2025 and December 31, 2024, the Company had a franchise tax liability of $1,060 and $805, respectively.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no tax accruals relating to uncertain tax positions.

The Company recognizes accrued interest and penalties related to unrecognized tax positions as income tax expense. There were no unrecognized tax positions, and no amounts accrued for interest and penalties as of March 31, 2025 and December 31, 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income tax examinations by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. No unrecognized tax benefits were identified as of March 31, 2025 or December 31, 2024.

Recently Issued Accounting Pronouncements – Not Yet Adopted

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

Note 3. Related Party Transactions

In November 2022, the Company issued 100 shares of the Company’s common stock for an aggregate purchase price of $10 to Chris Kim, the Company’s Chief Executive Officer. Such shares on the date of issuance were duly and validly authorized and issued. Each outstanding share of stock has voting power equal to one vote on each matter submitted at any stockholder’s meeting. As of the date of these unaudited condensed consolidated financial statements, no consideration has been received from Mr. Kim for the issuance of these shares. Accordingly, the Company has recorded a “Stock subscription receivable” within the stockholder’s deficit section on its unaudited condensed consolidated balance sheet as of March 31, 2025 and December 31, 2024.

Note 4. Commitments and Contingencies

The Company is not a party to any material legal proceedings and is not aware of any pending or threatened claims. The Company does not have any commitments as of March 31, 2025 and December 31, 2024.

Note 5. Subsequent Events

The Company has completed an evaluation of all subsequent events through the date of this filing to ensure that these unaudited condensed consolidated financial statements include appropriate disclosure of events both recognized in the unaudited condensed consolidated financial statements and events which occurred but were not recognized in the unaudited condensed consolidated financial statements.

On May 29, 2025, the Company received a notice from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market LLC indicating that the Company was no longer in compliance with Nasdaq Listing Rule 5250(c)(1) due to the delay in filing its Quarterly Report on Form 10-Q for the period ended March 31, 2025. As a result of the filing of this Form 10-Q, the Company believes it has now regained compliance with the continued listing requirements of Nasdaq.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

Iris Parent Holding Corp.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Iris Parent Holding Corp. (the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in stockholder’s equity, and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2024 and 2023, and its results of operations and cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has no substantive operations, and insufficient cash as of December 31, 2024, to fund operations for twelve months from the date of this report. All of these matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2025.

Whippany, New Jersey

May 6, 2025

IRIS PARENT HOLDING CORP.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2024	2023
Assets
Total Assets	$—	$—

Liabilities and stockholder’s equity
Current liabilities:
Accrued expenses	$805	$400
Total liabilities	805	400
Commitments and Contingencies (Note 4)

Stockholder’s equity
Common stock, $0.0001 par value; 1,000 shares authorized; 100 shares issued and outstanding as of December 31, 2024 and 2023, respectively	—	—
Additional paid in capital	10	10
Stock subscription receivable	(10)	(10)
Accumulated deficit	(805)	(400)
Total stockholder’s equity	(805)	(400)
Total liabilities and stockholder’s equity	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

IRIS PARENT HOLDING CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2024	2023
Franchise tax expense	$405	$378
Loss from operations	(405)	(378)

Net loss	$(405)	$(378)

Weighted average shares outstanding - basic and diluted	100	100

Basic and diluted net loss per share	$(4.05)	$(3.78)

The accompanying notes are an integral part of these consolidated financial statements.

IRIS PARENT HOLDING CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	Common Stock		Additional Paid	Stock Subscription	Accumulated	Stockholder’s
	Shares	Amount	in Capital	Receivable	Deficit	Equity
December 31, 2022	100	$—	$10	$(10)	$(22)	$(22)
Net loss	—	—	—	—	(378)	(378)
December 31, 2023	100	—	10	(10)	(400)	(400)
Net loss	—	—	—	—	(405)	(405)
December 31, 2024	100	$—	$10	$(10)	$(805)	$(805)

The accompanying notes are an integral part of these consolidated financial statements.

IRIS PARENT HOLDING CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31,
	2024	2023
Cash Flows from Operating Activities:

Net loss	$(405)	$(378)
Changes in current assets and liabilities:
Accrued expenses	405	378
Net cash provided by operating activities	—	—

Net change in cash	—	—
Cash - beginning of the year	—	—
Cash - end of the year	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

IRIS PARENT HOLDING CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of Organization and Business Operations

Iris Parent Holding Corp. (the “Company”) was incorporated in the State of Delaware on November 23, 2022. The purpose of the Company is to facilitate a business combination, as further described below.

Wholly-owned subsidiaries

The Company has two wholly-owned subsidiaries, Liminatus Pharma Merger Sub, Inc., a Delaware corporation (“Liminatus Merger Sub”), and SPAC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“SPAC Merger Sub”). The purpose of these two wholly-owned subsidiaries is to facilitate a business combination.

Business Combination

On November 30, 2022, Iris Acquisition Corporation, a Delaware corporation (“Iris”), the Company, Liminatus Pharma, LLC, a Delaware limited liability company (“Liminatus”), Liminatus Merger Sub and SPAC Merger Sub entered into a business combination agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”) whereby (a) Liminatus Merger Sub will merge with and into Liminatus (the “Liminatus Merger”), with Liminatus surviving the Liminatus Merger as a direct wholly-owned subsidiary of the Company, and (b) simultaneously with the Liminatus Merger, SPAC Merger Sub will merge with and into Iris (the “SPAC Merger” and, together with the Liminatus Merger, the “Mergers”), with Iris surviving the SPAC Merger as a direct wholly-owned subsidiary of the Company (the transactions contemplated by the foregoing clauses (a) and (b) the “Business Combination”).

Pursuant to the Business Combination Agreement: (i) immediately prior to the effective time of the Mergers (the “Effective Time”), every issued and outstanding security issued by Iris during its initial public offering (each, an “Iris Unit”) was automatically separated and broken out into its constituent parts and the holder thereof was deemed to hold one share of Iris Class A Common Stock, par value $0.0001 per share (the “Iris Class A Shares”) and one-fourth of one whole redeemable warrant that was included as part of each Iris Unit (the “Public Warrants”), and such underlying constituent securities of Iris were converted in accordance with the applicable terms of the Business Combination Agreement, (ii) at the Effective Time, each issued and outstanding Iris Class A Share was converted automatically into and thereafter represent the right to receive one share of common stock, par value $0.0001 per share (“Common Stock”), of the Company, following which all Iris Class A Shares ceased to be outstanding and were automatically canceled and ceased to exist, (iii) at the Effective Time, each issued and outstanding Public Warrant immediately and automatically represented the right to purchase shares of Common Stock on the same terms and conditions as are set forth in the warrant agreement, (iv) at the Effective Time, each issued and outstanding non-redeemable warrant of Iris that was issued by Iris in a private placement at the time of the consummation of its initial public offering, entitling the holder thereof to purchase one Iris Class A Share at $11.50 per share, except those issued to Cantor Fitzgerald & Co. (“Cantor”), were forfeited, and (v)  the private placement warrants issued to Cantor immediately and automatically represented the right to purchase shares of Common Stock.

Pursuant to the Business Combination Agreement, on April 30, 2025, in sequential order: (a) Liminatus Merger Sub merged with and into Liminatus, with Liminatus continuing as the surviving company and a wholly owned subsidiary of the Company and (b) simultaneously with the Liminatus Merger, SPAC Merger Sub merged with and into Iris, with Iris surviving the SPAC Merger as a direct wholly-owned subsidiary of the Company.

Liquidity, Capital Resources and Going Concern

As discussed above, the Company currently has no substantive operations, and the purpose of the Company is to facilitate the Business Combination. Management has determined that if the Company is unable to complete the Business Combination, then the Company will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and subsequent dissolution of Iris of June 30, 2025 raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities as reported within these consolidated financial statements.

Note 2. Significant Accounting Policies

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of the Company and its consolidated subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting periods. Actual results may differ materially and adversely from these estimates. The Company is not aware of any significant estimates that required management to exercise significant judgment.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations and cash flows.

Segments

The Company’s chief operating decision maker (“CODM”), the Chief Executive Officer, manages the Company’s business activities as a single operating and reportable segment. Accordingly, the Company’s CODM uses net income/loss to measure the Company’s single segment’s performance and allocate resources. Further, the CODM reviews and utilizes functional expenses to manage the Company’s operations. The Company’s functional expenses related to franchise tax expenses and did not include any compensation-related expenses.

Franchise Taxes

The Company is incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis. Franchise tax liabilities and related interest and penalties incurred are recorded in accrued expenses on the consolidated balance sheet. For the years ended December 31, 2024 and 2023, the Company recorded $405 and $378, respectively, of franchise tax expense and related penalties and interest. As of December 31, 2024 and 2023, the Company had a franchise tax liability of $805 and $400, respectively.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no tax accruals relating to uncertain tax positions.

The Company recognizes accrued interest and penalties related to unrecognized tax positions as income tax expense. There were no unrecognized tax positions and no amounts accrued for interest and penalties as of December 31, 2024 and 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income tax examinations by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. No unrecognized tax benefits were identified as of December 31, 2024 or 2023.

Recently Adopted Accounting Pronouncements

In November 2023, the FASB issued Accounting Standards Update 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. The Company adopted this standard effective January 1, 2024 using a retrospective method. For further information, refer to the Segments section in Note 2 Significant Accounting Policies.

Recently Issued Accounting Pronouncements – Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The standard requires entities to disclose additional categories about federal, state and foreign income taxes in the effective tax rate reconciliation as well as provide annual income taxes paid disaggregated by federal, state and foreign taxes. The standard is effective for annual periods beginning after December 15, 2024. Early adoption is permitted. The Company does not believe that the adoption of this accounting pronouncement would have a material effect on the Company’s consolidated financial statements and related disclosures.

Management does not believe that any additional recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

Note 3. Related Party Transactions

In November 2022, the Company issued 100 shares of the Company’s common stock for an aggregate purchase price of $10 to Chris Kim, the Company’s Chief Executive Officer. Such shares on the date of issuance were duly and validly authorized and issued. Each outstanding share of stock has voting power equal to one vote on each matter submitted at any stockholder’s meeting. As of the date of these consolidated financial statements, no consideration has been received from Mr. Kim for the issuance of these shares. Accordingly, the Company has recorded a “Stock subscription receivable” within the stockholder’s equity section on its consolidated balance sheet as of December 31, 2024 and 2023.

Note 4. Commitments and Contingencies

The Company is not a party to any material legal proceedings and is not aware of any material pending or threatened claims. The Company does not have any commitments as of December 31, 2024 and 2023.

Note 5. Subsequent Events

The Company has completed an evaluation of all subsequent events through the date of this filing to ensure that these consolidated financial statements include appropriate disclosure of events both recognized in the consolidated financial statements and events which occurred but were not recognized in the consolidated financial statements. No subsequent events were identified other than the closing of the Business Combination, as discussed Note 1.

LIMINATUS PHARMA, LLC

CONDENSED BALANCE SHEETS

(in thousands)

	March 31, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash	$35	$56
Loan receivable	4,244	3,669
Deferred transaction costs	1,513	1,401
Prepaid and other current assets	206	156
Total current assets	5,998	5,282

Non-current assets:
Due from related party, non-current	126	126
Property and equipment, net	1	1
Total non-current assets	127	127

TOTAL ASSETS	$6,125	$5,409

LIABILITIES AND MEMBERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$1,717	$1,484
Accrued interest, related parties	1,071	955
Due to research and development partner	1,782	1,782
Due to related parties	177	195
Accrued maintenance fee	360	360
Short-term debt, related parties	20,686	19,973
Total liabilities	25,793	24,749

COMMITMENTS AND CONTINGENCIES (Note 8)

Members’ deficit:
Class A Member Units	4,547	4,547
Class B Member Units	167	167
Additional paid-in capital	4,611	4,611
Accumulated deficit	(28,993)	(28,665)
Total members’ deficit	(19,668)	(19,340)
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$6,125	$5,409

The accompanying notes are an integral part of these unaudited condensed financial statements.

LIMINATUS PHARMA, LLC

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except member unit and per member unit data)

	For the three months ended
	March 31,
	2025	2024
Operating expenses:
General and administrative	$264	$96
Research and development	—	1,614
Total operating expenses	264	1,710
Loss from operations	(264)	(1,710)
Other income (expense):
Interest expense, related parties	(116)	(63)
Interest income	52	19
Total other income (expense), net	(64)	(44)
Net loss	$(328)	$(1,754)

Net loss per Class A member unit, basic and diluted	$(0.00)	$(0.01)
Net loss per Class B member unit, basic and diluted	$(0.01)	$(0.05)
Weighted average Class A member units outstanding, basic and diluted	95,555,554	95,555,554
Weighted average Class B member units outstanding, basic and diluted	16,666,666	16,666,666

The accompanying notes are an integral part of these unaudited condensed financial statements.

LIMINATUS PHARMA, LLC

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN MEMBERS’ DEFICIT

(in thousands, except member unit data)

	For the three months ended March 31, 2024

	Class A Member Units		Class B Member Units		Additional Paid- in	Accumulated	Total Members’
	Units	Amount	Units	Amount	Capital	Deficit	Deficit
Balance at December 31, 2023	95,555,554	$4,547	16,666,666	$167	$4,611	$(25,119)	$(15,794)
Net loss	—	—	—	—	—	(1,754)	(1,754)
Balance at March 31, 2024 (unaudited)	95,555,554	$4,547	16,666,666	$167	$4,611	$(26,873)	$(17,548)

	For the three months ended March 31, 2025

	Class A Member Units		Class B Members Units		Additional Paid-in	Accumulated	Total Members’
	Units	Amount	Units	Amount	Capital	Deficit	Deficit
Balance at December 31, 2024	95,555,554	$4,547	16,666,666	$167	$4,611	$(28,665)	$(19,340)
Net loss	—	—	—	—	—	(328)	(328)
Balance at March 31, 2025 (unaudited)	95,555,554	$4,547	16,666,666	$167	$4,611	$(28,993)	$(19,668)

The accompanying notes are an integral part of these unaudited condensed financial statements.

LIMINATUS PHARMA, LLC

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

	For the three months ended March 31,
	2025	2024
Cash Flows from Operating Activities:
Net loss	$(328)	$(1,754)
Changes in operating assets and liabilities:
Prepaid and other current assets	(50)	(18)
Accounts payable and accrued expenses	121	6
Accrued maintenance fee	—	360
Accrued interest, related parties	116	63
Due to research and development partner	—	469
Due to related parties, current	(18)	2
Net cash used in operating activities	(159)	(872)
Cash Flows from Investing Activities:
Loans to IRIS Acquisition Corp	(575)	(700)
Net cash used in investing activities	(575)	(700)
Cash Flows from Financing Activities:
Proceeds from issuance of short-term debt, related party	713	1,200
Payment of deferred transaction costs	—	(36)
Net cash provided by financing activities	713	1,164

Net change in cash	(21)	(408)
Cash, beginning of the period	56	434
Cash, end of the period	$35	$26

Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

Supplemental disclosure of non-cash financing and investing activities:
Deferred transaction costs in accounts payable	$112	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

LIMINATUS PHARMA, LLC

NOTES TO CONDENSED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

(Unaudited)

Note 1. Organization and Description of Business Operations

Liminatus Pharma, LLC (“Liminatus” or the “Company”) was formed by issuing member units to Consonatus, Inc. (the “Initial Member”), which is controlled by Chris Kim, the Chief Executive Officer (“CEO”) of the Company, on April 12, 2018 under the laws of Delaware. The liability of the members of the Company is limited to the extent that each member is not personally liable for the Company’s debt or other financial obligations. Liminatus is a pre-clinical stage, single-asset biopharmaceutical company. Liminatus is developing novel cancer therapies that exploit the body’s immune system. The Company’s clinical candidate is a humanized anti CD47 monoclonal antibody. The next generation CD47 checkpoint inhibitor’s (code name: IBA101) initial indication is expected to be patients with advanced solid cancers including non-small cell lung cancer.

The Company is subject to the uncertainty of whether the Company’s intellectual property will develop into successful commercial products.

Business Combination

On November 30, 2022, Iris Acquisition Corporation, a Delaware corporation (“Iris”), Iris Parent Holding Corp. (“ParentCo”), Liminatus, Liminatus Pharma Merger Sub, Inc. (“Liminatus Merger Sub”) and SPAC Merger Sub, Inc. (“SPAC Merger Sub”) entered into a business combination agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”).

On April 30, 2025 (the “Closing Date”), ParentCo consummated the business combination contemplated by the Business Combination Agreement, whereby (a) Liminatus Merger Sub merged with and into Liminatus (the “Liminatus Merger”), with Liminatus surviving the Liminatus Merger as a direct wholly-owned subsidiary of ParentCo, and (b) simultaneously with the Liminatus Merger, SPAC Merger Sub mergerd with and into Iris (the “SPAC Merger” and, together with the Liminatus Merger, the “Mergers”), with Iris surviving the SPAC Merger as a direct wholly-owned subsidiary of ParentCo (the transactions contemplated by the foregoing clauses (a) and (b) the “Business Combination”). Upon the closing of the Business Combination, the combined company was named “Liminatus Pharma, Inc.”

Pursuant to the Business Combination Agreement, among other matters, at the effective time of the Business Combination (the “Effective Time”), (i) every issued and outstanding security issued by Iris during its initial public offering (each, an “Iris Unit”) was automatically separated and broken out into its constituent parts and the holder thereof was deemed to hold one share of Iris Class A Common Stock, par value $0.0001 per share (the “Iris Class A Shares”) and one-fourth of one whole redeemable warrant that was included as part of each Iris Unit (the “Public Warrants”), and such underlying constituent securities of Iris were converted in accordance with the applicable terms of the Business Combination Agreement, (ii) at the Effective Time, each issued and outstanding Iris Class A Share was converted automatically into and thereafter represent the right to receive one share of common stock, par value $0.0001 per share (“Common Stock”), of ParentCo, following which all Iris Class A Shares ceased to be outstanding and were automatically canceled and ceased to exist, (iii) at the Effective Time, each issued and outstanding Public Warrant immediately and automatically represented the right to purchase shares of Common Stock on the same terms and conditions as are set forth in the applicable warrant agreement, (iv) at the Effective Time, each issued and outstanding non-redeemable warrant of Iris that was issued by Iris in a private placement at the time of the consummation of its initial public offering, entitling the holder thereof to purchase one Iris Class A Share at $11.50 per share, except those issued to Cantor Fitzgerald & Co. (“Cantor”), were forfeited, and (v) the private placement warrants issued to Cantor immediately and automatically represented the right to purchase shares of Common Stock.

Upon the consummation of the Business Combination, the Iris Class A Shares, Iris Units and Public Warrants ceased trading on the OTC Pink Marketplace, and the Common Stock and Public Warrants began trading on The Nasdaq Stock Market (“Nasdaq”) under the trading symbols “LIMN” and “LIMNW,” respectively, on May 1, 2025.

In connection with the closing of the Business Combination, pursuant to the terms of the Business Combination Agreement, the Company’s securityholders received 17,500,000 newly issued shares of ParentCo’s Common Stock (based on a deemed price of $10.00 per share of Common Stock), with an aggregate equity value of $175.0 million.

Going Concern, Liquidity and Capital Resources

The Company evaluated whether there are any conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern over the next twelve months after the unaudited condensed financial statements are issued.

The Company’s cash requirements include, but are not limited to, research and development costs, license fees and working capital requirements. Due to these cash requirements, the Company does not believe that it will have sufficient cash to fund operations for one year after the date that the accompanying unaudited condensed financial statements are issued.

The Company has incurred operating losses since inception and expects to continue to incur significant operating losses for the foreseeable future and may never become profitable. The Company has an accumulated deficit of $29.0 million as of March 31, 2025 and a loss from operations and net loss of $0.3 million for the three months ended March 31, 2025. To date, the Company has been funded by issuing Class A and Class B member units and debt financing. As of December 31, 2024, the Company has approximately $35 thousand of cash.

Based on the above, the Company has concluded that there is substantial doubt about its ability to continue as a going concern within one year after the date that the accompanying unaudited condensed financial statements are issued. The Company’s financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Managements plans relating to the above matter include raising additional cash through equity and debt financings or other arrangements to fund operations. There can be no assurance that the Company will be able to raise adequate capital under acceptable terms, if at all. The sale of additional equity may dilute existing members and newly issued member units may contain senior rights and preferences compared to currently outstanding ordinary shares. Issued debt securities may contain covenants and limit the Company’s ability to pay dividends or make other distributions to members. If the Company is unable to obtain such additional financing, future operations would need to be reevaluated.

Note 2. Significant Accounting Policies

Basis of Presentation

The Company’s unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) ASC, as well as the reporting requirements stipulated by the Securities Exchange Commission, and include all adjustments necessary for the fair presentation of the Company’s financial position, operating results and cash flows for the periods presented. The unaudited condensed financial statements do not include all of the disclosures required by U.S. GAAP for annual financial statements and should be read in conjunction with the audited financial statements of the Company for the year ended December 31, 2024 (the “Annual Financial Statements”). In the opinion of the Company, the accompanying unaudited condensed financial statements contain all adjustments, consisting of only normal recurring adjustments necessary to fairly present its financial position as of March 31, 2025, its results of operations for the three months ended March 31, 2025 and 2024, its cash flows for the three months ended March 31, 2025 and 2024, and its changes in members’ deficit for the three months ended March 31, 2025 and 2024. Results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year ending December 31, 2025 or any future period. The condensed balance sheet as of December 31, 2024 was derived from the Annual Financial Statements but does not contain all of the footnote disclosures from the Annual Financial Statements.

Use of Estimates

The preparation of the unaudited condensed financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of expenses during the reporting periods. Actual results may differ materially and adversely from these estimates.

Risks and Uncertainties

The Company is subject to risks common to early-stage companies in the biotechnology industry, including, but not limited to, development by the Company or its competitors of technological innovations, risks of failure of clinical studies, dependence on key personnel, protection of proprietary technology, compliance with government regulations, and ability to transition from preclinical manufacturing to commercial production of products.

The Company’s future product candidates will require approvals from the U.S. Food and Drug Administration and comparable foreign regulatory agencies prior to commercial sales in their respective jurisdictions. There can be no assurance that any product candidates will receive the necessary approvals. If the Company is denied approval, approval is delayed or the Company is unable to maintain approval for any product candidate, it could have a material adverse impact on the Company.

Segments

The Company’s chief operating decision maker (“CODM”), the Chief Executive Officer, manages the Company’s business activities as a single operating and reportable segment. Accordingly, the Company’s CODM uses net income/loss to measure the Company’s single segment’s performance and allocate resources. Further, the CODM reviews and utilizes functional expenses (general and administrative and research and development) to manage the Company’s operations. The Company’s general and administrative expenses for each of the three months ended March 31, 2025 and 2024 included approximately $38 thousand of compensation expenses related to the compensation agreement the Company has executed with its Chief Executive Officer. The remaining general and administrative expenses are related to legal and accounting-related expenses for contractors. The Company’s research and development expenses did not include any compensation-related expenses. Other segment items included in net loss are interest expense, related parties and interest income which are reflected in the Company’s unaudited condensed statements of operations.

Cash

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which can exceed government insured limits. As of March 31, 2025 and December 31, 2024, the Company has not experienced losses on its cash accounts and management believes the Company is not exposed to significant risks on such accounts.

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2025 and December 31, 2024.

Deferred Transaction Costs

Deferred transaction costs represent costs incurred in connection with preparation for the proposed business combination which deferred until the business combination is completed and will be considered a reduction in additional paid in capital upon the business combination.

Loan Receivable

The Company accounts for its loan receivable at amortized cost, net of expected credit losses. The Company provides reserves against its loan receivable balance for estimated credit losses, if any, that may result from a counterparties inability to pay based on the composition of the loan receivable, current economic conditions and, historical credit loss activity and future expected conditions and market trends (such as general economic conditions, other macroeconomic and microeconomic events, etc.). Changes in circumstances relating to these factors may result in the need to increase or decrease the allowance for credit losses in the future. Amounts deemed uncollectible are charged or written-off against the reserve. As of March 31, 2025 and December 31, 2024, no expected credit losses were recorded related to the loan receivable.

Fair Value of Financial Instruments

The Company’s financial assets and liabilities are accounted for in accordance with FASB ASC 820, Fair Value Measurements and Disclosures, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

The fair value hierarchy requires an entity to maximize the use of observable inputs when measuring fair value and classifies those inputs into three levels:

Level 1 — Observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 — Inputs other than Level 1 inputs that are either directly or indirectly observable, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the instrument’s anticipated life.

Level 3 — Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

To the extent the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgement. Accordingly, the degree of judgement exercised by management in determining fair value is greatest for instruments categorized as Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The carrying values reported in the Company’s unaudited condensed balance sheets for loan receivable, amounts due to research and development partner, due from related party, accounts payable and accrued expenses, short-term debt, accrued interest, related parties and due to related parties are reasonable estimates of their fair values due to the short-term nature of these items.

Research and Development Expenses

Research and development expenses consist of costs incurred by Targeted Diagnostics & Therapeutics, Inc. (“TDT”) who was performing the research and development activities for the Company in accordance with the license agreements with TDT and the annual fee paid to TDT and are recorded as research and development expenses as incurred (see Note 3).

Net Loss per Member Unit

The Company calculates basic and diluted net loss per member unit in accordance with the two-class method required for participating securities. The Company has two classes of member units, which are referred to as Class A member units and Class B member units. Class B member units are allocated 51% of earnings and losses, and Class A member units are allocated 49% of earnings and losses. The two-class method requires net loss for the period to be allocated between the member units.

Basic net loss per member unit is computed by dividing net loss by the weighted-average number of member units outstanding during the period. Diluted net loss per member unit excludes the potential impact of the Company’s warrants and options because their effect would be anti-dilutive due to the Company’s net loss for the periods presented.

The following table presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per member unit for each class of member units (in thousands, except member unit and per member unit information):

	For the three months ended March 31,
	2025		2024
	Class A	Class B	Class A	Class B
Basic and diluted net loss per member unit:
Numerator:
Net loss	$(161)	$(167)	$(859)	$(895)
Denominator
Basic and diluted weighted average units outstanding	95,555,554	16,666,666	95,555,554	16,666,666
Basic and diluted net loss per member unit	$(0.00)	$(0.01)	$(0.01)	$(0.05)

Recently Adopted Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” that addresses requests for improved income tax disclosures from investors that use the financial statements to make capital allocation decisions. Public entities must adopt the new guidance for fiscal years beginning after December 15, 2024. The amendments in this ASU must be applied on a retrospective basis to all prior periods presented in the financial statements and early adoption is permitted. The Company adopted this standard on January 1, 2025 and determined that the adoption does not have a material impact on these unaudited condensed financial statements.

Recently Issued Accounting Pronouncements

On November 4, 2024, the FASB issued ASU 2024-03, Accounting Standards Update 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses to improve financial reporting by requiring that public business entities disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. The amendments in this ASU do not change or remove current expense disclosure requirements; however, the amendments affect where such information appears in the notes to financial statements because entities are required to include certain current disclosures in the same tabular format disclosure as the other disaggregation requirements in the amendments. This ASU is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the potential impact that the adoption of this standard will have on its financial statements.

Management does not believe that any additional recently issued, but not yet effective, accounting standards, if currently adopted, would have a material impact on the Company’s unaudited condensed financial statements.

Note 3. License Agreements

CAR-T Products License

In June 2018, the Company entered into a license and development agreement with TDT (the “CAR-T License”), whereby the Company received an exclusive license to develop and commercialize chimeric antigen receptor (“CAR-T”) products and a non-exclusive license to develop and commercialize companion diagnostics used to monitor treatment with a CAR-T product (the “CAR-T Diagnostics”). Under the CAR-T License, the Company made an upfront payment recorded as research and development expenses in the year ended December 31, 2018 and funded all of the development costs for the CAR-T products and the CAR-T Diagnostics which began with an upfront payment made during the year ended December 31, 2018 of $5.0 million, recorded as advances for research and development in the balance sheets. The Company amortizes the advances to research and development expenses in the unaudited condensed statements of operations as costs are incurred by TDT, based on annual budgets approved jointly by Liminatus and TDT. As of March 31, 2025 and December 31, 2024, all of the amounts funded have been utilized. The Company was also obligated to pay a $0.5 million annual maintenance fee for the license which is included in research and development expenses in the unaudited condensed statements of operations. Unpaid annual maintenance fees become short-term debt that bears interest of 1.5% per month on a compounded basis.

Prior to the completion of the Phase I and Phase II clinical trials for the CAR-T product, the Company was obligated to advance the funding for the Phase II and Phase III clinical trials, respectively, estimated at $20.0 million for each phase.

In addition to the funding for the CAR-T development, the Company was obligated to make four developmental and regulatory milestone payments for the first CAR-T product that was developed aggregating up to $15.0 million. After the first four developmental and regulatory milestone payments were made, the Company was obligated to pay four developmental and regulatory milestones aggregating up to $7.5 million for each additional CAR-T product that was developed.

In further consideration of the license, the Company also agreed to pay a low double digit royalty rate (10% – 15%) based on annual net sales of CAR-T products or CAR-T Diagnostics on a country-by-country basis for the period from the first commercial sale of the CAR-T product or CAR-T Diagnostic until the CAR-T product or CAR-T Diagnostic’s patent expires in an individual country. Once the CAR-T product or CAR-T Diagnostic’s patent expires in an individual country, the Company agreed to pay a mid-single digit royalty rate (5% – 9%) based on annual net sales of CAR-T products and CAR-T Diagnostics on a country- by-country basis. Royalties were payable on a country-by-country basis for a period of ten years from the first commercial sale of the CAR-T product or CAR-T Diagnostic.

As of March 31, 2025 and December 31, 2024, the Company did not owe any developmental or regulatory milestone payments or royalty payments under the CAR-T License.

On August 11, 2024, the Company received notice from TDT, exercising its right to terminate the license and development agreement. See section titled Termination of CAR-T Products and Vaccine Products Licenses from TDT for further detail.

Vaccine Products License

On April 10, 2020, the Company was assigned a license and development agreement with TDT (the “Vaccine License”), whereby the Company received an exclusive license to develop and commercialize vaccine products (the “Vaccine Products”) and a non-exclusive license to develop and commercialize companion diagnostics used to monitor treatment with a Vaccine Product (the “Vaccine Diagnostics”). Under the Vaccine License, the Company was responsible for all of the development costs for the Vaccine Products after the upfront payment of $4.0 million, which was paid by Viral Gene, of which Chris Kim is also the CEO, to TDT. The Company was also obligated to pay a $0.4 million annual maintenance fee for the license which is included in research and development expenses in Company’s unaudited condensed the statements of operations. Unpaid annual maintenance fees will become short-term debt that bears interest of 1.5% per month on a compounded basis.

The Company amortizes the amounts due to research and development partner in the Company’s unaudited condensed balance sheets to research and development expenses in the unaudited condensed statements of operations as costs are incurred by TDT, based on annual budgets approved jointly by Liminatus and TDT.

In addition to the funding for the Vaccine Products development, the Company was obligated to make four developmental and regulatory milestone payments for the first Vaccine Product that was developed aggregating up to $12.0 million. After the first four developmental and regulatory milestone payments are made, the Company was obligated to pay four developmental and regulatory milestones aggregating up to $6.0 million for each additional Vaccine Product that is developed. As of March 31, 2025 and December 31, 2024, all the amounts funded have been utilized.

In further consideration of the license, the Company also agreed pay a low double digit royalty rate (10% – 15%) based on annual net sales of Vaccine Products or Vaccine Diagnostics on a country-by-country basis for the period from the first commercial sale of the Vaccine Product or Vaccine Diagnostic until the Vaccine Product or Vaccine Diagnostic’s patent expires in an individual country. Once the Vaccine Product or Vaccine Diagnostic’s patent expires in an individual country, the Company agreed to pay a mid-single digit royalty rate (5% – 9%) based on annual net sales of Vaccine Products and Vaccine Diagnostics on a country- by-country basis. Royalties were payable on a country-by-country basis for a period of ten years from the first commercial sale of the Vaccine Product or Vaccine Diagnostic.

As of March 31, 2025 and December 31, 2024, the Company did not owe any developmental or regulatory milestone payments or royalty payments under the Vaccine License.

On August 11, 2024, the Company received notice from TDT, exercising its right to terminate the license and development agreement. See section titled Termination of CAR-T Products and Vaccine Products Licenses from TDT for further detail.

Termination of CAR-T Products and Vaccine Products Licenses from TDT

As of March 31, 2025 and December 31, 2024, the Company owes $2.2 million to TDT for research and development for the aggregate CAR-T Products and Vaccine Licenses, which is included in the due to research and development partner on the unaudited condensed balance sheets, and accrued maintenance fees on the unaudited condensed balance sheets.

On August 11, 2024, the Company received notice from TDT, exercising its right to terminate the license and development agreement, dated June 10, 2018, between TDT and Liminatus. As of August 2024, the CAR-T License and Vaccine License have been terminated.

As of March 31, 2025, the Company and TDT are engaged in negotiations associated with the amounts due to TDT of $2.2 million on the Company’s unaudited condensed balance sheets. Due to the termination of the license and development agreement between the Company and TDT, the Company is not certain as to the amounts it will be required to pay to TDT, if any. As of March 31, 2025, no agreement has been reached between the parties. As such, the Company has not reversed the amounts due to TDT and will not do so until a final agreement has been executed between the two parties in accordance with ASC 450-30, Contingencies - Gain Contingencies.

CD47 License

In October 2022, the Company was assigned a license and development agreement, as amended, with InnoBation (the “CD47 License”), whereby, effective March 31, 2023, the Company received an exclusive license to develop and commercialize products for the CD47 immune checkpoint inhibitor to treat solid cancers, and companion diagnostics used to monitor treatment with CD47 products (collectively, “CD47 Products”), from Curis Biotech Holdings LLC, the parent company of Valetudo, a related party of the Company, in exchange for 78,555,554 of the Company’s Class A member units. The license was recorded at Valetudo’s cost basis of zero, and the Company recorded a $0.8 million Class A membership interest with an offset to additional paid-in capital on the balance sheets. The Company is obligated to pay all development costs for CD47 Products.

The Company has not paid and does not owe any license fees, management fees, developmental or regulatory milestone payments or royalty payments under the CD47 License through March of 2025.

Note 4. Related Parties

Related Party Debt

Feelux Bonds

On September 15, 2018, the Company issued $10.0 million of bonds to Feelux Co., Ltd., the parent company of Car-Tcellkor, Inc. (“Car-Tcellkor”) (see below), the only holder of Class A member units (the “Feelux Bonds”). The bonds bear interest at 1% per annum, compounded annually, and were due on October 30, 2021.

In connection with the issuance of the Feelux Bonds, the Company issued 6,666,666 equity-classified warrants to purchase member units at a price of $1.50 per unit, which expired on June 30, 2023. The fair value of the warrants to purchase member units of $6.4 million was estimated using the option pricing framework on the issuance date. The Company’s assumptions included (a) its expected stock volatility of 82.0% based on the historical volatility of a publicly traded set of peer companies, (b) the contractual term of five years, (c) the risk-free interest rate of 2.9% based on the U.S. Treasury yield curve in effect at the time of grant of the award for a five-year contractual term and (d) no expected dividends.

The $10.0 million of proceeds from the Feelux Bonds were allocated to the bonds and warrants using the relative fair value method resulting in a debt discount for the relative fair value of the warrants of $4.5 million that was amortized to interest expense over the term of the Feelux Bonds using the effective interest method using an effective interest rate of 21.0%.

As of March 31, 2025 and December 31, 2024, the Feelux Bonds have a carrying amount of $10.0 million and are included in short-term debt, related parties in the unaudited condensed balance sheets. As of March 31, 2025 and December 31, 2024, the related accrued interest of the Feelux Bonds was $0.7 million and $0.6 million, respectively, and is included in accrued interest, related parties in the unaudited condensed balance sheets. For the three months ended March 31, 2025 and 2024, the Company recorded less than $0.1 million, respectively, of interest expense in the unaudited condensed statements of operations for the Feelux Bonds. The debt discount was fully amortized prior to the year ended December 31, 2021 (see Note 5).

See Note 5 for discussion related to bonds which have passed their maturity dates.

Car-Tcellkor Loan

On May 18, 2019, the Company borrowed $0.8 million from its parent at the time of the loan, Car- Tcellkor (the “Car-Tcellkor Loan”). The Car-Tcellkor Loan does not bear interest and was due on March 18, 2020. In November 2022, the maturity date was extended to May 18, 2023. As of March 31, 2025 and December 31, 2024, the Car-Tcellkor Loan of $0.8 million is recorded in short-term debt, related parties in the unaudited condensed balance sheets (see Note 5).

See Note 5 for discussion related to notes which have passed their maturity dates.

Valetudo Loans

On December 1, 2022, the Company borrowed $0.7 million from Valetudo Therapeutics LLC (“Valetudo”), a related party of the Company due to having common executives, in conjunction with the repayment of $0.7 million of membership interest from a member (see Note 6) (the “Valetudo Loan”). The Valetudo Loan bears no interest and was due on June 1, 2023.

In June 2023, the Company borrowed an additional $0.3 million and $0.2 million (the “Valetudo June 2023 Loans”). The Valetudo June 2023 Loans bear no interest and were due in December 2023.

In July 2023, the Company borrowed an additional $0.3 million (the “Valetudo July 2023 Loan”). The Valetudo July 2023 Loan bears interest at 6% per annum and was due on January 9, 2024.

In August 2023, the Company borrowed an additional $0.3 million and $0.2 million (the “Valetudo August 2023 Loans”). The Valetudo August 2023 Loans each bear interest at 6% interest per annum and were due on January 31, 2024 and February 2, 2024, respectively.

In November 2023, the Company borrowed an additional $0.2 million (the “Valetudo November 2023 Loan”). The Valetudo November 2023 Loan bears interest at 6% per annum and was due on January 26, 2024.

In January 2024, the Company borrowed an additional $0.6 million and $0.2 million (the “Valetudo January 2024 Loans”). The Valetudo January 2024 Loans each bear interest at 6% per annum and were due on February 28, 2024.

As of March 31, 2025 and 2024, the loans from Valetudo of $2.8 million are recorded in short-term debt, related parties in the unaudited condensed balance sheets (see Note 5). As of March 31, 2025 and December 31, 2024, the related accrued interest of the loans from Valetudo was $0.1 million, respectively, and is included in accrued interest, related parties in the unaudited condensed balance sheets. For the three months ended March 31, 2025 and 2024, interest expense related to the Valetudo loans was less than $0.1 million, respectively.

See Note 5 for discussion related to notes which have passed their maturity dates.

Ewon Loans

On December 12, 2022, the Company borrowed $5.0 million from Ewon Comfortech Co., Ltd. (“Ewon”), a member and related party of the Company (the “Ewon Loan”). The Ewon Loan bears interest at 2% per annum and was due on December 12, 2023, which may be extended one year upon mutual agreement of the parties, or upon failure to close the Iris Business Combination. The Ewon Loan has an option to purchase $5.0 million of preferred membership interest in the Company for repayment at the closing of the Iris Business Combination. In February 2023, the Company repaid $1.0 million of the short-term loan. In March 2023, the Company repaid an additional $2.0 million of the loan.

On September 10, 2023, the Company entered into a loan agreement to borrow $0.2 million from Ewon (“Ewon September 2023 Loan”). The Ewon September 2023 Loan bears interest of 2% per annum and was due on September 9, 2024, which may be extended one year upon mutual agreement of the parties, or upon failure to close the Iris Business Combination. The Ewon September 2023 Loan has the option to purchase $0.2 million of preferred membership interest in the Company for repayment at the closing of the Iris Business Combination.

On December 19, 2023, the Company and Ewon entered into an additional loan agreement and the Company borrowed $1.0 million (the “Ewon December 2023 Loan”). The Ewon December 2023 Loan bears no interest.

As of March 31, 2025 and December 31, 2024, the balance of $3.2 million of the Ewon loans is recorded in short-term debt, related parties in the unaudited condensed balance sheets (see Note 5). As of March 31, 2025 and December 31, 2024, the related accrued interest of the loans from Ewon was $0.1 million, respectively, and is included in accrued interest, related parties in the unaudited condensed balance sheets. For the three months ended March 31, 2025 and 2024, interest expense related to the Ewon loans was approximately $0.1 million, respectively.

See Note 5 for discussion related to notes which have passed their maturity dates.

Prophase Loans

On September 7, 2023, the Company entered into a short-term loan agreement with Prophase Sciences LLC (“Prophase”), a related party of the Company (the “Prophase Loan”). The loan stipulates that $0.1 million would be loaned immediately, and an additional $0.2 million would be loaned within a month from the date of the loan agreement. The Prophase Loan bears no interest and is payable by the first anniversary of the month of the loan agreement. The Company repaid the $0.1 million on September 12, 2023.

On December 11, 2023, the Company borrowed an additional $0.2 million from Prophase. The loan bears no interest and was due on or before December 21, 2024 or upon failure to close the Iris Business Combination. The Company repaid the $0.2 million on December 21, 2023.

On February 26, 2024, the Company borrowed an additional $0.2 million from Prophase (the “Prophase February 2024 Loan”). The loan bears 6% interest per annum and was due on June 1, 2024, which may be extended to the second anniversary upon mutual agreement of the parties.

On March 6, 2024, the Company borrowed an additional $0.3 million from Prophase (the “Prophase March 2024 Loan”). The loan bears 6% interest per annum and was due on June 1, 2024, which may be extended to the second anniversary upon mutual agreement of the parties.

On April 1, 2024, the Company borrowed an additional $0.3 million from Prophase (the “Prophase April 2024 Loan”). The loan bears 6% interest per annum and was due on June 1, 2024, which may be extended to the second anniversary upon mutual agreement of the parties.

In May 2024, the Company borrowed an additional $0.8 million from Prophase (the “Prophase May 2024 Loans”). The loans bear 6% interest per annum. Of the aggregate $0.8 million Prophase May 2024 Loans, $0.3 million was due on June 1, 2024 and $0.5 million was due on July 1, 2024, all of which may be extended to the second anniversary upon mutual agreement of the parties.

In July 2024, the Company borrowed an additional $83,000 from Prophase (the “Prophase July 2024 Loans”). The loans bear 6% interest per annum. Of the aggregate $83,000 Prophase July 2024 Loans, $30,000 was due on September 14, 2024, $3,000 was due on September 24, 2024 and $50,000 was due on September 29, 2024, all of which may be extended to the second anniversary upon mutual agreement of the parties.

In August 2024, the Company borrowed an additional $50,000 from Prophase (the “Prophase August 2024 Loans”). The loans bear 6% interest per annum. Of the aggregate $50,000 Prophase August 2024 Loans, $30,000 was due on October 12, 2024 and $20,000 was due on October 13, 2024, all of which may be extended to the second anniversary upon mutual agreement of the parties.

In February of 2025, the Company borrowed an additional $0.2 million from Prophase (the “Prophase February 2025 Loan”). The Prophase February 2025 Loan bears interest at 6% per annum and is due on April 11, 2025, which may be extended upon mutual agreement of the parties.

In March of 2025, the Company borrowed $0.2 million from Prophase (the “Prophase March 2025 Loan”). The Prophase March 2025 Loan bears interest at 6% per annum and is due on June 6, 2025, which may be extended upon mutual agreement of the parties.

As of March 31, 2025 and December 31, 2024, the balance of the Prophase loans is $2.0 million and $1.6 million, respectively. As of March 31, 2025 and December 31, 2024, the related accrued interest of the loans from Prophase was $0.1 million, respectively, and is included in accrued interest, related parties in the unaudited condensed balance sheets. For the three months ended March 31, 2025 and 2024, interest expense related to the Prophase Loans was less than $0.1 million, respectively.

See Note 5 for discussion related to notes which have passed their maturity dates.

Hana Loans

On August 1, 2024, the Company borrowed $0.9 million from Hana Immunotherapeutics, LLC (“Hana”), a related party of the Company due to having common executives (the “Hana Loans”). The Hana Loans bear interest at 6% per annum and were due on September 30, 2024 and October 26, 2024, which may be extended upon mutual agreement of the parties.

As of March 31, 2025 and December 31, 2024, the balance of the Hana Loans is $0.9 million, respectively. As of March 31, 2025 and December 31, 2024, the related accrued interest of the loans from Hana was less than $0.1 million, respectively, and is included in accrued interest, related parties in the unaudited condensed balance sheets. For the three months ended March 31, 2025 and 2024, interest expense related to the Hana Loans was less than $0.1 million and $0, respectively.

See Note 5 for discussion related to notes which have passed their maturity dates.

Amantes Loans

On November 1, 2024, the Company borrowed $0.4 million from Amantes LLC (“Amantes”), a related party of the Company due to having common executives, pursuant to a loan agreement between the Company and Amantes (the “Amantes Loan”). On November 27, 2024, the Company borrowed an additional $0.3 million from Amantes (the “Additional Amantes Loan”) (together with the Amantes Loan, the “Amantes November 2024 Loans”). The Amantes November 2024 Loans bear interest at 6% per annum and are due on January 1, 2025.

On January 2, 2025 and January 23, 2025, the Company borrowed a total of $0.3 million from Amantes, pursuant to loan agreements between the Company and Amantes (the “Amantes January 2025 Loans”). The Amantes January 2025 Loans bear interest at 6% per annum and are due on March 1, 2025 and March 22, 2025, respectively, which may be extended upon mutual agreement of the parties.

As of March 31, 2025 and December 31, 2024, the balance of the Amantes Loans is $1.0 million and $0.7 million, respectively. As of March 31, 2025 and December 31, 2024, the related accrued interest of the loans from Amantes was less than $0.1 million, respectively, and is included in accrued interest, related parties in the unaudited condensed balance sheets. For the three months ended March 31, 2025 and 2024, interest expense related to the Amantes Loans was less than $0.1 million and $0, respectively.

See Note 5 for discussion related to notes which have passed their maturity dates.

Due to Related Party

As of March 31, 2025 and December 31, 2024, the Company has $0.2 million due to the CEO of the Company for compensation under his employment agreement.

Viral Gene

As of March 31, 2025 and December 31, 2024, the Company has $0.1 million due from Viral Gene included in due from related party in the unaudited condensed balance sheets for a loan to Viral Gene and expenses paid on behalf of Viral Gene. The Company’s CEO is also the CEO of Viral Gene. The loan does not bear any interest.

Note 5. Debt

The Company has the following debt outstanding as of March 31, 2025 and December 31, 2024 (in thousands):

		March 31, 2025	December 31, 2024
Feelux Bonds	Short-term debt, net, related parties	$10,000	$10,000
Car-Tcellkor Loan	Short-term debt, net, related parties	800	800
Ewon Loan	Short-term debt, net, related parties	2,000	2,000
Valetudo Loan	Short-term debt, net, related parties	700	700
Valetudo June 2023 Loans	Short-term debt, net, related parties	500	500
Valetudo July 2023 Loan	Short-term debt, net, related parties	250	250
Valetudo August 2023 Loans	Short-term debt, net, related parties	400	400
Ewon September 2023 Loan	Short-term debt, net, related parties	200	200
Valetudo November 2023 Loan	Short-term debt, net, related parties	200	200
Ewon December 2023 Loan	Short-term debt, net, related parties	1,000	1,000
Valetudo January 2024 Loans	Short-term debt, net, related parties	750	750
Prophase February 2024 Loan	Short-term debt, net, related parties	200	200
Prophase March 2024 Loan	Short-term debt, net, related parties	250	250
Prophase April 2024 Loan	Short-term debt, net, related parties	250	250
Prophase May 2024 Loans	Short-term debt, net, related parties	790	790
Prophase July 2024 Loans	Short-term debt, net, related parties	83	83
Prophase August 2024 Loans	Short-term debt, net, related parties	50	50
Hana August 2024 Loans	Short-term debt, net, related parties	850	850
Amantes November 2024 Loans	Short-term debt, net, related parties	700	700
Amantes January 2025 Loans	Short-term debt, net, related parties	300	—
Prophase February 2025 Loan	Short-term debt, net, related parties	206	—
Prophase March 2025 Loan	Short-term debt, net, related parties	207	—

Short-term debt, related parties		$20,686	$19,973

As of March 31, 2025 and December 31, 2024, the Company’s outstanding debt agreements are all classified as current as all are past due with the exception of the Prophase February 2025 Loan and the Prophase March 2025 Loan, which are due within one year and are classified as current in the accompanying unaudited condensed balance sheets. All of the loans are with related parties (see Note 4).

As the Company’s loans are with related parties, the Company and its related parties have mutually agreed to defer repayment until a time that is mutually agreed upon between the Company and its related parties.

Note 6. Members’ Deficit

On May 20, 2018, the Company issued 10,000,000 Class A member units for $0.1 million to its Initial Member. On June 11, 2018, in connection with the Initial Member unit issuance, the Company granted equity-classified options to purchase 16,666,666 member units for $0.01 per unit to the Initial Member, which were exercised in April 2021 for $0.2 million in a non-cash transaction using the amounts in due to related parties.

In May 2022, the Company issued 8,400,000 new Class A member units for $4.2 million, or $0.50 per unit. In December 2022, in conjunction with the Valetudo loans (see Note 4), the Company repurchased 1,400,000 of the Class A member units for $0.7 million, or $0.50 per unit.

In December 2022, the Company received license rights from Metavagen in exchange for 40,000,000 Class A membership units in the Company. The Metavagen License transaction was consummated as the Company has the right to use the license. In March 2023, the Company terminated the 40,000,000 of Class A membership units and the license rights with Metavagen.

In March 2023, the Company exchanged 78,555,554 of the Company’s Class A member units pursuant to a license and development agreement with Valetudo, a related party under common control of the Company.

Member Units Rights

In May 2021, the Company revised its operating agreement to establish the rights of Class A and Class B member units. Prior to May 2021, the Company had one member, holding Class A member units, and no Class B member units.

Revenue and Expense Sharing

The Class B member units are allocated 51% of the annual revenue and expenses. The remaining 49% of the annual revenue and expenses will be allocated on a pro rata basis to the remaining members.

Voting

The Class B member units are allocated 51% of the votes which shall be cast as determined by the majority of the Class B member units. The remaining 49% of the votes will be allocated on a pro rata basis to the remaining member units.

Liquidation

Upon sale, merger or dissolution, the Class B member units are allocated 51% of the liquidation value of the Company. The remaining 49% of the liquidation of the Company will be allocated on a pro rata basis to the remaining members.

Note 7. Loan Receivable

On October 4, 2023, the Company entered into an unsecured promissory note to lend up to an aggregate principal amount up to $1.5 million to Iris (the “Note”). The Note is payable following the earlier of (i) closing of the Business Combination, as defined in the Business Combination Agreement dated November 30, 2022, or (ii) thirty (30) days following the termination of the Business Combination Agreement; provided, however, in the event Iris commences liquidation proceedings, this Note shall be cancelled and all amounts due, including all principal and accrued interest, shall be forgiven. Interest on the Note compounds annually and accrues on each unpaid advance made under the Note at a rate of 5% per annum.

On February 28, 2024, the Company amended the Note (the “Amended Note”), increasing the aggregate principal amount up to $2.5 million.

On August 2, 2024, the Amended Note was further amended to increase the aggregate principal amount up to $3.5 million (the “Second Amended Note”).

On November 27, 2024, the Second Amended Note was further amended to increase the aggregate principal amount up to $5.0 million (the “Third Amended Note”).

As of March 31, 2025 and December 31, 2024, the outstanding balance of the Third Amended Note was $4.2 million and $3.7 million, respectively. For the three months ended March 31, 2025 and 2024, the Company recorded interest income of $0.1 million and less than $0.1 million, respectively, related to the Note, as amended.

Note 8. Commitments and Contingencies

The Company is not a party to any material legal proceedings and is not aware of any material pending or threatened claims. From time to time, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business activities.

See Note 7 for discussion on funding commitments on the Third Amended Note.

Note 9. Subsequent Events

The Company has completed an evaluation of all subsequent events through May 30, 2025 , the date the unaudited condensed financial statements were issued, to ensure that these unaudited condensed financial statements include appropriate disclosure of events both recognized in the unaudited condensed financial statements and events which occurred but were not recognized in the unaudited condensed financial statements.

In April 2025, the Company borrowed a total of $3.6 million from Prophase, a related party of the Company due to having common executives, pursuant to loan agreements between the Company and Prophase (the “Prophase April 2025 Loans”). The Prophase 2025 Loans bear interest at 6% per annum and are due in May 2025. Given that Prophase is a related party, the Company and Prophase have mutually agreed to defer repayment of the past due loans until a time that is mutually agreed upon by both parties.

Additionally, in April 2025, the Company funded additional advances under the Third Amended Note, of $0.2 million.

Pursuant to the Business Combination Agreement, on April 30, 2025, the Mergers were completed (see Note 1). In connection with the completion of the Mergers, the Amended Note issued to Iris (see Note 7) was netted as Iris and Liminatus are now one consolidated entity.

Subsequent to the Business Combination, $3.4 million of the Prophase April 2025 Loans were converted into funds of the private investment into the combined company.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors, Stockholders, and Members of

Liminatus Pharma, LLC:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Liminatus Pharma, LLC (the “Company”) as of December 31, 2024 and 2023, the related statements of operations, changes in members’ deficit, and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has had recurring losses and negative operating cash flows since inception, an accumulated deficit as of December 31, 2024, and insufficient cash and cash equivalents as of December 31, 2024, to fund operations for twelve months from the date of this report. All of these matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2022.

Whippany, New Jersey

May 6, 2025

LIMINATUS PHARMA, LLC

BALANCE SHEETS

(in thousands)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash	$56	$434
Loan receivable	3,669	819
Due from related party, current	—	126
Deferred transaction costs	1,401	840
Prepaid and other current assets	156	22
Total current assets	5,282	2,241

Non-current assets:
Due from related party, non-current	126	—
Property and equipment, net	1	1
Total non-current assets	127	1

TOTAL ASSETS	$5,409	$2,242

LIABILITIES AND MEMBERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$1,484	$933
Accrued interest, related parties	955	616
Due to research and development partner	1,782	242
Due to related parties	195	195
Accrued maintenance fee	360	—
Short-term debt, related parties	19,973	16,050
Total liabilities	24,749	18,036

COMMITMENTS AND CONTINGENCIES (Note 8)

Members’ deficit:
Class A Member Units	4,547	4,547
Class B Member Units	167	167
Additional paid-in capital	4,611	4,611
Accumulated deficit	(28,665)	(25,119)
Total members’ deficit	(19,340)	(15,794)
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$5,409	$2,242

The accompanying notes are an integral part of these financial statements.

LIMINATUS PHARMA, LLC

STATEMENTS OF OPERATIONS

(in thousands, except member unit and per member unit data)

	For the year ended December 31,
	2024	2023
Operating expenses:
General and administrative	$645	$1,062
Research and development	2,685	3,757
Total operating expenses	3,330	4,819
Loss from operations	(3,330)	(4,819)
Other income (expense):
Interest expense, related parties	(339)	(175)
Interest income	123	10
Total other income (expense), net	(216)	(165)
Net loss	$(3,546)	$(4,984)

Net loss per Class A member unit, basic and diluted	$(0.02)	$(0.03)
Net loss per Class B member unit, basic and diluted	$(0.11)	$(0.15)
Weighted average Class A member units outstanding, basic and diluted	95,555,554	85,825,570
Weighted average Class B member units outstanding, basic and diluted	16,666,666	16,666,666

The accompanying notes are an integral part of these financial statements.

LIMINATUS PHARMA, LLC

STATEMENTS OF CHANGES IN MEMBERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

(in thousands, except member unit data)

	For the years ended December 31, 2024 and 2023
	Class A Member Units		Class B Members Units		Additional Paid-in	Accumulated	Total Members’
	Units	Amount	Units	Amount	Capital	Deficit	Deficit
Balance at December 31, 2022	57,000,000	$4,000	16,666,666	$167	$5,158	$(20,135)	$(10,810)
Cancellation of member units related to Metavagen license termination	(40,000,000)	(239)	—	—	239	—	—
Issuance of Class A member units in exchange for CD‑47 License Agreement	78,555,554	786	—	—	(786)	—	—
Net loss	—	—	—	—	—	(4,984)	(4,984)
Balance at December 31, 2023	95,555,554	$4,547	16,666,666	$167	$4,611	$(25,119)	$(15,794)
Net loss	—	—	—	—	—	(3,546)	(3,546)
Balance at December 31, 2024	95,555,554	$4,547	16,666,666	$167	$4,611	$(28,665)	$(19,340)

The accompanying notes are an integral part of these financial statements.

LIMINATUS PHARMA, LLC

STATEMENTS OF CASH FLOWS

(in thousands)

	For the year ended December 31,
	2024	2023
Cash Flows from Operating Activities:
Net loss	$(3,546)	$(4,984)
Changes in operating assets and liabilities:
Advances for research and development	—	1,684
Due from related party, current	—	(26)
Deferred transaction costs	—	(840)
Prepaid and other current assets	(134)	(12)
Accounts payable and accrued expenses	(10)	425
Accrued maintenance fee	360	—
Accrued interest, related parties	339	175
Due to research and development partner	1,540	242
Due to related parties, current	—	(9)
Net cash used in operating activities	(1,451)	(3,345)
Cash Flows from Investing Activities:
Loans to IRIS Acquisition Corp	(2,850)	(819)
Net cash used in investing activities	(2,850)	(819)
Cash Flows from Financing Activities:
Proceeds from issuance of short-term debt, related party	3,923	3,406
Repayment of short-term debt, related party	—	(3,856)
Net cash provided by (used in) financing activities	3,923	(450)

Net change in cash	(378)	(4,614)
Cash, beginning of the year	434	5,048
Cash, end of the year	$56	$434

Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

Supplemental disclosure of non-cash financing and investing activities:
Deferred transaction costs in accounts payable	$561	$—
Cancellation of member units related to Metavagen license termination	$—	$239
Issuance of Class A member units in exchange for CD‑47 License Agreement	$—	$786

The accompanying notes are an integral part of these financial statements.

LIMINATUS PHARMA, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

Note 1. Organization and Description of Business Operations

Liminatus Pharma, LLC (“Liminatus” or the “Company”) was formed by issuing member units to Consonatus, Inc. (the “Initial Member”), which is controlled by Chris Kim, the Chief Executive Officer (“CEO”) of the Company, on April 12, 2018 under the laws of Delaware. Liminatus is a pre-clinical stage, single-asset biopharmaceutical company. Liminatus is developing novel cancer therapies that exploit the body’s immune system. The Company’s clinical candidate is a humanized anti CD47 monoclonal antibody. The next generation CD47 checkpoint inhibitor’s (code name: IBA101) initial indication is expected to be patients with advanced solid cancers including non-small cell lung cancer.

The Company is subject to the uncertainty of whether the Company’s intellectual property will develop into successful commercial products.

Going Concern, Liquidity and Capital Resources

The Company has incurred operating losses since inception and expects to continue to incur significant operating losses for the foreseeable future and may never become profitable. The Company has an accumulated deficit of $28.7 million as of December 31, 2024 and a loss from operations of $3.3 million and a net loss of $3.5 million for the year ended December 31, 2024. To date, the Company has been funded by issuing Class A and Class B member units and debt financing. As of December 31, 2024, the Company has approximately $56,000 of cash.

The Company evaluated whether there are any conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern over the next twelve months after the financial statements are issued. The Company’s cash requirements include, but are not limited to, research and development costs, license fees and working capital requirements. Due to these cash requirements, the Company does not believe that it will have sufficient cash to fund operations for one year after the date that the accompanying financial statements are issued.

The Company intends to raise additional cash through equity financings, debt financings or other arrangements to fund operations; however, there can be no assurance that the Company will be able to raise adequate capital under acceptable terms, if at all. The sale of additional equity may dilute existing members and newly issued member units may contain senior rights and preferences compared to currently outstanding ordinary shares. Issued debt securities may contain covenants and limit the Company’s ability to pay dividends or make other distributions to members. If the Company is unable to obtain such additional financing, future operations would need to be reevaluated.

The Company has concluded that there is substantial doubt about its ability to continue as a going concern within one year after the date that the accompanying financial statements are issued. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Proposed Business Combination

On November 30, 2022, the Company entered into a business combination agreement (the “Business Combination Agreement”) with Iris Acquisition Corp. (“Iris”), a Cayman Islands publicly traded special purpose acquisition company, whereby all of the Company’s member units would be exchanged by Iris for 25,000,000 ordinary shares of Iris with an aggregate equity value of $250 million (the “Iris Business Combination”). On June 1, 2023, the Company entered into an amendment to extend the outside date (date at which both parties are able to terminate without penalty) to September 30, 2023. On August 14, 2023, the Company entered into a second amendment to extend the outside date to March 9, 2024. On March 9, 2024, the Company entered into a third amendment to the Business Combination Agreement extending the outside date to July 31, 2024. On July 19, 2024, the Company entered into a fourth amendment to the Business Combination Agreement extending the outside date to September 3, 2024. On August 16, 2024, the Company entered into a fifth amendment to the Business Combination Agreement extending the outside date to December 31, 2024. On October 23, 2024, the Company entered into a sixth amendment to the Business Combination Agreement to, among other things, reduce the enterprise value associated with the Company to $175 million. The Iris Business Combination would result in gross proceeds to the

Company of at least $15 million from equity subscriptions unrelated to the Iris Business Combination if the Iris Business Combination is completed in accordance with the current terms of the agreement. On December 26, 2024, the Company entered into a seventh amendment to the Business Combination Agreement extending the outside date to June 30, 2025.

Pursuant to the Business Combination Agreement, on April 30, 2025, in sequential order: (a) Liminatus Pharma Merger Sub, Inc., a Delaware corporation (“Liminatus Merger Sub”) merged with and into Liminatus, with Liminatus continuing as the surviving company and a wholly owned subsidiary of Iris Parent Holding Corp., a Delaware corporation (“ParentCo”) (referred to herein as the “Liminatus Merger”) and (b) simultaneously with the Liminatus Merger, SPAC Merger Sub, Inc., a Delaware corporation (“SPAC Merger Sub”) merged with and into Iris (referred to herein as the “SPAC Merger,” together with the Liminatus Merger (the “Mergers”)), with Iris surviving the SPAC Merger as a direct wholly-owned subsidiary of ParentCo.

Note 2. Significant Accounting Policies

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and pursuant to the rules and regulations of the SEC.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results may differ materially and adversely from these estimates.

Risks and Uncertainties

The Company is subject to risks common to early-stage companies in the biotechnology industry, including, but not limited to, development by the Company or its competitors of technological innovations, risks of failure of clinical studies, dependence on key personnel, protection of proprietary technology, compliance with government regulations, and ability to transition from preclinical manufacturing to commercial production of products.

The Company’s future product candidates will require approvals from the U.S. Food and Drug Administration and comparable foreign regulatory agencies prior to commercial sales in their respective jurisdictions. There can be no assurance that any product candidates will receive the necessary approvals. If the Company is denied approval, approval is delayed or the Company is unable to maintain approval for any product candidate, it could have a material adverse impact on the Company.

Segments

The Company’s chief operating decision maker (“CODM”), the Chief Executive Officer, manages the Company’s business activities as a single operating and reportable segment. Accordingly, the Company’s CODM uses net income/loss to measure the Company’s single segment’s performance and allocate resources. Further, the CODM reviews and utilizes functional expenses (general and administrative and research and development) to manage the Company’s operations. The Company’s general and administrative expenses for each of the years ended December 31, 2024 and 2023 included approximately $0.2 million of compensation expense related to the compensation agreement the Company has executed with its Chief Executive Officer. The remaining general and administrative expenses related to legal and accounting-related expenses for contractors. The Company’s research and development expenses did not include any compensation-related expenses. Other segment items included in net loss are interest expense, related parties and interest income which are reflected in the Company’s statements of operations.

Cash

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which can exceed government insured limits.

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. The Company does not have any cash equivalents as of December 31, 2024 and 2023.

Deferred Transaction Costs

Costs incurred in connection with preparation for the proposed business combination are deferred on the balance sheets as of December 31, 2024 and 2023.

Loan Receivable

The Company accounts for its loan receivable at amortized cost, net of expected credit losses. The Company provides reserves against its loan receivable balance for estimated credit losses, if any, that may result from a counterparties inability to pay based on the composition of the loan receivable, current economic conditions and, historical credit loss activity and future expected conditions and market trends (such as general economic conditions, other macroeconomic and microeconomic events, etc.). Changes in circumstances relating to these factors may result in the need to increase or decrease the allowance for credit losses in the future. Amounts deemed uncollectible are charged or written-off against the reserve. As of December 31, 2024 and 2023, no expected credit losses were recorded related to the loan receivable.

Fair Value of Financial Instruments

The Company’s financial assets and liabilities are accounted for in accordance with FASB ASC 820, Fair Value Measurements and Disclosures, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

The fair value hierarchy requires an entity to maximize the use of observable inputs when measuring fair value and classifies those inputs into three levels:

Level 1 — Observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 — Inputs other than Level 1 inputs that are either directly or indirectly observable, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the instrument’s anticipated life.

Level 3 — Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

To the extent the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgement. Accordingly, the degree of judgement exercised by management in determining fair value is greatest for instruments categorized as Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The carrying values reported in the Company’s balance sheets for loan receivable, amounts due to research and development partner, due from related party, accounts payable and accrued expenses, short-term debt, accrued interest, related parties and due to related parties are reasonable estimates of their fair values due to the short-term nature of these items.

Research and Development Expenses

Research and development expenses consist of costs incurred by Targeted Diagnostics & Therapeutics, Inc. (“TDT”) who was performing the research and development activities for the Company in accordance with the license agreements with TDT and the annual fee paid to TDT and are recorded as research and development expenses as incurred (see Note 3).

Income Taxes

The Company is taxed as a partnership for United States income tax purposes for the years ended December 31, 2024 and 2023, thus the income or loss of the Company flows to the members. As a partnership for income tax purposes, the Company is not subject to tax and any tax liability is the responsibility of the members of the Company. Accordingly, no provision for federal and state income taxes is included in the financial statements for the years ended December 31, 2024 and 2023.

Comprehensive Loss

Comprehensive loss is equal to net loss as presented in the statements of operations for the year ended December 31, 2024 and 2023.

Net Loss per Member Unit

The Company calculates basic and diluted net loss per member unit in accordance with the two-class method required for participating securities. The Company has two classes of member units, which are referred to as Class A member units and Class B member units. Class B member units are allocated 51% of earnings and losses, and Class A member units are allocated 49% of earnings and losses. The two-class method requires net loss for the period to be allocated between the member units.

Basic net loss per member unit is computed by dividing net loss by the weighted-average number of member units outstanding during the period. Diluted net loss per member unit excludes the potential impact of the Company’s warrants and options because their effect would be anti-dilutive due to the Company’s net loss for the periods presented.

The following table presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per member unit for each class of member units (in thousands, except member unit and per member unit information):

	For the year ended December 31,
	2024		2023
	Class A	Class B	Class A	Class B
Basic and diluted net loss per member unit:
Numerator:
Net loss	$(1,738)	$(1,808)	$(2,442)	$(2,542)
Denominator:
Basic and diluted weighted average units outstanding	95,555,554	16,666,666	85,825,570	16,666,666
Basic and diluted net loss per member unit	$(0.02)	$(0.11)	$(0.03)	$(0.15)

Recently Adopted Accounting Pronouncements

In September 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments — Credit Losses, which was subsequently amended by ASU No. 2018-19, ASU No. 2019-04, ASU No. 2019-05, ASU 2019-10, ASU No. 2019-11, ASU No. 2020-03, and ASU No. 2022-02. These ASUs have provided for various minor technical corrections and improvements to the codification as well as other transition matters. The standard requires the measurement of expected credit losses for financial instruments carried at amortized cost held at the reporting date based on historical experience, current conditions and reasonable forecasts. The updated guidance also amends the current other-than-temporary impairment model for available-for-sale debt securities by requiring the recognition of impairments relating to credit losses through an allowance account and limits the amount of credit loss to the difference between a security’s amortized cost basis and its fair value. The main objective of this ASU is to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. The Company adopted this standard on January 1, 2023, with no impact on its financial statements and related disclosures.

In November 2023, the FASB issued Accounting Standards Update 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. The Company adopted this standard effective January 1, 2024 using a retrospective method. For further information, refer to the Segments section in Note 2 Significant Accounting Policies.

Recently Issued Accounting Pronouncements – Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The standard requires entities to disclose additional categories about federal, state and foreign income taxes in the effective tax rate reconciliation as well as provide annual income taxes paid disaggregated by federal, state and foreign taxes. The standard is effective for annual periods beginning after December 15, 2024. Early adoption is permitted. The Company is evaluating the impact of adopting this standard on its financial statements and related disclosures.

Management does not believe that any additional recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3. License Agreements

Metavagen License

In December 2022, the Company entered into a Subscription Agreement In Kind with Metavagen LLC (“Metavagen”) (the “Metavagen License”), owned by Chris Kim, the CEO of Liminatus, whereby the Company received the license rights initially granted from InnoBation Bio Co., Ltd., a Korean company (“InnoBation”), to Metavagen to develop, market and sell YN1203, InnoBation Bio CAR NK biomarkers, including devices, compounds and products used to detect analyte in body or tissue in exchange for 40,000,000 member units of Class A membership interest in the Company. The Metavagen License transaction is consummated as the Company has the right to use the license, but the license was not transferred. The Company and Metavagen are entities under common control, thus the license was recorded at Metavagen’s cost basis of zero. In March 2023, the Company terminated the 40,000,000 of Class A membership units and the license rights with Metavagen.

CAR-T Products License

In June 2018, the Company entered into a license and development agreement with TDT (the “CAR-T License”), whereby the Company received an exclusive license to develop and commercialize chimeric antigen receptor (“CAR-T”) products and a non-exclusive license to develop and commercialize companion diagnostics used to monitor treatment with a CAR-T product (the “CAR-T Diagnostics”). Under the CAR-T License, the Company made an upfront payment recorded as research and development expenses in the year ended December 31, 2018 and funded all of the development costs for the CAR-T products and the CAR-T Diagnostics which began with an upfront payment made during the year ended December 31, 2018 of $5.0 million, recorded as advances for research and development in the balance sheets. The Company amortizes the advances to research and development expenses in the statements of operations as costs are incurred by TDT, based on annual budgets approved jointly by Liminatus and TDT. As of December 31, 2024 and 2023, all of the amounts funded have been utilized. The Company was also obligated to pay a $0.5 million annual maintenance fee for the license which is included in research and development expenses in the statements of operations. Unpaid annual maintenance fees become short-term debt that bears interest of 1.5% per month on a compounded basis.

Prior to the completion of the Phase I and Phase II clinical trials for the CAR-T product, the Company was obligated to advance the funding for the Phase II and Phase III clinical trials, respectively, estimated at $20.0 million for each phase.

In addition to the funding for the CAR-T development, the Company was obligated to make four developmental and regulatory milestone payments for the first CAR-T product that was developed aggregating up to $15.0 million. After the first four developmental and regulatory milestone payments were made, the Company was obligated to pay four developmental and regulatory milestones aggregating up to $7.5 million for each additional CAR-T product that was developed. For further information regarding the CAR-T product and the related termination, see below.

In further consideration of the license, the Company also agreed to pay a low double digit royalty rate (10% – 15%) based on annual net sales of CAR-T products or CAR-T Diagnostics on a country-by-country basis for the period from the first commercial sale of the CAR-T product or CAR-T Diagnostic until the CAR-T product or CAR-T Diagnostic’s patent expires in an individual country. Once the CAR-T product or CAR-T Diagnostic’s patent expires in an individual country, the Company agreed to pay a mid-single digit royalty rate (5% – 9%) based on annual net sales of CAR-T products and CAR-T Diagnostics on a country- by-country basis. Royalties were payable on a country-by-country basis for a period of ten years from the first commercial sale of the CAR-T product or CAR-T Diagnostic.

As of December 31, 2024 and 2023, the Company did not owe any developmental or regulatory milestone payments or royalty payments under the CAR-T License.

On August 11, 2024, the Company received notice from TDT, exercising its right to terminate the license and development agreement. See Termination of CAR-T Products and Vaccine Products Licenses from TDT for further detail.

Vaccine Products License

On April 10, 2020, the Company was assigned a license and development agreement with TDT (the “Vaccine License”), whereby the Company received an exclusive license to develop and commercialize vaccine products (the “Vaccine Products”) and a non-exclusive license to develop and commercialize companion diagnostics used to monitor treatment with a Vaccine Product (the “Vaccine Diagnostics”). Under the Vaccine License, the Company was responsible for all of the development costs for the Vaccine Products after the upfront payment of $4.0 million, which was paid by Viral Gene, of which Chris Kim is also the CEO, to TDT. The Company was also obligated to pay a $0.4 million annual maintenance fee for the license which is included in research and development expenses in the statements of operations. Unpaid annual maintenance fees will become short-term debt that bears interest of 1.5% per month on a compounded basis.

The Company amortizes the amounts due to research and development partner in the balance sheets to research and development expenses in the statements of operations as costs are incurred by TDT, based on annual budgets approved jointly by Liminatus and TDT.

In addition to the funding for the Vaccine Products development, the Company was obligated to make four developmental and regulatory milestone payments for the first Vaccine Product that was developed aggregating up to $12.0 million. After the first four developmental and regulatory milestone payments are made, the Company was obligated to pay four developmental and regulatory milestones aggregating up to $6.0 million for each additional Vaccine Product that is developed. As of December 31, 2024 and 2023, all the amounts funded have been utilized.

In further consideration of the license, the Company also agreed pay a low double digit royalty rate (10% – 15%) based on annual net sales of Vaccine Products or Vaccine Diagnostics on a country-by-country basis for the period from the first commercial sale of the Vaccine Product or Vaccine Diagnostic until the Vaccine Product or Vaccine Diagnostic’s patent expires in an individual country. Once the Vaccine Product or Vaccine Diagnostic’s patent expires in an individual country, the Company agreed to pay a mid-single digit royalty rate (5% – 9%) based on annual net sales of Vaccine Products and Vaccine Diagnostics on a country- by-country basis. Royalties were payable on a country-by-country basis for a period of ten years from the first commercial sale of the Vaccine Product or Vaccine Diagnostic.

As of December 31, 2024 and 2023, the Company did not owe any developmental or regulatory milestone payments or royalty payments under the Vaccine License.

On August 11, 2024, the Company received notice from TDT, exercising its right to terminate the license and development agreement. See Termination of CAR-T Products and Vaccine Products Licenses from TDT for further detail.

Termination of CAR-T Products and Vaccine Products Licenses from TDT

As of December 31, 2024 and 2023, the Company owes $2.2 million and $0.2 million, respectively, to TDT for research and development for the aggregate CAR-T Products and Vaccine Licenses, which is included in the due to research and development partner on the balance sheets, and accrued maintenance fees on the balance sheets.

On August 11, 2024, the Company received notice from TDT, exercising its right to terminate the license and development agreement, dated June 10, 2018, by and between TDT and Liminatus. As of August 2024, the CAR-T License and Vaccine License have been terminated.

As of December 31, 2024, the Company and TDT are engaged in negotiations associated with the amounts due to TDT of $2.2 million on the Company’s balance sheet. Due to the termination of the license and development agreement between the Company and TDT, the Company is not certain as to the amounts it will be required to pay to TDT, if any. As of December 31, 2024, no agreement has been reached between the parties. As such, the Company has not reversed the amounts due to TDT and will not do so until a final agreement has been executed between the two parties in accordance with ASC 450-30, Contingencies - Gain Contingencies.

CD47 License

In October 2022, the Company was assigned a license and development agreement, as amended, with InnoBation (the “CD47 License”), whereby, effective March 31, 2023, the Company received an exclusive license to develop and commercialize products for the CD47 immune checkpoint inhibitor to treat solid cancers, and companion diagnostics used to monitor treatment with CD47 products (collectively, “CD47 Products”), from Curis Biotech Holdings LLC, the parent company of Valetudo, a related party of the Company, in exchange for 78,555,554 of the Company’s Class A member units. The license was recorded at Valetudo’s cost basis of zero, and the Company recorded a $0.8 million Class A membership interest with an offset to additional paid-in capital on the balance sheets. The Company is obligated to pay all development costs for CD47 Products. The Company has not paid and does not owe any license fees, management fees, developmental or regulatory milestone payments or royalty payments under the CD47 License through the years ended December 31, 2023 and 2024.

Note 4. Related Parties Related Party Debt

Feelux Bonds

On September 15, 2018, the Company issued $10.0 million of bonds to Feelux Co., Ltd., the parent company of Car-Tcellkor, Inc. (“Car-Tcellkor”), the only holder of Class A member units (the “Feelux Bonds”). The bonds bear interest at 1% per annum, compounded annually, and were due on October 30, 2021.

In connection with the issuance of the Feelux Bonds, the Company issued 6,666,666 equity-classified warrants to purchase member units at a price of $1.50 per unit, which expired on June 30, 2023. The fair value of the warrants to purchase member units of $6.4 million was estimated using the option pricing framework on the issuance date. The Company’s assumptions included (a) its expected stock volatility of 82.0% based on the historical volatility of a publicly traded set of peer companies, (b) the contractual term of five years, (c) the risk-free interest rate of 2.9% based on the U.S. Treasury yield curve in effect at the time of grant of the award for a five-year contractual term and (d) no expected dividends.

The $10.0 million of proceeds from the Feelux Bonds were allocated to the bonds and warrants using the relative fair value method resulting in a debt discount for the relative fair value of the warrants of $4.5 million that was amortized to interest expense over the term of the Feelux Bonds using the effective interest method using an effective interest rate of 21.0%.

As of December 31, 2024 and 2023, the Feelux Bonds have a carrying amount of $10.0 million and are included in short-term debt, related parties in the balance sheets. As of December 31, 2024 and 2023, the related accrued interest of the Feelux Bonds was $0.6 million and $0.5 million, respectively, and is included in accrued interest, related parties in the balance sheets. For the years ended December 31, 2024 and 2023, the Company recorded approximately $0.1 million, respectively, of interest expense in the statements of operations for the Feelux Bonds. The debt discount was fully amortized prior to the year ended December 31, 2021 (see Note 5).

Car-Tcellkor Loan

On May 18, 2019, the Company borrowed $0.8 million from its parent at the time of the loan, Car- Tcellkor (the “Car-Tcellkor Loan”). The Car-Tcellkor Loan does not bear interest and was due on March 18, 2020. In November 2022, the maturity date was extended to May 18, 2023. As of December 31, 2024 and December 31, 2023, the Car-Tcellkor Loan of $0.8 million is recorded in short-term debt, related parties in the balance sheets (see Note 5).

See Note 5 for discussion related to notes which have passed their maturity dates.

Valetudo Loans

On December 1, 2022, the Company borrowed $0.7 million from Valetudo Therapeutics LLC (“Valetudo”), a related party of the Company due to having common executives, in conjunction with the repayment of $0.7 million of membership interest from a member (see Note 6) (the “Valetudo Loan”). The Valetudo Loan bears no interest and was due on June 1, 2023. In June 2023, the Company borrowed an additional $0.3 million and $0.2 million (“Valetudo June 2023 Loans”). The Valetudo June 2023 Loans bear no interest and were due in December 2023. In July 2023, the Company borrowed an additional $0.3 million (“Valetudo July 2023 Loan”). The Valetudo July 2023 Loan bears interest at 6% per annum and was due on January 9, 2024. In August 2023, the Company borrowed an additional $0.3 million and $0.2 million (“Valetudo August 2023 Loans”). The Valetudo August 2023 Loans each bear interest at 6%

interest per annum and were due on January 31, 2024 and February 2, 2024, respectively. In November 2023, the Company borrowed an additional $0.2 million (“Valetudo November 2023 Loan”). The Valetudo November 2023 Loan bears interest at 6% per annum and was due on January 26, 2024. In January 2024, the Company borrowed an additional $0.6 million and $0.2 million (Valetudo January 2024 Loans”). The Valetudo January 2024 Loans each bear interest at 6% per annum and were due on February 28, 2024, which could be extended to the second anniversary upon mutual agreement of the parties, or upon failure to close the Iris Business Combination. As of December 31, 2024 and 2023, the loans from Valetudo of $2.8 million and $2.1 million are recorded in short-term debt, related parties in the balance sheets, respectively (see Note 5). For the years ended December 31, 2024 and 2023, interest expense related to the Valetudo loans was approximately $0.1 million and less than $0.1 million, respectively.

See Note 5 for discussion related to notes which have passed their maturity dates.

Ewon Loans

On December 12, 2022, the Company borrowed $5.0 million from Ewon Comfortech Co., Ltd. (“Ewon”), a member and related party of the Company (the “Ewon Loan”). The Ewon Loan bears interest at 2% per annum and was due on December 12, 2023, which may be extended one year upon mutual agreement of the parties, or upon failure to close the Iris Business Combination. The Ewon Loan has an option to purchase $5.0 million of preferred membership interest in the Company for repayment at the closing of the Iris Business Combination. In February 2023, the Company repaid $1.0 million of the short-term loan. In March 2023, the Company repaid an additional $2.0 million of the loan. On September 10, 2023, the Company entered into a loan agreement to borrow $0.2 million from Ewon (“Ewon September 2023 Loan”). The Ewon September 2023 Loan bears interest of 2% per annum and was due on September 9, 2024, which may be extended one year upon mutual agreement of the parties, or upon failure to close the Iris Business Combination. The Ewon September 2023 Loan has the option to purchase $0.2 million of preferred membership interest in the Company for repayment at the closing of the Iris Business Combination. On December 19, 2023, the Company and Ewon entered into an additional loan agreement and the Company borrowed $1.0 million (the “Ewon December 2023 Loan”). The Ewon December 2023 Loan bears no interest. As of December 31, 2024 and 2023, the balance of $3.2 million of the Ewon loans is recorded in short-term debt, related parties in the balance sheets (see Note 5). For both years ended December 31, 2024 and 2023, interest expense related to the Ewon loans was approximately $0.1 million.

See Note 5 for discussion related to notes which have passed their maturity dates.

Prophase Loans

On September 7, 2023, the Company entered into a short-term loan agreement with Prophase Sciences LLC (“Prophase”), a related party of the Company (the “Prophase Loan”). The loan stipulates that $0.1 million would be loaned immediately, and an additional $0.2 million would be loaned within a month from the date of the loan agreement. The Prophase Loan bears no interest and is payable by the first anniversary of the month of the loan agreement. The Company repaid the $0.1 million on September 12, 2023. On December 11, 2023, the Company borrowed an additional $0.2 million from Prophase. The loan bears no interest and was due on or before December 21, 2024 or upon failure to close the Iris Business Combination. The Company repaid the $0.2 million on December 21, 2023. On February 26, 2024, the Company borrowed an additional $0.2 million from Prophase (the “Prophase February 2024 Loan”). The loan bears 6% interest per annum and was due on June 1, 2024, which may be extended to the second anniversary upon mutual agreement of the parties. On March 6, 2024, the Company borrowed an additional $0.3 million from Prophase (the “Prophase March 2024 Loan”). The loan bears 6% interest per annum and was due on June 1, 2024, which may be extended to the second anniversary upon mutual agreement of the parties. On April 1, 2024, the Company borrowed an additional $0.3 million from Prophase (the “Prophase April 2024 Loan”). The loan bears 6% interest per annum and was due on June 1, 2024, which may be extended to the second anniversary upon mutual agreement of the parties. In May 2024, the Company borrowed an additional $0.8 million from Prophase (the “Prophase May 2024 Loans”). The loans bear 6% interest per annum. Of the aggregate $0.8 million Prophase May 2024 Loans, $0.3 million was due on June 1, 2024 and $0.5 million was due on July 1, 2024, all of which may be extended to the second anniversary upon mutual agreement of the parties. In July 2024, the Company borrowed an additional $83,000 from Prophase (the “Prophase July 2024 Loans”). The loans bear 6% interest per annum. Of the aggregate $83,000 Prophase July 2024 Loans, $30,000 was due on September 14, 2024, $3,000 was due on September 24, 2024 and $50,000 was due on September 29, 2024, all of which may be extended to the second anniversary upon mutual agreement of the parties. In August 2024, the Company borrowed an additional $50,000 from Prophase (the “Prophase August 2024 Loans”). The loans bear 6% interest per annum. Of the aggregate $50,000 Prophase August 2024 Loans, $30,000 was due on October 12, 2024 and $20,000 was due on October 13, 2024, all of which may be extended to the second anniversary upon mutual agreement of the parties. As of December 31, 2024 and 2023, the balance of the Prophase loans is

$1.6 million and $0. For the years ended December 31, 2024 and 2023, interest expense related to the Prophase Loans was less than $0.1 million and $0, respectively.

See Note 5 for discussion related to notes which have passed their maturity dates.

Hana Loans

On August 1, 2024, the Company borrowed $0.9 million from Hana Immunotherapeutics, LLC (“Hana”), a related party of the Company due to having common executives (the “Hana Loans”). The Hana Loans bear interest at 6% per annum and were due on September 30, 2024 and October 26, 2024, which may be extended upon mutual agreement of the parties. As of December 31, 2024 and 2023, the balance of the Hana Loans is $0.9 million and $0, respectively. For the years ended December 31, 2024 and 2023, interest expense related to the Hana Loans was less than $0.1 million and $0, respectively.

See Note 5 for discussion related to notes which have passed their maturity dates.

Amantes Loans

On November 1, 2024, the Company borrowed $0.4 million from Amantes LLC (“Amantes”), a related party of the Company due to having common executives, pursuant to a loan agreement between the Company and Amantes (the “Amantes Loan”). On November 27, 2024, the Company borrowed an additional $0.3 million from Amantes (the “Additional Amantes Loan”) (together with the Amantes Loan, the “Amantes November 2024 Loans”). The Amantes November 2024 Loans bear interest at 6% per annum and are due on January 1, 2025. As of December 31, 2024 and 2023, the balance of the Amantes November 2024 Loans is $0.7 million and $0, respectively. For the years ended December 31, 2024 and 2023, interest expense related to the Amantes November 2024 Loans was less than $0.1 million and $0, respectively.

See Note 5 for discussion related to notes which have passed their maturity dates.

Due to Related Party

As of December 31, 2024 and 2023, the Company has $0.2 million due to the CEO of the Company for compensation under his employment agreement.

Viral Gene

As of December 31, 2024 and 2023, the Company has $0.1 million due from Viral Gene included in due from related party in the balance sheets for a loan to Viral Gene and expense paid on behalf of Viral Gene. The Company’s CEO is also the CEO of Viral Gene. The loan does not bear any interest.

Note 5. Debt

The Company has the following debt outstanding as of December 31, 2024 and 2023 (in thousands):

		December 31,
		2024	2023
Feelux Bonds	Short-term debt, net, related parties	$10,000	$10,000
Car-Tcellkor Loan	Short-term debt, net, related parties	800	800
Ewon Loan	Short-term debt, net, related parties	2,000	2,000
Valetudo Loan	Short-term debt, net, related parties	700	700
Valetudo June 2023 Loans	Short-term debt, net, related parties	500	500
Valetudo July 2023 Loan	Short-term debt, net, related parties	250	250
Valetudo August 2023 Loans	Short-term debt, net, related parties	400	400
Ewon September 2023 Loan	Short-term debt, net, related parties	200	200
Valetudo November 2023 Loan	Short-term debt, net, related parties	200	200
Ewon December 2023 Loan	Short-term debt, net, related parties	1,000	1,000
Valetudo January 2024 Loans	Short-term debt, net, related parties	750	—
Prophase February 2024 Loan	Short-term debt, net, related parties	200	—
Prophase March 2024 Loan	Short-term debt, net, related parties	250	—
Prophase April 2024 Loan	Short-term debt, net, related parties	250	—
Prophase May 2024 Loans	Short-term debt, net, related parties	790	—
Prophase July 2024 Loans	Short-term debt, net, related parties	83	—
Prophase August 2024 Loans	Short-term debt, net, related parties	50	—
Hana August 2024 Loans	Short-term debt, net, related parties	850	—
Amantes November 2024 Loans	Short-term debt, net, related parties	700	—

Short-term debt, related parties		$19,973	$16,050

As of December 31, 2024 and 2023, the Company’s outstanding debt agreements are all classified as current as all are past due with the exception of the Amantes November 2024 Loans, which are due within one year. All of the loans are with related parties (see Note 4).

As the Company’s loans are with related parties, the Company and its related parties have mutually agreed to defer repayment of the past due loans until the completion of the Company’s business combination with Iris.

Note 6. Members’ Deficit

On May 20, 2018, the Company issued 10,000,000 Class A member units for $0.1 million to its Initial Member. On June 11, 2018, in connection with the Initial Member unit issuance, the Company granted equity-classified options to purchase 16,666,666 member units for $0.01 per unit to the Initial Member, which were exercised in April 2021 for $0.2 million in a non-cash transaction using the amounts in due to related parties.

In May 2022, the Company issued 8,400,000 new Class A member units for $4.2 million, or $0.50 per unit. In December 2022, in conjunction with the Valetudo loans (see Note 4), the Company repurchased 1,400,000 of the Class A member units for $0.7 million, or $0.50 per unit.

In December 2022, the Company received license rights from Metavagen in exchange for 40,000,000 Class A membership units in the Company. The Metavagen License transaction was consummated as the Company has the right to use the license. In March 2023, the Company terminated the 40,000,000 of Class A membership units and the license rights with Metavagen.

In March 2023, the Company exchanged 78,555,554 of the Company’s Class A member units pursuant to a license and development agreement with Valetudo, a related party under common control of the Company.

Member Units Rights

In May 2021, the Company revised its operating agreement to establish the rights of Class A and Class B member units. Prior to May 2021, the Company had one member, holding Class A member units, and no Class B member units.

Revenue and Expense Sharing

The Class B member units are allocated 51% of the annual revenue and expenses. The remaining 49% of the annual revenue and expenses will be allocated on a pro rata basis to the remaining members.

Voting

The Class B member units are allocated 51% of the votes which shall be cast as determined by the majority of the Class B member units. The remaining 49% of the votes will be allocated on a pro rata basis to the remaining member units.

Liquidation

Upon sale, merger or dissolution, the Class B member units are allocated 51% of the liquidation value of the Company. The remaining 49% of the liquidation of the Company will be allocated on a pro rata basis to the remaining members.

Note 7. Loan Receivable

On October 4, 2023, the Company entered into an unsecured promissory note to lend up to an aggregate principal amount up to $1.5 million to Iris (the “Note”). The Note is payable following the earlier of (i) closing of the Business Combination, as defined in the Business Combination Agreement dated November 30, 2022, or (ii) thirty (30) days following the termination of the Business Combination Agreement; provided, however, in the event Iris commences liquidation proceedings, this Note shall be cancelled and all amounts due, including all principal and accrued interest, shall be forgiven. Interest on the Note compounds annually and accrues on each unpaid advance made under the Note at a rate of 5% per annum. On February 28, 2024, the Company amended the Note (the “Amended Note”), increasing the aggregate principal amount up to $2.5 million. On August 2, 2024, the Amended Note was further amended to increase the aggregate principal amount up to $3.5 million (the “Second Amended Note”). On November 27, 2024, the Second Amended Note was further amended to increase the aggregate principal amount up to $5.0 million (the “Third Amended Note”). As of December 31, 2024 and 2023, the outstanding balance of the Third Amended Note was $3.7 million and $0.8 million, respectively. For the years ended December 31, 2024 and 2023, the Company recorded interest income of $0.1 million and less than $0.1 million, respectively, related to the Note, as amended.

Note 8. Commitments and Contingencies

The Company is not a party to any material legal proceedings and is not aware of any material pending or threatened claims. From time to time, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business activities.

See Note 7 for discussion on funding commitments on the Third Amended Note.

Note 9. Subsequent Events

The Company has completed an evaluation of all subsequent events through May 6, 2025, the date the financial statements were issued, to ensure that these financial statements include appropriate disclosure of events both recognized in the financial statements and events which occurred but were not recognized in the financial statements.

On January 2, 2025 and January 23, 2025, the Company borrowed a total of $0.3 million from Amantes, a related party of the Company due to having common executives, pursuant to loan agreements between the Company and Amanates (the “Amantes January 2025 Loans”). The Amantes January 2025 Loans bear interest at 6% per annum and are due on March 1, 2025 and March 22, 2025, respectively, which may be extended upon mutual agreement of the parties.

On February 12, 2025, the Company borrowed $0.2 million from Prophase, a related party of the Company due to having common executives, pursuant to a loan agreement between the Company and Prophase (the “Prophase February 2025 Loan”). The Prophase February 2025 Loan bears interest at 6% per annum and is due on April 11, 2025, which may be extended upon mutual agreement of the parties.

On March 7, 2025, the Company borrowed $0.2 million from Prophase, a related party of the Company due to having common executives, pursuant to a loan agreement between the Company and Prophase (the “Prophase March 2025 Loan”). The Prophase March 2025 Loan bears interest at 6% per annum and is due on June 6, 2025, which may be extended upon mutual agreement of the parties.

On April 3, 2025, April 14, 2025 and April 15, 2025, the Company borrowed a total of $3.6 million from Prophase, a related party of the Company due to having common executives, pursuant to loan agreements between the Company and Prophase (the “Prophase April 2025 Loans”). The Prophase 2025 Loans bear interest at 6% per annum and are due on May 2, 2025, May 13, 2025, and May 14, 2025, respectively, which may be extended upon mutual agreement of the parties.

On January 7, 2025, February 13, 2024, March 7, 2025, April 3, 2025, and April 24, 2025, the Company funded additional advances under the Amended Note, as discussed in Note 7 to these financial statements, of $4.3 million.

Pursuant to the Business Combination Agreement, on April 30, 2025, the Mergers were completed with Iris surviving the SPAC Merger as a direct wholly-owned subsidiary of ParentCo. In connection with the completion of the Mergers, the Amended Note issued to Iris (see Note 7) were netted as Iris and Liminatus are now one consolidated entity.

IRIS ACQUISITION CORP

CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets
Cash(1)	$62,242	$65,343
Restricted cash - held in Trust Account	702,359	739,195
Due from Sponsor	—	1,256
Franchise tax receivable	—	5,200
Prepaid expenses and other current assets	6,045	1,664
Total current assets	770,646	812,658
Other assets
Cash and investments held in Trust Account	1,345,389	2,016,274
Total assets	2,116,035	2,828,932

LIABILITIES, COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION, AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable and accrued expenses	2,890,203	2,613,095
Due to related party	75,000	75,000
Class A common stock pending redemption (59,844 shares and 64,453 shares as of March 31, 2025 and December 31, 2024, respectively)	702,359	739,195
Income taxes payable	4,529	2,913
Excise tax payable	179,899	129,008
Promissory notes - related party	1,453,720	1,453,720
Promissory notes - Liminatus	4,243,500	3,668,500
Total current liabilities	9,549,210	8,681,431
Deferred underwriting fee payable	9,660,000	9,660,000
Warrant liability	379,315	357,400
Total liabilities	19,588,525	18,698,831

Commitments and Contingencies (Note 7)

Class A Common Stock Subject to Possible Redemption, $0.0001 par value; 280,000,000 shares authorized; 114,633 shares at $9.51 redemption value shares issued and outstanding as of March 31, 2025 and 174,477 shares at $10.07 redemption value shares issued and outstanding as of December 31, 2024	1,089,868	1,756,468

Stockholders’ deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 280,000,000 shares authorized; 6,900,000 (excluding 114,633 and 174,477 shares subject to possible redemption) shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	690	690
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Extension deposits from Sponsor	(192,083)	(160,677)
Additional paid-in-capital	45,616	51,795
Accumulated deficit	(18,416,581)	(17,518,175)
Total stockholders’ deficit	(18,562,358)	(17,626,367)
Total liabilities, common stock subject to possible redemption, and stockholders’ deficit	$2,116,035	$2,828,932

(1) As of March 31, 2025 and December 31, 2024, include $27,347 and $12,347, respectively, of the restricted cash to be used for tax payments only.

The accompanying notes are an integral part of these unaudited condensed financial statements.

IRIS ACQUISITION CORP

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the three months ended March 31,
	2025	2024
Formation and operating costs	$712,458	$721,754
Forgiveness of unrelated vendor payables	115,189	—
Loss from operations	(827,647)	(721,754)
Other income (expense):
Unrealized loss on change in fair value of warrant liabilities	(21,915)	(178,734)
Unrealized loss on change in fair value of derivative liability	—	2,202
Interest income on investments held in Trust Account	16,894	47,241
Interest expense	(57,098)	(1,339)
Total other expense	(62,119)	(130,630)

Loss before income taxes	(889,766)	(852,384)
Provision for income taxes	(1,616)	(5,847)
Net loss	$(891,382)	$(858,231)

Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	7,055,859	7,275,074

Basic and diluted net loss per share, Class A common stock subject to possible redemption	$(0.13)	$(0.12)

The accompanying notes are an integral part of these unaudited condensed financial statements.

IRIS ACQUISITION CORP

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(UNAUDITED)

	Common Stock		Extension
	Class A		deposits due	Additional		Total
			from	Paid-in	Accumulated	Stockholders’
	Shares	Amount	Sponsor	Capital	Deficit	Deficit
Balance as of January 1, 2025	6,900,000	$690	$(160,677)	$51,795	$(17,518,175)	$(17,626,367)
Deemed contribution for extension deposit from Sponsor	—	—	(31,406)	31,406	—	—
Remeasurement of Class A common stock to redemption amount	—	—	—	(37,585)	—	(37,585)
Excise tax payable attributable to redemption of Class A common stock	—	—	—	—	(7,024)	(7,024)
Net loss	—	—	—	—	(891,382)	(891,382)
Balance - March 31, 2025	6,900,000	$690	$(192,083)	$45,616	$(18,416,581)	$(18,562,358)

	Common Stock		Extension
	Class A		deposits due	Additional		Total
			from	Paid-in	Accumulated	Stockholders’
	Shares	Amount	Sponsor	Capital	Deficit	Deficit
Balance as of January 1, 2024	6,900,000	$690	$—	$140,000	$(14,883,124)	$(14,742,434)
Remeasurement of Class A common stock to redemption amount	—	—	—	(86,389)	—	(86,389)
Excise tax payable attributable to redemption of Class A common stock	—	—	—	—	(12,657)	(12,657)
Recovery of excess redemptions - tax claim	—	—	—	—	294,669	294,669
Net loss	—	—	—	—	(858,231)	(858,231)
Balance - March 31, 2024	6,900,000	$690	$—	$53,611	$(15,459,343)	$(15,405,042)

The accompanying notes are an integral part of these unaudited condensed financial statements.

IRIS ACQUISITION CORP

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the three months ended March 31,
	2025	2024
Cash Flows from Operating Activities:
Net loss	$(891,382)	$(858,231)
Adjustments to reconcile net loss to net cash used in operating activities
Unrealized loss on change in fair value of warrant liabilities	21,915	178,734
Unrealized loss on change in fair value of derivative liability	—	(2,202)
Interest income on investments held in Trust Account	(16,894)	(47,241)
Accretion of discount on related party loans	—	1,339
Changes in current assets and liabilities
Due from Sponsor	1,256	—
Franchise tax receivable	5,200	19,100
Prepaid expenses and other current assets	(4,381)	(5,000)
Accounts payable and accrued expenses	320,975	75,767
Income taxes payable	1,616	(265,988)
Net cash used in operating activities	(561,695)	(903,722)

Cash Flows from Investing Activities
Proceeds from Trust Account for tax payments	15,000	294,519
Advances to Trust Account	—	(45,685)
Redemption of investments	741,021	—
Extension deposits to Trust Account	(31,406)	—
Net cash provided by investing activities	724,615	248,834

Cash Flows from Financing Activities:
Proceeds from promissory note - Liminatus	575,000	700,000
Redemption of Class A common stock subject to possible redemption	(741,021)	—
Net cash provided by (used in) financing activities	(166,021)	700,000

Net change in cash	(3,101)	45,112

Cash - beginning of the period	65,343	156,425
Cash - end of the period	$62,242	$201,537

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—	$271,835

Non-cash investing and financing activities:
Remeasurement of Class A common stock subject to redemption value	$37,585	$86,389
Pending redemptions of Class A common stock	$702,359	$1,265,669
Excise tax payable	$50,891	$12,657

The accompanying notes are an integral part of these unaudited condensed financial statements.

IRIS ACQUISITION CORP

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1. Organization and Description of Business Operations

Iris Acquisition Corp (the “Company” or “Iris”) formally known as Tribe Capital Growth Corp I (the name of the Company changed on July 27, 2022), is a blank check company incorporated in Delaware on November 5, 2020. The Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

As of March 31, 2025, the Company had not commenced any operations. All activity for the period from November 5, 2020 (inception) through March 31, 2025 relates to the Company’s formation and the initial public offering described below (the “IPO”), and subsequent to the IPO identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO and unrealized gains and losses and the change in fair value of its warrants.

The Company’s sponsor is Iris Acquisition Holdings LLC (formerly known as Tribe Arrow Holdings I LLC), a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s IPO was declared effective on March 4, 2021 (the “Effective Date”). On March 9, 2021, the Company consummated the IPO of 27,600,000 units (the “Units”), which included the full exercise by the underwriters of the over-allotment option to purchase an additional 3,600,000 Units, at $10.00 per Unit, generating gross proceeds of $276,000,000, which is discussed in Note 3.

Simultaneously with the closing of the IPO, the Company consummated the sale of 5,013,333 warrants (the “Private Warrants”) to the Sponsor and Cantor Fitzgerald & Co. (“Cantor”), the representative of the underwriters of the IPO, at a price of $1.50 per Private Warrant, generating gross proceeds of $7,520,000, which is discussed in Note 4. Each warrant (including the Private Warrants and the warrants included as part of the Units) entitles the holder to purchase one share of common stock at a price of $11.50 per share.

Transaction costs for the IPO amounting to $15,627,893 (consisting of $5,520,000 of underwriting discount, $9,660,000 of deferred underwriting discount, and $447,893 of other offering costs) were recognized, of which $606,622 was (i) allocated to the public warrants and Private Warrants and (ii) included in the statements of operations, and $15,021,271 was charged directly to stockholders’ equity.

Following the closing of the IPO on March 9, 2021, $276,000,000 (approximately $10.00 per Unit) from the net proceeds of the sale of the Units in the IPO, including the proceeds from the sale of the Private Warrants, was deposited in a trust account (“Trust Account”), located in the United States with Continental Stock Transfer & Trust Company acting as trustee (the “Trustee”), and was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. In December 2022, the Company instructed the Trustee with respect to the Trust Account, to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account in an interest bearing cash account. In September 2023, the Company further instructed the Trustee to move the funds held in the Trust Account to an interest bearing bank deposit program until the earlier of the consummation of a business combination or the liquidation of the Company. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay franchise taxes, the proceeds from the IPO and the sale of the Private Warrants will not be released from the Trust Account until the earliest of (i) the completion of initial Business Combination, (ii) the redemption of the Company’s public shares if the Company does not complete an initial Business Combination within approximately 56 months from the closing of the IPO, subject to applicable law, or (iii) the redemption of the Company’s public shares properly submitted in connection with a stockholder vote to amend its amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company has not consummated an initial Business Combination within approximately 56 months from the closing of the IPO or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a stockholder meeting called to approve the Business

Combination or (ii) without a stockholder vote by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, in its sole discretion. The stockholders will be entitled to redeem their shares for a pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account (which interest shall be net of income taxes payable), divided by the number of then outstanding public shares, subject to the limitations. The amount in the Trust Account is initially approximately $10.00 per public share. The per share amount the Company will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the representative of the underwriters.

The shares of common stock subject to redemption are recorded at redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity (“ASC 480”). In such case, the Company will proceed with a Business Combination if the Company seeks stockholder approval, and a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

Extension of the Combination Period

On December 26, 2024, the Company extended the time to complete the initial Business Combination to June 30, 2025 as described below (the “Combination Period”). However, if the Company is unable to complete the initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of income taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish the public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject, in each case, to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to any Founder Shares and public shares they hold in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to their Founder Shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation, (iii) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares they hold if the Company fails to complete the initial Business Combination within the Combination Period, and (iv) vote any Founder Shares held by them and any public shares purchased during or after the IPO in favor of the initial Business Combination.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share, due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Redemptions of Public Shares

On December 20, 2022, stockholders holding 26,186,896 Public Shares properly exercised their right to redeem their shares (and did not withdraw their redemption) for cash at a redemption price of approximately $10.08 per share, for an aggregate redemption amount of $263,963,913. Following such redemptions, 1,413,104 Public Shares remained outstanding in the trust. During 2023, the redemption price was adjusted which resulted in the net payment of $298,431 of the second tranche redemption payment.

On September 7, 2023, stockholders holding 1,006,495 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.29 per share, subject to adjustment for applicable taxes, including, but not limited to, franchise tax, excise tax and income tax, for an aggregate redemption amount of $10,358,754. Following such redemptions, 406,609 Public Shares remained outstanding.

In January 2024, the Company recovered an excess redemption to shareholders in the amount of $294,669 for federal tax payments that were due.

On March 7, 2024, stockholders holding 119,572 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.58 per share, adjusted for applicable taxes in the amount of $60,000, including, but not limited to, franchise tax, excise tax and income tax, for an aggregate redemption amount of $1,265,669. Following such redemptions, 287,037 Public Shares remained outstanding. The redemptions were settled on April 2, 2024.

On September 5, 2024, stockholders holding 48,107 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.17 per share, subject to adjustment for applicable taxes, including, but not limited to, franchise tax, excise tax and income tax, for an aggregate redemption amount of $537,200. Following such redemptions, 238,930 Public Shares remained outstanding. The redemptions were settled on September 5, 2024.

On December 20, 2024, stockholders holding 64,453 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.47 per share, subject to adjustment for taxes payable from the trust account, for an aggregate redemption amount of approximately $739,195. Following such redemptions, 174,477 Public Shares will remain outstanding. The redemptions were settled on February 3, 2025.

On March 4, 2025, stockholders holding 59,844 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.74 per share, subject to adjustment for taxes payable from the trust account, for an aggregate redemption amount of approximately $702,359. Following such redemptions, 114,633 Public Shares will remain outstanding. The redemptions were settled on May 1, 2025 .

Business Combination Agreement

On November 30, 2022, the Company, Iris Parent Holding Corp. (“ParentCo”), Liminatus Pharma, LLC, a Delaware limited liability company (“Liminatus”), Liminatus Pharma Merger Sub, Inc. (“Liminatus Merger Sub”) and SPAC Merger Sub, Inc. (“SPAC Merger Sub”) entered into a business combination agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”) whereby (a) Liminatus Merger Sub will merge with and into Liminatus (the “Liminatus Merger”), with Liminatus surviving the Liminatus Merger as a direct wholly-owned subsidiary of ParentCo, and (b) simultaneously with the Liminatus Merger, SPAC Merger Sub will merge with and into Iris (the “SPAC Merger” and, together with the Liminatus Merger, the “Mergers”), with Iris surviving the SPAC Merger as a direct wholly-owned subsidiary of ParentCo (the transactions contemplated by the foregoing clauses (a) and (b) the “Business Combination”).

Liminatus is an early stage single-asset biotech company focused on oncology. The company is looking to develop a next generation CD47 checkpoint inhibitor targeting various solid tumors. CD47 is a potent ‘do not eat me’ signal that enables cancer cells to evade detection by the immune system. The CD47 next generation antibody has shown to preferentially bind to immune cells, but negligibly to red blood cells and platelets without inducing destruction of red blood cells which is a key differentiating feature. The next generation of anti CD47 monoclonal antibodies have catalysed a resurgence of interest in the field. Currently IND enabling studies are underway to progress the asset into clinical trials.

Liminatus is actively reviewing opportunities to in-license or acquire other clinical candidates that match the area of expertise of the company.

Concurrently with the execution of the Business Combination Agreement, ParentCo and Iris have entered into an equity subscription agreement (the “PIPE Equity Subscription Agreement”) with one accredited investor (the “PIPE Investor”) pursuant to which the PIPE Investor has committed to purchase 1,500,000 shares of ParentCo Common Stock at a purchase price per share of $10.00 (the “PIPE

Shares”), for an aggregate purchase price of $15,000,000 (the “PIPE Equity Investment”). The obligations to consummate the transaction contemplated by the PIPE Equity Subscription Agreement are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Business Combination Agreement.

On July 19, 2024, the parties to the Business Combination Agreement amended the Business Combination Agreement to extend the date by which the parties thereto can terminate the Business Combination Agreement, which was September 3, 2024.

On July 23, 2024, the PIPE Equity Subscription Agreement was amended to increase the PIPE Investor’s committed purchase of PIPE Shares from 1,500,000 to 2,500,000, increase the PIPE Equity Investment from $15,000,000 to $25,000,000, and extend the date by which the PIPE Investor can terminate the agreement to September 3, 2024.

On August 16, 2024, the parties to the Business Combination Agreement amended the Business Combination Agreement (the “Fifth Amendment”) to extend the date by which the parties thereto can terminate the Business Combination Agreement, which is December 31, 2024. Also on August 16, 2024, the parties to the PIPE Equity Subscription Agreement entered into an amendment to such agreement to extend the termination date of the agreement to December 31, 2024.

On October 23, 2024, the parties to the Business Combination Agreement amended the Business Combination Agreement to amend the consideration to be paid in the Transactions to consist of 17.5 million shares of ParentCo’s common stock at $10 per share value.

On October 31, 2024, the PIPE Equity Subscription Agreement was amended to decrease the PIPE Investor’s committed purchase of PIPE Shares from 2,500,000 to 1,500,000 and decrease the PIPE Equity Investment from $25,000,000 to $15,000,000.

On December 26, 2024, the parties to the Business Combination Agreement amended the Business Combination Agreement to extend the date by which the parties thereto can terminate the Business Combination Agreement to June 30, 2025.

On December 26, 2024, the parties amended the date by which the PIPE Investor can terminate the agreement to June 30, 2025.

Upon the closing of the Business Combination on April 30, 2025, the PIPE funds were remitted to the combined company.

Simultaneously with the PIPE Equity Subscription Agreement, ParentCo and Iris entered into a convertible note subscription agreement (the “Convertible Note Subscription Agreement”) with one accredited investor (the “PIPE Subscriber”) pursuant to which the PIPE Subscriber committed to subscribe for and purchase 8% convertible notes (the “Convertible Notes”) of and from ParentCo in an aggregate principal amount of $25,000,000 (the “Convertible Notes Investment”) due three years after the Closing of the Business Combination, with an initial conversion price of $11.50 per share of ParentCo Common Stock, which was subject to future downward adjustment based upon the market price of the publicly traded ParentCo Common Stock. The parties to the Convertible Note Subscription Agreement terminated the Convertible Note Subscription Agreement on July 23, 2024.

Pursuant to the Business Combination Agreement, among other matters, at the effective time of the Business Combination (the “Effective Time”), (i) every issued and outstanding security issued by Iris during its initial public offering (each, an “Iris Unit”) was automatically separated and broken out into its constituent parts and the holder thereof was deemed to hold one share of Iris Class A Common Stock, par value $0.0001 per share (the “Iris Class A Shares”) and one-fourth of one whole redeemable warrant that was included as part of each Iris Unit (the “Public Warrants”), and such underlying constituent securities of Iris were converted in accordance with the applicable terms of the Business Combination Agreement, (ii) at the Effective Time, each issued and outstanding Iris Class A Share was converted automatically into and thereafter represent the right to receive one share of common stock, par value $0.0001 per share (“Common Stock”), of ParentCo, following which all Iris Class A Shares ceased to be outstanding and were automatically canceled and ceased to exist, (iii) at the Effective Time, each issued and outstanding Public Warrant immediately and automatically represented the right to purchase shares of Common Stock on the same terms and conditions as are set forth in the applicable warrant agreement, (iv) at the Effective Time, each issued and outstanding non-redeemable warrant of Iris that was issued by Iris in a private placement at the time of the consummation of its initial public offering, entitling the holder thereof to purchase one Iris Class A Share at $11.50 per share, except those issued to Cantor Fitzgerald & Co. (“Cantor”), were forfeited, and (v) the private placement warrants issued to Cantor immediately and automatically represented the right to purchase shares of Common Stock.

On April 30, 2025 (the “Closing Date”), Iris consummated the business combination Mergers pursuant to the terms of the Business Combination Agreement by and among, ParentCo, Iris, Liminatus, Liminatus Merger Sub and SPAC Merger Sub. Upon the consummation of the Business Combination, Iris’s Class A common stock, units and public warrants ceased trading on the OTC Pink

Marketplace, and ParentCo Common Stock and ParentCo Public Warrants began trading on The Nasdaq Stock Market (“Nasdaq”) on May 1, 2025, under the symbols “LIMN” and “LIMNW,” respectively.

Upon the closing of the Business Combination, Iris Class A Common Stockholders received 7,014,633 shares of the combined company’s common stock.

In addition to the above, the combined company, in aggregate, issued 19,000,000 shares of Common Stock to the Liminatus securityholders and to the PIPE Investor.

Pursuant to the terms of the Business Combination Agreement, 6,900,000 Iris public warrants were converted into a right to purchase the combined company’s Common Stock.

As it relates to the Iris private warrants, Iris’s sponsor forfeited 4,177,778 private warrants, while the 835,555 private warrants issued to Cantor were converted into a right to purchase shares of the combined company’s Common Stock.

Nasdaq Delisting Notice

On May 2, 2024, the Company received a written notice from the Listing Qualifications Department of Nasdaq, notifying the Company that because it no longer meets the minimum 500,000 publicly held shares requirement for The Nasdaq Capital Market, pursuant to Listing Rule 5810(d)(2) of the Rules this deficiency now becomes an additional basis for delisting and the Company must address this deficiency. The Company timely requested a hearing before the Nasdaq Hearings Panel (the “Hearing”). On May 21, 2024, the Company received a response from the Nasdaq Hearings Panel (the “Panel”) granting the Company’s request for continued listing on the Nasdaq Capital Market. The Company had until September 3, 2024 to demonstrate compliance with all applicable requirements for initial listing on the Nasdaq Global Market.

On August 21, 2024, the Company received a written notice (the “Notice”) from Nasdaq that pursuant to Nasdaq Listing Rule 5810(d)(2), the Company’s failure to timely file Form 10-Q for the quarter ended June 30, 2024 (the “Q2 2024 Form 10-Q”) by August 19, 2024 served as an additional basis for delisting. On August 23, 2024, the Company filed the Q2 2024 Form 10-Q.

On September 4, 2024, the Company received written notice (the “Notice Letter”) from the Panel indicating that the Panel had determined to delist the Company’s securities from The Nasdaq Stock Market LLC (“Nasdaq”) and that trading in the Company’s securities would be suspended at the open of trading on September 6, 2024, due to the Company’s failure to satisfy the terms of the Panel’s Decision. Pursuant to the terms of the Decision, amongst other things, the Company was required to close its initial business combination, with the new entity demonstrating compliance with the initial listing criteria set forth in Nasdaq Listing Rule 5500 on or before September 3, 2024. Accordingly, the Panel determined to delist the Company’s securities from Nasdaq as set forth in the Notice Letter.

Following the suspension of trading on Nasdaq, the Company’s Units, shares of Class A common stock and warrants began trading on the OTC Pink Marketplace under the symbols “IRAAU,” “IRAA” and “IRAAW,” respectively.

Going Concern, Liquidity and Capital Resources

The Company evaluated whether there are any conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern over the next twelve months after the unaudited condensed financial statements are issued.

As of March 31, 2025, the Company had $62,242 of cash in its operating bank account, which includes $27,347 of restricted cash to be used for tax payments, and working capital deficit of $8,778,564. To fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide the Company with Working Capital Loans (see Note 5). As of March 31, 2025 and December 31, 2024, there were no Working Capital Loans outstanding. Additionally, the Company issued promissory notes to the Sponsor and Liminatus to fund working capital deficiencies or finance transaction costs in connection with a Business Combination. As of March 31, 2025 and December 31, 2024, there was $4,243,500 and $3,668,500 respectively, of promissory notes issued to Liminatus, which are included in Promissory notes - Liminatus in the accompanying unaudited condensed balance sheets. Additionally, there were $1,453,720 of promissory notes issued to related parties as of both March 31, 2025 and December 31, 2024, which are included in

Promissory notes - related party in the accompanying unaudited condensed balance sheets. Upon the consummation of the business combination on April 30, 2025, the Company survives as a direct wholly-owned subisidary of ParentCo.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board (“FASB”) ASC 205-40, Presentation of Financial Statements—Going Concern, management has concluded that there is substantial doubt about its ability to continue as a going concern within one year after the date that the accompanying unaudited condensed financial statements are issued. The Company’s unaudited condensed financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Management’s plans relating to the above include raising additional cash through equity and debt financings or other arrangements to fund operations after completion of the Business Combination. There can be no assurance that the Company will be able to raise adequate capital under acceptable terms, if at all. The sale of additional equity may dilute existing members and newly issued member units may contain senior rights and preferences compared to currently outstanding ordinary shares. Issued debt securities may contain covenants and limit the Company’s ability to pay dividends or make other distributions to members. If the Company is unable to obtain such additional financing, future operations would need to be reevaluated.

Note 2. Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K, filed with the SEC on April 16, 2025. The interim results for the three months ended March 31, 2025 are not necessarily indicative of the results to be expected for the year ending December 31, 2025 or for any future interim periods.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the unaudited condensed financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of expenses during the reporting periods. Actual results may differ materially and adversely from these estimates. The Class A shares subject to possible redemption and the valuation of the Private Placement Warrants required management to exercise significant judgement in its estimates.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2025 and December 31, 2024. As of March 31, 2025 and December 31, 2024, the Company had operating cash (i.e., cash held outside the Trust Account) of $62,242 and $65,343, respectively. As of March 31, 2025 and December 31, 2024, there were certain amounts that are restricted as they were withdrawn from the Trust Account for income tax payments, which totaled $27,347 and $12,347, respectively.

Cash and Cash Equivalents held in Trust Account

As of March 31, 2025 and December 31, 2024, the Company had a total of $2,047,748 and $2,016,274, respectively in the Trust Account held in money market funds cash equivalents. As noted above, on March 4, 2025 stockholders holding 59,844 shares properly exercised their right to redeem their shares. As of March 31, 2025 the stockholders have not been paid out to the respective stockholders. As of March 31, 2025 and December 31, 2024, the Company had a total of $702,359 and $739,195, respectively, that were owed to the stockholders, and recorded on the unaudited condensed balance sheets as Restricted Cash - held in Trust Account.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the federal depository insurance coverage of $250,000. As of March 31, 2025 and December 31, 2024, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), approximates the carrying amounts in the unaudited condensed balance sheets, excluding the warrants, primarily due to their short-term nature.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, Derivatives and Hedging (“ASC 815”). Derivative instruments are recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the unaudited condensed statements of operations. Derivative assets and liabilities are classified in the unaudited condensed balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the unaudited condensed balance sheet date. The Company has determined that the warrants are a derivative instrument as of March 31, 2025.

Fair Value Measurements

The Company’s financial assets and liabilities are accounted for in accordance with FASB ASC 820, Fair Value Measurements and Disclosures, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

The fair value hierarchy requires an entity to maximize the use of observable inputs when measuring fair value and classifies those inputs into three levels:

Level 1 — Observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 — Inputs other than Level 1 inputs that are either directly or indirectly observable, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the instrument’s anticipated life.

Level 3 — Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

To the extent the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgement. Accordingly, the degree of judgement exercised by management in determining fair value is greatest for instruments categorized as Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Common Stock Subject to Possible Redemption

The Company accounts for its shares of common stock subject to possible redemption in accordance with the guidance in ASC 480. Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as a component of temporary equity. At all other times, shares of common stock are classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value of $9.51 and $10.07 as of March 31, 2025 and December 31, 2024, respectively, as temporary equity, outside of the stockholders’ equity section of the Company’s unaudited condensed balance sheets.

Net Loss per Common Stock

The Company complies with accounting and disclosure requirements of ASC Topic 260, Earnings Per Share. The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock (see Note 8 for more details). The Company has two classes of common stock, which are referred to as Class A common stock and Class B common stock. Earnings and losses are shared pro rata between the two classes of shares. The Company has not considered the effect of the warrants sold in the IPO and the Private Placement to purchase an aggregate of 11,913,333 of the Company’s Class A common stock in the calculation of diluted loss per share, since their exercise is contingent upon future events. As a result, diluted net loss per share of common stock is the same as basic net loss per share of common stock for the periods. Accretion of the carrying value of Class A common stock to redemption value is excluded from net loss per common stock because the redemption value approximates fair value. As of March 31, 2025 and March 31, 2024, the Company only had Class A common stock outstanding. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share for the Class A common stock.

	For the three months ended March 31,
	2025	2024
Basic and diluted net loss per share:
Numerator:
Net loss	$(891,382)	$(858,231)
Denominator
Basic and diluted weighted average shares outstanding	7,055,859	7,275,074
Basic and diluted net loss per share	$(0.13)	$(0.12)

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. Management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore maintained a full valuation allowance.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no tax accruals relating to uncertain tax positions.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2025 and December 31, 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income tax examinations by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company files income tax returns in the U.S. federal jurisdiction and is subject to federal examination by the federal taxing authorities. The Company was incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis.

Advances due from Sponsor

The Company accounts for advances due from the Sponsor as a contra equity balance unless payment has been received subsequent to year end. As of March 31, 2025 and December 31, 2024, the Company has $192,083 and $160,677, respectively, of extension deposit advances due from the Sponsor. See Note 5.

Forgiveness of Unrelated Vendor Payables

The Company negotiated and certain vendors agreed to forgive outstanding payables. For the three months ended March 31, 2025, the outstanding balance totaled $365,189 will be settled for $250,000. As the Company was unable to provide payment in full, a compromise for a one-time lump-payment was agreed upon for each vendor. For the three months ended March 31, 2025, the Company recognized a gain for the forgiven of the outstanding payable of $115,189 which were recorded in the unaudited condensed statements of operations.

Recently Adopted Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” that addresses requests for improved income tax disclosures from investors that use the financial statements to make capital allocation decisions. Public entities must adopt the new guidance for fiscal years beginning after December 15, 2024. The amendments in this ASU must be applied on a retrospective basis to all prior periods presented in the financial statements and early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements.

Recently Issued Accounting Pronouncements

On November 4, 2024, the FASB issued ASU 2024-03, Accounting Standards Update 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses to improve financial reporting by requiring that public business entities disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. The amendments in this ASU do not change or remove current expense disclosure requirements; however, the amendments affect where such information appears in the notes to financial statements because entities are required to include certain current disclosures in the same tabular format disclosure as the other disaggregation requirements in the amendments. This ASU is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the potential impact that the adoption of this standard will have on its financial statements.

Management does not believe that any additional recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.

Risks and Uncertainties

The Company may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond its control. The business could be impacted by various social and political circumstances in the U.S. and around the world (including wars and other forms of conflict, and other uncertainties regarding actual and potential shifts in the U.S. and foreign, trade, economic and other policies with other countries, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics), may also contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide. More specifically, uncertainties regarding elevated inflation and interest rates, and changes in countries’ trade policies and tariffs, including rising trade tensions between the United States and China, could have a material adverse effect on the value of the Company’s securities. The Company cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude which they may negatively impact our business. The Company’s unaudited condensed financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. In April 2024, the Treasury issued proposed regulations providing guidance with respect to the excise tax. Taxpayers must rely on these proposed regulations until final regulations are issued. Under the proposed regulations, liquidating distributions made by publicly traded domestic corporations are exempt from the excise tax. In addition, any redemptions that occur in the same taxable year as a liquidation is completed will also be exempt from such tax.

On December 27, 2022, the Treasury published Notice 2023-2, which provided clarification on some aspects of the application of the excise tax. The notice generally provides that if a publicly traded U.S. corporation completely liquidates and dissolves, distributions in such complete liquidation and other distributions by such corporation in the same taxable year in which the final distribution in complete liquidation and dissolution is made are not subject to the excise tax. On June 28, 2024, the Treasury finalized certain of the proposed regulations (those relating to procedures for reporting and paying the Excise Tax). The remaining regulations (largely relating to the computation of the Excise Tax) remain in proposed form. The Treasury intends to finalize these proposed regulations at a later date and, until such time, taxpayers may continue to rely on the proposed regulations.

For the redemption that occurred on September 7, 2023, the Company incurred an excise tax of $103,587, calculated as 1% of the fair market value of the shares redeemed on September 7, 2023. As of March 31, 2025, the excise tax associated with the September 7, 2023 redemptions had yet to be paid. As such, the Company has recorded $43,867 as an accrual for interest and penalties associated with the unpaid excise taxes. The interest and penalties associated with the unpaid excise taxes are included within excise tax payable in the accompanying unaudited condensed balance sheets.

For the redemption that occurred on March 7, 2024, the Company incurred an excise tax of $12,657, calculated as 1% of the fair market value of the shares redeemed on March 7, 2024.

For the redemption that occurred on September 5, 2024, the Company incurred an excise tax of $5,372, calculated as 1% of the fair market value of the shares redeemed on September 5, 2024.

For the redemption that occurred on December 20, 2024, the Company incurred an excise tax of $7,392, calculated as 1% of the fair market value of the shares redeemed on December 20, 2024.

For the redemption that occurred on March 4, 2025, the Company incurred an excise tax of $7,024, calculated as 1% of the fair market value of the shares redeemed on March 4, 2025.

As of March 31, 2025 and December 31, 2024, the Company recorded a total of $136,032 and $129,008 of excise tax liability. The liability does not impact the accompanying unaudited condensed statements of operations and is offset against additional paid-in capital or accumulated deficit if additional paid-in capital is not available.

During the second quarter of 2024, the Internal Revenue Service issued final regulations with respect to the timing and payment of the excise tax. Pursuant to those regulations, the Company would need to file a return and remit payment for any liability incurred during the period from January 1, 2023 to December 31, 2023 on or before October 31, 2024. As of the filing date, the Company has not remitted payment.

The Company is currently evaluating its options with respect to payment of this obligation. As the Company was unable to timely pay its obligation in full, it will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% failure to file penalty per month and 0.5% failure to pay penalty per month or a portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024, until paid in full. During the three months ended March 31, 2025 and 2024, the Company recorded $31,782 and $0, respectively, of interest and penalties associated with unpaid excise tax expenses. Such expenses have been recorded as interest expense in the Company’s unaudited condensed statements of operations.

In early 2025, the U.S. government implemented new tariff measures impacting global trade. As a result, the Company anticipates continued uncertainty and volatility with respect to capital markets, the costs of materials and supply chains. The duration and scope of these conditions cannot be predicted, and therefore, any anticipated negative financial impact to the Company’s operating results cannot be reasonably estimated.

Note 3. Initial Public Offering

On March 9, 2021, the Company sold 27,600,000 units, which includes 3,600,000 units issued pursuant to the full exercise by the underwriters of their over-allotment option, at a purchase price of $10.00 per Unit, generating gross proceeds of $276,000,000. Each Unit consists of one share of Class A common stock, and one-fourth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The warrants will become exercisable on the later of 30 days after the completion of the initial Business Combination or 12 months from the closing of the IPO, March 9, 2021, and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation (see Note 8).

The Company paid an underwriting fee at the closing of the IPO of $5,520,000. As of March 9, 2021, an additional fee of $9,660,000 (see Note 7) was deferred and will become payable upon the Company’s completion of an initial Business Combination. The deferred portion of the fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination.

All of the 27,600,000 shares of Class A common stock sold as part of the units in the IPO contain a redemption feature which allows for the redemption of such shares of Class A common stock in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity.

The Class A common stock is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company recognizes changes in redemption value immediately as they occur. Immediately upon the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable common stock resulted in charges against additional paid-in capital and accumulated deficit.

As of March 31, 2025 and December 31, 2024, the common stock reflected on the unaudited condensed balance sheets are reconciled in the following table:

Class A common stock subject to possible redemption as of December 31, 2024	$1,756,468
Less: 2024 adjustment to share price for shares redeemed in December 2024	(1,826)
Less: Shares redeemed in March 2025	(702,359)
Plus: Remeasurement of carrying value to redemption value	37,585
Class A common stock subject to possible redemption as of March 31, 2025	$1,089,868

Upon the closing of the Business Combination, holders of the Company’s Class A common stock received 7,014,633 shares of the combined company’s common stock.

Warrants — Each whole warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares held by the initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants will become exercisable on the later of 12 months from the closing of the IPO or 30 days after the completion of its initial Business Combination and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company has agreed that as soon as practicable, but in no event later than fifteen (15) business days after the closing of the initial Business Combination, it will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may call the warrants for redemption for cash:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder (the “30-day redemption period”); and

●	if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before the Company sends to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company for cash, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Note 4. Private Placement

Simultaneously with the closing of the IPO, the Sponsor and Cantor purchased an aggregate of 5,013,333 Private Warrants at a price of $1.50 per Private Warrant, for an aggregate purchase price of $7,520,000, in a private placement. Each Private Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share. A portion of the proceeds from the private placement was added to the proceeds from the IPO held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Warrants will expire worthless.

The Private Warrants are identical to the public warrants included as part of the Units sold in the IPO except that they will be non-redeemable and exercisable on a cashless basis for as long as the Private Warrants are held by the Sponsor or Cantor, the representative of the underwriters, or its permitted transferees. Additionally, for so long as the Private Warrants are held by Cantor or its designees or affiliates, they may not be exercised after five years from the commencement of sales of the IPO.

On November 30, 2022, the Sponsor entered into a Sponsor Forfeiture Agreement (the “Sponsor Forfeiture Agreement”) with the Company and Liminatus, pursuant to which, contingent upon the closing of the Business Combination, the Sponsor agreed to forfeit all 4,177,778 of its Private Placement Warrants to purchase shares of the Company’s Class A common stock, exercisable at $11.50 per share (the “Forfeited Private Placement Warrants”), acquired by the Sponsor in March 2021 in connection with the Initial Public Offering.

Upon the closing of the Business Combination, the Sponsor forfeited 4,177,778 private warrants, while the 835,555 private warrants issued to Cantor were converted into a right to purchase shares of the combined company’s Common Stock. In addition, pursuant to the terms of the Business Combination Agreement, 6,900,000 public warrants were converted into a right to purchase the combined company’s Common Stock.

Note 5. Related Party Transactions

Founder Shares

In December 2020, the Sponsor paid $25,000, or approximately $0.004 per share, to cover certain offering costs in consideration for 5,750,000 Class B common stock, par value $0.0001 (the “Founder Shares”). In February 2021, the Company effected a stock dividend of 0.2 shares for each share of Class B common stock outstanding, resulting in the Sponsor holding an aggregate of 6,900,000 Founder Shares (up to an aggregate of 900,000 of which were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised). As a result of the underwriters’ election to fully exercise their over-allotment option, the 900,000 shares were no longer subject to forfeiture.

On September 20, 2023, the Sponsor converted all of its Class B common stock on a one-for-one basis into Class A common stock. The Sponsor will not have any redemption rights in connection with the Converted Shares, and the Converted Shares will be subject to the restrictions on transfer entered into by the Sponsor in connection with the IPO.

The Sponsor has agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination and (B) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction after the initial Business Combination that results in all of its stockholders having the right to exchange their Class A common stock for cash, securities or other property (the “lock-up”). Notwithstanding the foregoing, if the closing price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lock-up.

Promissory Note — Related Party

On May 27, 2022, the Sponsor agreed to loan the Company up to $300,000 for working capital purposes. These loans are non-interest bearing, unsecured and are due on demand. As of March 31, 2025 and December 31, 2024, the outstanding note is due on demand.

On October 10, 2022, the Company issued an unsecured promissory note in the aggregate principal amount up to $550,000 to Iris Acquisition Holdings LLC, the Company’s Sponsor. Pursuant to the Note, the Sponsor agreed to loan to the Company an aggregate amount up to $550,000 payable on demand. The Note does not bear interest. In the event that the Company does not consummate a business combination, the Note will be repaid only from amounts remaining outside of the Company’s trust account, if any. The proceeds of the Note will be used by the Company for working capital purposes. As of March 31, 2025 and December 31, 2024, the Company’s outstanding balance was $540,000 under this loan.

On December 20, 2022, the Company issued an unsecured promissory note in the aggregate principal amount up to $750,000 to the Company’s Sponsor. Pursuant to the Note, the Sponsor agreed to loan to the Company an aggregate amount up to $750,000, which was due the earlier of six months or the consummation of a business combination. As of March 31, 2025 and December 31, 2024, the Note is due and payable on demand. The Note does not bear interest. Upon the closing of a business combination, the Company shall pay an amount equal to 150% of the principal amount. In the event that the Company does not consummate a business combination, the Note will be repaid only from amounts remaining outside of the Company’s trust account, if any. The proceeds of the Note will be used by the Company for working capital purposes. As of March 31, 2025 and December 31, 2024, the Company’s outstanding balance was $613,720 under this loan.

In accordance with ASC 815, the premium for the 150% of the principal upon a business combination was determined to be an embedded feature that is bifurcated from the notes and is recorded as derivative liability. Management used a probability weighted expected return model to estimate the fair value of the redemption features at issuance of the promissory note – related party and as of March 31, 2025 and December 31, 2024. As of March 31, 2025 and December 31, 2024, the fair value of the derivative liability was $0. The Company recorded a decrease in fair value of the derivative liability of $0 and $2,202 for the three months ended March 31, 2025 and three months ended March 31, 2024, respectively. At issuance the debt discount for derivative liability was $104,428. As of March 31, 2025 and December 31, 2024, the debt discount for derivative liability was $0. For the three months ended March 31, 2025 and March 31, 2024, the Company recorded accretion of the debt discount of $0 and $1,339, respectively, which is included in interest expense on the accompanying unaudited condensed statements of operations.

In March 2023, during the United States banking crisis, the Company held cash in FRB and transferred $120,000 to the Sponsor to avoid delays in receiving funds from the bank in the event of collapse. In June 2023, this amount was still held by the Sponsor and used as a repayment of the outstanding principal balance.

On March 13, 2024, the December 2022 unsecured promissory note with the Sponsor was amended and restated to eliminate the 150% that would have been due upon the closing of a business combination.

At March 31, 2025 and December 31, 2024, the total balance outstanding on the promissory notes - related party amounted to $1,453,720.

Related Party Loans

In addition, to fund working capital deficiencies or finance transaction costs in connection with an intended Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required on a non-interest bearing basis (“Working Capital Loans”). If the Company completes the initial Business Combination, the Company would repay the Working Capital Loans. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans, but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to 1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Warrants. As of March 31, 2025 and December 31, 2024, the Company had no borrowings under the Working Capital Loans.

In addition, in order to fund the extension payments, the Sponsor or its designees has agreed to loan to the Company the lesser of: (x) $50,000 and (y) $0.035 per month for each public share that is not redeemed (the “Extension Payments Loan”). During March 2024, the agreed Extension Payments Loan payments were updated to the lesser of: (x) $30,000 and (y) $0.06 per month for each public share that is not redeemed. During September 2024, the agreed Extension Payments Loan payments were updated to the lesser of: (x) $17,000 and (y) $0.06 per month for each public share that is not redeemed. The Extension Payments Loan will only be made on a month-to-month basis at the end of every month and until the consummation of the business combination transaction. The amount of the Extension Payments Loan will not bear interest and will be repayable by the Company to the Sponsor or its designees upon consummation of an initial business combination, in cash, at the option of the Sponsor. As of March 31, 2025 and December 31, 2024, the Company had $192,083 and $160,677, respectively, recorded as Extension deposits due from Sponsor on the accompanying unaudited condensed balance sheet for unfunded extension payments from the Sponsor that were funded by the Company.

On July 24, 2024, Hana Immunotherapeutics, LLC, an affiliate of Chris Kim, the Chief Executive Officer of Liminatus, agreed to loan Gaius Investment Partners (“Gaius”), the buyer of the managing member of the Company’s Sponsor, Columbass Limited (“Columbass”), approximately $1.216 million to facilitate Gaius’ acquisition of Columbass. As a result of the Acquisition, the former managing member, Columbass Limited, resigned as managing member of the Sponsor on October 30, 2024, and Iris Equity Holdings LLC was appointed as managing member of the Sponsor.

Administrative Support Agreement

On March 11, 2024, the Company entered into an administrative support agreement (the “Agreement”) with Arrow Capital Management LLC (“Arrow”). Pursuant to the Agreement, Arrow will provide certain office space, utilities and secretarial and administrative support (the “Services”) to the Company. In exchange for the Services, the Company will pay to Arrow $10,000 per month, beginning January 1, 2024, and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation.

On August 30, 2024, the Company amended the Agreement with Arrow. In exchange for the Services mentioned above, the Company will pay to Arrow $30,000 per month, beginning September 1, 2024, and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation.

For the three months ended March 31, 2025, the Company incurred $90,000 for the administrative support agreement, which is included in formation and operating costs on the unaudited condensed statements of operations. For the three months ended March 31, 2024, the Company incurred $30,000 for the administrative support agreement, which is included in formation and operating costs on the unaudited condensed statements of operations.

Note 6. Promissory Note - Liminatus

On October 4, 2023, the Company issued an unsecured promissory note in the aggregate principal amount up to $1,500,000 to Liminatus. Pursuant to the Note, Liminatus agreed to loan to the Company an aggregate amount up to $1,500,000 payable following the earlier of (i) closing of the Business Combination, as defined in the Business Combination Agreement dated November 30, 2022, or (ii) thirty (30) days following the termination of the Business Combination Agreement; provided, however, in the event the Company commences liquidation proceedings, this Note shall be cancelled and all amounts due, including all principal and accrued interest, shall be forgiven.

Interest on the Note compounds annually and accrues on each unpaid Advance made under this Note at the rate of 5% per annum. On February 28, 2024, the Liminatus unsecured promissory note was amended and restated to increase the aggregate principal amount to up to $2,500,000, and add advances that occurred under the note. On August 2, 2024, the Liminatus unsecured promissory note was amended and restated to increase the aggregate principal amount to up to $3,500,000, and add advances that occurred under the note. On November 27, 2024, the Liminatus unsecured promissory note was amended and restated to increase the aggregate principal amount to up to $5,000,000, and add advances that occurred under the note. As of March 31, 2025 and December 31, 2024, the Company’s outstanding balance was $4,243,500 and $3,668,500, respectively. For the three months ended March 31, 2025 and March 31, 2024, the Company recorded interest expense of $57,098 and $1,339, respectively, which is included within interest expense on the unaudited condensed statements of operations and accounts payable and accrued expenses on the unaudited condensed balance sheets. As of March 31, 2025, total outstanding accrued interest was $185,206, and is included in accounts payable and accrued expenses in the Company’s unaudited condensed balance sheets.

Note 7. Commitments and Contingencies

Registration Rights

The holders of the (i) Founder Shares, which were issued in a private placement prior to the closing of the IPO, (ii) Private Warrants, which were issued in a private placement simultaneously with the closing of the IPO and the shares of Class A common stock underlying such Private Warrants (iii) the PIPE Shares issuable pursuant to the PIPE Equity Subscription Agreement, and (iv) Private Warrants that may be issued upon conversion of Working Capital Loans will have registration rights to require the Company to register a sale of any of the Company’s securities held by them pursuant to a registration rights agreement to be signed prior to or on the Effective Date. The holders of these securities are entitled to make up to three demands, excluding Form S-3 demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of its initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to an underwriting discount of 2% (or $5,520,000) of the gross proceeds of the IPO and deferred underwriting discount of 3.5% (or $9,660,000) of the gross proceeds of the IPO upon the completion of the Company’s initial Business Combination.

On October 11, 2023, the Company executed a Fee Reduction Agreement with the underwriters to reduce the deferred underwriting discount of $9,660,000 to $8,000,000 in the event that the business combination with Liminatus is consummated. Pursuant to the terms of the agreement, the reduced deferred underwriting discount shall be payable by the Company to the underwriters in $1,000,000 cash and $7,000,000 of the common equity securities of the public entity that survives the transaction. As of March 31, 2025, the deferred underwriting discount of $9,660,000 has not been reduced to $8,000,000 because the release of the payable will occur upon the consummation of the business combination with Liminatus, which occurred on April 30, 2025. Upon the consummation of the Business Combination, $9,160,000 in deferred underwriting fees were settled, of which $7,000,000 will be settled in common shares of the combined company upon the earlier of (i) 180 days from the consummation of the Business Combination, and (ii) the Company’s next share offering, $500,000 was settled in cash and $1,660,000 was waived and no longer payable. The remaining $500,000 will be settled upon the earlier of the consummation of the combined company’s next share offering, or in six months from the date of the business combination.

Capital Markets Advisory Agreement

On July 19, 2024, the Company entered into a capital markets advisory agreement with Benjamin Securities, Inc. and Liminatus Pharma, LLC to perform certain services for the Company and Liminatus Pharma, LLC. The Company and Benjamin Securities, Inc. subsequently amended the agreement shortly after execution to delay the services provided until the business combination becomes effective. As such, no obligations are owed to Benjamin Securities, Inc. until the business combination becomes effective, which occurred on April 30, 2025. The combined entity remitted payment to Benjamin Securities, Inc. in the amount of $500,250 upon the consummation of the Business Combination.

Note 8. Stockholders’ Deficit

Preferred stock—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2025 and December 31, 2024, there were no shares of preferred stock issued or outstanding.

Class A common stock—The Company is authorized to issue 280,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of March 31, 2025 and December 31, 2024, there were 7,014,633 and 7,074,477, respectively, shares issued and outstanding, of which 114,633 and 174,477 are subject to possible redemption, respectively.

Class B common stock—The Company is authorized to issue 20,000,000 Class B common stock with a par value of $0.0001 per share. At both March 31, 2025 and December 31, 2024, there were no shares of Class B common stock outstanding.

Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders except as required by law. Unless specified in the Company’s amended and restated certificate of incorporation, or as required by applicable provisions of the Delaware General Corporation Law or applicable stock exchange rules, the affirmative vote of a majority of the Company’s shares of common stock that are voted is required to approve any such matter voted on by its stockholders.

The Class B common stock are convertible at any time and from time to time at the option of the holder thereof and will automatically convert into Class A common stock upon the consummation of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 83% of the total number of Class A common stock outstanding after such conversion, including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding (i) any shares of Class A common stock redeemed by public stockholders in connection with the initial Business Combination and (ii) any Class A common stock or equity-linked securities exercisable for or convertible into Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any Private Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

On September 20, 2023, the Sponsor converted all of its Class B common stock on a one - for - one basis into Class A common stock (such shares, the “Converted Shares”). The Sponsor will not have any redemption rights in connection with the Converted Shares, and the Converted Shares will be subject to the restrictions on transfer entered into by the Sponsor in connection with the IPO.

Upon the closing of the Business Combination, the holders of the Company’s Class A common stock received 7,014,633 shares of the combined company’s common stock.

Note 9. Income Taxes

The Company’s effective tax rate for the three months ended March 31, 2025 and 2024 was (0.2)% and (0.7)%, respectively. The Company’s effective tax rate differs from the statutory income tax rate of 21% primarily due to the business combination costs, changes in the fair value of warrant liabilities and change in the valuation allowance. The Company has used a discrete effective tax rate method to calculate taxes for the three months ended March 31, 2025. The Company believes that the use of the discrete method is more appropriate than the estimated effective tax rate method as the estimated annual effective tax rate method is not reliable due to a high degree of uncertainty in estimating annual pretax earnings.

Note 10. Recurring Fair Value Measurements

As of March 31, 2025 and December 31, 2024, the Company’s warrant liabilities were valued at $379,315 and $357,400, respectively. Under the guidance in ASC 815-40, the warrants do not meet the criteria for equity treatment. As such, the warrants must be recorded on the unaudited condensed balance sheets at fair value. This valuation is subject to re-measurement at each balance sheet date. With each re-measurement, the warrant valuation will be adjusted to fair value, with the change in fair value recognized in the Company’s unaudited condensed statements of operations.

All of the Company’s permitted investments are held in the form of cash in the Company’s Trust Account and are classified within Level 1 of the fair value hierarchy. Fair values of these investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets. The Company’s warrant liability for the Private Placement Warrants is based on a valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. The fair value of the Private Placement Warrant liability is classified within Level 3 of the fair value hierarchy. The Company’s warrant liability for the Public Warrants is based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. The fair value of the Public Warrant liability is classified within Level 1 of the fair value hierarchy.

The following table presents fair value information as of March 31, 2025 and December 31, 2024 of the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

Description	Amount at Fair Value	Level 1	Level 2	Level 3
March 31, 2025 (Unaudited)
Assets:
Cash held in Trust Account	$1,345,389	$1,345,389	$—	$—
Restricted cash - held in Trust Account	702,359	702,359	—	—
Liabilities:
Public Warrants	207,000	207,000
Private Warrants	172,315	—	—	172,315
December 31, 2024
Assets:
Cash held in Trust Account	$2,016,274	$2,016,274	$—	$—
Restricted cash - held in Trust Account	739,195	739,195	—	—
Liabilities:
Public Warrants	207,000	207,000	—	—
Private Warrants	150,400	—	—	150,400

Measurement - The Company established the initial fair value for the warrants on March 9, 2021, the date of the consummation of the IPO. On March 31, 2025 and December 31, 2024, the fair value was remeasured. In May 2021, the Public Warrants were separately traded in the open market and the valuation for the Public Warrants was based on unadjusted quoted prices at March 31, 2025 and December 31, 2024. For March 31, 2025 and December 31, 2024, the Company used a Monte Carlo simulation model to value the Private Placement Warrants.

The key inputs into the Monte Carlo simulation model for the Warrants were as follows at initial measurement, March 31, 2025 and December 31, 2024:

	March 31,
	2025
	(Unaudited)	December 31, 2024
Risk-free interest rate	4.10%	4.19%
Expected term (years)	0.83	0.80
Expected volatility	14.40%	—%
Stock Price	$9.00	$11.22
Exercise Price	$11.50	$11.50

The change in the fair value of the warrant and derivative liabilities classified as Level 3 for the year ended March 31, 2025 is summarized as follows:

Fair Value at December 31, 2024	$150,400
Change in fair value	21,915
Fair Value at March 31, 2025	$172,315

Note 11. Segment Information

ASC Topic 280, Segment Reporting, establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company is a blank check company formed for the purpose of effecting a Business Combination. As of March 31, 2025, the Company had not commenced any operations. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on the investments held in the Trust Account.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company is a single segment entity. When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	March 31, 2025
	(Unaudited)	December 31, 2024
Cash	$62,242	$65,343
Cash and investments held in Trust Account	$1,345,389	$2,016,274

	For the three months ended March 31,
	2025	2024
Other general and administrative expenses	$507,004	$558,479
Professional services fees in connection with Business Combination	320,643	163,275
Total operating expense	$827,647	$721,754

Interest income on investments held in Trust Account	$16,894	$47,241

The key measures of segment profit or loss reviewed by the CODM are interest earned on investments held in Trust Account and operating and formation costs. The CODM reviews interest earned on investments held in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Within the operating expenses, the CODM specifically reviews professional service fees in connection with the Business Combination, which are a significant segment expense, and include legal fees, and advisory fees, as these represent significant costs affecting the Company’s consummation of the Business Combination. Other general and administrative expenses, including accounting expenses, printing expenses, and regulatory filing fees, are reviewed in aggregate to ensure alignment with budget and contractual obligations. These expenses are monitored to manage and forecast cash available to complete a business combination within the required period.

All other segment items included in net income or loss are reported on the unaudited condensed statement of operations and described within their respective disclosures.

Note 12. Subsequent Events

The Company’s management has evaluated subsequent events and transactions that occurred after the unaudited condensed balance sheet date up to the date that the unaudited condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events other than the below that would have required adjustment or disclosure in the unaudited condensed financial statements.

On April 3, 2025, the Company obtained additional advances under the Liminatus unsecured promissory note of $200,000, which resulted in a total outstanding principal balance of $4,443,500

Pursuant to the Business Combination Agreement, on April 30, 2025, the Mergers were completed (see Note 1). In connection with the completion of the Mergers, the Liminatus unsecured promissory was netted as Iris and Liminatus are now one consolidated entity.

Upon the consummation of the Business Combination, $9,160,000 in deferred underwriting fees were settled, of which $7,000,000 will be settled in common shares of the combined company upon the earlier of (i) 180 days from the consummation of the Business Combination, and (ii) the Company’s next share offering, $500,000 was settled in cash and $1,660,000 was waived and no longer payable. The remaining $500,000 will be settled upon the earlier of the consummation of the combined company’s next share offering, or in six months from the date of the business combination.

Upon the consummation of the Business Combination, on April 30, 2025, the combined company remitted payment to Benjamin Securities, Inc. in the amount of $500,250 in connection with the capital markets advisory agreement.

On May 1, 2025, the Company paid $702,359 to the shareholders whom redeemed their shares on March 4, 2025.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Iris Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Iris Acquisition Corp. (the “Company”) as of December 31, 2024 and 2023, the related statements of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company is a Special Purpose Acquisition Corporation that was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities on or before June 30, 2025. The Company entered into a Merger Agreement and Plan of Reorganization with a business combination target on November 30, 2022; however, the completion of this transaction is subject to the approval of the Company’s stockholders among other conditions. There is no assurance that the Company will obtain the necessary approvals or raise the additional capital it needs to fund its business operations and complete any business combination prior to June 30, 2025, if at all. The Company also has no approved plan in place to extend the business combination deadline beyond June 30, 2025 and lacks the capital resources needed to fund operations and complete any business combination, even if the deadline to complete a business combination is extended to a later date. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

New York, NY
April 15, 2025

IRIS ACQUISITION CORP

BALANCE SHEETS

	December 31,
	2024	2023
Assets
Current assets
Cash(1)	$65,343	$156,425
Restricted cash - held in Trust Account	739,195	—
Due from Sponsor	1,256	1,256
Franchise tax receivable	5,200	53,200
Prepaid expenses and other current assets	1,664	—
Total current assets	812,658	210,881
Cash and Investments held in Trust Account	2,016,274	4,291,332
Total Assets	$2,828,932	$4,502,213

Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Deficit
Current liabilities
Accounts payable and accrued expenses	$2,613,095	$2,326,918
Due to related party	75,000	75,000
Class A common stock pending redemption (64,453 shares)	739,195	—
Income taxes payable	2,913	379,965
Excise tax payable	129,008	103,587
Derivative liability	—	2,202
Promissory notes - related party	1,453,720	1,452,381
Promissory note - Liminatus	3,668,500	818,500
Total current liabilities	8,681,431	5,158,553
Deferred underwriting fee payable	9,660,000	9,660,000
Warrant liability	357,400	376,444
Total Liabilities	18,698,831	15,194,997

Commitments and Contingencies (Note 7)
Class A common stock subject to possible redemption, 174,477 and 406,609 shares at redemption value of $10.07 and $9.96 at December 31, 2024 and December 31, 2023, respectively	1,756,468	4,049,650

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 280,000,000 shares authorized; 6,900,000 shares issued and outstanding (excluding 174,477 and 406,609 shares subject to possible redemption, respectively) at December 31, 2024 and December 31, 2023	690	690
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2024 and December 31, 2023	—	—
Extension deposits due from Sponsor	(160,677)	—
Additional paid-in capital	51,795	140,000
Accumulated deficit	(17,518,175)	(14,883,124)
Total Stockholders’ Deficit	(17,626,367)	(14,742,434)
Total Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$2,828,932	$4,502,213
(1)	As of December 31, 2024 and December 31, 2023, include $12,347 and $85,084, respectively of the restricted cash to be used for tax payments only.

The accompanying notes are an integral part of these financial statements.

IRIS ACQUISITION CORP

STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2024	2023
Formation and operating costs	$(2,906,319)	$(2,577,946)
Forgiveness of unrelated vendor payables	—	275,000
Loss from operations	(2,906,319)	(2,302,946)

Other income (expense):
Unrealized gain on change in fair value of warrant liabilities	19,044	566,202
Unrealized gain on change in fair value of derivative liability	2,202	102,226
Interest income on investments held in Trust Account	137,717	553,641
Interest expense	(136,763)	(8,265)
Interest expense - related party	(1,339)	(103,089)
Total other income	20,861	1,110,715

Loss before provision for income taxes	(2,885,458)	(1,192,231)
Provision for income taxes	(18,841)	(33,987)
Net loss	$(2,904,299)	$(1,226,218)

Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	7,191,610	3,040,753
Basic and diluted net loss per share, Class A common stock subject to possible redemption	$(0.40)	$(0.15)
Basic and diluted weighted average shares outstanding, Class B common stock	—	4,971,781
Basic and diluted net loss per share, Class B common stock	$—	$(0.15)

The accompanying notes are an integral part of these financial statements.

IRIS ACQUISITION CORP

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	Class A		Class B		Extension	Additional		Total
	Common Stock		Common Stock		deposits due	Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	from Sponsor	Capital	Deficit	Deficit
Balance as of January 1, 2022	—	$—	6,900,000	$690	$—	$140,000	$(13,974,105)	$(13,833,415)
Remeasurement of Class A common stock to redemption amount	—	—	—	—	—	—	420,786	420,786
Excise tax payable attributable to redemption of common stock	—	—	—	—	—	—	(103,587)	(103,587)
Conversion of Class B common stock to Class A common stock	6,900,000	690	(6,900,000)	(690)	—	—	—	—
Net loss	—	—	—	—	—	—	(1,226,218)	(1,226,218)
Balance as of December 31, 2023	6,900,000	690	—	—	—	140,000	(14,883,124)	(14,742,434)
Deemed contribution for extension deposit from Sponsor	—	—	—	—	(160,677)	160,677	—	—
Remeasurement of Class A common stock to redemption amount	—	—	—	—	—	(248,882)	—	(248,882)
Excise tax payable attributable to redemption of Class A common stock	—	—	—	—	—	—	(25,421)	(25,421)
Recovery of excess redemptions - tax claim	—	—	—	—	—	—	294,669	294,669
Net loss	—	—	—	—	—	—	(2,904,299)	(2,904,299)
Balance as of December 31, 2024	6,900,000	$690	—	$—	$(160,677)	$51,795	$(17,518,175)	$(17,626,367)

The accompanying notes are an integral part of these financial statements.

IRIS ACQUISITION CORP

STATEMENTS OF CASH FLOWS

	December 31,
	2024	2023
Cash Flows from Operating Activities:
Net loss	$(2,904,299)	$(1,226,218)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liabilities	(19,044)	(566,202)
Change in fair value of derivative liability	(2,202)	(102,226)
Forgiveness of unrelated vendor payables	—	(275,000)
Interest income on investments held in Trust Account	(137,717)	(553,641)
Accretion of discount on related party loans	1,339	103,089
Changes in operating assets and liabilities:
Franchise tax receivable	48,000	(53,200)
Prepaid expenses and other current assets	(1,664)	78,753
Franchise taxes payable	—	(447,133)
Income taxes payable	(377,052)	(159,858)
Accounts payable and accrued expenses	286,177	1,112,456
Net cash used in operating activities	(3,106,462)	(2,089,180)

Cash Flows from Investing Activities:
Proceeds from Trust Account for redemptions	1,802,869	10,657,185
Proceeds from Trust Account for tax payments	354,519	853,261
Extension deposits to Trust Account	(189,139)	(120,516)
Net cash provided by investing activities	1,968,249	11,389,930

Cash Flows from Financing Activities:
Redemption of Class A common stock	(1,802,869)	(10,657,185)
Proceeds from related party loan	—	400,000
Repayment of related party loan	—	(400,000)
Proceeds from promissory note - related party	—	533,720
Repayment of promissory note - related party	—	(120,000)
Proceeds from promissory note – Liminatus	2,850,000	818,500
Net cash provided by (used in) financing activities	1,047,131	(9,424,965)

Net Change in Cash	(91,082)	(124,215)
Cash, beginning of year	156,425	280,640
Cash, end of year	$65,343	$156,425

Supplemental disclosure of non-cash operating and financing activities:
Conversion of Class B common stock to Class A common stock	$—	$690
Remeasurement of Class A common stock subject to redemption value	$248,882	$420,786
Pending redemptions of Class A common shares	$739,195	$—
Derivative on promissory note - related party	$—	$104,428
Excise tax	$25,421	$103,587
Income taxes paid	$396,127	$193,845
Recovery of excess redemptions - tax claim	$294,669	$—
Deemed contribution for extension deposit from sponsor	$160,677	$—

The accompanying notes are an integral part of these financial statements.

IRIS ACQUISITION CORP

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Iris Acquisition Corp (the “Company”) formally known as Tribe Capital Growth Corp I (name of the Company was changed on July 27, 2022), is a blank check company incorporated in Delaware on November 5, 2020. The Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

As of December 31, 2024, the Company had not commenced any operations. All activity for the period from November 5, 2020 (inception) through December 31, 2024 relates to the Company’s formation and the initial public offering described below (the “IPO”), and subsequent to the IPO identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO and unrealized gains and losses and the change in fair value of its warrants.

The Company’s sponsor is Iris Acquisition Holdings LLC (formerly known as Tribe Arrow Holdings I LLC), a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s IPO was declared effective on March 4, 2021 (the “Effective Date”). On March 9, 2021, the Company consummated the IPO of 27,600,000 units (the “Units”), which includes the full exercise by the underwriters of the over-allotment option to purchase an additional 3,600,000 Units, at $10.00 per Unit, generating gross proceeds of $276,000,000, which is discussed in Note 3.

Simultaneously with the closing of the IPO, the Company consummated the sale of 5,013,333 warrants (the “Private Warrants”) to the Sponsor and Cantor Fitzgerald & Co. (“Cantor”), the representative of the underwriters of the IPO, at a price of $1.50 per Private Warrant, generating gross proceeds of $7,520,000, which is discussed in Note 4. Each warrant (including the Private Warrants and the warrants included as part of the Units) entitles the holder to purchase one share of common stock at a price of $11.50 per share.

Transaction costs for the IPO amounting to $15,627,893 (consisting of $5,520,000 of underwriting discount, $9,660,000 of deferred underwriting discount, and $447,893 of other offering costs) were recognized, of which $606,622 was (i) allocated to the public warrants and Private Warrants and (ii) included in the statements of operations, and $15,021,271 was charged directly to stockholders’ equity.

Following the closing of the IPO on March 9, 2021, $276,000,000 (approximately $10.00 per Unit) from the net proceeds of the sale of the Units in the IPO, including the proceeds from the sale of the Private Warrants, was deposited in a trust account (“Trust Account”), located in the United States with Continental Stock Transfer & Trust Company acting as trustee (the “Trustee”), and was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. In December 2022, the Company instructed the Trustee with respect to the Trust Account, to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account in an interest bearing cash account. In September 2023, the Company further instructed the Trustee to move the funds held in the Trust Account to an interest bearing bank deposit program until the earlier of the consummation of a business combination or the liquidation of the Company. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay franchise taxes, the proceeds from the IPO and the sale of the Private Warrants will not be released from the Trust Account until the earliest of (i) the completion of initial Business Combination, (ii) the redemption of the Company’s public shares if the Company does not complete an initial Business Combination within 51 months from the closing of the IPO, subject to applicable law, or (iii) the redemption of the Company’s public shares properly submitted in connection with a stockholder vote to amend its amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company has not consummated an initial Business Combination within 51 months from the closing of the IPO or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) without a stockholder vote by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, in its sole discretion. The stockholders will be entitled to redeem their shares for a pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account (which interest shall be net of income taxes payable), divided by the number of then outstanding public shares, subject to the limitations. The amount in the Trust Account is initially approximately $10.00 per public share. The per share amount the Company will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the representative of the underwriters. As of December 31, 2024 and December 31, 2023, the income taxes payable of $248,523 and $241,682 represents the difference between the Class A common stock subject to possible redemption of $1,756,468 and $4,049,650, respectively and the Cash and Investments held in the Trust Account of $2,016,274 and $4,291,332, respectively presented on the balance sheets.

The shares of common stock subject to redemption are recorded at redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity (“ASC 480”). In such case, the Company will proceed with a Business Combination if the Company seeks stockholder approval, and a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

On December 26, 2024, the Company extended the time to complete the initial Business Combination to June 30, 2025 as described below (the “Combination Period”). However, if the Company is unable to complete the initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of income taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish the public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject, in each case, to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to any Founder Shares and public shares they hold in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to their Founder Shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation, (iii) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares they hold if the Company fails to complete the initial Business Combination within the Combination Period, and (iv) vote any Founder Shares held by them and any public shares purchased during or after the IPO in favor of the initial Business Combination.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share, due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

On September 7, 2023, stockholders holding 1,006,495 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.29 per share, subject to adjustment for applicable taxes, including, but not limited to, franchise tax, excise tax and income tax, for an aggregate redemption amount of $10,358,754. Following such redemptions, 406,609 Public Shares remained outstanding.

In January 2024, the Company recovered an excess redemption to shareholders in the amount of $294,669 for federal tax payments that were due.

On March 7, 2024, stockholders holding 119,572 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.58 per share, adjusted for applicable taxes in the amount of $60,000, including, but not limited to, franchise tax, excise tax and income tax, for an aggregate redemption amount of $1,265,669. Following such redemptions, 287,037 Public Shares remained outstanding. The redemptions were settled on April 2, 2024.

On September 5, 2024, stockholders holding 48,107 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.17 per share, subject to adjustment for applicable taxes, including, but not limited to, franchise tax, excise tax and income tax, for an aggregate redemption amount of $537,200. Following such redemptions, 238,930 Public Shares remained outstanding.

On December 20, 2024, stockholders holding 64,453 public shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.47 per share, subject to adjustment for taxes payable from the trust account, for an aggregate redemption amount of approximately $739,195. Following such redemptions, 174,477 Public Shares will remain outstanding. The redemptions were settled on February 3, 2025.

Business Combination Agreement

On November 30, 2022, Iris Acquisition Corp, a Delaware corporation (“we,” “our,” or “Iris”), Iris Parent Holding Corp., a Delaware corporation (“ParentCo”), Liminatus Pharma, LLC, a Delaware limited liability company (“Liminatus”), Liminatus Pharma Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ParentCo (“Liminatus Merger Sub”), and SPAC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ParentCo (“SPAC Merger Sub” and together with Liminatus Merger Sub, the “Merger Subs”), entered into a business combination agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”): (a) Liminatus Merger Sub will merge with and into Liminatus (the “Liminatus Merger”), with Liminatus surviving the Liminatus Merger as a direct wholly-owned subsidiary of ParentCo, and (b) simultaneously with the Liminatus Merger, SPAC Merger Sub will merge with and into Iris (the “SPAC Merger” and, together with the Liminatus Merger, the “Mergers”), with Iris surviving the SPAC Merger (the “SPAC Surviving Subsidiary”) as a direct wholly-owned subsidiary of ParentCo (the transactions contemplated by the foregoing clauses (a) and (b) the “Business Combination,” and together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”).

Liminatus is an early stage single-asset biotech company focused on oncology. The company is looking to develop a next generation CD47 checkpoint inhibitor targeting various solid tumors. CD47 is a potent ‘do not eat me’ signal that enables cancer cells to evade detection by the immune system. The CD47 next generation antibody has shown to preferentially bind to immune cells, but negligibly to red blood cells and platelets without inducing destruction of red blood cells which is a key differentiating feature. The next generation of anti CD47 monoclonal antibodies have catalysed a resurgence of interest in the field. Currently IND enabling studies are underway to progress the asset into clinical trials.

Liminatus is actively reviewing opportunities to in-license or acquire other clinical candidates that match the area of expertise of the company.

The aggregate consideration to be paid in the Transactions to the direct or indirect owners of Liminatus will consist of 17.5 million shares of ParentCo’s common stock. The number of shares of the equity consideration was determined based on $10.00 per share value for ParentCo’s common stock.

Concurrently with the execution of the Business Combination Agreement, ParentCo and Iris have entered into an equity subscription agreement (the “PIPE Equity Subscription Agreement”) with one accredited investor (the “PIPE Investor”) pursuant to which the PIPE Investor has committed to purchase 1,500,000 shares of ParentCo Common Stock at a purchase price per share of $10.00 (the “PIPE Shares”), for an aggregate purchase price of $15,000,000 (the “PIPE Equity Investment”). The obligations to consummate the transaction contemplated by the PIPE Equity Subscription Agreement are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Business Combination Agreement.

On July 19, 2024, the parties to the Business Combination Agreement amended the Business Combination Agreement to extend the date by which the parties thereto can terminate the Business Combination Agreement, which was September 3, 2024.

On July 23, 2024, the PIPE Equity Subscription Agreement was amended to increase the PIPE Investor’s committed purchase of PIPE Shares from 1,500,000 to 2,500,000, increase the PIPE Equity Investment from $15,000,000 to $25,000,000, and extend the date by which the PIPE Investor can terminate the agreement to September 3, 2024.

On August 16, 2024, the parties to the Business Combination Agreement amended the Business Combination Agreement (the “Fifth Amendment”) to extend the date by which the parties thereto can terminate the Business Combination Agreement, which is December 31, 2024.

On October 23, 2024, the parties to the Business Combination Agreement amended the Business Combination Agreement to amend the consideration to be paid in the Transactions to consist of 17.5 million shares of ParentCo’s common stock at $10 per share value.

On October 31, 2024, the PIPE Equity Subscription Agreement was amended to decrease the PIPE Investor’s committed purchase of PIPE Shares from 2,500,000 to 1,500,000, and decrease the PIPE Equity Investment from $25,000,000 to $15,000,000.

On December 26, 2024, the parties to the Business Combination Agreement amended the Business Combination Agreement to extend the date by which the parties thereto can terminate the Business Combination Agreement to June 30, 2025.

On December 26, 2024, the parties amended the date by which the PIPE Investor can terminate the agreement to June 30, 2025.

Simultaneously with the PIPE Equity Subscription Agreement, ParentCo and Iris entered into a convertible note subscription agreement (the “Convertible Note Subscription Agreement”) with one accredited investor (the “PIPE Subscriber”) pursuant to which the PIPE Subscriber committed to subscribe for and purchase 8% convertible notes (the “Convertible Notes”) of and from ParentCo in an aggregate principal amount of $25,000,000 (the “Convertible Notes Investment”) due three years after the Closing of the Business Combination, with an initial conversion price of $11.50 per share of ParentCo Common Stock, which was subject to future downward adjustment based upon the market price of the publicly traded ParentCo Common Stock. The parties to the Convertible Note Subscription Agreement terminated the Convertible Note Subscription Agreement on July 23, 2024.

Nasdaq Delisting Notice

On May 2, 2024, the Company received a written notice from the Listing Qualifications Department of Nasdaq, notifying the Company that because it no longer meets the minimum 500,000 publicly held shares requirement for The Nasdaq Capital Market, pursuant to Listing Rule 5810(d)(2) of the Rules this deficiency now becomes an additional basis for delisting and the Company must address this deficiency. The Company timely requested a hearing before the Nasdaq Hearings Panel (the “Hearing”). On May 21, 2024, the Company received a response from the Nasdaq Hearings Panel (the “Panel”) granting the Company’s request for continued listing on the Nasdaq Capital Market. The Company has until September 3, 2024 to demonstrate compliance with all applicable requirements for initial listing on the Nasdaq Global Market.

On August 21, 2024, the Company received a written notice (the “Notice”) from Nasdaq that pursuant to Nasdaq Listing Rule 5810(d)(2), the Company’s failure to timely file Form 10-Q for the quarter ended June 30, 2024 (the “Q2 2024 Form 10-Q”) by August 19, 2024 served as an additional basis for delisting. On August 23, 2024, the Company filed the Q2 2024 Form 10-Q.

On September 4, 2024, the Company received written notice (the “Notice Letter”) from the Panel indicating that the Panel had determined to delist the Company’s securities from The Nasdaq Stock Market LLC (“Nasdaq”) and that trading in the Company’s securities would be suspended at the open of trading on September 6, 2024, due to the Company’s failure to satisfy the terms of the Panel’s Decision. Pursuant to the terms of the Decision, amongst other things, the Company was required to close its initial business combination, with the new entity demonstrating compliance with the initial listing criteria set forth in Nasdaq Listing Rule 5500 on or before September 3, 2024. Accordingly, the Panel determined to delist the Company’s securities from Nasdaq as set forth in the Notice Letter.

Following the suspension of trading on Nasdaq, the Company’s Units, shares of Class A common stock and warrants began trading on the OTC Pink Marketplace under the symbols “IRAAU,” “IRAA” and “IRAAW,” respectively.

Liquidity, Capital Resources and Going Concern

The Company consummated its IPO on March 9, 2021. As of December 31, 2024, the Company had $65,343 of cash in its operating bank account, which includes $12,347 of restricted cash to be used for tax payments only in its operating bank account, and working capital deficit of $7,868,773, respectively. In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide the Company with Working Capital Loans (see Note 5). As of December 31, 2024 and December 31, 2023, there were no Working Capital Loans outstanding. Additionally, the Company issued promissory notes to the Sponsor and Liminatus to fund working capital deficiencies or finance transaction costs in connection with a Business Combination. As of December 31, 2024 and December 31, 2023, there was $1,453,720 and $1,452,381, respectively for the Promissory Notes - Related Party and $3,668,500 and $818,500 for the Promissory Note - Liminatus, respectively.

In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC 205-40, Presentation of Financial Statements—Going Concern, management has determined that the Company has and will continue to incur significant costs in pursuit of its acquisition plans which raises substantial doubt about the Company’s ability to continue as a going concern. Moreover, the Company may need to obtain additional financing either to complete its initial Business Combination or because the Company becomes obligated to redeem a significant number of public shares upon consummation of the initial Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, the Company would only complete such financing simultaneously with the completion of its initial Business Combination. If the Company is unable to complete its initial Business Combination because it does not have sufficient funds available to it, the Company will be forced to cease operations and liquidate the Trust Account. In addition, following the initial Business Combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet its obligations.

Management has determined that if the Company is unable to complete a Business Combination by June 30, 2025, then the Company will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and subsequent dissolution as well as the Company’s working capital deficit raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after the Combination Period. The Business Combination Agreement provides that if the transaction is not closed by June 30, 2025, either party can terminate the Business Combination Agreement.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the United States Securities Exchange Commission (“SEC”).

Reclassification

Certain prior period amounts in the financial statements, pertaining to the Liminatus interest expense has been reclassified to conform to the current period presentation. The financial statements have otherwise been prepared on the same basis as the audited 2023 financial statements. The reclassification has no effect on net income, earnings per share, retained earnings, cash flows.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. The Class A shares subject to possible redemption and the valuation of the Private Placement Warrants required management to exercise significant judgement in its estimates.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2024 and December 31, 2023. As of December 31, 2024 and December 31, 2023, the Company had operating cash (i.e., cash held outside the Trust Account) of $65,343 and $156,425, respectively. As of December 31, 2024 and December 31, 2023, there were certain amounts that are restricted as they were withdrawn from the Trust Account for income tax payments, which totaled $12,347 and $85,084, respectively.

Cash and Cash Equivalents held in Trust Account

As of December 31, 2024 and December 31, 2023, the Company had a total of $2,016,274 and $4,291,332, respectively in the Trust Account held in money market funds cash equivalents. As noted above, on December 20, 2024 stockholders holding 64,453 shares properly exercised their right to redeem their shares. As of December 31, 2024 the stockholders have not been paid out, as such, the amount owed to the stockholders of approximately $739,195 is recorded on the balance sheets as Restricted Cash - held in Trust Account.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the federal depository insurance coverage of $250,000. As of December 31, 2024 and December 31, 2023, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Forgiveness of Unrelated Vendor Payables

The Company negotiated and certain vendors agreed to forgive outstanding payables. For the year ended December 31, 2023, the outstanding balance totaled $350,000 was settled for cash payments totaling $75,000. As the Company was unable to provide payment in full, a compromise for a one-time lump-payment was agreed upon for each vendor. For the year ended December 31, 2023, the Company recognized a gain for the forgiven of the outstanding payable of $275,000 which were recorded in the statements of operations.

Common Stock Subject to Possible Redemption

The Company accounts for its shares of common stock subject to possible redemption in accordance with the guidance in ASC 480. Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as a component of temporary equity. At all other times, shares of common stock are classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value of $10.07 and $9.96 as of December 31, 2024 and December 31, 2023, respectively, as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.

Net Loss Per Common Stock

The Company complies with accounting and disclosure requirements of ASC Topic 260, Earnings Per Share. The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock (see Note 8 for more details). Earnings and losses are shared pro rata between the two classes of shares. The Company has not considered the effect of the warrants sold in the IPO and the Private Placement to purchase an aggregate of 11,913,333 of the Company’s Class A common stock in the calculation of diluted income (loss) per share, since their exercise is contingent upon future events. As a result, diluted net income (loss) per share of common stock is the same as basic net income (loss) per share of common stock for the periods. Accretion of the carrying value of Class A common stock to redemption value is excluded from net income (loss) per common stock because the redemption value approximates fair value. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share for each class of common stock:

	Year Ended December 31, 2024		Year Ended December 31, 2023
	Class A	Class B	Class A	Class B
Basic and diluted net loss
Numerator:
Net loss	$(2,904,299)	$—	$(465,349)	$(760,869)
Denominator:
Basic and diluted weighted average shares outstanding	7,191,610	—	3,040,753	4,971,781
Basic and diluted net loss per share	$(0.40)	$—	$(0.15)	$(0.15)

Debt Discount

The Company presents the debt discount in the balance sheets as a direct reduction from the carrying amount of debt and are amortized over the term of the related debt using the effective yield method. For the years ended December 31, 2024 and 2023, the Company accreted the debt discount for $1,339 and $103,089, respectively, which is included in interest expense - related party on the accompanying statements of operations.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), approximates the carrying amounts in the balance sheets, excluding the warrants, primarily due to their short-term nature.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, Derivatives and Hedging (“ASC 815”). Derivative instruments are recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined that the warrants are a derivative instrument.

The Company evaluates all of its financial instruments, including notes payable, to determine if such instruments contain features that qualify as embedded derivatives.

Embedded derivatives must be separately measured from the host contract if all the requirements for bifurcation are met. The assessment of the conditions surrounding the bifurcation of embedded derivatives depends on the nature of the host contract. Bifurcated embedded derivatives are recognized at fair value, with changes in fair value recognized in the statement of operations each period. The

Company has determined that the promissory note - related party included an embedded derivative for the redemption feature for the amount equal to 150% of the principal amount upon the consummation of a business combination. See Note 5.

ASC Topic 470-20, Debt with Conversion and Other Options, addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate IPO proceeds from the Units between Class A common stock and warrants, using the residual method by allocating IPO proceeds first to fair value of the warrants and then the Class A common stock.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the condensed financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s condensed financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no tax accruals relating to uncertain tax positions.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2024 and December 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income tax examinations by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company files income tax returns in the U.S. federal jurisdiction, and is subject to federal examination by the federal taxing authorities. The Company was incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis.

The Inflation Reduction Act (“IRA”) was enacted on August 16, 2022. The IRA includes provisions imposing a 1% excise tax on share repurchases that occur after December 31, 2022 and introduces a 15% corporate alternative minimum tax (“CAMT”) on adjusted financial statement income. The CAMT will be effective for us beginning in fiscal 2024. For the year ended December 31, 2024, the Company recorded an excise tax on the redemption of stock.

Advances due from Sponsor

The Company accounts for advances due from the Sponsor as a contra equity balance unless payment has been received subsequent to year end. As of December 31, 2024 and December 31, 2023, the Company has $160,677 and $0 of extension deposit advances due from the Sponsor. See Note 5.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating officer decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. As of December 31, 2024, this ASU became effective and the Company’s management adopted this ASU in its financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures,” which requires public entities to disclose consistent categories and greater disaggregation of information in the rate reconciliation and for income taxes paid. It also includes certain other amendments to improve the effectiveness of income tax disclosures. The guidance is effective for financial statements issued for annual periods beginning after December 15, 2024, with early adoption permitted. The accounting pronouncement is not expected to have a material impact on the Company’s related disclosures.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Risks and Uncertainties

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Separately, in October 2023, Israel and certain Iranian-backed Palestinian forces began an armed conflict in Israel, the Gaza Strip, and surrounding areas, which threatens to spread to other Middle Eastern countries including Lebanon and Iran. The impact of these conflicts and related sanctions on the world economy are not determinable as of the date of these financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. For purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. In April 2024, the Treasury issued proposed regulations providing guidance with respect to the excise tax. Taxpayers must rely on these proposed regulations until final regulations are issued. Under the proposed regulations, liquidating distributions made by publicly traded domestic corporations are exempt from the excise tax. In addition, any redemptions that occur in the same taxable year as a liquidation is completed will also be exempt from such tax.

On December 27, 2022, the Treasury published Notice 2023-2, which provided clarification on some aspects of the application of the excise tax. The notice generally provides that if a publicly traded U.S. corporation completely liquidates and dissolves, distributions in such complete liquidation and other distributions by such corporation in the same taxable year in which the final distribution in complete liquidation and dissolution is made are not subject to the excise tax. On June 28, 2024, the Treasury finalized certain of the proposed regulations (those relating to procedures for reporting and paying the Excise Tax). The remaining regulations (largely relating to the computation of the Excise Tax) remain in proposed form. The Treasury intends to finalize these proposed regulations at a later date and, until such time, taxpayers may continue to rely on the proposed regulations.

As of December 31, 2024 and December 31, 2023, the Company recorded a total of $129,008 and $103,587 of excise tax liability calculated as 1% of the fair market value of the shares redeemed. The liability does not impact the accompanying statements of operations and is offset against additional paid-in capital or accumulated deficit if additional paid-in capital is not available.

During the second quarter of 2024, the Internal Revenue Service issued final regulations with respect to the timing and payment of the excise tax. Pursuant to those regulations, the Company would need to file a return and remit payment for any liability incurred during the period from January 1, 2023 to December 31, 2023 on or before October 31, 2024. As of the filing date, the Company has not remitted payment.

The Company is currently evaluating its options with respect to payment of this obligation. As the Company was unable to timely pay its obligation in full, it will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or a portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024, until paid in full. The Company accrued a total of $12,085 recorded to interest expense on the statement of operations related to additional tax interest and penalties.

In early 2025, the U.S. government implemented new tariff measures impacting global trade. As a result, the Company anticipates continued uncertainty and volatility with respect to capital markets, the costs of materials and supply chains. The duration and scope of these conditions cannot be predicted, and therefore, any anticipated negative financial impact to the Company’s operating results cannot be reasonably estimated.

NOTE 3. INITIAL PUBLIC OFFERING

On March 9, 2021, the Company sold 27,600,000 units, which includes 3,600,000 units issued pursuant to the full exercise by the underwriters of their over-allotment option, at a purchase price of $10.00 per Unit, generating gross proceeds of $276,000,000. Each Unit consists of one share of Class A common stock, and one-fourth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The warrants will become exercisable on the later of 30 days after the completion of the initial Business Combination or 12 months from the closing of the IPO, March 9, 2021, and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation (see Note 7).

The Company paid an underwriting fee at the closing of the IPO of $5,520,000. As of March 9, 2021, an additional fee of $9,660,000 (see Note 7) was deferred and will become payable upon the Company’s completion of an initial Business Combination. The deferred portion of the fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination.

All of the 27,600,000 shares of Class A common stock sold as part of the units in the IPO contain a redemption feature which allows for the redemption of such shares of Class A common stock in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity.

The Class A common stock is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company recognizes changes in redemption value immediately as they occur. Immediately upon the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable common stock resulted in charges against additional paid-in capital and accumulated deficit.

As of December 31, 2024 and December 31, 2023, the common stock reflected on the balance sheets are reconciled in the following table:

Class A common stock subject to possible redemption at January 1, 2023	$15,127,621
Less: Remeasurement of carrying value to redemption value	(420,786)
Less: 2023 adjustment to share price for shares redeemed in December 2022	(298,431)
Less: Shares redeemed in September 2023	(10,358,754)
Class A common stock subject to possible redemption as December 31, 2023	4,049,650
Less: Shares redeemed in 2024	(2,542,064)
Plus: Remeasurement of carrying value to redemption value	248,882
Class A common stock subject to possible redemption as December 31, 2024	$1,756,468

Warrants — Each whole warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares held by the initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants will become exercisable on the later of 12 months from the closing of the IPO or 30 days after the completion of its initial Business Combination, and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company has agreed that as soon as practicable, but in no event later than fifteen (15) business days after the closing of the initial Business Combination, it will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may call the warrants for redemption for cash:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon not less than 30 days’ prior written notice of redemption to each warrant holder (the “30-day redemption period”); and

●	if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before the Company sends to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company for cash, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the IPO, the Sponsor and Cantor purchased an aggregate of 5,013,333 Private Warrants at a price of $1.50 per Private Warrant, for an aggregate purchase price of $7,520,000, in a private placement. Each Private Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share. A portion of the proceeds from the private placement was added to the proceeds from the IPO held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Warrants will expire worthless.

The Private Warrants are identical to the public warrants included as part of the Units sold in the IPO except that they will be non-redeemable and exercisable on a cashless basis for as long as the Private Warrants are held by the Sponsor or Cantor, the representative of the underwriters, or its permitted transferees. Additionally, for so long as the Private Warrants are held by Cantor or its designees or affiliates, they may not be exercised after five years from the commencement of sales of the IPO.

On November 30, 2022, the Sponsor entered into a Sponsor Forfeiture Agreement (the “Sponsor Forfeiture Agreement”) with the Company and Liminatus, pursuant to which, contingent upon the closing of the Business Combination, the Sponsor agreed to forfeit all 4,177,778 of its Private Placement Warrants to purchase shares of the Company’s Class A common stock, exercisable at $11.50 per share (the “Forfeited Private Placement Warrants”), acquired by the Sponsor in March 2021 in connection with the Initial Public Offering. At the closing of the Business Combination, the Forfeited Private Placement Warrants shall be transferred from the Sponsor to the Company for cancellation in exchange for no consideration and the Company shall retire and cancel all of the Forfeited Private Placement Warrants.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In December 2020, the Sponsor paid $25,000, or approximately $0.004 per share, to cover certain offering costs in consideration for 5,750,000 Class B common stock, par value $0.0001 (the “Founder Shares”). In February 2021, the Company effected a stock dividend of 0.2 shares for each share of Class B common stock outstanding, resulting in the Sponsor holding an aggregate of 6,900,000 Founder Shares (up to an aggregate of 900,000 of which were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised). All shares and associated amounts have been retroactively restated to reflect the stock dividend. As a result of the underwriters’ election to fully exercise their over-allotment option, the 900,000 shares were no longer subject to forfeiture.

In March 2023, unpaid fees amounting to $475, related to reimbursements due to sponsor, have been recorded under accrued expenses.

On September 25, 2023, the Sponsor converted all of its Class B common stock on a one-for-one basis into Class A common stock (the “Converted Shares”). The Sponsor will not have any redemption rights in connection with the Converted Shares, and the Converted Shares will be subject to the restrictions on transfer entered into by the Sponsor in connection with the IPO.

The Sponsor has agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination and (B) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction after the initial Business Combination that results in all of its stockholders having the right to exchange their Class A common stock for cash, securities or other property (the “lock-up”). Notwithstanding the foregoing, if the closing price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lock-up.

Promissory Notes - Related Party

On May 27, 2022, the Sponsor agreed to loan the Company up to $300,000 for working capital purposes. These loans are non-interest bearing, unsecured and are due on demand. As of December 31, 2024 and December 31, 2023, the outstanding note is due on demand.

On October 10, 2022, the Company issued an unsecured promissory note in the aggregate principal amount up to $550,000 to Iris Acquisition Holdings LLC, the Company’s Sponsor. Pursuant to the Note, the Sponsor agreed to loan to the Company an aggregate amount up to $550,000 payable on demand. The Note does not bear interest. In the event that the Company does not consummate a business combination, the Note will be repaid only from amounts remaining outside of the Trust Account, if any. The proceeds of the Note will be used by the Company for working capital purposes. As of December 31, 2024 and December 31, 2023, the Company’s outstanding balance was $540,000 under this loan.

On December 20, 2022, the Company issued an unsecured promissory note in the aggregate principal amount up to $750,000 to the Company’s Sponsor. Pursuant to the Note, the Sponsor agreed to loan to the Company an aggregate amount up to $750,000, which was due the earlier of six months or the consummation of a business combination. As of December 31, 2024 and December 31, 2023, the Note is due and payable on demand. The Note does not bear interest. Upon the closing of a business combination, the Company shall pay an amount equal to 150% of the principal amount. In the event that the Company does not consummate a business combination, the Note will be repaid only from amounts remaining outside of the Trust Account, if any. The proceeds of the Note will be used by the Company for working capital purposes. As of December 31, 2024 and December 31, 2023, the Company’s outstanding balance was $613,720 under this loan. For the years ended December 31, 2024 and December 31, 2023, $28,463 and $120,515 of the total $613,720 outstanding balance was used for extension payments to the Trust Account, and the remaining balance was advanced for working capital purposes.

In accordance with ASC 815, the premium for the 150% of the principal upon a business combination was determined to be an embedded feature that is bifurcated from the notes and is recorded as derivative liability. Management used a probability weighted expected return model to estimate the fair value of the redemption features at issuance of the promissory note – related party and as of December 31, 2024 and December 31, 2023. As of December 31, 2024 and December 31, 2023, the fair value of the derivative liability was $0 and $2,202, respectively. The Company recorded a decrease in fair value of the derivative liability of $2,202 and $102,226 for the years ended December 31, 2024 and December 31, 2023, respectively. At issuance, the debt discount for derivative liability was $104,428. As of December 31, 2024 and December 31, 2023, the debt discount for derivative liability was $0 and $1,339, respectively. For the years ended December 31, 2024 and December 31, 2023, the Company recorded accretion of the debt discount of $1,339 and $103,089, respectively, which is included in interest expense - related party on the accompanying statements of operations.

In March 2023, during the United States banking crisis, the Company held cash in First Republic Bank and transferred $120,000 to the Sponsor to avoid delays in receiving funds from the bank in the event of collapse. In June 2023, this amount was still held by the Sponsor and used as a repayment of the outstanding principal balance.

On March 13, 2024, the December 2022 unsecured promissory note with the Sponsor was amended and restated to eliminate the 150% that would have been due upon the closing of a business combination.

At December 31, 2024 and December 31, 2023, the total balance outstanding on the promissory notes - related party amounted to $1,453,720 and $1,452,381, respectively, which are net of the debt discount of $0 and a $1,339, respectively.

Related Party Loans

In addition, in order to fund working capital deficiencies or finance transaction costs in connection with an intended Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required on a non-interest bearing basis (“Working Capital Loans”). If the Company completes the initial Business Combination, the Company will repay the Working Capital Loans. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans, but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Warrants. During the year ended December 31, 2023, the Company obtained proceeds of $400,000 from the Sponsor to use for the payment of vendors. Before these proceeds were disbursed to vendors,

Management decided to repay the outstanding balance in full. As of December 31, 2024 and December 31, 2023, the Company had no borrowings under the Working Capital Loans.

In addition, in order to fund the extension payments, the Sponsor or its designees has agreed to loan to the Company the lesser of: (x) $50,000 and (y) $0.035 per month for each public share that is not redeemed (the “Extension Payments Loan”). During March 2024, the agreed Extension Payments Loan payments were updated to the lesser of: (x) $30,000 and (y) $0.06 per month for each public share that is not redeemed. During September 2024, the agreed Extension Payments Loan payments were updated to the lesser of: (x) $17,000 and (y) $0.06 per month for each public share that is not redeemed. The Extension Payments Loan will only be made on a month-to-month basis at the end of every month and until the consummation of the business combination transaction. The amount of the Extension Payments Loan will not bear interest and will be repayable by the Company to the Sponsor or its designees upon consummation of an initial business combination, in cash, at the option of the Sponsor. As of December 31, 2024, the Company had $160,677 recorded as Extension deposits due from Sponsor on the accompanying balance sheet for unfunded extension payments from the Sponsor that were funded by the Company.

On July 24, 2024, Hana Immunotherapeutics, LLC, an affiliate of Chris Kim, the Chief Executive Officer of Liminatus, agreed to loan Gaius Investment Partners (“Gaius”), the buyer of the managing member of the Company’s Sponsor, Columbass Limited (“Columbass”), approximately $1.216 million to facilitate Gaius’ acquisition of Columbass. As a result of the Acquisition, the former managing member, Columbass Limited, resigned as managing member of the Sponsor on October 30, 2024, and Iris Equity Holdings LLC was appointed as managing member of the Sponsor.

Advances due from Sponsor

The Company accounts for advances due from the Sponsor as a contra equity balance unless payment has been received subsequent to period end. As of December 31, 2024 and December 31, 2023, the Company has $160,677 and $0 of extension deposit advances due from the Sponsor.

Administrative Support Agreement

On March 11, 2024, the Company entered into an administrative support agreement (the “Agreement”) with Arrow Capital Management LLC (“Arrow”). Pursuant to the Agreement, Arrow will provide certain office space, utilities and secretarial and administrative support (the “Services”) to the Company. In exchange for the Services, the Company will pay to Arrow $10,000 per month, beginning January 1, 2024, and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation.

On August 30, 2024, the Company amended the Agreement with Arrow. In exchange for the Services mentioned above, the Company will pay to Arrow $30,000 per month, beginning September 1, 2024, and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation.

For the year ended December 31, 2024, the Company incurred $200,000 for the administrative support agreement, which is included in formation and operating costs on the statements of operations.

NOTE 6. PROMISSORY NOTE - LIMINATUS

On October 4, 2023, the Company issued an unsecured promissory note in the aggregate principal amount up to $1,500,000 to Liminatus. Pursuant to the Note, Liminatus agreed to loan to the Company an aggregate amount up to $1,500,000 payable following the earlier of (i) closing of the Business Combination, as defined in the Business Combination Agreement dated November 30, 2022, or (ii) thirty (30) days following the termination of the Business Combination Agreement; provided, however, in the event the Company commences liquidation proceedings, this Note shall be cancelled and all amounts due, including all principal and accrued interest, shall be forgiven. Interest on the Note compounds annually and accrues on each unpaid Advance made under this Note at the rate of 5% per annum. On February 28, 2024, the Liminatus unsecured promissory note was amended and restated to increase the aggregate principal amount to up to $2,500,000, and add advances that occurred under the note. On August 2, 2024, the Liminatus unsecured promissory note was amended and restated to increase the aggregate principal amount to up to $3,500,000, and add advances that occurred under the note. On November 27, 2024, the Liminatus unsecured promissory note was amended and restated to increase the aggregate principal amount to up to $5,000,000, and add advances that occurred under the note. As of December 31, 2024 and December 31, 2023, the Company’s outstanding balance was $3,668,500, and including $818,500 respectively. For the years ended December 31, 2024 and

December 31, 2023, the Company recorded interest expense of $119,843 and $8,265, respectively, which is included within interest expense on the statements of operations and accounts payable and accrued expenses on the balance sheets. For the year ended December 31, 2024, total outstanding accrued interest is $128,108.

NOTE 7. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the (i) Founder Shares, which were issued in a private placement prior to the closing of the IPO, (ii) Private Warrants, which were issued in a private placement simultaneously with the closing of the IPO and the shares of Class A common stock underlying such Private Warrants (iii) the PIPE Shares issuable pursuant to the PIPE Equity Subscription Agreement, and (iv) Private Warrants that may be issued upon conversion of Working Capital Loans will have registration rights to require the Company to register a sale of any of the Company’s securities held by them pursuant to a registration rights agreement to be signed prior to or on the Effective Date. The holders of these securities are entitled to make up to three demands, excluding Form S-3 demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of its initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to an underwriting discount of 2% (or $5,520,000) of the gross proceeds of the IPO and deferred underwriting discount of 3.5% (or $9,660,000) of the gross proceeds of the IPO upon the completion of the Company’s initial Business Combination.

On October 11, 2023, the Company executed a Fee Reduction Agreement with the underwriters to reduce the deferred underwriting discount of $9,660,000 to $8,000,000 in the event that the business combination with Liminatus is consummated. Pursuant to the terms of the agreement, the reduced deferred underwriting discount shall be payable by the Company to the underwriters in $1,000,000 cash and $7,000,000 of the common equity securities of the public entity that survives the transaction. As of December 31, 2024, the deferred underwriting discount of $9,660,000 has not been reduced to $8,000,000 because the release of the payable will occur upon the consummation of the business combination with Liminatus.

Capital Markets Advisory Agreement

On July 19, 2024, the Company entered into a capital markets advisory agreement with Benjamin Securities, Inc. and Liminatus Pharma, LLC to perform certain services for the Company and Liminatus Pharma, LLC. At the time of the agreement signing $125,000 was owed to Benjamin Securities, Inc. as a deposit, with an additional $485,000 owed at consummation of the business combination. The Company and Benjamin Securities, Inc. subsequently amended the agreement shortly after execution to delay the services provided until the business combination becomes effective. As such, no obligations are owed to Benjamin Securities, Inc. until the business combination becomes effective.

NOTE 8. STOCKHOLDERS’ DEFICIT

Preferred stock—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2024 and December 31, 2023, there were no shares of preferred stock issued or outstanding.

Class A common stock—The Company is authorized to issue 280,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2024 and December 31, 2023, there were 7,074,477 and 7,306,609, respectively, shares issued and outstanding, of which 174,477 and 406,609 are subject to possible redemption, respectively.

Class B common stock—The Company is authorized to issue 20,000,000 Class B common stock with a par value of $0.0001 per share. At both December 31, 2024 and December 31, 2023, there were no shares of Class B common stock outstanding.

Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of the

Company’s stockholders except as required by law. Unless specified in the Company’s amended and restated certificate of incorporation, or as required by applicable provisions of the Delaware General Corporation Law or applicable stock exchange rules, the affirmative vote of a majority of the Company’s shares of common stock that are voted is required to approve any such matter voted on by its stockholders.

The Class B common stock is convertible at any time and from time to time at the option of the holder thereof and will automatically convert into Class A common stock upon the consummation of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 83% of the total number of Class A common stock outstanding after such conversion, including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding (i) any shares of Class A common stock redeemed by public stockholders in connection with the initial Business Combination and (ii) any Class A common stock or equity-linked securities exercisable for or convertible into Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any Private Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

On September 25, 2023, the Sponsor converted all of its Class B common stock on a one-for-one basis into Class A common stock (such shares, the “Converted Shares”). The Sponsor will not have any redemption rights in connection with the Converted Shares, and the Converted Shares will be subject to the restrictions on transfer entered into by the Sponsor in connection with the IPO.

NOTE 9. INCOME TAXES

The Company’s net deferred tax assets (liability) at December 31, 2024 and December 31, 2023 are as follows:

	December 31,	December 31,
	2024	2023
Deferred tax asset:
Startup expenses	$1,480,938	$1,041,535
Accrued Interest	29,490	7,307
Total deferred tax asset	1,510,428	1,048,842
Valuation allowance	(1,510,428)	(1,048,842)
Deferred tax asset, net of allowance	$—	$—

The income tax provision for the years ended December 31, 2024 and December 31, 2023 consists of the following:

	December 31,	December 31,
	2024	2023
Federal
Current	$18,841	$33,987
Deferred	(461,586)	(411,035)

State
Current	—	—
Deferred	—	—
Change in valuation allowance	461,586	411,035
Income tax provision	$18,841	$33,987

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the years ended December 31, 2024 and December 31, 2023, the change in the valuation allowance was $461,586 and $411,035, respectively.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2024 and December 31, 2023 are as follows:

	December 31,	December 31,
	2024	2023
Provision/(Benefit) at Statutory Rate	21.00%	21.00%
State Tax Provision/(Benefit) net of federal benefit	—%	—%
Permanent differences:
Change in fair value of Warrant Liability	0.15%	9.98%
Prior year adjustments	—%	20.83%
Other permanent items	(0.23)%	(0.62)%
Acquisition Facilitative Expenses	(5.55)%	(19.54)%
Change in valuation allowance	(16.02)%	(34.50)%
Income Tax Provision/(Benefit)	(0.65)%	(2.85)%

The Company files income tax returns in the U.S. federal jurisdiction and is subject to federal examination.

NOTE 10. RECURRING FAIR VALUE MEASUREMENTS

As of December 31, 2024 and December 31, 2023, the Company’s warrant liabilities were valued at $357,400 and $376,444, respectively. Under the guidance in ASC 815-40, the warrants do not meet the criteria for equity treatment. As such, the warrants must be recorded on the balance sheets at fair value. This valuation is subject to re-measurement at each balance sheet date. With each re-measurement, the warrant valuation will be adjusted to fair value, with the change in fair value recognized in the Company’s statements of operations.

All of the Company’s permitted investments are held in a money market fund. Fair values of these investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets. The Company’s warrant liability for the Private Placement Warrants is based on a valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. The fair value of the Private Placement Warrant liability is classified within Level 3 of the fair value hierarchy. The Company’s warrant liability for the Public Warrants is based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. The fair value of the Public Warrant liability is classified within Level 1 of the fair value hierarchy.

The following table presents fair value information as of December 31, 2024 and December 31, 2023 of the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	Amount at Fair
Description	Value	Level 1	Level 2	Level 3
December 31, 2024
Assets:
Cash equivalents held in Trust Account:	$2,016,274	$2,016,274	$—	$—
Restricted cash – held in Trust Account	739,195	739,195	—	—
Liabilities:
Public Warrants	207,000	207,000	—	—
Private Warrants	150,400	—	—	150,400
December 31, 2023
Assets:
Cash equivalents held in Trust	4,291,332	4,291,332	—	—
Liabilities:
Public Warrants	207,690	207,690	—	—
Private Warrants	168,754	—	—	168,754
Derivative liability	$2,202	$—	$—	$2,202

Measurement - The Company established the initial fair value for the warrants on March 9, 2021, the date of the consummation of the IPO. On December 31, 2024 and December 31, 2023, the fair value was remeasured. In May 2021, the Public Warrants were separately traded in the open market and the valuation for the Public Warrants was based on unadjusted quoted prices at December 31, 2024 and December 31, 2023. For December 31, 2024 and December 31, 2023, the Company used a Monte Carlo simulation model to value the Private Placement Warrants.

The key inputs into the Monte Carlo simulation model for the Warrants were as follows at initial measurement, December 31, 2024 and December 31, 2023:

	December 31, 2024	December 31, 2023
Risk-free interest rate	4.19%	4.91%
Expected term (years)	0.80	0.87
Expected volatility	—%	5.7%
Stock Price	$11.22	$10.33
Exercise Price	$11.50	$11.50

The Company utilized a probability weighted expected return model for the initial valuation of the promissory note - related party bifurcated derivative. The derivatives were estimated utilizing a probability-weighted approach based on the expected outcomes of both a successful and unsuccessful business combination. The following table provides the significant inputs used in the model to measure the fair value of the bifurcated derivative upon each draw of the promissory note-related party:

December 31, 2023
Risk-free rate for debt	4.39 - 5.56%
Expected term (years)	0.25 - 0.52
Likelihood of completing a business combination	8.88 - 11.68%

The change in the fair value of the warrant and derivative liabilities classified as Level 3 for the year ended December 31, 2024 and 2023 is summarized as follows:

	Warrant Liabilities	Derivative Liability
Fair value at December 31, 2022	$418,246	$—
Issuance of derivative liability	—	104,428
Change in fair value	(249,492)	(102,226)
Fair value at December 31, 2023	$168,754	$2,202
Change in fair value	(18,354)	(2,202)
Fair value at December 31, 2024	$150,400	$—

NOTE 11. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company is a blank check company formed for the purpose of effecting a Business Combination. As of December 31, 2024, the Company had not commenced any operations. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on the investments held in the Trust Account.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company is a single segment entity. When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	December 31, 2024	December 31, 2023
Cash	$65,343	$156,425
Cash and Investments held in Trust Account	$2,016,274	$4,291,332

	For the Year Ended	For the Year Ended
	December 31, 2024	December 31, 2023
Other general and administrative expenses	$1,909,768	$1,231,012
Professional services fees in connection with Business Combination	996,551	1,071,934
Total operating expenses	$2,906,319	$2,302,946

Interest income on investments held in Trust Account	$137,717	$553,641

The key measures of segment profit or loss reviewed by the CODM are interest earned on investments held in Trust Account and operating and formation costs. The CODM reviews interest earned on investments held in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Within the operating expenses, the CODM specifically reviews professional service fees in connection with the Business Combination, which are a significant segment expense, and include legal fees, and advisory fees, as these represent significant costs affecting the Company’s consummation of the Business Combination. Other general and administrative expenses, including accounting expenses, printing expenses, and regulatory filing fees, are reviewed in aggregate to ensure alignment with budget and contractual obligations. These expenses are monitored to manage and forecast cash available to complete a business combination within the required period.

All other segment items included in net income or loss are reported on the statement of operations and described within their respective disclosures.

NOTE 12. SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events other than the below that would have required adjustment or disclosure in the financial statements.

On January 7, 2025, the Company obtained additional advances under the Liminatus unsecured promissory note of $250,000, which resulted in a total outstanding principal balance of $3,918,500.

On February 3, 2025, the Company paid $739,195 to the shareholders whom redeemed their shares on December 20, 2024.

On February 3, 2025, the Company withdrew $15,000 from the Trust account for the payment of taxes.

On February 13, 2025, the Company obtained additional advances under the Liminatus unsecured promissory note of $125,000 which resulted in a total outstanding principal balance of $4,043,500.

On March 4, 2025, stockholders holding 59,844 public shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.74 per share, for an aggregate redemption amount of approximately $702,359.

On March 7, 2025, the Company obtained additional advances under the Liminatus unsecured promissory note of $200,000 which resulted in a total outstanding principal balance of $4,243,500.

On March 31, 2025, the Board of Directors extended the date by which the Company must complete a Business Combination to June 30, 2025.

On April 3, 2025, the Company obtained additional advances under the Liminatus unsecured promissory note of $200,000 which resulted in a total outstanding principal balance of $4,443,500.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with this registration statement.

$
Securities and Exchange Commission registration fee	$55,000
Accountant’s fee and expenses	50,000
Legal fees and expenses	50,000
Transfer agent’s fees and expenses	2,500
Printing and related fees	2,500
Miscellaneous
Total other expenses	$160,000

Item 14. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our charter contains provisions limiting the liability of the members of the Company’s board of directors, and the Company’s bylaws provide that the Company will indemnify each of the members of the Company’s board of directors and officers to the fullest extent permitted under Delaware law. The Company’s bylaws will also provide the board of directors with discretion to indemnify employees and agents of the Company.

The Company has entered into indemnification agreements with each of its directors and executive officers and certain other key employees. The indemnification agreements provide that the Company will indemnify each of its directors and executive officers and such other key employees against any and all expenses incurred by such director, executive officer or other key employee because of his or her status as one of the Company’s directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, the Company’s charter and bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, the Company will advance all expenses incurred by its directors, executive officers and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.

Item 15. Recent Sales of Unregistered Securities.

The Company issued the following securities in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, as amended, in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act:

In December 2020, the Sponsor paid $25,000, or approximately $0.004 per share, to cover certain offering costs in consideration for 5,750,000 Class B Common Stock, par value $0.0001 (the “Founder Shares”). In February 2021, Iris effected a stock dividend of 0.2 shares for each share of Class B Common Stock outstanding, resulting in the Sponsor holding an aggregate of 6,900,000 Founder Shares (up to an aggregate of 900,000 of which were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option was exercised). All shares and associated amounts have been retroactively restated to reflect the stock dividend. As a result of the underwriters’ election to fully exercise their over-allotment option, the 900,000 shares were no longer subject to forfeiture. On September 25, 2023, the Sponsor converted all of its Class B common stock on a one-for-one basis into Class A common stock.

Simultaneously with the closing of the IPO, Iris consummated the sale of 5,013,333 private placement warrants to the Sponsor and Cantor, the representative of the underwriters of the IPO, at a price of $1.50 per private placement warrant, generating gross proceeds of $7,520,000. Each warrant (including the private placement warrants and the warrants included as part of the Units) entitles the holder to purchase one share of common stock at a price of $11.50 per share.

Concurrently with the Closing of the Business Combination, pursuant to the terms of the PIPE Equity Subscription Agreement, the Company completed its PIPE Equity Investment, issuing and selling 1,500,000 shares of ParentCo Common Stock in a private placement to the PIPE Investor, at a purchase price per share of $10.00, for an aggregate purchase price of $15,000,000, issued in reliance on the exemption provided by Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description
2.1

Business Combination Agreement, dated November 30, 2022, as amended, by and among Iris Acquisition Corp, Iris Parent Holding Corp., Liminatus Pharma, LLC, Liminatus Pharma Merger Sub, Inc. and SPAC Merger Sub, Inc. (incorporated by reference to Annex A to the proxy statement/prospectus filed with the SEC on February 7, 2025).

2.2

Certificate of Merger of Liminatus Pharma, LLC and Liminatus Pharma Merger Sub, Inc. filed on April 30, 2025 (incorporated by reference to Exhibit 2.2 to the registrant’s Current Report on Form 8-K filed with the SEC on May 6, 2025).

2.3

Certificate of Merger of Iris Acquisition Corp and SPAC Merger Sub, Inc. filed on April 30, 2025 (incorporated by reference to Exhibit 2.3 to the registrant’s Current Report on Form 8-K filed with the SEC on May 6, 2025).

3.1

Amended and Restated Certificate of Incorporation of Iris Parent Holding Corp. (renamed Liminatus Pharma, Inc.) filed on April 30, 2025 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on May 6, 2025).

3.2

Amended and Restated Bylaws of Iris Parent Holding Corp. (renamed Liminatus Pharma, Inc.) (incorporated by reference to Annex I to the proxy statement/prospectus filed with the SEC on February 7, 2025).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-4 (File No. 333-275409), filed by the Registrant with the SEC on November 8, 2023).
4.2

Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 of the Registration Statement on Form S-1 (File No. 333-252413), filed by Iris Acquisition Corp with the SEC on January 25, 2021).

4.3

Warrant Agreement, dated as of March 4, 2021, between Continental Stock Transfer & Trust Company and Iris Acquisition Corp (incorporated by reference to Exhibit 4.1 of Form 8-K of Iris Acquisition Corp filed with the SEC on March 10, 2021).

4.4

Assumption of Warrant Agreement, dated as of April 30, 2025, by and among Iris Acquisition Corp, Iris Parent Holding Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 to the registrant’s Current Report on Form 8-K filed with the SEC on May 6, 2025).

5.1*	Opinion of Loeb & Loeb LLP
10.1

Amended and Restated Registration Rights Agreement, dated as of April 30, 2025, by and among Iris Acquisition Corp, Iris Parent Holding Corp, Iris Acquisition Holdings LLC, Cantor Fitzgerald & Co. and certain other parties thereto (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on May 6, 2025).

10.2

Lock-Up Agreement, dated November 30, 2022, by and among Iris Parent Holding Corp., Iris Acquisition Holdings LLC and certain members of Liminatus Pharma, LLC (incorporated by reference to Annex G to the proxy statement/prospectus filed with the SEC on February 7, 2025).

10.3

Amended and Restated Waiver and Consent, dated January 2, 2025, by and between Iris Parent Holding Corp. and Iris Acquisition Holdings LLC (incorporated by reference to Exhibit 10.8 of the Registration Statement on Form POS-AM (File No. 333-275409), filed by the Registrant with the SEC on January 16, 2025).

10.4	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.4 of the Registration Statement on Form S-4 (File No. 333-275409), filed by the Registrant with the SEC on November 8, 2023).
10.5	Form of Liminatus Pharma, Inc. 2025 Omnibus Equity Incentive Plan (incorporated by reference to Annex B to the proxy statement/prospectus filed with the SEC on February 7, 2025).
10.6

License and Development Agreement entered into as of March 30, 2022, by and between InnoBation Bio Co., Ltd., as licensor, and Valetudo Therapeutics LLC, as licensee (incorporated by reference to Exhibit 10.7 of the Registration Statement on Form S-4/A (File No. 333-275409), filed by the Registrant with the SEC on June 14, 2024).

10.7

Assignment of Contract entered into as of October 1, 2022 by and between Valetudo Therapeutics and Liminatus Pharma, LLC (incorporated by reference to Exhibit 10.8 of the Registration Statement on Form S-4/A (File No. 333-275409), filed by the Registrant with the SEC on June 14, 2024).

10.8

Acknowledgement and Release, dated as of January 24, 2025, by and between Viral Gene, Inc. and Liminatus Pharma, LLC (incorporated by reference to Exhibit 10.9 of the Registration Statement on Form POS AM (File No. 333-275409), filed by the Registrant with the SEC on January 27, 2025).

14.1	Code of Ethics (incorporated by reference to Exhibit 14.1 to the registrant’s Current Report on Form 8-K filed with the SEC on May 6, 2025).

16.1	Letter from Marcum LLP, dated 6, 2025 (incorporated by reference to Exhibit 16.1 to the registrant’s Current Report on Form 8-K filed with the SEC on May 6, 2025).
21.1	List of Subsidiaries of Liminatus Pharma, Inc. (incorporated by reference to Exhibit 21.1 to the registrant’s Current Report on Form 8-K filed with the SEC on May 6, 2025).
23.1*	Consent of WithumSmith+Brown, PC — independent registered public accounting firm.
23.2*	Consent of WithumSmith+Brown, PC — independent registered public accounting firm.
23.3*	Consent of Marcum LLP.
23.4*	Consent of Loeb & Loeb LLP (included as part of Exhibit 5.1 hereto).
24.1**	Power of Attorney (contained on the signature page to this registration statement).
107*	Calculation of Registration Fee Table.

*Filed herewith.

**Previously filed.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in La Palma, California on July 25, 2025.

Liminatus Pharma, Inc.

By:	/s/ Chris Kim
Name: Chris Kim
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chris Kim	Chief Executive Officer and Director	July 25, 2025
Chris Kim	(Principal Executive Officer)

/s/ Scott Dam	Chief Financial Officer	July 25, 2025
Scott Dam	(Principal Financial and Accounting Officer)

*	Director
Eun Sook Lee

*	Director
Nicholas Fernandez

*	Director
Ji Yeon Baek

*By: /s/ Chris Kim		July 25, 2025
Chris Kim Attorney-in-fact